Exhibit 10.3

PURCHASE AGREEMENT

DATED AS OF APRIL 4, 2006

AMONG

TIMBERSTAR SOUTHWEST PARENT LLC,

TIMBERSTAR SOUTHWEST LLC,

INTERNATIONAL PAPER COMPANY

AND

THE OTHER SELLING PARTIES LISTED ON SCHEDULE A

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	ARTICLE I

	SALE AND PURCHASE

Section 1.1	Sale and Purchase of Cash Entity Purchased Assets.	2
Section 1.2	Transfer of Assets.	4
Section 1.3	Transfer of Personalty and Cash Purchased Condemnations to Buyer Affiliate.	6
Section 1.4	Timber Entity Interests.	7
Section 1.5	Purchased Asset Conveyance.	7
Section 1.6	Excluded Assets.	7
Section 1.7	Permitted Exceptions.	8
Section 1.8	Assumed Liabilities; Excluded Liabilities.	10

	ARTICLE II

	PURCHASE PRICE; PAYMENT

Section 2.1	Purchase Price.	14
Section 2.2	Allocation of Purchase Price.	14
Section 2.3	Purchase Price Adjustments.	16
Section 2.4	Apportionments.	25
Section 2.5	Payment of Purchase Price.	26

	ARTICLE III

	CLOSING

Section 3.1	Closing.	26
Section 3.2	Closing Deliveries.	27
Section 3.3	Possession.	31
Section 3.4	Costs and Expenses.	31

	ARTICLE IV

	BUYING PARTY ACKNOWLEDGEMENTS

Section 4.1	Buying Party Acknowledgements.	32

i

(continued)

(continued)

(continued)

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	ARTICLE XI

	HUMAN RESOURCES MATTERS

Section 11.1	Human Resources.	62

	ARTICLE XII

	CONDITIONS PRECEDENT

Section 12.1	Conditions to Obligations of Each Party to Close.	63
Section 12.2	Conditions to Obligations of the Buying Parties to Close.	63
Section 12.3	Conditions to Obligations of the Selling Parties.	64
Section 12.4	Partial Satisfaction of Conditions Precedent.	66

	ARTICLE XIII

	SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

Section 13.1	Survival of Representations.	66
Section 13.2	Seller’s Agreement to Indemnify.	67
Section 13.3	Buyer Parent’s Agreement to Indemnify.	69
Section 13.4	Third Party Claims.	71
Section 13.5	Environmental Indemnity.	72
Section 13.6	Prohibited Disclosure.	76
Section 13.7	Accepted Buyer Title Objection Indemnification.	76
Section 13.8	Adjustments to Purchase Price.	77

	ARTICLE XIV

	TERMINATION AND AMENDMENT

Section 14.1	Termination.	77
Section 14.2	Effect of Termination.	78

	ARTICLE XV

	GENERAL PROVISIONS

Section 15.1	Notice.	78
Section 15.2	Legal Holidays.	80
Section 15.3	Further Assurances.	80
Section 15.4	Assignment; Binding Effect.	80
Section 15.5	Entire Agreement.	81
Section 15.6	Amendments; Waivers.	81
Section 15.7	Confidentiality.	81
Section 15.8	No Third Party Beneficiaries.	81

(continued)

v

SCHEDULES AND EXHIBITS

Schedule A	Other Selling Parties

Schedule B	Partial Closing Plan

Schedule C	Additional Buying Parties

Exhibit A-1	Form of Buyer Parent Instrument of Assumption

Exhibit A-2	Form of Timber Entity Instrument of Assumption

Exhibit B	Adjustment Values

Exhibit C	Form of Timber Note

Exhibit D-1	Form of General Assignment and Assumption

Exhibit D-2	Form of General Timber Entity Assignment and Assumption

Exhibit D-3	Form of General Buyer Affiliate Assignment and Assumption

Exhibit D-4	Form of Assignment and Assumption of Timberland Lease

Exhibit D-5	Form of Assignment and Assumption of Real Property Leases

Exhibit E	Form of Bill of Sale

Exhibit F-1	Form of Pulpwood Supply Agreement

Exhibit F-2	Form of Log Supply Agreement

Exhibit F-3	Form of Pulpwood Support Agreement

Exhibit F-4	Form of Log Support Agreement

Exhibit G	Form of Title Affidavit

Exhibit H-1	Form of Assignment of Buyer Timber Entity Interests

Exhibit H-2	Form of Assignment of Buyer Parent Timber Entity Interests

Exhibit I	Form of Surface Use Agreement

Exhibit J	Timber Note Indicative Terms

Exhibit K	Form of Limited Liability Company Agreement of Buyer

SCHEDULES AND EXHIBITS

Exhibit L	2006 Harvest Plan

Exhibit M	Form of Master Stumpage Agreement

Exhibit N	Selling Parties’ Knowledge List

PURCHASE AGREEMENT

This PURCHASE AGREEMENT, dated as of April 4, 2006 (this “Agreement”), is among TimberStar Southwest Parent LLC, a Delaware limited liability company (“Buyer Parent”), TimberStar Southwest LLC, a Delaware limited liability company and a wholly owned subsidiary of Buyer Parent (“Buyer”), INTERNATIONAL PAPER COMPANY, a New York corporation (“Seller”), and the parties listed on Schedule A (the “Other Selling Parties” and, collectively with Seller, the “Selling Parties” and, collectively with Buyer Parent, Buyer, Seller and each other Buying Party that becomes a party to this Agreement pursuant to Section 15.16, the “Parties”). Unless otherwise defined herein, capitalized terms shall have the meanings set forth in Article XVI.

RECITALS

WHEREAS, the Selling Parties are the owners or lessees of certain real property and mineral rights which they wish to sell, assign, transfer or convey, together with certain other assets, inventory and rights under certain continuing leases, contracts and other agreements, to the Buying Parties in accordance with the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Buying Parties wish to acquire and accept the Purchased Assets in accordance with the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as a material inducement to the Selling Parties to sell the Purchased Assets, Buyer Parent has agreed to cause the payment of the Purchase Price to Seller on behalf of the Selling Parties and to assume the Assumed Liabilities, and the Selling Parties have agreed to cause each Timber Entity to assume the Timber Entity Assumed Liabilities; and

WHEREAS, Buyer Parent agreed to cause certain of its Affiliates to enter into Fiber Supply Agreements immediately prior to the Closing and, as an inducement to the Buying Parties to purchase the Purchased Assets, the Selling Parties have agreed to enter into certain Ancillary Agreements as of the Closing Date;

NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

SALE AND PURCHASE

Section 1.1 Sale and Purchase of Cash Entity Purchased Assets.

Upon the terms and subject to the conditions set forth in this Agreement, each of the Selling Parties hereby agrees to sell, assign, transfer and convey to the relevant Cash Entities and the relevant Cash Entities hereby agrees to purchase, acquire and accept from the Selling Parties, all of the rights, title and interests of the Selling Parties in and to the following assets (collectively, the “Cash Entity Purchased Assets”):

(a) Owned Cash Timberlands. The land identified in Section 1.1(a)(1) of the Seller’s Disclosure Letter and identified therein as Cash Entity Purchased Assets in accordance with Section 1.5 (it being agreed that the land identified in Section 1.1(a)(1) of the Seller’s Disclosure Letter as land held by Blue Sky Timber Properties LLC, together with (i) all buildings thereon, (ii) all timber growing or standing thereon, (iii) all roads, bridges and other improvements and fixtures thereon, (iv) all right, title and interest of the Selling Parties in and to any creeks, ponds, lakes, streams and other waterways located on or adjoining such land, including all of the riparian rights held by Blue Sky Timber Properties LLC with respect thereto, (v) all right, title and interest of Blue Sky Timber Properties LLC to vacated rights of way, streets, alleys and roads appurtenant to such land and (vi) all other privileges, appurtenances, easements (including the Buyer Easements in respect thereof) and other rights appertaining thereto (the “Blue Sky Timberlands”) shall be identified as Cash Entity Purchased Assets under Section 1.5), together with (i) all buildings thereon, (ii) all timber growing or standing thereon, (iii) all roads, bridges and other improvements and fixtures thereon, (iv) all right, title and interest of the Selling Parties in and to any creeks, ponds, lakes, streams and other waterways located on or adjoining such land, including all of the Selling Parties’ riparian rights with respect thereto, (v) all right, title and interest of the Selling Parties to vacated rights of way, streets, alleys and roads appurtenant to such land and (vi) all other privileges, appurtenances, easements (including the Buyer Easements in respect thereof) and other rights appertaining thereto (the “Owned Cash Timberlands”), subject to the Permitted Exceptions; provided that Seller reserves for itself and its successors and assigns the easements with respect to the Owned Cash Timberlands described in Section 1.1(a) of the Seller’s Disclosure Letter;

(b) Cash Leasehold Interests. The rights of the Selling Parties as lessee, sublessee or licensee with respect to the leases, subleases and licenses identified in Section 1.1(b) of the Seller’s Disclosure Letter and identified therein as Cash Entity Purchased Assets in accordance with Section 1.5, which are in effect on the Closing Date and which relate to the use and occupancy of certain land (the “Cash Timberland Leases”), together with all purchase options, prepaid rents and security deposits relating thereto, and together with all leasehold improvements with respect thereto, subject to the Permitted Exceptions (collectively, the rights, interests and improvements described above, the “Cash Leasehold Interests”);

(c) Conveyed Cash Minerals. All mineral substances in, on or under the Owned Cash Timberlands, including any rights pertaining to biological sequestration on or above the surface of the Owned Cash Timberlands, but excluding the Reserved Minerals and Gases, Reserved Mineral and Gas Rights, Reserved Water Rights and Subsurface Geosequestration Rights in respect of the Owned Cash Timberlands (the “Conveyed Cash Minerals”);

(d) Cash Licenses. To the extent transferable under applicable Law, the rights of the Selling Parties under the licenses, permits, authorizations, orders, registrations, certificates, variances, approvals, franchises and consents of Governmental Authorities or other Persons, which are in effect on the Closing Date and (i) are held or were obtained by the Selling Parties primarily in connection with the Cash Entity Purchased Assets or (ii) are described in Section 1.1(d) of the Seller’s Disclosure Letter and identified therein as Cash Entity Purchased Assets in accordance with Section 1.5 (collectively, the rights described above, the “Cash Licenses”);

(e) Cash Purchased Contracts. The rights of the Selling Parties under the Contracts in effect on the Closing Date that (i) primarily relate to all or any portion of the Purchased Cash Real Property Assets or the forest operations conducted on such Purchased Cash Real Property Assets, but excluding the rights of the Selling Parties under (A) the Fiber Supply Agreements or any other Ancillary Agreements and (B) any Cash Timberland Leases, Cash Real Property Leases and Personal Property Leases, or (ii) are described in Section 1.1(e) of the Seller’s Disclosure Letter and identified therein as Cash Entity Purchased Assets in accordance with Section 1.5 (collectively, the rights described above, the “Cash Purchased Contracts”);

(f) Cash Real Property Leases. The rights of the Selling Parties with respect to any leases in effect on the Closing Date (i) that relate to all or any portion of the Purchased Cash Real Property Assets to which any Selling Party is the lessor and are described in Section 1.1(f)(1) of the Seller’s Disclosure Letter, including any leases under which the Selling Parties have granted rights to a third party with respect to the Conveyed Cash Minerals or hunting or other recreational rights with respect to the Cash Timberlands (or, with respect to the hunting leases in respect of the Cash Timberlands listed on Section 1.1(f)(2) of the Seller’s Disclosure Letter that expire prior to the Closing Date, any new hunting leases entered into with the same third party prior to the Closing Date on substantially the same terms as the applicable prior lease and with a term not to exceed 12 months) or (ii) under which a Selling Party is a lessee of facilities related to the forest operations on the Cash Timberlands (collectively, the leases described above, the “Cash Real Property Leases”); and

(g) Cash Purchased Condemnations. Except to the extent transferred pursuant to Section 1.3, the interests of the Selling Parties in any Condemnations that (i) exist on the date hereof or that arise between the date of this Agreement and the Closing Date, including the Condemnations listed in Section 1.1(g) of the Seller’s Disclosure Letter (or, if resolved prior to the Closing, the proceeds actually received with respect thereto, net of all costs incurred by the Selling Parties to recover such proceeds) and (ii) are attributable primarily to the Cash Timberlands (collectively, the Condemnations described above, the “Cash Purchased Condemnations”).

(h) Personalty. Except to the extent transferred pursuant to Section 1.3, the following assets (the “Personalty Assets”):

(i) Lying Timber. All timber lying on the Timberlands;

(ii) Purchased Personal Assets. The machinery, equipment, motor vehicles, appliances, tools, supplies, furnishings, inventory and other tangible personal property, owned by the Selling Parties on the Closing Date and primarily used by the Selling Parties in connection with the forest operations conducted on the Timberlands, including the property described in Section 1.1(h)(ii) of the Seller’s Disclosure Letter and identified therein as Personalty Assets in accordance with Section 1.5 (collectively, the property described above, the “Purchased Personal Assets”); and

(iii) Personal Property Leases. The rights of the Selling Parties with respect to the leases in effect on the Closing Date under which a Selling Party is a lessee and that (x) relate to any machinery, equipment, motor vehicles, appliances, tools, supplies, furnishings, inventory and other tangible personal property, exclusively used by the Selling Parties in connection with the forest operations conducted on the Timberlands or (y) are described in Section 1.1(h)(iii) of the Seller’s Disclosure Letter and identified therein as Personalty Assets in accordance with Section 1.5 (collectively, the leases described above, the “Personal Property Leases”).

Section 1.2 Transfer of Assets.

Upon the terms and subject to the conditions set forth in this Agreement, immediately prior to the Closing each of the Selling Parties hereby agrees to assign, transfer and convey to the relevant Timber Entity all the rights, title and interests of the Selling Parties in and to the following assets (collectively, the “Timber Entity Assets”):

(a) Owned Installment Note Timberlands. The land identified in Section 1.1(a)(1) of the Seller’s Disclosure Letter, which land will be identified therein as Timber Entity Assets in accordance with Section 1.5 (it being understood that none of the

Blue Sky Timberlands shall be identified as Timber Entity Assets under Section 1.5), together with (i) all buildings thereon, (ii) all timber growing or standing thereon, (iii) all roads, bridges and other improvements and fixtures thereon, (iv) all right, title and interest of the Selling Parties in and to any creeks, ponds, lakes, streams and other waterways located thereon, including all of the Selling Parties’ riparian rights with respect thereto, (v) all right, title and interest of the Selling Parties in and to vacated rights of way, streets, alleys and roads appurtenant to such land, and (vi) all other privileges, appurtenances, easements (including the Buyer Easements in respect thereof) and other rights appertaining thereto (the “Owned Installment Note Timberlands”), subject to the Permitted Exceptions; provided that Seller reserves for itself and its successors and assigns the easements with respect to the Owned Installment Note Timberlands described in Section 1.2(a) of the Seller’s Disclosure Letter;

(b) Timber Entity Leasehold Interests. The rights of the Selling Parties as lessee with respect to the leases, subleases and licenses identified in Section 1.1(b) of the Seller’s Disclosure Letter, which are in effect on the Closing Date and identified therein as Timber Entity Assets in accordance with Section 1.5 (the “Installment Note Timberland Leases”), which relate to the use and occupancy of certain land, including all purchase options, prepaid rents and security deposits relating thereto, together with certain leasehold improvements with respect thereto, subject to the Permitted Exceptions (collectively, the rights, interests and improvements described above, the “Timber Entity Leasehold Interests”);

(c) Conveyed Timber Entity Minerals. All mineral substances in, on or under the Owned Installment Note Timberlands, including any rights pertaining to biological sequestration on or above the surface of the Owned Installment Note Timberlands, but excluding the Reserved Minerals and Gases, Reserved Mineral and Gas Rights, Reserved Water Rights and Subsurface Geosequestration Rights in respect of the Owned Installment Note Timberlands (the “Conveyed Timber Entity Minerals”);

(d) Timber Entity Licenses. To the extent transferable under applicable Law, the rights of the Selling Parties under the licenses, permits, authorizations, orders, registrations, certificates, variances, approvals, franchises and consents of Governmental Authorities or other Persons, which are in effect on the Closing Date and (i) are held or were obtained by the Selling Parties primarily in connection with the Timber Entity Assets or (ii) are described in Section 1.1(d) of the Seller’s Disclosure Letter and identified therein as Timber Entity Assets in accordance with Section 1.5 (collectively, the rights described above, the “Timber Entity Licenses”);

(e) Timber Entity Purchased Contracts. The rights of the Selling Parties under the Contracts in effect on the Closing Date that (i) primarily relate to all or any portion of the Purchased Timber Entity Real Property Assets or the forest operations conducted on such Purchased Timber Entity Real Property Assets, but excluding the rights of the Selling Parties under (A) the Fiber Supply Agreements or any other Ancillary Agreements and (B) any Installment Note Timberland Leases, Timber Entity Real Property Leases and Personal Property Leases or (ii) are described in Section 1.1(e) of the Seller’s Disclosure Letter and identified therein as Timber Entity Assets in accordance with Section 1.5 (collectively, the rights described above, the “Timber Entity Purchased Contracts”);

(f) Timber Entity Real Property Leases. The rights of the Selling Parties with respect to any leases in effect on the Closing Date (i) that relate to all or any portion of the Purchased Timber Entity Real Property Assets to which any Selling Party is a lessor and identified in Section 1.1(f)(1) of the Seller’s Disclosure Letter, including any leases under which the Selling Parties have granted rights to a third party with respect to the Conveyed Timber Entity Minerals or hunting or other recreational rights with respect to the Installment Note Timberlands (or, with respect to the hunting leases in respect of the Installment Note Timberlands listed on Section 1.1(f)(2) of the Seller’s Disclosure Letter that expire prior to the Closing Date, any new hunting leases entered into with the same third party prior to the Closing Date on substantially the same terms as the applicable prior lease and with a term not to exceed 12 months) or (ii) under which a Selling Party is a lessee of facilities related to the forest operations on the Installment Note Timberlands (collectively, the leases described above, the “Timber Entity Real Property Leases”); and

(g) Installment Note Purchased Condemnations. The interests of the Selling Parties in any Condemnations that (i) exist on the date hereof or that arise between the date of this Agreement and the Closing Date, including the Condemnations listed in Section 1.1(g) of the Seller’s Disclosure Letter (or if resolved prior to the Closing, the proceeds actually received therefrom, net of all costs incurred by the Selling Parties to recover such proceeds) and (ii) are attributable primarily to the Installment Note Timberlands (collectively, the Condemnations described above, the “Installment Note Purchased Condemnations”).

Section 1.3 Transfer of Personalty and Cash Purchased Condemnations to Buyer Affiliate. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each of the Selling Parties hereby agrees to assign, transfer and convey to Buyer Affiliate, and Buyer Affiliate hereby agrees to purchase, acquire and accept from the Selling Parties, all the rights, title and interests of the Selling Parties in and to the Cash Entity Purchased Assets (if any) which otherwise would be conveyed to the Cash Entities pursuant to Section 1.1(h) hereof and which Cash Entity, after consultation with the Selling Parties, identifies in writing to the Selling Parties no later than 15 days prior to the Closing (collectively, the “Buyer Affiliate Assets”).

Section 1.4 Timber Entity Interests.

Upon the terms and subject to the conditions set forth in this Agreement, immediately prior to the Closing, each of the Selling Parties hereby agrees to assign, transfer and convey to Buyer all of the outstanding (a) limited partnership interests in the Timber LP Entity, (b) membership interests in the Timber GP and (c) membership interests in each of the Timber LLC Entities (the interests described in (a), (b) and (c) above, collectively, the “Timber Entity Interests”).

Section 1.5 Purchased Asset Conveyance.

Not later than ten days prior to the Closing, and following consultation in good faith with Buyer Parent, Seller shall deliver to Buyer Parent a copy of the schedules contained in Section 1.1 of the Seller’s Disclosure Letter marked to indicate which of the Purchased Assets will be conveyed as Cash Entity Purchased Assets, which will be conveyed as Timber Entity Assets. Not later than five days prior to Closing, Buyer shall deliver to Seller Section 1.5 of the Buyer Parents’ Disclosure Letter which shall indicate which of the Purchased Assets, if any, will be conveyed as Buyer Affiliate Assets and which shall indicate which of the Purchased Assets will be conveyed to each Cash Entity, Timber Entity and Buyer Affiliate. To the extent that with respect to particular Purchased Assets, the provisions of Sections 1.1 or 1.2 conflict or overlap, such Purchased Assets will be designated Timber Entity Assets. With respect to any agreement for which only a part of such agreement shall be included within the Purchased Assets, the relevant Selling Parties and Buying Parties shall cooperate to the extent feasible in effecting a lawful and commercially reasonable arrangement under which the relevant Buying Party shall receive the benefits under such agreement after Closing, and to the extent of the benefits received, such Buying Party shall pay and perform the relevant Selling Party’s obligations arising under such agreement from and after Closing in accordance with the agreement’s terms.

Section 1.6 Excluded Assets.

Notwithstanding anything in this Agreement to the contrary, the following assets of the Selling Parties shall be excluded from and shall not constitute any part of the Purchased Assets (collectively, the “Excluded Assets”):

(a)	all Selling Parties’ rights of first refusal under the Contracts described in Section 1.6(a) of the Seller’s Disclosure Letter;

(b)	the Reserved Minerals and Gases, the Reserved Mineral and Gas Rights, the Reserved Water Rights and the Subsurface Geosequestration Rights;

(c)	the Continuing Agreements; and

(d)	all accounts receivable, accrued as of the Closing Date, in respect of the sales of timber removed from the Timberlands.

Section 1.7 Permitted Exceptions.

The Purchased Assets shall be sold, transferred, assigned and conveyed to each Buying Party subject to the following matters (collectively, the “Permitted Exceptions”):

(a) Restrictions on the ability of any Buying Party to build upon or use the Purchased Assets imposed by any current or future development standards, building or zoning ordinances or any other Law;

(b) To the extent a tract is bounded or traversed by a river, stream, branch or lake:

(i) The rights of upper and lower riparian owners and the rights of others to navigate such river or stream to the extent it is navigable;

(ii) The right, if any, of neighboring riparian owners and the public or others to use any public waters or the rights, if any, of the public to use the beaches or shores for recreational purposes;

(iii) Any claim of lack of title to the Timberlands formerly or presently comprising the shores or bottom of navigable waters or as a result of the change in the boundary due to accretion or avulsion; and

(iv) Any portion of the Timberlands which is sovereignty lands and other lands which may lie beneath the ordinary high water mark of navigable rivers as established as of the date the state in which such land is located was admitted to the Union of the United States;

(c) To the extent any portion of the Timberlands is bounded or traversed by a public road, the rights of others in and to any portion of the Timberlands that lies within said road;

(d) Railroad easements or rights of way, if any, traversing the Timberlands and the rights of railroad companies to any tracks, siding, ties and rails associated therewith;

(e) All restrictions on the use of the Purchased Assets due to Environmental Laws, conservation easements of record, or the habitat conservation plans or similar agreements entered into by any of the Selling Parties as described in Section 1.7(e) of the Seller’s Disclosure Letter (the “Habitat Conservation Plans”), other than those which individually or in the aggregate would have a material adverse effect on the use and enjoyment by any Buying Party of the Timberlands or any portion thereof;

(f) As to the Timberlands, subject to the apportionment provisions of Section 2.4, all ad valorem property Taxes for the Tax period during which the Closing occurs and all subsequent Tax periods, including any additional or supplemental Taxes that may result from a reassessment of the Timberlands due to an action or inaction of the Buying Parties, and any potential roll-back or greenbelt type Taxes related to any agricultural, forest or open space exemption which is subject to recapture pursuant to state Laws;

(g) Liens for Taxes not yet due and payable;

(h) Easements, discrepancies or conflicts in boundary lines, shortages in area, encroachments or any other facts which a current and accurate survey of the Timberlands would disclose, other than those that, individually or in the aggregate, would prevent or restrict in any material manner the continued ability to commercially harvest timber on the affected parcel in substantially the same manner as such harvesting is currently conducted or would materially adversely impact the value of such parcel for the purpose of harvesting such timber;

(i) All oil, gas and other minerals as may have been previously reserved by or conveyed to others and any mineral leases concerning the mineral estate of the Timberlands;

(j) Rights, if any, relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under, above or across the Timberlands;

(k) The Reserved Easements granted to or reserved by the Selling Parties pursuant to any provision of this Agreement;

(l) Rights of other parties under any of the Purchased Contracts, the Timberland Leases, the Real Property Leases or the Personal Property Leases;

(m) All matters disclosed in the Seller’s Disclosure Letter;

(n) Any uncured Buyer Parent’s Title Objections pursuant to Section 2.3(b) (other than those Seller has elected to cure pursuant to the provisions of Section 2.3(b)(i));

(o) The terms and provisions of the Master Stumpage Agreements, the Fiber Supply Agreements and the Support Agreements;

(p) Restrictions and obligations pursuant to the Continuing Agreements;

(q) Any claim of lack of access rights to any portion of the Owned Timberlands where (i) permission to access has been granted verbally or (ii) the Selling Parties have otherwise historically enjoyed access and Seller has provided to the Title Company an affidavit to such effect;

(r) Any other claim (excluding those in clause (q)) of lack of access rights to any portion of the Timberlands, provided that such claims do not relate to properties exceeding in the aggregate 1% of the total acreage of the Timberlands, and provided, further that if such claims relate to the properties exceeding, individually or in the aggregate, 1% of the total acreage of the Timberlands, the Selling Parties shall be entitled to designate which claims relating to properties constituting in the aggregate not more than 1% of the total acreage of the Timberlands shall be deemed Permitted Exceptions;

(s) Any Condemnation in respect of the Timberlands;

(t) With respect to any Leasehold Interest, any covenants, obligations, use restrictions and other terms set forth in the relevant Timberland Lease; and

(u) Any easements, covenants, use restrictions, zoning restrictions, boundary line disputes, encroachments and other third-party rights affecting the Timberlands not described in items (a) through (t) above and which, individually or in the aggregate, would not prevent or restrict in any material manner the continued ability to commercially harvest timber thereon in substantially the same manner as such harvesting is currently conducted.

Section 1.8 Assumed Liabilities; Excluded Liabilities.

(a) At the Closing, Buyer Parent shall deliver to the Selling Parties an instrument of assumption substantially in the form of Exhibit A-1 (the “Buyer Parent Instrument of Assumption”) pursuant to which Buyer Parent shall undertake, assume and agree to perform, pay, become liable for and discharge when due, and hold the Selling Parties and their respective directors, officers, employees, Affiliates, controlling persons, agents and representatives, and their respective successors and assigns, harmless from any and all liabilities and obligations arising in the ordinary course of business (subject to the limitations described in Section 1.8(c)(xii)), whether accrued or unaccrued, absolute or contingent, known or unknown, asserted or unasserted, resulting from or related to the Purchased Assets or any contract, commitment or undertaking to the extent related to the Purchased Assets, other than the Excluded Liabilities (collectively, the “Assumed Liabilities”).

(b) Immediately prior to the Closing, Seller shall cause each Timber Entity to deliver to the Selling Parties an instrument of assumption, substantially in the form of Exhibit A-2 (the “Timber Entity Instrument of Assumption”), pursuant to which each Timber Entity will solely and exclusively undertake, assume and agree to perform, pay, become liable for and discharge when due, and hold the Selling Parties and their respective directors, officers, employees, Affiliates, controlling persons, agents and representatives, and their respective successors and assigns, harmless from, any and all liabilities and obligations arising in the ordinary course of business (subject to the limitations described in Section 1.8(c)(xii)), whether accrued or unaccrued, absolute or contingent, known or unknown, asserted or unasserted, resulting from or related exclusively to the Timber Entity Assets conveyed to such Timber Entity, other than the Excluded Liabilities (collectively, the “Timber Entity Assumed Liabilities”).

(c) Notwithstanding anything in this Agreement to the contrary, no Buying Party shall assume, and the Selling Parties shall be solely and exclusively liable with respect to, and shall pay, perform or discharge when due, the liabilities and obligations relating to:

(i) the Purchased Assets (including the Timber Entity Assets), or any contract, commitment or undertaking related thereto, to the extent arising outside of the ordinary course of business and attributable to facts and circumstances occurring prior to the Closing Date,

(ii) Tax liabilities related to the Purchased Assets (including the Timber Entity Assets) in respect of a Pre-Closing Tax Period (other than (A) any property Taxes and other non-Income Taxes and assessments in respect of the Purchased Assets (including the Timber Entity Assets) for the Tax period in which the Closing occurs, which are governed under Section 2.4, and (B) Transfer Taxes, which are governed under Section 3.4),

(iii) the litigation matters required to be described on Section 5.6(a) of the Seller’s Disclosure Letter,

(iv) the Reserved Easements, the Reserved Minerals and Gases, the Reserved Mineral and Gas Rights, the Reserved Water Rights and the Subsurface Geosequestration Rights,

(v) the Selling Parties’ continuing liabilities and obligations under this Agreement or the Ancillary Agreements,

(vi) any accounting, transactional, brokerage or other expenses relating to the negotiation and consummation of the transactions contemplated in this Agreement by or on behalf of the Selling Parties,

(vii) any (A) non-governmental third-party claim in respect of any injuries caused or suffered prior to the Closing Date in respect of (1) any pre-Closing Adverse Environmental Condition for which the amount in controversy exceeds $250,000 (without taking into account the proviso in the definition of Environmental Matters set forth in Section 16.1) or (2) pre-Closing violation of applicable Environmental Law by any third party that occurred during Seller’s ownership of the Timberlands in question, is within the Selling Parties’ Knowledge and is not disclosed to Buyer Parent prior to the Closing, for which the amount in controversy exceeds $250,000 (without taking into account the proviso in the definition of Environmental Matters set forth in Section 16.1); provided that the provisions set forth in Sections 13.5(c)(i) and (ii) shall apply to any liability or obligation of any Selling Party in respect of the third-party claims described in this clause (A) of this subsection (vii); provided further that no Buying Party does, or causes any other Person to, provide or disclose any information under any circumstances, except where required by Law, with the intent of or for the purpose of inducing, encouraging or soliciting any non-governmental action by a third-party claimant; and provided further that such non-governmental third-party claims pursuant to this subsection (vii) in respect of pre-Closing Adverse Environmental Conditions or third-party claims caused by another party’s mining operations, which mining operations are covered by a surface rights servitude or a mineral servitude, shall be deemed Excluded Liabilities only (x) if for a period of not less than two years following the Closing Date, the relevant Buying Party shall have used its good faith efforts to recover all losses, damages, costs and expenses from such party or from the insurers of such party under applicable insurance policies and (y) to the extent that the losses, damages, costs or expenses arising out of such non-governmental third-party claim exceed the damages or insurance proceeds received from such party in respect of such loss, damage, cost or expense and (B) any other third-party claim with respect to events occurring prior to the Closing Date (other than any third-party claim in respect of any accounts payable obligations incurred by a Selling Party prior to the Closing Date) the amount in controversy of which exceeds $250,000 (without taking into account the proviso in the definition of Environmental Matters set forth in Section 16.1); provided, however, that the claims covered in clauses (A) and (B) shall be deemed Excluded Liabilities only if the aggregate amount of all such claims in excess of $250,000 exceeds $7,500,000 and, in such event, such claims shall be deemed Excluded Liabilities only to the extent exceeding $7,500,000 in the aggregate (it being agreed that the claims up to $7,500,000 in the aggregate and all claims under $250,000 shall be Assumed Liabilities),

(viii) any governmental enforcement action other than those arising under Environmental Laws with respect to events occurring prior to the Closing Date, provided that no Buying Party does, or causes any other Person to, provide or disclose any information under any circumstances, except where required by Law, with the intent of or for the purpose of inducing, encouraging or soliciting such governmental action,

(ix) any governmental enforcement action arising under Environmental Laws brought within two years of the Closing Date with respect to events occurring prior to the Closing Date, provided that the provisions set forth in Sections 13.5(c)(i) and (ii) shall apply with respect to Seller’s liability in respect of this subsection (ix) and provided further that no Buying Party does, or causes any other Person to, provide or disclose any information under any circumstances, except where required by Law, with the intent of or for the purpose of inducing, encouraging or soliciting such governmental action,

(x) except as expressly assumed by Buyer or the Hiring Entity (as defined in Section 11.1(b) of the Seller’s Disclosure Letter) pursuant to Section 11.1(b) of the Seller’s Disclosure Letter, (A) any claims made by any Selling Party past or present employee, including any Transferred Employee (as defined in Section 11.1(b) of the Seller’s Disclosure Letter) relating to or arising out of his or her employment by any Selling Party prior to the Closing Date, and (B) any liabilities and obligations relating to periods prior to the Closing Date with respect to any Plan,

(xi) any liabilities relating to or secured by any Monetary Liens created as a result of the acts or omissions of the Seller Parties or their respective Affiliates, agents or employees, and

(xii) any accounts payable incurred in the ordinary course of business prior to the Closing in respect of or relating to the Purchased Assets, to the extent the aggregate amount of such accounts payable exceeds $1,500,000 (it being agreed that such accounts payable up to $1,500,000 shall be Assumed Liabilities) and any other liabilities incurred in the ordinary course of business prior to the Closing assumed under Section 1.8(a) and (b), to the extent the aggregate amount of such liabilities exceeds $1,500,000 (it being agreed that such liabilities up to $1,500,000 shall be Assumed Liabilities)

(the liabilities described in clauses (i) through (xii) above, collectively, the “Excluded Liabilities”).

ARTICLE II

PURCHASE PRICE; PAYMENT

Section 2.1 Purchase Price.

The aggregate purchase price payable by the Buying Parties to Seller on behalf of the Selling Parties in consideration for the Purchased Assets shall be $1,130,000,000 ($17,000,000 of which is contingent on delivery of certain Conforming Title Commitments as set forth in Section 2.3(f)) (the “Pre-Adjustment Purchase Price”), subject to adjustment as provided in Sections 2.3 and 2.4 and Article XIII (the “Purchase Price”). The Purchase Price shall be payable as provided in Section 2.5.

Section 2.2 Allocation of Purchase Price.

(a) The Pre-Adjustment Purchase Price shall be tentatively allocated as follows: (i) approximately 80% of the Pre-Adjustment Purchase Price shall be tentatively allocated to the Installment Note Purchase Price, subject to adjustment as provided in this Section 2.2(a); and (ii) the balance of the Pre-Adjustment Purchase Price shall be allocated to the Cash Purchase Price. Not later than 10 days prior to the Closing Date, Seller shall determine and deliver to Buyer Parent, subject to Buyer Parent’s consent (which consent shall not be unreasonably withheld or delayed), the actual amounts of the Installment Note Purchase Price to be paid by Buyer to Seller at the Closing and the Cash Purchase Price to be paid by the Buying Parties to Seller at the Closing. The Installment Note Purchase Price (prior to any adjustments made pursuant to Sections 2.3 or 2.4) shall not exceed $800,000,000. The initial allocation described in this Section 2.2(a) shall be further adjusted in accordance with the Purchase Price adjustment provisions set forth in Sections 2.3 and 2.4.

(b) Not later than 10 days prior to the Closing, Seller shall determine, prepare and submit to Buyer Parent proposed schedules of the following (which schedules shall become final and binding on the Parties only as set forth in Section 2.2(d)): (i) the allocation of the Installment Note Purchase Price (together with any Timber Entity Assumed Liabilities that are considered liabilities for Income Tax purposes and that directly relate to the Installment Note Timberlands) among the Installment Note Timberlands (the “Installment Note Purchase Price Allocation”) and (ii) the allocation of the Cash Purchase Price (together with any Assumed Liabilities that are considered liabilities for Income Tax purposes and that are directly related to the Cash Assets) among the Cash Assets (the “Cash Purchase Price Allocation” and, together with the Installment Note Purchase Price Allocation, the “Purchase Price Allocation”). The Installment Note Purchase Price (together with any Timber Entity Assumed Liabilities that are considered liabilities for Income Tax purposes and that are directly related to the Installment Note Timberlands) shall be allocated in its entirety to the Installment Note

Timberlands. Any Cash Assets used or held for use by the Selling Parties in connection with the ownership and operation of the Installment Note Timberlands (including any Timber Entity Assets that do not constitute Installment Note Timberlands and any Buyer Affiliate Assets) or any Assumed Liabilities (other than any Timber Entity Assumed Liabilities that are directly related to the Installment Note Timberlands) shall be allocated as a part of the Cash Purchase Price Allocation. It is the intention of the Parties that the Installment Note Purchase Price (in the form of Timber Notes) will be paid solely as consideration for the sale of the Installment Note Timberlands; provided, however, that certain post-Closing adjustments to the Purchase Price made in the form of cash may be allocated in part to the Installment Note Timberlands. Seller shall adjust the Purchase Price Allocation from time to time to reflect any adjustments to the Purchase Price made pursuant to Sections 2.3 and 2.4 and Article XIII.

(c) The Purchase Price Allocation shall be made in accordance with Section 1060 of the Code and applicable Treasury Regulations. Except to the extent such action or inaction would cause any Person to be in violation of the final determination of any Tax Authority, each of the Parties shall: (i) be bound by the Purchase Price Allocation for purposes of determining any Taxes; (ii) prepare and file, and cause their Affiliates to prepare and file, their Tax Returns on a basis consistent with the Purchase Price Allocation; and (iii) take no position, and cause their Affiliates to take no position, inconsistent with the Purchase Price Allocation on any applicable Tax Return or in any proceeding before any Tax Authority or otherwise. In the event that the Purchase Price Allocation is disputed by any Tax Authority, the Party receiving notice of the dispute shall promptly notify the other Parties concerning the dispute and shall consult with the other Parties concerning the resolution of the dispute and each Party shall cooperate in good faith in responding to such challenge in order to preserve the effectiveness of the allocations determined pursuant to this Section 2.2. Each Party shall cooperate in the preparation and timely filing of Form 8594 and any comparable state or local forms or reports and, to the extent permissible by or required by law, any corrections, amendments or supplements (or additional forms or reports) thereto (including any supplements, amendments, forms or reports arising as a result of any adjustments to the Purchase Price pursuant to Sections 2.3 and 2.4 and Article XIII).

(d) If Buyer Parent does not object in writing to Seller’s proposed Purchase Price Allocation within five days of delivery thereof, such proposed Purchase Price Allocation shall become final and binding on the Parties. If there is a dispute between Buyer Parent and Seller regarding the Purchase Price Allocation, such dispute shall be resolved as follows: (i) the Parties will in good faith attempt to negotiate a settlement of the dispute, (ii) if the Parties are unable to negotiate a resolution of the dispute within 30 days, the dispute will be submitted to the national office of a firm of independent accountants of nationally recognized standing reasonably satisfactory to Seller and Buyer Parent (the “Tax Dispute Accountants”), (iii) the Parties will present their arguments to the Tax Dispute Accountants within 15 days after submission of the dispute to the Tax Dispute Accountants, (iv) the Tax Dispute Accountants will resolve the dispute, in a fair and equitable manner and in accordance with the applicable Tax law, within 30 days after the Parties have presented their arguments to the Tax Dispute Accountants, (v) the Purchase Price Allocation (as resolved by the Tax Dispute Accountants) shall become final and binding on the parties and (vi) the fees and expenses of the Tax Dispute Accountants in resolving such dispute will be borne equally by Buyer Parent and Seller.

Section 2.3 Purchase Price Adjustments.

The Purchase Price shall be subject to the following adjustments:

(a) Timber Adjustments.

(i) Within 30 days after the Closing Date, Seller shall provide to Buyer Parent a harvest report (the “Harvest Statement”) certifying the volume, by Merchantable Timber Category, of merchantable timber that was actually removed from the Timberlands during the Timber Adjustment Period (the “Harvest Amount”), together with the Weighted Average Prices for Pulpwood and the Transfer Prices for Saw Logs and such other supporting data as Buyer Parent may reasonably request. Buyer Parent shall have 60 days from the receipt of the Harvest Statement to deliver to Seller written notice (an “Objection Notice”) of (i) any objections to the calculation of any portion of such Harvest Amount and/or (ii) any objections to the applicable Weighted Average Prices and/or Transfer Prices, which Objection Notice shall request commencement of the procedure set forth in Section 2.3(a)(ii). If Seller does not receive an Objection Notice prior to the expiration of such 60-day period, Buyer Parent shall have been deemed to have waived its right to object to Seller’s calculation of any portion of the Harvest Amount and any applicable Weighted Average Price and/or Transfer Price.

(ii) Within 15 days of receipt of an Objection Notice, Seller shall appoint an independent forestry consultant reasonably satisfactory to Buyer Parent to act as a consultant with respect to the calculation of the Harvest Amount (the “Forestry Consultant”) and an independent appraiser, appointed by Seller, and reasonably acceptable to Buyer Parent, to act as an arbitrator with respect to calculation of the Weighted Average Price and/or Transfer Price. During the period following receipt of such Objection Notice, Seller and Buyer Parent shall negotiate in good faith to reach agreement on the Harvest Amount, Weighted Average Price and/or Transfer Price. If Seller and Buyer Parent agree on the calculation of such amount or such prices, then such amount and/or such prices, as applicable, shall become final and binding on the Parties. If Seller and Buyer Parent are unable to agree on any of the disputed calculations within 30 days after receipt of the Objection Notice, the parties shall refer outstanding matters relating to the calculation of the Harvest Amount to the Forestry Consultant and outstanding matters relating to the Weighted Average Prices and/or Transfer Prices to the independent appraiser and each party will, at a mutually agreed time within three days after referral of the matter to the Forestry Consultant and/or independent appraiser, simultaneously submit to the (A) Forestry Consultant their respective calculations of the disputed portions of the Harvest Amount and any necessary supporting documentation and (B) independent appraiser their respective calculations of the applicable Weighted Average Prices and/or Transfer Prices. Within 30 days of such submissions, the Forestry Consultant will select one of the two submissions (and shall not select any other amount) as being most representative of the disputed portion of the Harvest Amount, and the submission so selected shall be final and binding on the Parties. Within 30 days of such submissions, the independent appraiser will select one of the two submissions (and shall not select any other price) as being most representative of the disputed Weighted Average Price and/or Transfer Price, and the submissions so selected shall be final and binding on the Parties. The costs and expenses of the Forestry Consultant and the independent appraiser in connection with the dispute resolution procedure set forth herein shall be paid by the non-prevailing Party.

(iii) Upon a final determination of the Harvest Amount, and the applicable Weighted Average Prices and Transfer Prices, the Purchase Price shall be adjusted pursuant to this Section 2.3(a)(iii). If the Timber Adjustment Value is less than zero, the Purchase Price shall be reduced by such amount and Seller shall pay such amount in cash by wire transfer of immediately available funds to the bank account or accounts designated by Buyer Parent. If the Timber Adjustment Value is greater than zero, the Purchase Price shall be increased by such amount and Buyer Parent shall pay such amount in cash by wire transfer of immediately available funds to the bank account or accounts designated by Seller.

(b) Buyer Parent’s Title Objections.

(i) Buyer Parent shall have until the 45th day after the date a Title Commitment (together with any exceptions thereto) is made available to Buyer Parent pursuant to this Agreement (provided that Buyer Parent shall review such Title Commitment and documentary exceptions as expeditiously as practicable) (the “Title Objection Period”) to deliver to Seller written notice of any objections to matters reflected in such Title Commitment, which, in Buyer Parent’s reasonable judgment, would materially adversely affect the use or enjoyment by any Cash Entity or any Timber Entity of any parcel or portion of the Timberlands (each, a “Buyer Parent Title Objection” and collectively, “Buyer Parent’s Title Objections”); provided, however, that Buyer Parent shall have no right to object to the following items pursuant to this Section 2.3(b) (and such matters will not be considered Buyer Parent Title Objections for purposes of this Agreement): (A) any Permitted Exceptions or (B) any title matter that otherwise would have constituted a Buyer Parent Title Objection, unless and until, in the aggregate, such title matters referred to in this subsection (B) affect 1% or more of the total acreage of the FMA containing the affected Timberlands (the “Title Basket Amount”) and, in such case, any such title matters affecting the Timberlands exceeding 1% of such total acreage shall be eligible to be Buyer Parent Title Objections; provided that (1) the Title Basket Amount shall not apply to any Buyer Parent Title Objection in respect of a Title Failure, (2) Buyer Parent shall be permitted to object to all Title Failures and (3) Buyer Parent Title Objections in respect of Title Failures shall not be considered in the determination of whether the Buyer Parent Title Objections exceed the Title Basket Amount. Upon receipt of Buyer Parent’s Title Objections, Seller may elect (but shall not be obligated) to remove or cause to be removed any such Buyer Parent Title Objections, and Seller shall notify Buyer Parent in writing within 10 days after receipt of Buyer Parent’s Title Objections whether Seller elects to remove the same. Failure of Seller to respond in writing within such time period shall be deemed an election by Seller not to remove such Buyer Parent Title Objections. Any Buyer Parent Title Objection shall be deemed to be cured if Seller causes the Title Company to issue a Title Policy for such portion of the Timberlands affirmatively insuring over, or not raising as an exception to the Title Policy, such Buyer Parent Title Objection. Notwithstanding the foregoing, Seller shall be obligated (without the need for Buyer Parent to make any Buyer Parent Title Objection with respect thereto) to remove, on or before the Closing Date, all Liens against the Timberlands evidencing monetary encumbrances (other than Liens for non-delinquent general real estate Taxes or assessments) (“Monetary Liens”) created as a result of the acts or omissions of the Seller Parties or their respective Affiliates, agents or employees. Seller may use any portion of the Timberlands Purchase Price to satisfy any Monetary Liens that exist as of the Closing Date, provided that Seller shall cause the Title Company to remove such Monetary Liens. If Seller does not receive written notice of Buyer Parent’s Title Objections for any objection to matters reflected in a particular Title Commitment on or before the expiration of the relevant Title Objection Period, Buyer Parent shall be deemed to have waived its right to object to any and all matters reflected in such Title Commitment and any Cash Entity or any Timber Entity, as the case may be, and, except in the case of a Title Failure or Monetary Lien, shall be deemed to accept title subject to such matters. Except in the case of a Title Failure or Monetary Lien, any such Buyer Parent Title Objection waived (or deemed waived) by Buyer Parent shall be deemed to constitute a Permitted Exception, and the Closing shall occur as herein provided without any reduction of or credit against the Timberlands Purchase Price for such waived Buyer Parent Title Objection.

(ii) Remedy for Title Failure. In the event of any Title Failure, Buyer Parent’s sole remedy with respect to any such Title Failure shall be to receive a Purchase Price adjustment as described in Sections 2.3(b)(iv) and (v) and the relevant Buying Parties shall proceed to the Closing with those portions of the Timberlands that are subject to such Title Failure excluded from the Purchased Real Property Assets to be conveyed to any Cash Entity at the Closing or to any Timber Entity immediately prior to the Closing (a “Title Failure Carveout”). Notwithstanding the foregoing, each Title Failure Carveout with respect to a Title Failure affecting a portion or portions of the Owned Timberlands shall contain at least 20 acres and provide the Selling Parties with reasonable access to such Title Failure Carveout and each Title Failure Carveout with respect to a Title Failure affecting a Leasehold Interest shall contain such Leasehold Interest in its entirety.

(iii) Remedy for Buyer Parent Title Objection. In the event Seller elects or is deemed to have elected not to cure any Buyer Parent Title Objection (other than Monetary Liens or Title Failures) (an “Accepted Buyer Parent Title Objection”), then Seller, at its sole election, may either: (A) (1) in the case of any Buyer Parent Title Objections relating to a portion or portions of the Owned Timberlands, (x) require that the relevant Cash Entity or Buyer proceed to the Closing with such Cash Entity accepting title to those portions of the Owned Cash Timberlands being transferred to it that are subject to such uncured Buyer Parent’s Title Objections, and each Timber Entity accepting title, immediately prior to the Closing, to those portions of the Owned Installment Note Timberlands being transferred to it that are subject to such uncured Buyer Parent’s Title Objections and (y) indemnify such Cash Entity or such Timber Entity, as the case may be, for any damages actually suffered by such Party as a result of the circumstances giving rise to such Accepted Buyer Parent Title Objections pursuant to Section 13.7 or (2) in the case of any Buyer Parent Title Objections relating to any Leasehold Interest, (x) require that the relevant Cash Entity or Buyer proceed to the Closing with such Cash Entity assuming the Cash Timberland Lease that is subject to such uncured Buyer Parent’s Title Objections, and each Timber Entity assuming, effective immediately prior to the Closing, the Installment Note Timberland Lease that is subject to such uncured Buyer Parent’s Title Objections and (y) indemnify such Cash Entity or such Timber Entity, as the case may be, for any damages actually suffered by such party as a result of the circumstances giving rise to such Accepted Buyer Parent Title Objections pursuant to Section 13.7; provided, however, that in the event the indemnification contemplated by this clause (A) is unacceptable to any Lender providing debt financing to the Buying Parties, the Selling Parties will use reasonable best efforts (including indemnifying the Title Company from and against and against any liability in respect of any Accepted Buyer Parent Title Objections subject to the limits set forth in Section 13.7) to provide to Buyer Parent such Title Commitments issued by the Title Company as will be reasonably acceptable to such Lender, or (B) require that the relevant Cash Entity or Timber Entity accept an adjustment to the Cash Purchase Price as described in Sections 2.3(b)(iv) and (v) and require that the relevant Cash Entity or Buyer, as the case may be, proceed to the Closing with those portions of the Owned Timberlands or the Leasehold Interests that are subject to such uncured Buyer Parent’s Title Objections excluded from the Purchased Real Property Assets to be conveyed to the relevant Cash Entity at the Closing or to the relevant Timber Entity immediately prior to the Closing, as the case may be (a “Title Objection Carveout”); provided that (x) each Title Objection Carveout with respect to a Buyer Parent’s Title Objection affecting a portion or portions of the Owned Timberlands shall contain at least 20 acres and provide the Selling Parties with reasonable access to such Title Objection Carveout and (y) each Title Objection Carveout with respect to a Buyer Parent’s Title Objection affecting a Leasehold Interest shall contain such Leasehold Interest in its entirety.

(iv) Value Calculation. Seller shall calculate the value of any portion of the Timberlands subject to any Title Failure Carveout or Title Objection Carveout in accordance with Exhibit B (it being understood that in the case of any Leasehold Interests, such calculation will be based on the discounted cash flows attributable to such Leasehold Interests) and shall deliver a statement of such calculation to Buyer Parent. If, within 15 days after the receipt of Seller’s calculation, Buyer Parent does not deliver to Seller a written notice of any objections to Seller’s calculation, Buyer Parent and Seller shall be deemed to have agreed to Seller’s calculation. If, within such 15-day period, Buyer Parent objects to Seller’s calculation, Seller and Buyer Parent shall negotiate in good faith to determine by mutual agreement the value of the portions of the Timberlands subject to any Title Failure Carveout or Title Objection Carveout in accordance with Exhibit B. If Seller and Buyer Parent agree (or are deemed to have agreed) on such value, then such value will become final and binding on the Parties. If Seller and Buyer Parent are unable to so agree within such 15-day period, Seller and Buyer Parent will refer the matter to an independent appraiser (the “Independent Appraiser”) selected by Seller and reasonably acceptable to Buyer Parent, and each of Seller and Buyer Parent will, at a mutually agreed time within three days of such referral, simultaneously submit to the Independent Appraiser their respective calculations of the value of the portions of the Timberlands subject to any such Title Failure Carveout or Title Objection Carveout in accordance with Exhibit B, together with any necessary supporting documentation. The Independent Appraiser shall determine the value of the portions of the Timberlands subject to any Title Failure Carveout or Title Objection Carveout in accordance with Exhibit B and, based on that determination, shall, within 15 days of such final submissions, select one of the two final submissions (and shall not select any other amount) as being most representative of the value of the portions of the Timberlands subject to any Title

Failure Carveout or Title Objection Carveout, and the submission so selected shall be final and binding on the Parties. The costs and expenses of the Independent Appraiser in connection with the dispute resolution procedure set forth herein shall be paid by the non-prevailing Party.

(v) At the Closing, (A) the Cash Purchase Price shall be reduced by an amount equal to the aggregate value of the portions of the Timberlands subject to such Title Failure Carveouts or Title Objection Carveouts, if any, and (B) the Installment Note Purchase Price shall be reduced (in the form of a reduction to the aggregate principal amount of the Timber Note) by an amount equal to the aggregated value of the portions of the Installment Note Timberlands subject to such Title Failure Carveouts or Title Objection Carveouts, if any, in each case under clause (A) or (B) above, as calculated in accordance with Section 2.3(b)(iv) above.

(vi) Prior to the later of (x) the date that is six months from the Closing Date or (y) such time as the Buying Parties convert the financing obtained by the Buying Parties at the Closing in connection with the transactions contemplated by this Agreement to permanent financing, but in any event not later than one year from the Closing Date, Seller, at its option, may require any Cash Entity or any Timber Entity to accept title to any Title Failure Carveout or Title Objection Carveout (subject to the Permitted Exceptions and Reserved Easements affecting such Title Failure Carveout or Title Objection Carveout) for which any Selling Party has removed or caused to be removed (A) all title defects affecting such Title Failure Carveout or (B) Buyer Parent Title Objections affecting such Title Objection Carveout. If Seller elects to transfer to any Cash Entity or any Timber Entity title to any Title Failure Carveout or Title Objection Carveout pursuant to this Section 2.3(b)(vi), then (1) Seller shall convey or cause the Other Selling Parties to convey such Title Failure Carveout or Title Objection Carveout to the relevant Cash Entity or the relevant Timber Entity pursuant to an instrument of conveyance described in Section 3.2(a)(iii) or (v), as applicable, subject to the Permitted Exceptions and (2) Buyer Parent shall pay or caused to be paid to Seller an amount in cash equal to the amount of the value of such Title Failure Carveout or Title Objection Carveout determined in accordance with Section 2.3(b)(iv) above; provided, however, that in no event will such entity be obligated to pay under this Section 2.3(b)(vi) an amount in excess of the aggregate downward adjustment to the Purchase Price in respect of the Title Failure Carveouts or Title Objection Carveouts pursuant to Section 2.3(b)(v). Any payments made or caused to be made by Buyer Parent to Seller for transfers of any Title Failure Carveouts or Title Objection Carveouts shall be made, upon the transfer of such Title Failure Carveouts or Title Objection Carveouts from Seller to the relevant Cash Entity or the relevant Timber Entity, as the case may be, by wire transfer of immediately available funds to a bank account designated by Seller. Each Buying

Party and their respective Affiliates shall cooperate in any effort that may be necessary for Seller to transfer title to any Title Failure Carveout or Title Objection Carveout or to establish, vest or confirm title to any Title Failure Carveout or Title Objection Carveout in the relevant Cash Entity or the relevant Timber Entity, as the case may be, including executing all documents pertaining to the Title Failure Carveouts or Title Objection Carveouts as are reasonably requested by the Selling Parties. Any sales, use, excise, documentary, stamp duty, registration, transfer, conveyance, economic interest transfer or other similar Taxes related to the conveyance to any Cash Entity or any Timber Entity, as the case may be, of any Title Failure Carveout or Title Objection Carveout pursuant to this Section 2.3(b)(vi) shall be payable as Transfer Taxes in accordance with Section 3.4.

(c) Casualty Loss.

(i) Notification of Casualty Loss. From the date of this Agreement until the Closing Date, Seller shall promptly give notice to Buyer Parent upon obtaining any Selling Parties’ Knowledge of any Casualty Loss involving damaged or lost timber on the Timberlands occurring between January 1, 2006 and the Closing Date and having a fair market value in excess of $5,000,000, as determined in good faith by Seller, together with a written estimate of the fair market value of the damaged or lost timber, as determined in good faith by Seller, resulting from such Casualty Loss. Buyer Parent shall have until the 60th day after the Closing Date to deliver to Seller written notice of any Casualty Loss involving damaged or lost timber having a fair market value in excess of $5,000,000 that was not identified by Seller in accordance with the previous sentence of this Section 2.3(c)(i) and that Seller would have been required to so identify if such Casualty Loss were within the Selling Parties’ Knowledge, together with a written estimate of the fair market value of the damaged or lost timber, as determined in good faith by Buyer Parent, resulting from such Casualty Loss. If Seller does not receive notice of such Casualty Loss from Buyer Parent prior to the expiration of such 60-day period, Buyer Parent shall be deemed to have waived its right to receive a Purchase Price adjustment in respect of such Casualty Loss, apart from any Purchase Price adjustment for any portion of such Casualty Loss that was identified by Seller prior to the Closing pursuant to the first sentence of this Section 2.3(c)(i), and the relevant Cash Entity, the relevant Timber Entities or Buyer Affiliate as the case may be, shall be deemed to accept the Timberlands, as the case may be, subject to such Casualty Loss.

(ii) Post-Closing Purchase Price Adjustment for Casualty Loss. If Buyer Parent objects to any of Seller’s estimates of the fair market value of the damaged or lost timber made prior to the Closing pursuant to Section 2.3(c)(i) or if Seller objects to any of Buyer Parent’s estimates of the fair market value of the damaged or lost timber made post-Closing pursuant to Section 2.3(c)(i), and, in either case, Buyer Parent reasonably determines that such damaged or lost timber had a fair market value in excess of $5,000,000, Seller and Buyer Parent shall negotiate in good faith to determine by mutual agreement the fair market value of the damaged or lost timber in accordance with Section 2.3(c)(iv). If Seller and Buyer Parent agree on the amount of such value, then such value will become final and binding on the Parties. If Seller and Buyer Parent are unable to agree on the amount of such value within 30 days of Buyer Parent’s delivery of a notice of objection to Seller’s pre-Closing estimate or Seller’s delivery of a notice of objection to Buyer Parent’s post-Closing estimate, Seller and Buyer Parent will refer the matter to an independent appraiser, appointed by Seller and reasonably acceptable to Buyer Parent, and each will, at a mutually agreed time within three days after such referral, simultaneously submit to the independent appraiser their respective calculations of the fair market value of such damaged or lost timber. Within 30 days of such final submissions, the independent appraiser shall determine the fair market value of the damaged or lost timber in accordance with this Section 2.3(c) and shall select one of the two final submissions of the Parties (and shall not select any other amount) as being most representative of the fair market value of such damaged or lost timber, and the submission so selected shall be final and binding on the Parties. Upon a final determination of the fair market value of such damaged or lost timber, if the fair market value is finally determined to exceed $5,000,000, the Purchase Price shall be reduced by such amount and Seller shall pay such amount in cash by wire transfer of immediately available funds to the bank account or accounts designated by Buyer Parent. The costs and expenses of the independent appraiser in connection with the dispute resolution procedure set forth herein shall be paid by the non-prevailing Party.

(iii) Casualty Loss with FMV of less than $5,000,000. If Seller estimates in good faith, or it is determined in accordance with this Section 2.3(c), that the damaged or lost timber in connection with Casualty Losses affecting any portion of the Timberlands has an aggregate fair market value of less than $5,000,000, the relevant Cash Entities, the relevant Timber Entities or the relevant Buyer Affiliates, as the case may be, shall be deemed to accept such portion of the Timberlands (and the timber thereon) in its condition as of the Closing Date, with no reduction in the Purchase Price.

(iv) Determination of FMV of Timber Related to a Casualty Loss. For the purpose of determining the fair market value of the damaged or lost timber resulting from a Casualty Loss, the fair market value for damaged or lost timber shall be deemed to equal the value of the timber, determined in accordance with Exhibit B, net of the actual salvage value of such timber received by the relevant Cash Entities, the relevant Timber Entities or Buyer Affiliate, as the case may be, after deducting the cost of harvesting and delivering such timber.

(d) Non-Assignable Leases.

(i) Identification of Excluded Leases. Seller shall notify Buyer Parent at least 15 days prior to Closing to the extent it is reasonably apparent that any required consent or approval in respect of any Timberland Lease or Real Property Lease will not be obtained prior to Closing. Not later than three days following receipt of such notification, Buyer Parent may elect, by written notice to Seller, to exclude such Timberland Lease or Real Property Lease from the Purchased Assets (an “Excluded Lease”). If Buyer Parent does not so elect, any such Timberland Lease or Real Property Lease shall be considered a Purchased Asset.

(ii) Determination of FMV Related to Excluded Lease. If Buyer Parent elects to require Seller to exclude any Excluded Lease pursuant to Section 2.3(d)(i), Seller shall deduct from the Purchase Price an amount equal to the value of the Excluded Lease based on the discounted cash flows attributable to such Excluded Lease. Seller shall calculate the amount of such adjustment and deliver a statement of such calculation to Buyer Parent. If, within five days after the receipt of Seller’s calculation of the amount of such adjustment, Buyer Parent does not deliver to Seller a written notice of any objections to Seller’s calculation, Buyer Parent and Seller shall be deemed to have agreed on the amount of such adjustment. If Buyer Parent objects to Seller’s calculation of the amount of such adjustment within such five-day period, Seller and Buyer Parent shall negotiate in good faith to determine by mutual agreement the amount of such adjustment. If Seller and Buyer Parent agree (or are deemed to have agreed) on the amount of such adjustment, then such amount will become final and binding on the Parties. If Seller and Buyer Parent are unable to agree on the amount of such adjustment, Seller and Buyer Parent shall proceed to the Closing and Seller and Buyer Parent shall refer the matter to an independent appraiser (the “Excluded Lease Independent Appraiser”) selected by Seller and reasonably acceptable to Buyer Parent to determine the appropriate amount of a post-Closing adjustment in respect of each Excluded Lease. Each of Seller and Buyer Parent shall, at a mutually agreed time within ten days of such referral, simultaneously submit to the Excluded Lease Independent Appraiser their respective calculations of the aggregate amount of the Purchase Price adjustment in respect of all Excluded Leases. The Excluded Lease Independent Appraiser shall determine the amount of the Purchase Price adjustment and, based on that determination, shall, within 30 days of such final submissions, select one of the two final submissions (and shall not select any other amount) as being most representative of the amount of the post-Closing Purchase Price adjustment, and the submission so selected shall be final and binding on the Parties. The costs and expenses of the Excluded Lease Independent Appraiser in connection with the dispute resolution procedure set forth herein shall be paid by the non-prevailing Party.

(e) Adjustment of Master Harvest Plans. In the event of a material reduction in the total acreage of the Timberlands transferred to the Buying Parties pursuant to this Agreement resulting from Title Failure Carveouts, Excluded Leases, Title Objection Carveouts and Environmental Carveouts, the Parties will negotiate in good faith to agree upon appropriate adjustments to the harvest plans associated with the Fiber Supply Agreements in order to take account of such reduction.

(f) Conforming Title Commitment Adjustment. If Conforming Title Commitments representing at least 75% of the Estimated Timberland Acreage have not been made available to Buyer Parent on or before the 90th day after the date of this Agreement, the Purchase Price shall be reduced by $17,000,000.

(g) Delivery of Title Commitments. For purposes of this Agreement, a Title Commitment (together with any exceptions thereto) posted in the online data room established by Seller prior to the date hereof shall be deemed to have been made available to Buyer Parent on the day notice thereof has been given by Seller to Buyer Parent and its legal counsel in accordance with Section 15.1(b).

Section 2.4 Apportionments.

Except as provided in Section 3.4, the following shall be apportioned between Buyer Parent, Buyer, the Cash Entities or Buyer Affiliates, as the case may be, and the Selling Parties on and as of the Closing Date (on a per diem basis): (i) rents due from Seller or any of the Selling Parties under the Timberland Leases, Real Property Leases or Personal Property Leases; (ii) property and other non-Income Taxes and assessments in respect of the Purchased Assets and any Timberland Leases or Real Property Leases for which a Selling Party has the obligation to pay property or other non-Income Taxes and assessments or where such property and other non-Income Taxes are assessed directly against the property (including property or other non-Income Taxes and assessments, if any, payable in respect of the Timber Entity Assets), in each case, with respect to the Tax period in which the Closing Date occurs; (iii) revenue from the Real Property Leases, excluding hunting and other recreational lease revenue; and (iv) payments, applying to the period beginning on the Closing Date, made by any Selling Party in respect of any Timberland Leases, Real Property Leases, Personal Property Leases or Purchased Contracts (collectively, “Apportionments”). Not later than five days prior to the Closing Date, Seller and Buyer Parent shall determine the Apportionments, and the Installment Note Purchase Price shall be increased or reduced, as applicable (in the form of an increase or reduction of the aggregate principal amount of the Timber Notes), by the aggregate amount of such Apportionments relating to the Installment Note Timberlands, and the Cash Purchase Price shall be increased or reduced, as applicable, by the aggregate amount of such Apportionments relating to the Cash Assets. If the Closing Date occurs before the applicable Tax rate is fixed for the applicable Tax period, then property Taxes and other non-Income Taxes and assessments shall be apportioned on the basis of the Tax rate in effect for the immediately preceding Tax period. Seller and Buyer Parent agree to furnish each other with such documents and other records as may be reasonably requested in order to confirm all Apportionment calculations made pursuant to this Section 2.4. Except for the estimated adjustment set forth hereinabove, there shall be no proration of property Taxes or other non-Income Taxes and assessments and, as between Buyer Parent and Seller, Buyer Parent agrees that it shall be solely responsible for all such property Taxes and other non-Income Taxes and assessments due and payable in respect of any Purchased Assets after the Closing. If Buyer Parent and Seller cannot agree as to Apportionments, the dispute will be resolved pursuant to Section 9.5.

Section 2.5 Payment of Purchase Price.

The Purchase Price shall be payable at the Closing as follows:

(a) The Installment Note Purchase Price shall be payable by Buyer to Seller on behalf of the Selling Parties, or to those parties designated in writing by Seller on behalf of the Selling Parties, in the form of one or more installment notes issued by Buyer, substantially in the form of Exhibit C (each, a “Timber Note”), in an aggregate principal amount equal to the Installment Note Purchase Price, as adjusted pursuant to Sections 2.3 or 2.4. Each Timber Note shall be issued in the denomination requested by Seller on behalf of the Selling Parties not later than the Closing Date. Each Timber Note shall be fully secured by an irrevocable standby letter of credit in form and substance reasonably satisfactory to Seller (each, a “Letter of Credit”), issued by a Credit Enhancement Bank for the account of Buyer. Buyer Parent and Buyer will be responsible for all fees and expenses associated with the Letters of Credit (other than any extension fees).

(b) Buyer Parent shall cause the Cash Purchase Price, as adjusted pursuant to Sections 2.2(a), 2.3(b)(v), 2.3(d) and 2.4, to be paid to Seller, on behalf of the Selling Parties, in cash by wire transfer of immediately available funds to the bank account or accounts designated by Seller on behalf of the Selling Parties.

ARTICLE III

CLOSING

Section 3.1 Closing.

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place, subject to the satisfaction, or waiver by the Party or Parties entitled to the benefit thereof, of the conditions set forth in Article XII, at a place designated by Seller, at 9:00 a.m., New York City time, on or as of the later of (i) five days after all of the conditions set forth in Article XII have been satisfied or waived by the Party or Parties entitled to the benefit thereof (other than those conditions that by their nature are to be satisfied at the Closing), in accordance with this Agreement, or (ii) 50 days after Seller has made available to Buyer Parent the final Title Commitment available with respect to the Timberlands and the receipt by Buyer Parent of notice thereof in accordance with Section 2.3(g) (the date on which the Closing occurs, the “Closing Date”). Except as specifically provided herein, time is of the essence for this Agreement for all purposes.

Section 3.2 Closing Deliveries.

(a) Closing Deliveries by the Selling Parties. The Selling Parties shall deliver the following items to Buyer Parent at the Closing:

(i) a certificate from a duly authorized officer of Seller attesting to the matters set forth in Sections 12.2(b) and 12.2(c);

(ii) a duly executed (A) counterpart of an assignment and assumption agreement under which the Selling Parties assign and each Cash Entity assumes all of the Selling Parties’ right, title and interest in and to the Cash Purchased Contracts, Licenses and Cash Purchased Condemnations being conveyed to it, substantially in the form of Exhibit D-1 (the “General Assignment and Assumption”), (B) counterparts of the assignment and assumption agreements under which, immediately prior to the Closing, the Selling Parties assigned and each Timber Entity assumed all of the Selling Parties’ right, title and interest in and to the Timber Entity Purchased Contracts and the Timber Entity Purchased Condemnations being conveyed to it, substantially in the form of Exhibit D-2 (the “General Timber Entity Assignment and Assumption”) and (C) counterpart of an assignment and assumption agreement under which the Selling Parties assign and each Buyer Affiliate assumes all of the Selling Parties’ right, title and interest in and to the Personal Property Leases, substantially in the form of Exhibit D-3 (the “General Buyer Affiliate Assignment and Assumption”);

(iii) duly executed counterparts of (A) an assignment and assumption agreement, in recordable form, for each Cash Timberland Lease, under which the applicable Selling Party assigns and the relevant Cash Entity assumes all of such Selling Party’s right, title and interest in and to such Cash Timberland Lease being conveyed to it and (B) assignment and assumption agreements, in recordable form, for each Installment Note Timberland Lease, under which, immediately prior to the Closing, the applicable Selling Party assigned and the relevant Timber Entity assumed all of such Selling Party’s right, title and interest in and to such Installment Note Timberland Lease, in each case substantially in the form of Exhibit D-4 (each, an “Assignment and Assumption of Timberland Lease”);

(iv) duly executed counterparts of (A) an assignment and assumption agreement under which the applicable Selling Party assigns and each Cash Entity assumes all of the Selling Parties’ right, title and interest in and to the Cash Real Property Leases being conveyed to it and (B) an assignment and assumption agreement under which, immediately prior to the Closing, the applicable Selling Party assigned and the relevant Timber Entity assumed all of the Selling Parties’ right, title and interest in and to the Timber Entity Real Property Leases being conveyed to it, in each case substantially in the form of Exhibit D-5 (together, the “Assignment and Assumption of Real Property Leases”);

(v) limited or special warranty deeds (or their local equivalent), warranting only against parties claiming by, through or under the Selling Parties, in recordable form and subject only to the Permitted Exceptions, and such other Conveyance Instruments as are reasonably necessary to vest in the relevant Cash Entity title to the Owned Cash Timberlands and the Buyer Easements in respect thereof, excluding the Conveyed Minerals and the Reserved Minerals and Gases, the Reserved Mineral and Gas Rights, the Reserved Water Rights and the Subsurface Geosequestration Rights in respect thereof;

(vi) limited or special warranty deeds (or their local equivalent), warranting only against parties claiming by, through or under the Selling Parties, in recordable form and subject only to the Permitted Exceptions, and such other Conveyance Instruments as were reasonably necessary immediately prior to Closing to vest in the relevant Timber Entity title to the Owned Installment Note Timberlands being conveyed to it and the Buyer Easements in respect thereof, excluding the Conveyed Minerals, the Reserved Minerals and Gases, the Reserved Mineral and Gas Rights, the Reserved Water Rights and the Subsurface Geosequestration Rights in respect thereof;

(vii) quitclaim deeds, in recordable form, to the Conveyed Minerals in respect of the Owned Cash Timberlands (excluding the Reserved Minerals and Gases, the Reserved Mineral and Gas Rights, the Reserved Water Rights and the Subsurface Geosequestration Rights in respect thereof) by the appropriate Selling Party to the relevant Cash Entity;

(viii) quitclaim deeds, in recordable form, to the Conveyed Minerals in respect of the Owned Installment Note Timberlands (excluding the Reserved Minerals and Gases, the Reserved Mineral and Gas Rights, the Reserved Water Rights and the Subsurface Geosequestration Rights in respect thereof) by the appropriate Selling Party to the relevant Timber Entity (the deeds contemplated by this subparagraph and subparagraphs (v) through (viii) above are referred to in this Agreement as the “Deeds”);

(ix) a bill of sale with respect to the Purchased Personal Assets, substantially in the form of Exhibit E;

(x) duly executed counterparts of the pulpwood supply agreements, each substantially in the form of Exhibit F-1 (the “Pulpwood Supply Agreements”), the log supply agreements, each substantially in the form of Exhibit F-2 (the “Log Supply Agreements” and, collectively with the Pulpwood Supply Agreements, the “Fiber Supply Agreements”) and the support agreement in respect of the Pulpwood Supply Agreements, substantially in the form of Exhibit F-3 (the “Pulpwood Support Agreement”), and the support agreement in respect of the Log Supply Agreements, substantially in the form of Exhibit F-4 (the “Log Support Agreement” and, collectively with the Pulpwood Support Agreements, the “Support Agreements”);

(xi) an affidavit stating the taxpayer identification number of Seller and that Seller is not a “foreign person” for purposes of Section 1445 of the Code and the regulations thereunder;

(xii) affidavits stating the taxpayer identification number of each of the Other Selling Parties and that none of the Other Selling Parties is a “foreign person” for purposes of Section 1445 of the Code and the regulations thereunder;

(xiii) such title affidavits as are reasonably requested by the Title Company substantially in the form of Exhibit G;

(xiv) a duly executed counterpart of an assignment agreement transferring to Buyer the Buyer Timber Entity Interests, substantially in the form of Exhibit H-1 (the “Assignment of Buyer Timber Entity Interests”) and a duly executed counterpart of an assignment agreement transferring to Buyer Parent the Buyer Parent Timber Entity Interests, substantially in the form of Exhibit H-2 (the “Assignment of Buyer Parent Timber Entity Interests”);

(xv) such assignments, bills of sale, certificates of title and other instruments of assignment and conveyance, all in form reasonably satisfactory to Buyer Parent, as are necessary to convey fully and effectively to Buyer Parent, Buyer, the Cash Entities, the Timber Entities or Buyer Affiliate, as the case may be, the Purchased Assets (other than the Purchased Real Property Assets and the Timber Entity Interests) in accordance with the terms hereof;

(xvi) a duly executed counterpart of the Surface Use Agreement.

(b) Closing Deliveries by Buyer Parent. At the Closing, Buyer Parent or Buyer shall deliver or cause the following items to be delivered to Seller:

(i) the Purchase Price (subject to all pre-Closing adjustments as provided in Article II), including the Timber Notes issued by Buyer in respect of the Installment Note Purchase Price;

(ii) the Letters of Credit securing the Timber Notes issued by Buyer in respect of the Installment Note Purchase Price;

(iii) certificates of a duly authorized officer of Buyer Parent attesting to the matters set forth in Sections 12.3(b) and 12.3(c);

(iv) a duly executed counterpart of the General Assignment and Assumption;

(v) a duly executed counterpart of an Assignment and Assumption of Timberland Lease with respect to each of the Cash Timberland Leases;

(vi) a duly executed counterpart of the Assignment and Assumption of Cash Real Property Leases;

(vii) a duly executed Buyer Parent Instrument of Assumption in respect of the Assumed Liabilities;

(viii) any Conveyance Instruments in respect of the Purchased Assets to which any Buyer Parent, Buyer, Cash Entity, Timber Entity or Buyer Affiliate is a Party;

(ix) one or more easements to the extent necessary to evidence the right of Seller, the Selling Parties, or such other parties as shall be designated by Seller to use the Reserved Easements;

(x) duly executed counterparts of the Master Stumpage Agreements, the Fiber Supply Agreements and the Support Agreements;

(xi) duly executed counterparts of the Assignments of Buyer Timber Entity Interests and the Buyer Parent Timber Entity Interests;

(xii) all such other instruments of assumption necessary, in the reasonable opinion of Seller, for Buyer Parent to assume the Assumed Liabilities; and

(xiii) a duly executed counterpart of the Surface Use Agreement.

(c) Deliveries by the Timber Entities.

Immediately prior to the Closing, Seller shall cause the Timber Entities to deliver to Seller (with copies to Buyer Parent):

(i) duly executed counterparts of the Timber Entities’ Instruments of Assumption in respect of the Timber Entities’ Assumed Liabilities;

(ii) duly executed counterparts of the General Timber Entities’ Assignment and Assumption; and

(iii) any other conveyance documents described in Section 3.2(a) to which any Timber Entity will be a party, immediately prior to or at the Closing.

(d) Other Closing Deliveries. The Parties shall each execute and deliver (and, prior to the Closing, Seller shall cause the relevant Timber Entity to execute and deliver, and, from and after Closing, Buyer shall cause the relevant Timber Entity to execute and deliver) such other and further certificates, assurances and documents as may reasonably be required by the other Parties in connection with the consummation of the transaction contemplated by this Agreement.

Section 3.3 Possession.

Possession of the Purchased Real Property Assets being transferred at the Closing shall be delivered to the Cash Entities at the Closing (or, in the case of the Installment Note Timberlands, to the Timber Entities immediately prior to the Closing), subject to the Permitted Exceptions.

Section 3.4 Costs and Expenses.

Each Party shall be responsible for its own attorneys’ fees and expenses. The Selling Parties shall prepare the Deeds at the Selling Parties’ expense. Buyer Parent shall pay all other costs associated with filing any documents, including the Deeds and each Assignment and Assumption of Timberland Lease (other than those associated with recording of documents relating to Reserved Minerals and Gases, Reserved Mineral and Gas Rights, Reserved Water Rights and Subsurface Geosequestration Rights). Buyer Parent shall be responsible for any recapture, reassessment, roll-back Taxes or changes in Tax assessments in respect of the Purchased Assets that may become due and payable after the Closing caused by any action or inaction of any Buying Party with respect to the removal of the Purchased Assets after the Closing from their present classifications, or changes in use after the Closing. Each of Buyer Parent, on the one hand, and the Selling Parties, on the other hand, shall bear one-half of (i) all sales, use, excise, documentary, stamp duty, registration, transfer, conveyance, economic interest transfer and other similar Taxes related to the conveyance of the Purchased Assets (including the Timber

Entity Assets) from the Selling Parties to the Buying Parties arising in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), and the Party having primary responsibility under applicable Law shall timely prepare and file Tax Returns in respect of such Transfer Taxes with the applicable Tax Authority and (ii) the costs incurred by the Parties with respect to any dispute resolution conducted pursuant to Section 9.5 hereof. Each of Buyer Parent, on the one hand, and the Selling Parties, on the other hand, shall pay one-half of all filing fees incurred with respect to all filings made under the HSR Act in connection with this Agreement. All other costs shall be paid by the Party incurring such costs.

ARTICLE IV

BUYING PARTY ACKNOWLEDGEMENTS

Section 4.1 Buying Party Acknowledgements.

(a) Each Buying Party acknowledges that, except as is specifically set forth herein or in the certificate, agreements and other documents delivered at Closing pursuant to Sections 3.2(a)(i), (x), (xi), (xii) and (xiii), no Selling Party has made, does make or has authorized anyone else to make, any representations, warranties or promises of any kind, including as to: (i) the existence or non-existence of access to or from the Purchased Real Property Assets or any portion thereof; (ii) the location of the Purchased Real Property Assets or any portion thereof within any flood plain, flood prone area, watershed or the designation of any portion thereof as “wetlands”; (iii) the availability of water, sewer, electrical, gas or other utility services at or on the Purchased Real Property Assets; (iv) the number of acres or square footage in the Purchased Real Property Assets; (v) the present or future physical condition or suitability of the Purchased Assets for any purpose; (vi) the actual amount and type of timber on the Purchased Real Property Assets, if any; or (vii) any other matter or thing affecting or relating to the Purchased Assets or this Agreement.

(b) Each Buying Party acknowledges that (i) the Selling Parties have not obtained mineral title searches and will not provide a title commitment for the Conveyed Minerals; and (ii) it will be Buyer Parent’s responsibility, at Buyer Parent’s cost, if Buyer Parent desires, to confirm the exact Conveyed Mineral interest and title being conveyed.

(c) EACH BUYING PARTY ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLES V, VI AND VII, IN THE CERTIFICATES DELIVERED BY SELLER AT THE CLOSING PURSUANT TO SECTIONS 3.2(A)(I) AND 3.2(A)(XI) AND IN THE DEEDS DELIVERED BY SELLER PURSUANT TO SECTIONS 3.2(A)(V), 3.2(A)(VI), 3.2(A)(VII) AND 3.2(A)(VIII) OR THE CERTIFICATES DELIVERED BY

THE OTHER SELLING PARTIES PURSUANT TO SECTION 3.2(A)(XII): (I) NO REPRESENTATIONS, WARRANTIES OR PROMISES, EXPRESS OR IMPLIED, HAVE BEEN OR ARE BEING MADE BY OR ON BEHALF OF ANY SELLING PARTY OR ANY OTHER PERSON, INCLUDING WITH RESPECT TO THE CONDITION OR VALUE OF THE PURCHASED ASSETS AND EACH OF THE SELLING PARTIES HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES RELATING TO THE PURCHASED ASSETS, EITHER EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND SUITABILITY FOR ITS INTENDED USE, AND (II) IN ENTERING INTO THIS AGREEMENT, NO BUYING PARTY HAS RELIED ON OR DOES RELY ON ANY SUCH REPRESENTATIONS, WARRANTIES OR PROMISES, EXPRESS OR IMPLIED, BY OR ON BEHALF OF ANY SELLING PARTY OR ANY OTHER PERSON. BUYER PARENT, BUYER, EACH CASH ENTITY, EACH TIMBER ENTITY AND EACH BUYER AFFILIATE SHALL TAKE THE PURCHASED ASSETS IN “AS IS, WHERE IS, AND WITH ALL FAULTS” CONDITION ON THE CLOSING DATE, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT.

UPON THE CLOSING, SUBJECT TO SECTION 1.8 AND ARTICLE XIII, EACH BUYING PARTY SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING ADVERSE ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY SELLER’S OR BUYER PARENT’S INVESTIGATIONS, AND, UPON THE CLOSING, EACH BUYING PARTY SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER AND THE SELLING PARTIES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH ANY BUYING PARTY MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AND THE OTHER SELLING PARTIES AT ANY TIME BY REASON OF OR ARISING OUT OF PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PURCHASED REAL PROPERTY ASSETS. EACH BUYING PARTY AGREES THAT, SUBJECT TO SECTION 1.8 AND ARTICLE XIII BELOW, SHOULD ANY INVESTIGATION, CLEANUP, REMEDIATION, CORRECTIVE ACTION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ADVERSE ENVIRONMENTAL CONDITIONS ON THE PURCHASED REAL PROPERTY ASSETS BE REQUIRED AFTER THE CLOSING, SUCH INVESTIGATION, CLEAN-UP, REMOVAL, CORRECTIVE ACTION OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF BUYER PARENT.

(d) Buyer Parent acknowledges that any materials provided to any Buying Party, including any cost or other estimates, projections, acreage, and timber information, the Confidential Information Memorandum dated November 2005, the management presentations and the materials and information provided on data disks or in the data room, are not and shall not be deemed representations or warranties by or on behalf of any Selling Party or any other Person and are not to be relied upon by any Buying Party.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER RELATED TO THE

PURCHASED ASSETS

Except as otherwise disclosed to Buyer Parent in the disclosure letter (the “Seller’s Disclosure Letter”) delivered to Buyer Parent by Seller on the date hereof (except for those sections of the Seller’s Disclosure Letter that contemplate delivery on a date other than the date hereof), Seller represents and warrants to Buyer Parent, as of the date hereof and as of the Closing Date, as follows:

Section 5.1 Organization.

(a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to: (i) own, lease and operate its properties and assets and to carry on its business as now being conducted; (ii) execute this Agreement and all other agreements, instruments and documents to be executed by it in connection with the consummation of the transactions contemplated by this Agreement and such other agreements (the “Ancillary Agreements”); and (iii) perform its obligations and consummate the transactions contemplated hereby and by the Ancillary Agreements.

(b) Each of the Other Selling Parties is duly organized or incorporated, validly existing and in good standing under the laws of the state in which it is organized or incorporated and has all requisite corporate power and authority or limited liability company power and authority, as the case may be, to: (i) own, lease and operate its properties and assets and to carry on its business as now being conducted; (ii) execute this Agreement and all Ancillary Agreements to which it is a party; and (iii) perform its obligations and consummate the transactions contemplated hereby and by the Ancillary Agreements to which it is a party.

Section 5.2 Qualification.

(a) Seller is qualified or registered as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the location of its properties makes such qualification necessary, other than those jurisdictions as to which the failure to be so qualified or registered would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on Seller’s ability to perform its obligations under this Agreement and the Ancillary Agreements.

(b) Each of the Other Selling Parties is qualified or registered as a foreign corporation, limited liability company or other organization for the transaction of business and is in good standing under the Laws of each jurisdiction in which the location of its properties makes such qualification necessary, other than those jurisdictions as to which the failure to be so qualified or registered would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on such Other Selling Party’s ability to perform its obligations under this Agreement or any Ancillary Agreement to which it is a party.

Section 5.3 Authority.

The execution, delivery and performance of this Agreement by the Seller and the consummation of transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Seller are necessary for it to authorize this Agreement or to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the other Selling Parties and the consummation of transactions contemplated hereby have been, or will be as of the Closing Date, duly and validly authorized by all necessary corporate, limited liability company or partnership action, as the case may be, and no other corporate, limited liability company or partnership proceedings, as the case may be, on the part of any of the Other Selling Parties are necessary for any of the Other Selling Parties to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Selling Parties and, assuming due authorization, execution and delivery by each Buying Party, is a legal, valid and binding obligation of each Selling Party, enforceable against each Selling Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 5.4 No Conflict.

None of the execution, delivery or performance of this Agreement by the Selling Parties will result in a breach or violation of, or default under, (i) the terms, conditions or provisions of any Selling Party’s articles of incorporation, bylaws or any standing resolution of its board of directors or any organizational document, standing resolution or analogous document of any Selling Party; (ii) any material Contract to which any Selling

Party is a party or by which any Selling Party or any of the assets of any Selling Party may be bound; (iii) any Law applicable to any Selling Party or any of its assets; or (iv) any permit, license, order, judgment or decree of any Governmental Authority by which any Selling Party or the assets of any Selling Party is or may be bound, excluding from the foregoing clauses (ii), (iii) and (iv) such breaches, violations or defaults that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect or a material adverse effect on any Selling Party’s ability to perform its respective obligations under this Agreement and the Ancillary Agreements.

Section 5.5 Consents and Approvals.

There are no approvals, consents or filing or registration requirements with respect to any Governmental Authority or any other Person that are or will be necessary for the valid execution and delivery by any Selling Party of this Agreement and the Ancillary Agreements, or the consummation of the transactions contemplated hereby and thereby, other than (i) those described on Section 5.5 of the Seller’s Disclosure Letter and (ii) those which (a) have been obtained, (b) are of a routine nature and not customarily obtained or made prior to execution of purchase and sale agreements in transactions similar in nature to those contemplated hereby and where the failure to obtain the same would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on Seller’s ability to perform its obligations under this Agreement and the Ancillary Agreements, or (c) are required under the HSR Act.

Section 5.6 Litigation.

(a) Except as set forth in Section 5.6(a) of the Seller’s Disclosure Letter, as of the date hereof, (i) there are no Claims or, to the Selling Parties’ Knowledge, threatened Claims which (A) either (x) seek to restrain or enjoin the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of any of the transactions contemplated hereby or thereby or (y) affect or relate to any of the Purchased Assets and (B) would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect or a material adverse effect on Seller’s ability to perform its obligations under this Agreement and the Ancillary Agreements and (ii) there is no litigation that, to the Selling Parties’ Knowledge, is pending as of the Closing Date and that affects or relates to any of the Purchased Assets (except those pending litigation matters related to boundary disputes, title matters, trespass, easement matters or similar matters). From time to time prior to the Closing, Seller shall supplement or amend Section 5.6(a) of the Seller’s Disclosure Letter with respect to any Claim or litigation hereafter arising that, if existing or being within the Selling Parties’ Knowledge at the date of this Agreement, would have been required to be set forth or described therein (except that Seller shall have no such obligation to supplement with respect to any Claim or litigation related to boundary disputes, title matters, trespass, easement matters or similar matters) and any such supplemental or amended disclosure shall be deemed to be part of the Seller’s Disclosure Letter for all purposes of this Agreement.

(b) As of the date hereof, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a Governmental Authority or by an arbitrator) against any Selling Party (or affecting any of their respective assets, including the Purchased Real Property Assets) which prohibit or restrict or could reasonably be expected to result in any material delay of the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 5.7 Taxes.

Except for such Liens as are reflected in the Title Commitments or are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, there are no Liens or other encumbrances, other than the Permitted Exceptions, on any of the Purchased Assets that arose in connection with any failure or alleged failure by Seller or any Selling Party to pay any Tax. All material Taxes related to the Purchased Assets required to be withheld and paid have been withheld and have been paid, except for (i) such Taxes the failure to pay which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect and (ii) any Taxes being contested in good faith.

Section 5.8 Contracts.

(a) Section 5.8 of the Seller’s Disclosure Letter contains a list, and the Selling Parties have made available to Buyer Parent copies, of:

(i) each Purchased Contract and Personal Property Lease that is in effect on the date of this Agreement and that (A) requires expenditures or receipts, performance of services or delivery of goods or materials by or to any Selling Party in an amount or of value in excess of $250,000 per year or $1,000,000 over the term of such Purchased Contract or Personal Property Lease and (B) is not terminable by the Selling Party thereto or its successors and assigns without penalty of any kind upon notice of 180 days or less;

(ii) each Purchased Contract for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $250,000 and is not terminable by the Selling Party thereto or its successors and assigns without penalty of any kind upon notice of 180 days or less; and

(iii) each material amendment, supplement, and modification in respect of any of the foregoing.

(b) Each Purchased Contract or Personal Property Lease not listed in Section 5.8 of the Seller’s Disclosure Letter that is in effect on the date of this Agreement has been entered into by the Selling Party that is a party thereto (or its predecessors) in the ordinary course of business consistent with past practice, except for those Purchased Contracts and Personal Property Leases that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.9 Brokers and Advisors.

Except for fees payable to Goldman Sachs & Co. Inc., UBS Securities LLC and Lazard Frères & Co., no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made on or behalf of any of the Selling Parties, and Seller is responsible for the payment of all such fees due to Goldman Sachs & Co. Inc., UBS Securities LLC and Lazard Frères & Co.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SELLER RELATED TO THE

PURCHASED REAL PROPERTY ASSETS

Except as otherwise disclosed to Buyer Parent in the Seller’s Disclosure Letter delivered to Buyer Parent by Seller on the date hereof (except for those sections of the Seller’s Disclosure Letter that contemplate delivery on a date other than the date hereof), Seller represents and warrants to Buyer Parent, as of the date hereof and as of the Closing Date, as follows:

Section 6.1 Title to the Timberlands.

Except as set forth in Section 6.1 of the Seller’s Disclosure Letter, to the Selling Parties’ Knowledge, as of the time of the Closing (or, in the case of Installment Note Timberlands, immediately prior to the Closing), the Selling Parties own (i) fee simple title to the Owned Timberlands and (ii) leasehold title to the Leasehold Interests, in each case free and clear of all Liens, but subject to the Permitted Exceptions. At the Closing, the Cash Entities will receive (i) fee simple title to the Owned Cash Timberlands and (ii) leasehold title to the Cash Leasehold Interests, in each case free and clear of all Liens, but subject to the Permitted Exceptions. In the case of the Installment Note Timberlands, immediately prior to the Closing, the Timber Entities will receive (i) fee simple title to the Owned Installment Note Timberlands and (ii) leasehold title to the Timber Entity Leasehold Interests, in each case free and clear of all Liens, but subject to the Permitted Exceptions.

Section 6.2 Timber Entities.

Immediately prior to the Closing, each Timber Entity will be a newly formed limited liability company or a newly formed limited partnership, validly existing and in good standing under the Laws of the state of its formation and no Timber Entity will have conducted any operations other than acquiring the Timber Entity Assets and assuming the Timber Entity Assumed Liabilities immediately prior to the Closing, and will have no liabilities prior to acquiring the Timber Entity Assets. Immediately prior to the Closing Date, the Selling Parties will own of record and beneficially all of the Timber Entity Interests and, immediately after the Closing, Buyer will own of record and beneficially all of the Timber Entity Interests.

Section 6.3 Compliance with Laws.

(a) The Selling Parties hold all material licenses, certificates, permits, franchises, approvals, exemptions, registrations and rights of any Governmental Authority which are necessary to conduct operations on the Timberlands as presently conducted, except for those licenses, certificates, permits, franchises, approvals, exemptions, registrations and rights the failure to hold which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(b) The Selling Parties are presently operating the Timberlands in substantial compliance with applicable Laws, other than Environmental Laws which are covered by Section 6.4 and except for those violations, if any, that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

Section 6.4 Matters Relating to the Environmental Condition of the Timberlands.

Except as described in Section 6.4 of the Seller’s Disclosure Letter, as set forth in the Phase I Reports or as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, (i) to the Selling Parties’ Knowledge, there is no condition existing on the Timberlands that constitutes a violation of any applicable Environmental Law, (ii) to the Selling Parties’ Knowledge, there is no existing Adverse Environmental Condition on the Timberlands, (iii) to the Selling Parties’ Knowledge, the Selling Parties are operating the Timberlands in compliance with all applicable Environmental Laws and the requirements of all applicable Environmental Permits, (iv) no Selling Party has received any written notice of any violation of, or liability under, any Environmental Law in connection with the Selling Parties’ operations on the Purchased Assets during the past five years and (v) there are no material writs, injunctions, decrees, orders or judgments outstanding or any actions, suits, proceedings or investigations pending or, to the Selling Parties’ Knowledge, threatened relating to the Selling Parties’ compliance with or liability under any Environmental Law affecting the Purchased Assets.

Section 6.5 No Casualty Loss.

Except as described in Section 6.5 of the Seller’s Disclosure Letter, from January 1, 2006 to the date hereof, to the Selling Parties’ Knowledge, there has been no Casualty Loss in excess of $5,000,000.

Section 6.6 Condemnations.

Except as described in Section 1.1(g) of the Seller’s Disclosure Letter, there are no Condemnations and no Condemnations have been concluded between January 1, 2006 and the date hereof.

Section 6.7 Timberland Leases and Real Property Leases.

Except as described in Section 6.7 of the Seller’s Disclosure Letter, with respect to each Timberland Lease and Real Property Lease or except as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect: (i) such Timberland Lease or Real Property Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the transactions contemplated by this Agreement or the Ancillary Agreements will not result in a breach or default under such Timberland Lease or Real Property Lease, or otherwise cause such Timberland Lease or Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) no Selling Party, or to the Selling Parties’ Knowledge, any other Party to such Timberland Lease or Real Property Lease is in breach or default under such Timberland Lease or Real Property Lease; and (iv) no event has occurred or failed to occur or circumstances exist which, with the delivery of notice, the passage of time or both, would constitute a breach or default under such Timberland Lease or Real Property Lease or permit the termination, modification or acceleration of rent under such Timberland Lease or Real Property Lease.

Section 6.8 Access to Timberlands. Not more than 6% of the total acreage of the Owned Timberlands is accessible by verbal access only. In recent years, the Selling Parties have obtained sufficient access to such Owned Timberlands to conduct the operations of the business consistent with past practice.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF SELLER RELATED TO THE

OTHER PURCHASED ASSETS

Except as otherwise disclosed to Buyer Parent in the Seller’s Disclosure Letter delivered to Buyer Parent by Seller on the date hereof (except for those sections of the Seller’s Disclosure Letter that contemplate delivery on a date other than the date hereof), Seller represents and warrants to Buyer Parent, as of the date hereof and as of the Closing Date, as follows:

Section 7.1 Collective Bargaining Agreements.

Except as set forth in Section 7.1 of the Seller’s Disclosure Letter, no Selling Party is a party to any collective bargaining agreement with respect to any of its Eligible Employees.

Section 7.2 Labor Matters.

(a) Except as set forth in Section 7.2(a) of the Seller’s Disclosure Letter, (i) there is no material labor strike, dispute, slowdown, stoppage or lockout ongoing or, to the Selling Parties’ Knowledge, threatened against or affecting the Purchased Assets; (ii) there is no unfair labor practice charge or complaint against any Selling Party (relating to the Purchased Assets) pending (for which written notice has been provided) or, to the Selling Parties’ Knowledge, threatened before the National Labor Relations Board; and (iii) to the Selling Parties’ Knowledge, no Selling Party has received written notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Purchased Assets and no such investigation is in progress, other than, with respect to clauses (i), (ii) and (iii), such strikes, disputes, slowdowns, stoppages, lockouts, charges, complaints or investigations as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(b) Section 7.2(b) of the Seller’s Disclosure Letter contains a schedule listing, as of the date set forth therein, all names, employee positions, annualized pay rates and target bonus opportunities, where applicable, for all Selling Party employees whose duties are performed primarily for the benefit of any of the Purchased Assets (the “Eligible Employees”).

Section 7.3 Ownership of Purchased Personal Assets.

The Selling Parties have title to all of the Purchased Personal Assets, free and clear of any Liens, except for (i) Permitted Exceptions and (ii) other encumbrances that in the aggregate are not substantial in amount, do not materially detract from the value of the assets subject thereto, and do not materially interfere with the present use thereof.

Section 7.4 Employee Benefit Plans; ERISA.

(a) Section 7.4(a) of the Seller’s Disclosure Letter lists all material benefit and compensation plans and contracts, including “employee benefit plans” within the meaning of Section 3(3) of ERISA, and all deferred compensation, stock option, stock purchase, stock appreciation rights, stock-based incentive and bonus plans maintained or contributed to by any Selling Party for the benefit of any Eligible Employee (collectively, the “Plans”). True and complete copies of all material Plans, including any trust instruments and insurance contracts forming a part of any Plans, and all amendments thereto have been provided or made available to Buyer Parent.

(b) Each of the Plans has been administered in accordance with its terms and in substantial compliance with applicable Law (including, where applicable, ERISA and the Code), except where the failure to so administer such Plan is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(c) Each of the Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and Seller knows of no fact or set of circumstances that has adversely affected, or is reasonably likely to affect adversely, the qualification of such Plan prior to the Closing.

(d) Except as set forth in Section 7.4(d) of the Seller’s Disclosure Letter, no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for any Eligible Employee for periods extending beyond their termination of service (by retirement or otherwise), other than (i) coverage mandated by applicable Law, (ii) death benefits under any “pension plan,” as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the Eligible Employee (or his beneficiary).

(e) There are no pending or, to the Selling Parties’ Knowledge, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto, except for those claims that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF BUYER PARENT AND BUYER

Except as otherwise disclosed to Seller in a disclosure letter (the “Buyer Parent’s Disclosure Letter”) delivered to Seller by Buyer Parent on the date hereof (except for those sections of the Buyer Parent’s Disclosure Letter that contemplate delivery on a date other than the date hereof), each of the Buying Parties represent and warrant to Seller, as of the date hereof and as of the Closing Date, as follows:

Section 8.1 Organization.

Each of Buyer Parent and Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization. Upon its formation, each of the other Buying Parties will be a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization, a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation or a limited partnership duly organized, validly existing and in good standing under the laws of its state of formation. Each of (a) Buyer Parent, Buyer and those other Buying Parties that will be formed as limited liability companies has or will have upon its formation all requisite limited liability company power, (b) upon its formation, each of those other Buying Parties that will be formed as corporations will have all corporate power and authority, and (c) upon their formation, each of those other Buying Parties formed as limited partnerships will have all limited partnership power and authority, to: (i) own, lease and operate its properties and assets and to carry on its business as now being conducted; (ii) execute this Agreement and the Ancillary Agreements to be executed by it in connection with the consummation of the transactions contemplated hereby and thereby; and (iii) perform its obligations and consummate the transactions contemplated hereby and thereby. Buyer will be formed as a limited liability company in connection with the transactions contemplated by this Agreement and, immediately prior to the Closing, will not have conducted any operations or engaged in any activities other than those related to the acquisition of the Buyer Timber Entity Interests, the issuance of the Timber Notes and obtaining the Letters of Credit, as contemplated by the Transaction Documents. Timber GP will be formed as a limited liability company in connection with the transactions contemplated by this Agreement, immediately prior to Closing, and will not have conducted any operations or engaged in any activities. Immediately prior to the Closing, Buyer will own all of the outstanding membership interests of Timber GP.

Section 8.2 Qualification.

Each of Buyer Parent and Buyer is, and, upon its formation, each of the other Buying Parties that will be formed as a limited liability company will be qualified or registered as a foreign limited liability company. Upon its formation, each of the other

Buying Parties that will be formed as a corporation will be qualified or registered as a foreign corporation. Following its formation, each of the other Buying Parties that will be formed as a limited partnership will be qualified or registered as a foreign limited partnership. Each of Buyer Parent, Buyer, and each other Buying Party is or, following its formation, will be in good standing under the laws of each jurisdiction in which the location of its properties makes such qualification necessary, other than those jurisdictions as to which the failure to be so qualified or registered would not, individually or in the aggregate, have a material adverse effect on the financial condition or results of the operations of Buyer Parent, Buyer or any other Buying Party, or on the ability of Buyer Parent, Buyer or any other Buying Party to perform its obligations under this Agreement and the Ancillary Agreements to be executed by it.

Section 8.3 Authority.

The execution, delivery and performance of this Agreement and the consummation of transactions contemplated hereby have been, or will be as of the Closing Date, duly and validly authorized by all limited liability company action of each of Buyer Parent and Buyer, and no other corporate, limited liability company or limited partnership proceedings on the part of any of Buyer Parent, Buyer or any other Buying Party are necessary, or will be necessary, for Buyer Parent, Buyer or any such other Buying Party to authorize this Agreement or consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will be as of the Closing Date, duly and validly authorized by all corporate action, limited partnership action or limited liability company action, as the case may be, of each of the Buying Parties. No other corporate, limited partnership or limited liability company proceedings on the part of any Buying Party will be necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Buyer Parent and Buyer and will be duly and validly executed and delivered by each other Buying Party in accordance with Section 15.16 and, assuming due authorization, execution and delivery by the Selling Parties, is, or will be, a legal, valid and binding obligation of each of Buyer Parent, Buyer and each other Buying Party enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 8.4 No Conflict.

The execution, delivery, and performance by each of Buyer Parent, Buyer and each other Buying Party of this Agreement or any of the Ancillary Agreements to which it is a party will not result in a breach or violation of, or default under, (i) the terms, conditions or provisions of the (A) certificate of formation or limited liability company agreement of Buyer Parent, Buyer or any Buying Party that will be formed as a limited liability company, (B) the certificate of incorporation of any Buying Party that will be formed as a corporation or (C) the limited partnership agreement of any Buying Party that will be formed as a limited partnership, or any material Contract to which any of Buyer Parent, Buyer or other Buying Party is a party, or by which any of Buyer Parent, Buyer or any other Buying Party or any of their respective assets may be bound; (ii) any Law applicable to it; or (iii) any permit, license, order, judgment or decree of any Governmental Authority by which any of Buyer Parent, Buyer, any other Buying Party or any of their respective assets is or may be bound, excluding from the foregoing clauses (i), (ii) or (iii), such breaches, violations or defaults that would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the financial condition or results of operations of any of Buyer Parent, Buyer or any other Buying Party or on the ability of any of Buyer Parent, Buyer or any other Buying Party to perform its obligations under this Agreement and the Ancillary Agreements to be executed by it.

Section 8.5 Consents and Approvals.

There are no approvals, consents or registration requirements with respect to any Governmental Authority that are or will be necessary for the valid execution and delivery by any of Buyer Parent, Buyer or any other Buying Party of this Agreement and the Ancillary Agreements, or the consummation of the transactions contemplated hereby and thereby, other than those which (i) have been obtained, (ii) are of a routine nature and not customarily obtained or made prior to execution of purchase and sale agreements in transactions similar in nature to those contemplated hereby and where the failure to obtain the same would not, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations of Buyer Parent, Buyer or any other Buying Party or on the ability of any of Buyer Parent, Buyer or any other Buying Party to perform its obligations under this Agreement and the Ancillary Agreements to be executed by it, (iii) may be required to be obtained by any Cash Entity or any Timber Entity to conduct operations on the Purchased Real Property Assets, or (iv) may be required under the HSR Act.

Section 8.6 Litigation.

(a) As of the date hereof, there are no claims against any of the Buying Parties or, to the knowledge of any of the Buying Parties, any threatened claims against any Buying Party, which either alone or in the aggregate seek to restrain or enjoin the execution and delivery of this Agreement or the Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby.

(b) As of the date hereof, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a Governmental Authority or by an arbitrator) against any Buying Party (or affecting any of such parties’

respective assets) which prohibit or restrict or could reasonably be expected to result in any delay of the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 8.7 Availability of Funds.

Buyer Parent currently has available, and will at the Closing (or at such other time as any such amounts shall become due and payable) have available, sufficient funds to pay the Purchase Price and to pay any and all other amounts payable by any of the other Buying Parties pursuant to this Agreement and to effect the transactions contemplated hereby.

Section 8.8 Investment Purpose.

Each of Buyer Parent and Buyer represents and warrants that Buyer shall acquire the Timberlands and the Timber Entity Interests for its own account and not as nominee, agent or intermediary for any other Person. As of the date of this Agreement, none of the Buying Parties has entered into any plan, agreement or other arrangement to transfer or otherwise dispose of any interest in the Timberlands (except as contemplated by the Master Stumpage Agreements) or any plan, agreement or other arrangement to transfer or otherwise dispose of any interest in any Timber Entity to any other Person, and Buyer Parent has not entered into any plan, agreement or other arrangement to transfer or otherwise dispose of any interest in Buyer to any other Person, and none of the Buying Parties shall enter into any such plan, agreement or other arrangement prior to the Closing; provided that Buyer Parent (i) may designate one or more Affiliates to acquire all or a portion of the Cash Timberlands and (ii) may assign all or a portion of its rights and obligations prior to Closing as permitted by Section 15.4.

Section 8.9 Brokers and Advisors.

Except for fees payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made on or behalf of any of the Buying Parties.

Section 8.10 Tax Matters.

Subject to any changes in applicable Law that occur after the Closing Date having retroactive effect, Buyer is treated as a “disregarded entity” of Buyer Parent for U.S. federal Income Tax purposes and all applicable state and local Income Tax purposes in state and local jurisdictions following the U.S. federal Income Tax treatment of entities for such purposes.

ARTICLE IX

ADDITIONAL AGREEMENTS RELATING TO THE PURCHASED ASSETS

Section 9.1 Commercially Reasonable Efforts.

(a) Subject to the terms and conditions herein provided, each of the Selling Parties and each of the Buying Parties agree to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including using all commercially reasonable efforts:

(i) to obtain all necessary waivers, consents, releases and approvals, including all consents, approvals and authorizations that are required to be obtained under any applicable Law;

(ii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby or by the Ancillary Agreements;

(iii) to effect all necessary registrations and filings and submissions of information requested by Governmental Authorities; and

(iv) to fulfill all conditions to this Agreement.

(b) In furtherance and not in limitation of the foregoing, each of the Selling Parties and each of the Buying Parties agrees to make, or cause to be made, all necessary filings required pursuant to the HSR Act and any other Regulatory Law with respect to the transactions contemplated hereby as promptly as practicable after the date of this Agreement, but in no event later than 30 days after the date hereof, and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Regulatory Law and to request early termination of the waiting period under the HSR Act and to use all commercially reasonable efforts to cause the expiration or early termination of the applicable waiting periods under the HSR Act in the most expeditious manner practicable.

(c) If necessary to obtain any consents, approvals, permits or authorizations or to remove any impediments to the transactions contemplated hereby or by any Ancillary Agreement relating to any Regulatory Law or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to Regulatory Law, each of the Selling Parties and each of the Buying Parties shall cooperate with each other and take such lawful steps as shall be necessary or appropriate to secure such end, including, an agreement by each or any of the Buying Parties to hold separate or divest any of the Purchased Assets.

(d) The Selling Parties shall cooperate, at Buyer Parent’s sole expense and without the Selling Parties’ incurring any liability, with the Buying Parties and their respective lenders and prospective lenders in connection with the syndication of certain loans to be made to the Buying Parties or the placement of certain debt securities to finance the acquisition of the Purchased Assets.

Section 9.2 Maintenance of Business.

(a) Subject to the terms and conditions of this Agreement, and except as otherwise contemplated hereby, the Selling Parties, from the date hereof through the Closing Date, shall use commercially reasonable efforts to maintain the Purchased Assets and to conduct the business with respect to the Purchased Assets in the ordinary course in all material respects, and shall pay when due all accounts payable in respect of the Purchased Assets in a manner consistent with past practice; provided, however, that it is understood and agreed that if the Selling Parties harvest timber in accordance with the 2002-2004 Sustainable Forestry Initiative Standard, as amended or updated from time to time, such harvest activity will be deemed not to violate this Section 9.2(a). It is the intention of the Selling Parties to conduct the business with respect to the Purchased Assets substantially in accordance with the 2006 Harvest Plan.

(b) Subject to the terms and conditions of this Agreement, and except as Seller may otherwise agree in writing, each Buying Party shall use, all commercially reasonable efforts not to interfere with the Selling Parties’ conduct of business with respect to the Purchased Assets pending the Closing and not to take any action that might reasonably be expected to impair any Selling Party’s relationships with customers, suppliers or employees of the businesses and operations of any Selling Party, whether or not associated with the Purchased Assets.

(c) From the date hereof until the Closing Date, except as set forth in Section 9.2(c) of the Seller’s Disclosure Letter or as required by Law, or with the prior written consent of Buyer Parent (which shall not be unreasonably withheld or delayed), the Selling Parties: (i) shall use commercially reasonable efforts to maintain the employment of all Eligible Employees; and (ii) shall not, except in the ordinary course of business in accordance with existing personnel policies and practices, (A) take any action that would increase the wages, salary, target bonus, severance, or other benefits payable to (or that could become payable to) any of the Eligible Employees before or after the Closing (except for increases in wages that are in the ordinary course of business consistent with past practice) or (B) enter into any new agreement or amend any existing agreement with any of the Eligible Employees.

Section 9.3 Public Announcements.

(a) This Agreement (or a memorandum thereof) may not be recorded by any Buying Party. In the event that this Agreement (or a memorandum thereof) is recorded by any Buying Party, Seller may, at its option, terminate this Agreement.

(b) Notwithstanding anything to the contrary set forth in Section 15.7 or the Confidentiality Agreement, except as required by applicable Law, stock exchange rules or rules and regulations promulgated by the SEC, the Selling Parties and the Buying Parties shall consult with each other before issuing, and will provide each other the opportunity to review, comment upon and concur with, and use commercially reasonable efforts to agree on, any press releases and other public announcements with respect to the transactions contemplated by this Agreement, including the time, form and content of such press release or public announcement, and shall not issue any such press release or make any such public announcement prior to such consultation, provided that any disclosure required to be made under applicable Law or stock exchange rule may be made without such mutual agreement if a Party required to make such disclosure has determined in good faith that it is necessary to do so and has used commercially reasonable efforts, prior to the issuance of the disclosure, to provide the other Parties with a copy of the proposed disclosure and to discuss the proposed disclosure with the other Parties, and provided, further, that any Party may make any filings required by any or rule or regulation promulgated by the SEC without consultation with any other Party. Notwithstanding anything to the contrary in this Agreement, to the extent that Buyer Parent is required under applicable securities Laws to file any part of any Fiber Supply Agreement as an exhibit to any report, registration statement, annual report, quarterly report, proxy statement or other filing made pursuant to such securities Laws (including reports on Form 8-K), then Buyer Parent shall (i) notify Seller at least four business days in advance of such requirement and (ii) upon request from Seller, request confidential treatment of all portions of the Fiber Supply Agreement reasonably identified by Seller as confidential. Buyer Parent will make all requests for confidential treatment in accordance with all applicable securities Laws and the rules and regulations of the SEC, will provide Seller (and its counsel) with an opportunity to review and comment on such request, and will not file the portions of any Fiber Supply Agreement identified as confidential by Seller unless required by the SEC after seeking confidential treatment of such portions. Buyer Parent shall (i) notify Seller promptly upon receipt of any comments or requests from the SEC (and provide Seller with copies of all written correspondence received from and sent to the SEC) with respect to such confidential treatment request, (ii) cooperate with Seller and use commercially reasonable efforts to minimize to the extent permitted under applicable Law disclosure of the portions of any Fiber Supply Agreement that Seller identified as confidential, and (iii) respond promptly (in coordination with Seller) to all SEC comments or requests.

Section 9.4 Books and Records.

(a) At the Closing, Seller shall use commercially reasonable efforts to provide to Buyer Parent (except for those items which are stored at locations included in the Purchased Assets) with copies of all maps (including backup data), surveys, drawings, deeds, timber harvest records and other property records, in each case, primarily related to the Purchased Assets or the Assumed Liabilities, that are in the Selling Parties’ possession or control and are not subject to the attorney-client or other legal privilege (as reasonably and in good faith determined by the Selling Parties) (the “Books and Records”); provided, however, that Seller shall have no obligation to provide (i) any information to Buyer Parent regarding the pricing of timber, internal appraisals of the Purchased Assets, other valuations or similar pricing or financial records, or any other information that is confidential and proprietary to any Selling Party, (ii) any files, records, data (including seismic data and related information) or other documentary information maintained in the normal course of business by any Selling Party pertaining exclusively to the Reserved Minerals and Gases, the Reserved Mineral and Gas Rights, the Reserved Water Rights or the Subsurface Geosequestration Rights, or (iii) any document or item that any Selling Party is contractually or otherwise bound to keep confidential, (x) unless, in the case of documents, files, records or data described in clauses (i) or (ii) of this sentence, such documents, files, records or data constitute Purchased Assets or Assumed Liabilities and (y) provided Seller furnishes to Buyer Parent summary descriptions of all documents, files, records or data withheld pursuant to clause (ii) of this sentence. Notwithstanding the foregoing, the Selling Parties may retain a copy of the Books and Records for legal compliance or regulatory purposes or in accordance with their internal document retention policies.

(b) For a period of seven years after the Closing, (i) Seller shall provide Buyer Parent with reasonable access, at Buyer Parent’s cost, to any books and records in Seller’s possession to the extent such books and records relate to the Purchased Assets or the Assumed Liabilities (subject to the provisos set forth in Section 9.4(a)), and (ii) Buyer Parent will provide Seller with reasonable access, at Seller’s cost, to any books and records in the possession of any Buying Party to the extent such books and records relate to the Excluded Assets or the Excluded Liabilities (other than any books and records that any such party is contractually or otherwise bound to keep confidential).

Section 9.5 Dispute Resolution.

(a) In the event of any dispute, claim, question, disagreement or controversy arising from or relating to this Agreement or the breach thereof, or the Purchased Assets, other than those disputes, claims, questions, disagreements or controversies for which dispute resolution procedures are set forth in Sections 2.3(a), 2.3(b), 2.3(c) and 2.3(d), Seller, on behalf of the Selling Parties, Buyer Parent, on behalf of the Buying Parties shall use their reasonable efforts to settle the dispute, claim, question or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to the Parties.

(b) If Seller and Buyer Parent do not reach such a solution within a period of 30 days after written notice by either Seller or Buyer Parent requesting that such discussions be initiated, the Parties agree that any and all disputes, claims, questions, disagreements or controversies arising from or relating to this Agreement or the breach thereof, or the Purchased Assets, shall be submitted to non-binding, voluntary mediation. Either Seller or Buyer Parent may commence mediation by providing Buyer Parent (in the case of Seller) or Seller (in the case of Buyer Parent) with a written request for mediation, setting forth the subject of the dispute and the relief requested. The Parties will cooperate with one another in selecting a single mediator, and in promptly scheduling the mediation proceedings.

(c) If the Parties cannot agree upon a mediator, they shall appoint the American Arbitration Association as a mediation body (which shall in turn select a single mediator), and shall implement the Commercial Mediation Rules.

(d) All settlement offers, promises, conduct and statements, whether oral or written, made in the course of the settlement and mediation process by either Seller or Buyer Parent, their agents, employees, experts and attorneys, and by the mediator, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the Parties; provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its disclosure during settlement or mediation efforts.

(e) During the pendency of the settlement and mediation process, the Parties agree to forebear from filing or otherwise proceeding with litigation; provided, however, that either Seller, on the one hand, or Buyer Parent, on the other hand, shall be entitled to seek a temporary restraining order or preliminary injunction to prevent the breach of the Selling Parties’ or Buyer Parent’s obligations, as the case may be, under this Agreement or the Ancillary Agreements. If the agreement of the Parties to use mediation breaks down and a later litigation is commenced or application for an injunction is made, the Parties will not assert a defense of laches or statute of limitations based upon the time spent in mediation.

(f) Either Seller or Buyer Parent may initiate litigation with respect to the matters submitted to mediation at any time following 60 days after the initial mediation session or 90 days after the date of sending the written request for mediation, whichever occurs first. The mediation may continue after the commencement of litigation if Seller and Buyer Parent so mutually elect in writing.

(g) The provisions of this Section 9.5 may be enforced by any court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the Party against whom enforcement is ordered.

Section 9.6 Consents.

(a) Each of the Selling Parties and the Buying Parties shall cooperate, and use all commercially reasonable efforts, to make all filings and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties necessary to consummate the transactions contemplated by this Agreement. In addition to the foregoing, Buyer Parent agrees to provide such assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any third party whose consent or approval is sought hereunder or in connection herewith. Notwithstanding the foregoing, nothing herein shall obligate or be construed to obligate any Party to make any payment to any third party in order to obtain the consent or approval of such third party or to transfer any Purchased Contract, Timberland Lease, Real Property Lease, Personal Property Lease or License in violation of its terms.

(b) With respect to any agreements for which any required consent or approval is not obtained prior to the Closing, each of the Selling Parties and Buying Parties shall use all commercially reasonable efforts to obtain any such consent or approval after the Closing until either such consent or approval has been obtained or the Selling Parties determine in good faith that such consent cannot reasonably be obtained. In addition, to the extent that any Purchased Contract, Timberland Lease, Real Property Lease, Personal Property Lease or License may not be assigned without the consent or approval of any third party, and such consent is not obtained prior to the Closing, the Selling Party that is party thereto shall use all commercially reasonable efforts to provide the relevant Buying Party with the same benefits (and the relevant Buying Party shall be responsible for all corresponding obligations) arising under such Purchased Contract, Timberland Lease, Real Property Lease, Personal Property Lease or License, including performance by such Selling Party (or the relevant Buying Party, if applicable) as agent, if legally permissible and commercially feasible; provided that the relevant Buying Party (or such Selling Party, if applicable) shall provide such Selling Party (or the relevant Buying Party, if applicable) with such commercially reasonable access to the premises, books and records and personnel as is reasonably necessary to enable such Selling Party (or the relevant Buying Party, if applicable) to perform its obligations under such Purchased Contracts, Timberland Leases, Real Property Leases, Personal Property Leases or Licenses, and Buyer Parent shall pay or satisfy the corresponding liabilities for the enjoyment of such benefits to the extent the relevant Buying Party would have been responsible therefor if such consent or approval had been obtained.

Section 9.7 Continuing Agreements.

Each Buying Party acknowledges that the Purchased Assets are and will continue to be subject to certain oil, gas and mineral leases and other Contracts affecting the Timberlands and relating to the Reserved Minerals and Gases, including the Contracts listed in Section 9.7 of the Seller’s Disclosure Letter (collectively, the “Continuing Agreements”). Section 9.7 of the Seller’s Disclosure Letter sets forth all of the Continuing Agreements in effect as of the date of this Agreement, except for those Continuing Agreements that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Buyer Parent has been provided with copies of or access to the Continuing Agreements set forth in Section 9.7 of the Seller’s Disclosure Letter. Each Buying Party further acknowledges that from the date of this Agreement to the Closing Date, the Selling Parties may enter into additional Continuing Agreements in respect of the Purchased Assets subject to the prior approval of Buyer Parent (such approval not to be unreasonably withheld or delayed) and that the entry into such Continuing Agreements shall be deemed not to breach this Agreement; provided that such Continuing Agreements shall not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. For so long as any of the Continuing Agreements remains in effect from and after the Closing Date, the relevant Buying Party shall comply (and shall assist the Selling Parties in their compliance) with the obligations thereunder that apply to the Selling Parties as surface owner as if such Buying Party were a party thereto.

Section 9.8 Financing.

Buyer Parent shall keep available, and shall not modify in a manner adverse to Seller, the Merrill Lynch Debt Commitment until the earliest of (i) the consummation of the transaction contemplated by this Agreement, (ii) the Termination Date or (iii) the 210th day from the date hereof.

Section 9.9 Transition Services.

During the period between the date of this Agreement and the Closing Date, the Parties will negotiate in good faith to execute (i) a transition services agreement in a form reasonably acceptable to Seller and each Buyer Parent and, (ii) if necessary, a non-exclusive technology license in a form reasonably acceptable to Seller and Buyer Parent.

ARTICLE X

ADDITIONAL AGREEMENTS RELATING TO THE TIMBERLANDS

Section 10.1 Right of Entry.

(a) Upon reasonable prior written notice to Seller, but in no event less than three days prior notice, and receipt of written authorization from Seller, prior to the Closing Date or termination of this Agreement in accordance with Article XIV, Buyer Parent, through its authorized agents or representatives, may (i) enter upon and inspect the Timberlands at all reasonable times for the purposes of making inspections and other studies, provided that neither Buyer Parent nor its agents or representatives shall (A) enter upon the Timberlands for the purpose of preparing Phase II Reports or making any soil borings or other invasive or other subsurface environmental investigations relating to all or any portion of the Timberlands, or (B) prepare or instruct its agents or representatives to prepare Phase II Reports or make any soil borings or other invasive or other subsurface environmental investigations relating to all or any portion of the Timberlands, or (C) contact any official or representative of any Governmental Authority regarding Hazardous Substances on or the environmental condition of the Timberlands, in each case without Seller’s prior written consent thereto, and (ii) interview employees of the Selling Parties, in the presence and under the supervision of appropriate officers of the Selling Parties, for transition planning purposes, provided that in no event shall any officers or employees of the Selling Parties participate, and Buyer Parent shall not seek the participation of any officers or employees of the Selling Parties, in any decisions of any of the Buying Parties with respect to hiring or termination of the employment of any present of former employees of any of the Selling Parties. Upon the completion of the inspections and studies described in clause (i) of this Section 10.1(a), Buyer Parent, at its expense, shall repair any physical damage caused to the Purchased Assets and remove all debris resulting from and all other material placed on the Timberlands in connection with Buyer Parent’s inspections and studies.

(b) At any Selling Party’s request, Buyer Parent shall disclose the results of such inspections and studies, and shall deliver copies of all such reports and test results, to Seller. The results of such inspections and studies (as well as any information and documents that any Selling Party delivered or caused to be delivered to Buyer Parent concerning the Timberlands) shall be treated as strictly confidential by the Parties and the same shall not be disclosed to any third party or Governmental Authority (provided that such results, information and documents may be disclosed to consultants, attorneys, insurers, accountants, investors and lenders of Buyer Parent for use solely in connection with the transactions contemplated by this Agreement, who shall be required by Buyer Parent to similarly treat such results, information and documents as strictly confidential) except to the extent required by any Law or court order or in connection with any legal proceeding filed to enforce a Party’s rights under this Agreement. In the event that disclosure of the results of any such inspections or studies or any such information or documents that any Selling Party delivered or caused to be delivered to Buyer Parent concerning the Timberlands is required by applicable law, regulation or court order, Buyer Parent shall notify Seller promptly in writing so that Seller may seek a protective order (at its own cost and expense) or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 10.1(b). Buyer Parent shall cooperate with Seller, at Seller’s sole cost and expense, to obtain a protective order or other appropriate remedy. In the event that no such protective order or other appropriate remedy is obtained, or Seller waives compliance with the terms of this Section 10.1(b), Buyer Parent shall give Seller written notice of the information to be disclosed as far in advance of its disclosure as practicable.

(c) Buyer Parent shall indemnify, defend and hold each Selling Party harmless from and against any and all claims, demands, losses, expenses, damages, costs and liabilities, suffered or incurred by any Selling Party as a result of any physical damage to the Timberlands or any death or personal injury to any person caused by or attributable to the acts or omissions of any Buying Party or the employees, contractors, representatives or agents of any Buying Party arising in connection with inspections or studies performed by or on behalf of any Buying Party. In addition, Buyer Parent agrees that each Buying Party and its respective contractors, representatives and agents who enter upon the Timberlands shall maintain general liability insurance, naming the Selling Parties as additional insureds, in an amount not less than $1,000,000 and, prior to any such entry upon the Timberlands, shall provide, if requested by Seller, the Selling Parties with written evidence of such insurance.

(d) During the period between the date of this Agreement and the Closing, and subject to the Confidentiality Agreement and applicable Law, Seller shall provide Buyer Parent, and its respective officers, employees, accountants, counsel, financial advisors and other representatives, with (i) access at all reasonable times upon reasonable prior written notice to Seller, but in no event less than five days prior written notice, to its Books and Records primarily related to the Purchased Assets or the Assumed Liabilities, provided that such access shall not unreasonably interfere with the business or operations of any Selling Party and (ii) access to the online data room established by Seller prior to the date hereof. Nothing in this Section 10.1(d) shall require Seller to provide any access or to disclose any information: (x) relating to its employees, except as required under Section 11.1 or Section 11.1(b) of the Seller’s Disclosure Letter, (y) that is not in the possession or control of a Selling Party or (z) if permitting such access or disclosing such information would (A) violate applicable Law, (B) violate any of its obligations with respect to confidentiality, (C) result in the loss of attorney-client privilege or (D) be adverse to the interests of any Selling Party or any of their respective Affiliates in any pending or threatened litigation between the Parties in respect of the terms of this Agreement.

Section 10.2 Permits and Licenses.

Buyer Parent shall be solely responsible for obtaining all permits and licenses, if any, required by any Buying Party to carry on its intended operations at the Timberlands.

Section 10.3 Environmental Matters.

Seller has provided a copy of each of the Phase I Reports described on Section 10.3 of the Seller’s Disclosure Letter to Buyer Parent upon the following terms and conditions: (i) the Phase I Reports are provided for informational purposes only, without any representation or warranty by or on behalf of any of the Selling Parties as to the accuracy or completeness of the information contained therein; (ii) the Phase I Reports are subject to the terms and conditions of the Confidentiality Agreement; and (iii) no information contained in the Phase I Reports shall be deemed to obligate any Selling Party to take any action, including action to investigate, correct, remediate or address any condition described in the Phase I Reports, except as required by Section 13.5. Buyer Parent acknowledges receipt of the Phase I Reports and accepts delivery of the Phase I Reports upon the terms and conditions set forth herein. Seller shall provide, within 60 days of execution of this Agreement, a customary reliance letter from the party preparing each of the Phase I Reports, addressed to Buyer Parent and Lender, certifying that Buyer Parent and Lender may rely upon such Phase I Reports upon and subject to the terms and conditions set forth in such reliance letter and upon and subject to the terms and conditions set forth in this Section 10.3.

Section 10.4 Special Places.

Buyer Parent acknowledges that the Timberlands include certain areas referred to as “Special Places in the Forest,” which areas are described in Section 10.4 of the Seller’s Disclosure Letter. Buyer Parent further acknowledges that the Timberlands are subject to certain Habitat Conservation Plans, including those set forth on Section 10.4 of the Seller’s Disclosure Letter. At the Closing, each Buying Party shall assume those obligations set forth in the Habitat Conservation Plans being conveyed to it.

Section 10.5 Reserved Minerals and Gases.

(a) At Closing, Seller, each Cash Entity and each Timber Entity shall enter into a surface use agreement with respect to the Reserved Minerals and Gases, Reserved Mineral and Gas Rights, Reserved Water Rights and Subsurface Geosequestration Rights, substantially in the form set forth in Exhibit I (the “Surface Use Agreement”).

(b) To the extent affirmative action is necessary for the Selling Parties to reserve the ownership of the Reserved Minerals and Gases, Reserved Mineral and Gas Rights, Reserved Water Rights or Subsurface Geosequestration Rights or to establish or confirm title to the Reserved Minerals and Gases, Reserved Mineral and Gas Rights, Reserved Water Rights or Subsurface Geosequestration Rights in the Selling Parties, each Buying Party and their respective Affiliates shall cooperate with the Selling Parties in such efforts, including executing all documents pertaining to the Reserved Minerals and Gases, Reserved Mineral and Gas Rights, Reserved Water Rights or Subsurface Geosequestration Rights as are reasonably requested by the Selling Parties.

(c) In the event that any Cash Entity or Timber Entity intends to sell to any third party (other than an Affiliate of such Cash Entity or Timber Entity) any Owned Timberlands in compliance with the terms of this Agreement and free and clear of all obligations under the applicable Support Agreement (a “Third Party Sale”), such Cash Entity or Timber Entity may request in writing that Seller sell to such Cash Entity or Timber Entity the non-producing Reserved Mineral and Gas Rights, Reserved Water Rights and Subsurface Geosequestration Rights exclusively pertaining to such Owned Timberlands (collectively, “Mineral Rights”) and, in such case, (i) Seller and such Cash Entity or Timber Entity, as the case may be, shall negotiate in good faith for a period of not less than 45 days the price and other terms upon which such Cash Entity or Timber Entity would purchase such Mineral Rights, and (ii) such Cash Entity or Timber Entity shall provide such information as may be reasonably requested by Seller regarding the proposed Third Party Sale. If Seller and such Cash Entity or Timber Entity, as the case may be, reach agreement upon the price and other terms upon which a Mineral Sale would be effected (a “Mineral Sale Agreement”), any purchase of Mineral Rights thereunder shall become effective upon consummation of the Third Party Sale, provided that any Mineral Sale Agreement shall expire 120 days after the date thereof if the Third Party Sale has not by then been consummated, unless otherwise expressly agreed in the Mineral Sale Agreement.

Section 10.6 Reserved Easements and Buyer Easements.

(a) To the extent affirmative action is necessary for the Selling Parties to acquire or reserve the easement ownership of the Reserved Easements or to establish or confirm easement title to the Reserved Easements in the Selling Parties, each Buying Party and their respective Affiliates shall cooperate with the Selling Parties in such efforts at Seller’s sole cost and expense, including by executing all documents pertaining to the Reserved Easements as are reasonably requested by the Selling Parties. To the extent affirmative action is necessary for any Cash Entity or any Timber Entity to acquire the easement ownership of the Buyer Easements or to establish or confirm easement title to the Buyer Easements in any Cash Entity or any Timber Entity, the Selling Parties shall cooperate with the relevant Cash Entity or the relevant Timber Entity in such efforts, at Buyer Parent’s sole cost and expense, and shall use commercially reasonable efforts to assist the relevant Cash Entity or the relevant Timber Entity in acquiring such ownership, including by executing all documents pertaining to Buyer Easements as are reasonably requested by the Buyer Parent.

(b) For a period of one year following the Closing, in the event that Seller identifies any portion of the Timberlands which should have been identified as a Reserved Easement, but was not disclosed to Buyer Parent prior to the Closing (a “Post-Closing Reserved Easement”), so long as such Post-Closing Reserved Easement relates to a use or access right that existed as of the Closing (taking into account the change of ownership of Seller’s various properties and assets) and does not have a material adverse effect on the use and enjoyment by any Cash Entity or any Timber Entity of the Timberlands, each Buying Party and its respective Affiliates shall cooperate with the Selling Parties, at Seller’s sole cost and expense, in any efforts that may be necessary for the Selling Parties or any third parties who may acquire facilities not included in the Purchased Assets from Seller to acquire easement ownership in any Post-Closing Reserved Easements or to establish or confirm easement title to the Post-Closing Reserved Easements in the Selling Parties or such third parties, including executing all documents pertaining to the Post-Closing Reserved Easements as are reasonably requested by the Selling Parties on behalf of themselves or such third parties.

(c) For a period of one year following the Closing, in the event that Buyer Parent identifies property owned by any of the Selling Parties in the vicinity of any of the Timberlands which should have been identified as a Buyer Easement, but was not disclosed to the Selling Parties prior to the Closing (a “Post-Closing Buyer Easement”), so long as such Post-Closing Buyer Easement relates to a use or access right that existed as of the Closing and does not have a material adverse effect on the use and enjoyment by Selling Parties of such property, the Selling Parties and their respective Affiliates shall cooperate with Buyer Parent, at Buyer Parent’s sole cost and expense, in any efforts that may be necessary for the relevant Cash Entity or the relevant Timber Entity or its respective Affiliates to acquire ownership in any Post-Closing Buyer Easements or to establish or confirm title to the Post-Closing Buyer Easements in the relevant Cash Entity, the relevant Timber Entity or its respective Affiliates, including executing all documents pertaining to the Post-Closing Buyer Easements as are reasonably requested by the relevant Cash Entity, the relevant Timber Entity or its respective Affiliates.

(d) No Buying Party or any of their respective Affiliates shall interfere with or oppose the Selling Parties Reserved Easements or any Post-Closing Reserved Easements. None of the Selling Parties shall interfere with or oppose the Buyer Easements or any Post-Closing Buyer Easements.

Section 10.7 Title Commitment; No Survey.

(a) The Selling Parties shall make available to Buyer Parent Title Commitments from the Title Company with respect to the Owned Timberlands and the Leasehold Interests. At the Closing, the Cash Entities and Buyer shall purchase the Title Policies. The Selling Parties and their respective Affiliates shall cooperate with the Buying Parties in their efforts to purchase Title Policies containing a non-imputation endorsement with respect to the Timber Entities, in a form reasonably acceptable to Buyer Parent, including providing such affidavits as may be reasonably requested by the Title Company.

(b) Other than in accordance with Section 9.4(a), Seller shall not provide any surveys of the Timberlands to Buyer Parent. Neither Buyer Parent nor any of its Affiliates intends to obtain any new surveys of the Timberlands.

Section 10.8 Transfer of Timber Entity Assets.

(a) Immediately prior to the Closing, each Selling Party shall transfer to the relevant Timber Entity all of its outstanding interests in the Timber Entity Assets, subject to the Permitted Exceptions; provided that Seller reserves for itself and its successors and assigns the easements with respect to the Timber Entity Assets described in Section 1.2(a) of the Seller’s Disclosure Letter.

(b) Immediately prior to the Closing, Seller shall cause the relevant Timber Entities to enter into the Support Agreements.

Section 10.9 No Transfers, Etc.

(a) Buyer shall not distribute, transfer or otherwise dispose of any Timber Entity Interests, and neither Buyer Parent nor Buyer shall cause or permit any Timber Entity to distribute, transfer or otherwise dispose of any of the Timber Entity Assets (except as contemplated by the Master Stumpage Agreements), in each case to Buyer Parent (or any other Person related to Buyer Parent or Buyer), or commit to do any of the foregoing, in each case until a period of one year has elapsed from the Closing Date.

(b) Buyer Parent shall not transfer or otherwise dispose of its interest in Buyer or commit to do so, (i) to a Credit Enhancement Bank or any Affiliate thereof, at any time or (ii) to any other Person, until a period of one year has elapsed from the Closing Date. Any transfer or other disposition by Buyer Parent (or any subsequent transferee) of its interest in Buyer following such one year-period shall be made only in compliance with the Support Agreements and the Fiber Supply Agreements and shall be made only upon such transferee delivering to Seller (A) such evidence as Seller may reasonably require to verify that such transferee has satisfied all requirements for transfer under the limited liability company agreement of Buyer, including any required net worth, and (B) a written agreement of such transferee in favor of Seller to (x) comply with the obligations of Buyer Parent under the limited liability company agreement of Buyer and under Sections 10.9, 10.10 and 15.7 of this Agreement as if such transferee were Buyer Parent and (y) cause Buyer to comply with all of its respective obligations, covenants and representations under the limited liability company agreement of Buyer and the Transaction Documents.

(c) (i) For so long as Buyer Parent owns all of the outstanding interests in Buyer, Buyer Parent shall comply and shall cause Buyer to comply, and (ii) Buyer shall comply, in each case, with all of its obligations, covenants and representations under the limited liability company agreement of Buyer and the Transaction Documents.

(d) Prior to payment in full of the Timber Notes at maturity, no amendment, modification or waiver of any provision of the limited liability company agreement of Buyer may be made without the prior written consent of Seller.

(e) Notwithstanding anything herein to the contrary, Landowner may grant mortgage liens on the Timberlands to banks, insurance companies, pension or benefit plans, investment funds that are in the business of making mortgage loans, or similar institutional lenders subject to the requirements and restrictions set forth in the Support Agreements and the Fiber Supply Agreements, including the requirement that such mortgage liens be subject to and subordinate to the Support Agreements and the Fiber Supply Agreements.

Section 10.10 Tax Matters.

Neither Buyer Parent nor Buyer shall (i) make any election under Treasury Regulations Section 301.7701-3 (or any corresponding provision of state and local Tax law) to treat Buyer as an association taxable as a corporation or (ii) take any action that would cause Buyer to have more than one owner for U.S. federal (or any applicable state and local) Income Tax purposes. For so long as Buyer Parent owns all of the outstanding interests in Buyer, Buyer Parent shall treat each Timber Note as indebtedness of Buyer Parent for all applicable Income Tax purposes.

Section 10.11 Title Matters.

Each Buying Party acknowledges that prior to signing, certain Affiliates of the Selling Parties who are not Selling Parties may be identified as the record owner or lessee of portions of the Timberlands pursuant to the Title Commitments provided by the Selling Parties. Prior to the Closing, the Selling Parties shall cause such Affiliates to convey such Timberlands to the appropriate Selling Party, who at the Closing (or immediately prior to the Closing with respect to the Installment Note Timberlands) shall convey such Timberlands to the Cash Entities or the Timber Entities, as applicable, in accordance with the terms of this Agreement. Nothing in this Section 10.11 shall be deemed to modify any of the representations or warranties given by any Selling Party in this Agreement or to affect the ability of any of the Buying Parties to enforce such representations and warranties.

Section 10.12 Note Document Assistance.

(a) Buyer shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as may be necessary or reasonably desirable from time to time in order to (i) carry out more effectively the purposes of the Timber Notes, the Letters of Credit and all documents related thereto (collectively, the “Note Documents”) and (ii) at Seller’s sole cost and expense, assure, convey, grant, assign, transfer, preserve, protect and confer more effectively unto Seller (or any assignee of the Timber Notes) the rights granted or now or hereafter intended to be granted to Seller (or such assignee) under any Note Document or under any other instrument executed in connection with any Note Document to which Buyer is or is to be a party, provided that nothing in the foregoing shall create any additional liabilities or obligations on Buyer or Buyer Parent or change any of the terms of the Note Documents.

(b) Buyer shall cooperate in connection with any transaction relating to the Timber Notes as may be reasonably requested by Seller, its Affiliates and any holder of the Timber Notes (the “Note Parties”), at the cost and expense of the Note Parties, including (i) furnishing the Note Parties with copies of the financial information regarding Buyer that Buyer is required to deliver to the holders of the Timber Note, pursuant to the terms of the Timber Note, and (ii) using reasonable best efforts to obtain a legal opinion to the effect that if a Buyer Parent, a Cash Entity, a Buyer Affiliate, a Timber Entity were to become a debtor in a case under Title 11 of the United States Code, the bankruptcy court would not order the substantive consolidation of the assets and liabilities of Buyer with those of such Person, and such customary corporate law opinions as may be reasonably requested by Seller. Notwithstanding anything herein to the contrary, no Buyer or Buyer Parent shall take any steps designed to create or encourage the making of a market in the Timber Notes or the listing or trading of the Timber Notes on an “established securities market” or otherwise take any actions designed to render the Timber Notes “readily tradable in an established securities market” within the meaning of Treasury Regulation § 15A.453-1(e)(4). No Buying Party shall be required to incur any liability to any Person that is not a Note Party in connection with its performance of its obligations under this Section 10.12(b), except in the event of any material misstatements or omissions contained in the financial information supplied by any Buying Party in writing pursuant to this Section 10.12. In connection with any transaction relating to the Timber Notes, the Selling Parties will request that each person to whom they disclose (i) the identity of Buyer Parent and/or (ii) any nonpublic information provided by Buyer pursuant to Section 10.12(b), agree to maintain the confidentiality of such information, in such manner and to such extent, if any, as is customary in a transaction of such nature; provided, that, that if the Selling Parties reasonably believe that it is necessary to disclose such nonpublic information in connection with a registered public offering or a private placement, the Selling Parties’ obligation to maintain the confidentiality of such nonpublic information will not apply to such disclosure; provided, that any information concerning the Buying Parties contained in any offering document for such public offering or private placement shall be subject to the approval of Buyer Parent, which shall not be unreasonably withheld, conditioned or delayed. Nothing in this Section 10.12(b) shall be deemed to require Buyer to assume any obligation or perform any action that would have the effect of changing the terms of the transactions contemplated by this Agreement and the Transaction Documents.

(c) Buyer shall use its best efforts to arrange for the Credit Enhancement Banks to issue the Letters of Credit in an aggregate amount of not less than the Installment Note Purchase Price plus one interest payment on the Timber Notes (the “L/C Amount”), including using best efforts (i) as soon as practicable to obtain firm commitments (the “L/C Commitment Letters”), in form and substance reasonably satisfactory to Seller, to provide such Letters of Credit, (ii) to negotiate definitive agreements with respect thereto on the terms and conditions contained therein or on other terms not materially less beneficial to Seller, (iii) to satisfy on a timely basis all conditions applicable to Buyer in such definitive agreements that are within its control, and (iv) to consummate the issuance of the Letters of Credit at Closing.

(d) In the event any portion of the Letters of Credit becomes unavailable to Buyer on the terms and conditions contemplated in the L/C Commitment Letters, Buyer shall use its best efforts to arrange to obtain alternative financing, including from alternative sources, on terms that are not materially less beneficial to Seller as promptly as practicable following the occurrence of such event. Buyer shall give Seller prompt notice upon becoming aware of any material breach by any party to any L/C Commitment Letter or any termination of any L/C Commitment Letter. Buyer shall keep Seller informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Letters of Credit and shall not permit any material amendment or modification to be made to, or any waiver of any material provision or remedy under, the L/C Commitment Letters without the prior written consent of Seller (such consent not to be unreasonably withheld or delayed).

ARTICLE XI

HUMAN RESOURCES MATTERS

Section 11.1 Human Resources.

(a) Except as otherwise expressly set forth herein, the provisions of the Confidentiality Agreement governing solicitation for employment, inducing or attempting to induce to leave the employ of any Selling Party or any Affiliate of a Selling Party, and employing or hiring any employees of any Selling Party shall remain in effect after the date hereof until the termination of such provisions in accordance with their terms under the Confidentiality Agreement.

(b) The Parties shall comply with the provisions set forth in Section 11.1(b) of the Seller’s Disclosure Letter with respect to Eligible Employees.

ARTICLE XII

CONDITIONS PRECEDENT

Section 12.1 Conditions to Obligations of Each Party to Close.

The obligations of the Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

(a) Any waiting periods (and any extension thereof) applicable to the transactions contemplated by this Agreement, under Regulatory Law, including under the HSR Act, shall have expired or been earlier terminated and neither the Department of Justice nor the Federal Trade Commission shall have taken any action to enjoin or delay (for a period of longer than 120 days) the consummation of the transactions contemplated by this Agreement.

(b) There shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority that is in effect that restrains or prohibits the consummation of the transactions contemplated hereunder or imposes conditions on such consummation not otherwise provided for herein.

(c) No Party shall have been advised by any United States state or federal government agency (which advisory has not been officially withdrawn on or prior to the Closing Date) that such government agency is investigating the transactions contemplated by this Agreement to determine whether to file or commence any litigation which seeks or would seek to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 12.2 Conditions to Obligations of the Buying Parties to Close.

The obligation of each of the Buying Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, on or before the Closing Date of the following conditions:

(a) All material consents, authorizations, registrations or approvals of or with any Governmental Authority or other Person required in connection with the consummation of the transactions contemplated by this Agreement, each of which is set forth in Section 12.2(a) of the Seller’s Disclosure Letter, to have been filed, made, given or obtained by the Selling Parties shall have been filed, made, given or obtained and copies thereof shall have been delivered to Buyer Parent; provided, however, that the obligation of any Buying Party to consummate the transactions contemplated by this Agreement shall not be subject to the satisfaction or waiver of the condition set forth in this Section 12.2(a) if any Buying Party fails to satisfy its obligations under Section 9.1(c).

(b) Each of the representations and warranties of Seller contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of Seller that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be true and correct as so made does not have and would not be reasonably likely to have, in each case individually or in the aggregate, a Material Adverse Effect.

(c) The Selling Parties shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by the Selling Parties prior to Closing.

(d) The Selling Parties shall have delivered or caused to be delivered to Buyer Parent the items set forth in Section 3.2(a).

(e) The Selling Parties shall have caused the relevant Timber Entity to deliver to the Selling Parties the items set forth in Section 3.2(c).

(f) The Selling Parties shall have delivered the notice contemplated by Section 3.1 and the Title Company shall have made available to Buyer Parent Title Commitments, in the form the Buying Parties are required to accept under the terms of this Agreement, with respect to Timberlands representing at least 75% of all Timberlands subject to this Agreement.

Section 12.3 Conditions to Obligations of the Selling Parties.

The obligation of the Selling Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

(a) The consents, authorizations, registrations or approvals of or with Governmental Authorities or any other Person required in connection with the consummation of the transactions contemplated by this Agreement, each of which is set forth in Section 12.3(a) of the Seller’s Disclosure Letter, to have been filed, made, given or obtained by any Buying Party shall have been filed, made, given or obtained and copies thereof shall have been delivered to Seller, provided that the obligation of the

Selling Parties to consummate the transactions contemplated by this Agreement shall not be subject to the satisfaction or waiver of the condition set forth in this Section 12.3(a) if any of the Selling Parties fails to satisfy its obligations under Section 9.1(c).

(b) Each of the representations and warranties of any Buying Party contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of any Buying Party that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be true and correct as so made does not have and would not be reasonably likely to have, in each case individually or in the aggregate, a material adverse effect on any Buying Party or on their ability to perform their obligations under this Agreement or the Ancillary Agreements to be executed by them.

(c) Each Buying Party shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(d) Buyer Parent shall have delivered or caused to be delivered to Seller the items set forth in Section 3.2(b).

(e) The Letter(s) of Credit securing the Timber Notes issued by Buyer in respect of the Installment Note Purchase Price shall have been delivered to Seller by one or more Credit Enhancement Banks in such maximum aggregate amounts per Credit Enhancement Bank as is satisfactory to Seller and on terms and conditions that are consistent with the Timber Note Indicative Terms attached as Exhibit J.

(f) Buyer Parent shall have entered into an amended and restated limited liability company agreement in respect of Buyer substantially in the form of Exhibit K.

(g) Buyer shall have entered into a services agreement (the “Services Agreement”), in form and substance reasonably satisfactory to Buyer Parent and Seller, with a third party Trustee reasonably satisfactory to Buyer Parent and Seller pursuant to which the Trustee will make payments of amounts due and payable under the Timber Notes, hold and invest Buyer’s excess cash and provide other customary services.

(h) The Cash Entities and the Timber Entities shall have purchased the Title Policies from the Title Company in respect of the Owned Timberlands being transferred at (or, in the case of any Timber Entity, immediately prior to) the Closing and shall have provided Seller with written evidence that the Cash Entities and the Timber Entities obtained such Title Policies.

(i) The Selling Parties shall have delivered the notice contemplated by Section 3.1 and the Title Company shall have made available to Buyer Parent Title Commitments, in the form the Buying Parties are willing to accept under the terms of this Agreement, with respect to the Timberlands representing at least 75% of all Timberlands subject to this Agreement.

Section 12.4 Partial Satisfaction of Conditions Precedent.

If the conditions to the Parties’ obligations to consummate the transactions contemplated by the Agreement have been satisfied or waived (with the exception of the condition set forth in Section 12.2(f)) and Title Commitments, in the form the Buying Parties are required to accept under the terms of this Agreement, have been made available with respect to Timberlands representing at least 75% of all Timberlands subject to this Agreement (provided that Title Failure Carveouts, Title Objection Carveouts and Environmental Carveouts are not considered), then Buyer Parent, at its sole election, may require the Parties to consummate the Closing with respect to all Purchased Assets, other than the Timberlands as to which Title Commitments have not been made available (the “Initial Closing”), on the terms set forth in the Partial Closing Plan attached hereto as Schedule B (the “Partial Closing Plan”).

ARTICLE XIII

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

Section 13.1 Survival of Representations.

Except as otherwise set forth in this Article XIII, all (i) representations and warranties made in this Agreement and (ii) all agreements or covenants made in this Agreement and to be performed prior to or at Closing shall survive for a period of one year after the Closing Date; provided, that Sections 3.4, 5.7 and 8.10 shall survive for the applicable statute of limitations plus 60 days, Sections 10.9 and 10.10 shall survive indefinitely and Sections 6.1 and 6.4 shall not survive the Closing (the “Indemnity Period”). Notwithstanding the foregoing, except as set forth in Section 14.2, no representation, warranty, covenant or agreement shall survive any termination of this Agreement. After the Indemnity Period or, except as provided in Section 14.2, the Parties agree that no claims or causes of action may be brought against any Party or any of their respective directors, officers, employees, Affiliates, controlling persons, agents or representatives based upon, directly or indirectly, any of the representations and warranties contained in this Agreement. This Section 13.1 shall not limit any covenant or agreement of the Parties that contemplates performance after the Closing.

Section 13.2 Seller’s Agreement to Indemnify.

(a) Subject to the terms and conditions set forth herein, from and after the Closing, Seller shall indemnify and hold harmless each Buying Party and its directors, officers, employees, Affiliates, controlling persons, agents, partners, members and representatives and their successors and assigns (collectively, the “Buyer Indemnitees”) from and against all liability, demands, claims, actions or causes of action, assessments, damages, costs and expenses (including reasonable attorneys’ fees and expenses, but excluding all punitive, incidental, indirect, special or consequential damages (unless payable to a third party)) (collectively, the “Buyer Damages”) asserted against or incurred by any Buyer Indemnitee as a result of or arising out of (i) the Excluded Liabilities, provided that any Third Party Claims related to the Excluded Liabilities shall be subject to the terms and conditions of Section 13.4, (ii) a breach of any representation or warranty contained in Articles V, VI (excluding, for the avoidance of doubt, Sections 6.1 and 6.4, which do not survive the Closing, as set forth above) or VII of this Agreement, (iii) a breach of any agreement or covenant of any Selling Party or any Timber Entity in this Agreement that contemplates performance or compliance on or prior to the Closing Date, except for a breach of Section 10.3 or Section 10.7(a), (iv) a breach of any other agreement or covenant of any Selling Party or (v) any Accepted Buyer Parent Title Objection determined in accordance with Section 2.3(b)(iii). Buyer Parent agrees that, except as contemplated by Section 15.15, (A) the indemnification provided in this Section 13.2 is the exclusive remedy for a breach by any Selling Party of any representation, warranty, agreement or covenant contained in this Agreement and is in lieu of any and all other rights and remedies that any Buying Party may have under this Agreement or otherwise for monetary relief or equitable relief with respect to the matters described in clauses (i), (ii), (iii), (iv) and (v) above, (B) the indemnification contemplated by Section 13.5 shall be the exclusive remedy in respect of Adverse Environmental Conditions and shall be in lieu of any and all other rights and remedies that any Buying Party may have under this Agreement or otherwise for monetary or equitable relief with respect to Adverse Environmental Conditions and (C) the indemnification contemplated by Section 13.7 in respect of any Accepted Buyer Parent Title Objection shall be the exclusive remedy in respect of Accepted Buyer Parent Title Objections and shall be in lieu of any and all other rights and remedies that any Buying Party may have under this Agreement or otherwise for monetary or equitable relief with respect to Accepted Buyer Parent Title Objections. There shall be no indemnification for a breach of any representation, warranty, agreement or covenant for which (x) a Purchase Price adjustment has been made pursuant to Section 2.3, or (y) a decree of specific performance has been issued pursuant to Section 15.15.

(b) Seller’s obligations to indemnify Buyer Indemnitees pursuant to Section 13.2(a) are subject to the following limitations:

(i) No indemnification shall be made by Seller with respect to any claim made pursuant to Section 13.2(a)(ii) or (iii) unless (A) the amount of such claim exceeds $250,000 (the “Minimum Claim Amount”), and (B) the aggregate amount of Buyer Damages under all claims in excess of the Minimum Claim Amount made pursuant to Section 13.2(a)(ii) or (iii) exceeds an amount equal to 1.5% of the Purchase Price (the “Basket Amount”) and, in such event, indemnification shall be made by Seller only to the extent Buyer Damages exceed, in the aggregate, the Basket Amount.

(ii) In no event shall Seller’s aggregate obligation to indemnify Buyer Indemnitees pursuant to Section 13.2(a)(ii) or (iii) exceed an amount equal to 30% of the Purchase Price (the “Cap”).

(iii) The amount of any Buyer Damages shall be reduced by any amount received by a Buyer Indemnitee with respect thereto under any third party insurance coverage or from any other party alleged to be responsible therefor. If a Buyer Indemnitee makes a claim for indemnification under this Section 13.2, Buyer Indemnitees shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Buyer Indemnitee receives an amount under insurance coverage or from such other party with respect to Buyer Damages at any time subsequent to any indemnification provided by Seller pursuant to this Section 13.2, then such Buyer Indemnitee shall promptly reimburse Seller for any payment made or expense incurred by Seller in connection with providing such indemnification up to such amount received by Buyer Indemnitee, but net of any expenses incurred by such Buyer Indemnitee in collecting such amount.

(iv) Seller shall be obligated to indemnify Buyer Indemnitees only for those claims giving rise to Buyer Damages as to which Buyer Indemnitees have given Seller written notice prior to the end of the pertinent Indemnity Period, in the event that the Indemnity Period applies to such Buyer Damages. Any written notice delivered by a Buyer Indemnitee to Seller with respect to Buyer Damages shall set forth, with as much specificity as is reasonably practicable, the basis of the claim for Buyer Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

(v) Any indemnity amounts payable by Seller to or on behalf of a Buyer Indemnitee pursuant to this Agreement (including any indemnity payment made under this Article XIII) shall be reduced by any Tax benefit arising from the claim, loss or damage for which the indemnity is being paid, including any increase in deductions, credits or losses of Buyer Indemnitee (or any Affiliate). In the case of Tax benefits consisting of depreciation, amortization, depletion or other similar deductions, the Tax benefit amount will be based on the net present value of such deductions using a discount rate equal to the mid-term applicable federal rate in effect on the day on which the indemnification payments are due. Any calculations of the Tax benefit under this Section 13.2(b)(v) shall be determined assuming the Buyer Indemnitee (or its Affiliate, as the case may be) pays Taxes at the highest combined marginal Tax rate for applicable U.S. federal, foreign, state and local Income Taxes.

(vi) If on the Closing Date, any Buying Party knows of any information that would cause one or more of the representations and warranties made by Seller to be inaccurate as of the date made or as of the Closing Date, no Buying Party shall have any right or remedy after the Closing with respect to such inaccuracy and shall be deemed to have waived its rights to indemnification in respect thereof.

Section 13.3 Buyer Parent’s Agreement to Indemnify.

(a) Subject to the terms and conditions set forth herein, from and after the Closing Date, Buyer Parent shall indemnify and hold harmless each of the Selling Parties and each of the Selling Parties’ directors, officers, employees, Affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the “Seller Indemnitees”) from and against all liability, demands, claims, actions or causes of action, assessments, damages, costs and expenses (including reasonable attorneys’ fees and expenses, but excluding all punitive, incidental, indirect, special or consequential damages (unless payable to a third party)) (collectively, the “Seller Damages”) asserted against or incurred by any Seller Indemnitee as a result of or arising out of (i) the Assumed Liabilities, (ii) a breach of any representation or warranty contained in Article VIII of this Agreement, (iii) a breach of any other agreement or covenant of any Buying Party contained herein that contemplates performance or compliance on or prior to the Closing Date, except for a breach of Section 10.3 or 10.7(a), (iv) a breach of any other agreement or covenant of any Buying Party contained herein, to the extent such agreement or covenant is required by this Agreement to be performed or complied with after the Closing , (v) the use, operation or ownership of any of the Purchased Assets after the Closing or (vi) any hiring activities of Buyer Parent in respect of the Eligible Employees as described in Section 11.1(b) of the Seller’s Disclosure Letter. Seller agrees that, except as provided in Section 15.15, the indemnification provided in this Section 13.3 is (A) the exclusive remedy for a breach by any Buying Party of any representation or warranty or covenant contained in this Agreement, (B) is in lieu of any and all other rights and remedies which Seller may have under this Agreement or otherwise for monetary or equitable relief with respect to (i), (ii), (iii), (iv), (v) and (vi) above. There shall be no indemnification for a breach of any representation, warranty, agreement or covenant for which a decree of specific performance has been issued pursuant to Section 15.15.

(b) Subject to the terms and conditions set forth herein, from and after the Closing Date, Buyer shall indemnify and hold harmless each of the Seller Indemnitees from and against all Seller Damages asserted against or incurred by any Seller Indemnitee as a result of or arising out of any material breach of Section 10.9 or 10.10 by Buyer.

(c) Buyer Parent’s obligations to indemnify Seller Indemnitees pursuant to Section 13.3(a) hereof are subject to the following limitations:

(i) No indemnification shall be made by Buyer Parent with respect to any claim made pursuant to Section 13.3(a)(ii) or (iii) unless (A) the amount of such claim exceeds the Minimum Claim Amount, and (B) the aggregate amount of Seller Damages under all claims in excess of the Minimum Claim Amount made pursuant to Section 13.3(a)(ii) or (iii) exceeds the Basket Amount and, in such event, indemnification shall be made by Buyer Parent only to the extent Seller Damages exceed, in the aggregate, the Basket Amount.

(ii) In no event shall Buyer Parent’s aggregate obligation to indemnify the Seller Indemnitees pursuant to

Section 13.3(a)(ii) or (iii), together with any indemnification paid pursuant to any other provisions of this Agreement, exceed the Cap.

(iii) The amount of any Seller Damages shall be reduced by any amount received by a Seller Indemnitee with respect thereto under any third party insurance coverage or from any other party alleged to be responsible therefor. If a Seller Indemnitee makes a claim for indemnification under this Section 13.3, Seller Indemnitees shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Seller Indemnitee receives an amount under insurance coverage or from such other party with respect to Seller Damages at any time subsequent to any indemnification provided by Buyer Parent pursuant to this Section 13.3, then such Seller Indemnitee shall promptly reimburse Buyer Parent for any payment made or expense incurred by Buyer Parent in connection with providing such indemnification up to such amount received by the Seller Indemnitee, but net of any expenses incurred by such Seller Indemnitee in collecting such amount.

(iv) Buyer Parent shall be obligated to indemnify the Seller Indemnitees only for those claims giving rise to Seller Damages as to which the Seller Indemnitees have given Buyer Parent written notice prior to the end of the Indemnity Period, in the event that the Indemnity Period applies to such Seller Damages. Any written notice delivered by a Seller Indemnitee to Buyer Parent with respect to Seller Damages shall set forth, with as much specificity as is reasonably practicable, the basis of the claim for Seller Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

(v) Any indemnity amounts payable by Buyer Parent to or on behalf of a Seller Indemnitee pursuant to this Agreement (including any indemnity payment made under this Article XIII) shall be reduced by any Tax benefit arising from the claim, loss or damage for which the indemnity is being paid, including any increase in deductions, credits or losses of Seller Indemnitee (or any Affiliate). In the case of Tax benefits consisting of depreciation, amortization, depletion or other similar deductions, the Tax benefit amount will be based on the net present value of such deductions using a discount rate equal to the mid-term applicable federal rate in effect on the day on which the indemnification payments are due. Any calculations of the Tax benefit under this Section 13.3(c)(v) shall be determined assuming the Seller Indemnitee (or its Affiliate, as the case may be) pays Taxes at the highest combined marginal Tax rate for applicable U.S. federal, foreign, state and local Income Taxes.

(vi) Buyer shall be solely responsible for the performance of its obligations under the Timber Note, and Buyer Parent shall not be required to indemnify the Seller Indemnitees under this Section 13.3 for any Seller Damages resulting from or arising out of any breach by Buyer of its obligations under the Timber Note.

Section 13.4 Third Party Claims.

The obligations of any indemnifying Party to indemnify any indemnified party under this Article XIII with respect to Buyer Damages or Seller Damages, as the case may be, resulting from the assertion of liability by third parties (a “Third Party Claim”), will be subject to the following terms and conditions:

(a) Any Party against whom any Third Party Claim is asserted will give the Party which may be required to provide indemnity hereunder written notice of any such Third Party Claim promptly after learning of such Third Party Claim, and the indemnifying Party may at its option undertake the defense thereof by representatives of its own choosing. Failure to give prompt notice of a Third Party Claim hereunder shall not affect the indemnifying party’s obligations under this Article XIII, except to the extent that the indemnifying party is actually prejudiced by such failure to give prompt notice. If the indemnifying party, within 30 days after notice of any such Third Party Claim, fails to assume the defense of such Third Party Claim, the indemnified party against whom such claim has been made will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk, and at the expense, of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Third Party Claim at any time prior to settlement, compromise or final determination thereof.

(b) Notwithstanding anything in this Section 13.4 to the contrary, (i) the indemnified party shall not settle a claim for which it is indemnified without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) the indemnifying party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment for other than monetary damages to be borne by the indemnifying party without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 13.5 Environmental Indemnity.

(a) From and after the Closing, Seller shall indemnify, defend and hold harmless Buyer Indemnitees from and against damages, costs and expenses incurred by any Buying Party in connection with any required Remediation under applicable Environmental Law as such Law existed on the Closing Date in respect of Adverse Environmental Conditions, on any portion of the Timberlands, that existed on the Closing Date (the “Affected Land”), excluding, in each case, all those matters disclosed in the Phase I Reports, and in each case in accordance with this Section 13.5. Not later than 24 months following the Closing, Seller may, at its option, require any Cash Entity or Timber Entity to transfer to Seller (i) ownership of any portion of the Affected Land, (ii) ownership of additional surrounding buffer land of up to 20 acres identified by Seller for each portion of Affected Land transferred pursuant to clause (i) above, and (iii) reasonable access rights for each portion of Affected Land transferred pursuant to clause (i) above (an “Environmental Carveout”). If Seller elects to require any Cash Entity or any Timber Entity to transfer ownership of an Environmental Carveout pursuant to the previous sentence, Seller shall pay such Cash Entity or such Timber Entity, as the case may be, an amount in cash equal to the value of the Environmental Carveout calculated in accordance with Section 2.3(b)(iv) and, notwithstanding any other Buyer Indemnitee right to indemnification set forth in this Agreement, a Buyer Indemnitee’s right to indemnification with respect to any Environmental Carveout shall be limited to the actual out-of-pocket costs and expenses such Buyer Indemnitee incurred in connection with the transfer of the Environmental Carveout (it being understood that Seller shall indemnify, defend and hold harmless the applicable Buyer Indemnitees from and against any damages, costs and expenses otherwise subject to indemnification under this Section 13.5 that are incurred by such Buyer Indemnitees in connection with (x) any required Remediation of the Environmental Carveout performed by such Buyer Indemnitees prior to the transfer of the Environmental Carveout to Seller pursuant to this Section 13.5(a) or (y) any third-party claims with respect to the Environmental Carveout arising out of the ownership of the Environmental Carveout by such Buyer Indemnitees during the period between the Closing Date and the transfer of the Environmental Carveout to Seller pursuant to this Section 13.5(a), other than any such claims arising out of actions or omissions of any of the Buying Parties). Any payments by Seller to such Cash Entity or such Timber Entity, as the case may be, for transfers of Environmental Carveouts shall be made by wire transfer of immediately available funds to a bank account designated by such Cash Entity or such Timber Entity, as the case may be, upon the transfer of such Environmental Carveouts from such Cash Entity or such Timber Entity, as the case may be, to Seller. Each Buying Party and their respective Affiliates shall cooperate with the Selling Parties, at no cost or liability to any of the Buying Parties, in any efforts that may be necessary for the Selling Parties to acquire ownership in any Environmental Carveout or to establish or confirm title to the Environmental Carveouts, including executing all documents pertaining to the Environmental Carveouts as are reasonably requested by the Selling Parties. Buyer Parent agrees that the remedies provided in this Section 13.5 are the exclusive remedy for the matters addressed in this Section 13.5 and these remedies are in lieu of any and all other rights and remedies which any Buying Party may have under this Agreement or otherwise for monetary or injunctive relief with respect to matters addressed in this Section 13.5. There shall be no indemnification for matters addressed in this Section 13.5 if, and to the extent, in respect of such matters, a Purchase Price adjustment has been made pursuant to Section 2.3.

(b) Seller’s obligation to indemnify, defend and hold harmless Buyer Indemnitees for the matters addressed in

Section 13.5(a) shall be limited to those matters as to which Buyer Parent provides Seller with written notice (such notice to be in conformance with other relevant provisions of this Agreement and to contain, to the extent available, reasonable details of the claim for which indemnity is sought) within two years after the Closing Date.

(c) With respect to claims to defend, indemnify and hold harmless Buyer Indemnitees pursuant to Section 13.5(a):

(i) Seller shall be required to defend, indemnify and hold harmless Buyer Indemnitees only to the extent that: (A) investigation, containment or Remediation of the Hazardous Substances associated with the matters impacting the Affected Land are required by any Governmental Authority having and asserting jurisdiction pursuant to an applicable Environmental Law that is in effect as of and is enforceable as of the Closing Date; (B) the Remediation Standards applicable to the matters impacting the Affected Land that must be met in order to satisfy the requirements of the applicable Environmental Law (1) are no more stringent than the Remediation Standards that were in effect as of and were enforceable as of the Closing Date under the applicable Environmental Law that is the source of the obligation to conduct a Remediation, or, where no such Remediation Standards had been promulgated and were enforceable as of the Closing Date, Remediation Standards (including institutional and engineering controls) that were applied, within one year prior to the Closing Date, on a case-by-case basis, to properties that are most similar to and in the same jurisdiction as the portions of the affected Timberlands subject to a Remediation, and (2) are those Remediation Standards applicable to such Timberlands that would be the least stringent Remediation Standards (including institutional and engineering controls), taking into account that the normal operating condition at the affected Timberlands shall be maintained at all times, that would be applicable given the use of the property as of the day before the Closing Date; (C) such investigation, containment and/or Remediation is conducted using the most cost effective methods, taking into account that the normal operating condition at the affected Timberlands shall be maintained at all times, for investigation, Remediation and/or containment consistent with applicable Environmental Law; and (D) Seller has reasonable right and access to the Affected Land to perform any such investigation, containment and/or Remediation. At Seller’s option, Seller shall notify Buyer Parent in writing that Seller chooses not to perform any such investigation, containment and/or Remediation and, in such event, (1) Buyer Parent shall be responsible for such investigation, containment and/or Remediation consistent with the provisions of this Section 13.5(c) and, in such case, Seller shall indemnify Buyer Parent to the extent required by this Section 13.5. and (2) Seller shall deliver to Buyer Parent a Remediation Standard for such investigation, containment and/or Remediation, which Remediation Standard will satisfy the provisions in this Agreement. To the extent that the Buyer Indemnitee incurs Buyer Damages in connection with an investigation, containment or Remediation associated with matters impacting the Affected Land that are in excess of the Buyer Damages that would be incurred for an investigation, containment or Remediation meeting the conditions set forth in this subsection, Seller shall have no obligation to indemnify any Buyer Indemnitees for such excess Buyer Damages. Notwithstanding anything herein to the contrary, Seller shall not be obligated to pay Buyer Parent or otherwise indemnify any Buyer Indemnitee, from indirect or consequential damages, business interruptions or lost profits of any Buying Party or any third party or diminution in value of property whatsoever as a result of or arising out of any investigation, containment, Remediation or other activities performed under this Section 13.5(c).

(ii) If the costs of an investigation, containment or Remediation at any of the Affected Land that is subject to an indemnity by Seller hereunder are increased due to an act of God or an act or omission (after the Closing) by a Person other than any Selling Party or a Subsidiary, Affiliate, agent, representative or contractor of any Selling Party, Seller shall not be responsible for any such increase in costs incurred. Seller shall not be responsible for any increased costs or increased Buyer Damages under this subsection to the extent they arise by reason of (A) the voluntary closure or reduction of logging operations at the affected Timberlands, or (B) a material change in use of any of affected Timberlands from the use of such affected Timberlands as of the Closing, including use for residential or recreational homes, developments or enterprises or other higher or better use opportunities pursued by any Buying Party or any other Person on the Timberlands.

(iii) No indemnification shall be made by Seller with respect to any claim under this Section 13.5 unless the amount of such claim (without taking into account the proviso to the definition of Environmental Matters set forth in Article XVI) exceeds $250,000 (the “Environmental Minimum Claim Amount”).

(iv) Seller’s obligation to indemnify Buyer Indemnitees pursuant to Section 13.5(a) shall not be subject to the Cap.

(d) Notwithstanding anything to the contrary herein:

(i) the matters listed on Section 13.5(d) of the Seller’s Disclosure Letter and identified with a “B,” “C” or “D” shall be subject to indemnification under this Section 13.5 despite being disclosed in the Phase 1 Reports;

(ii) the “Environmental Minimum Claim Amount” for matters listed on Schedule 13.5(d) and identified with a “B,” “C” or “D” shall be $50,000;

(iii) Buyer Parent may require, by notice delivered to Seller not later than the 74th day after the date hereof, to remove any land affected by the matters listed on Schedule 13.5(d) and identified by Seller and reasonably agreed to by Buyer with a “C,” together with a reasonable amount of additional surrounding buffer land as identified by Seller, from the Timberlands being transferred pursuant to this Agreement, provided that Buyer Parent shall cause the relevant Buying Party to provide Seller with reasonable access rights for each portion of land so removed, and provided, further that the aggregate amount of land removed from the Timberlands shall be at least 20 acres;

(iv) Buyer Parent may require, by notice to Seller delivered not later than the second anniversary of the Closing Date, Seller to treat any land affected by the matters listed on Schedule 13.5(d) and identified with a “C,” but not removed from the Timberlands prior to the Closing pursuant to clause (iii) above, together with a reasonable amount of additional surrounding buffer land as identified by Seller and reasonably agreed to by Buyer, as an Environmental Carveout in accordance with Section 13.5(a), without regard to any Environmental Minimum Claim Amount; and

(v) prior to the Closing, Seller shall remove the land affected by the matters listed on Schedule 13.5(d) and identified with a “D,” together with a reasonable amount of additional surrounding buffer land as identified by Seller and reasonably agreed to by Buyer, from the Timberlands being transferred pursuant to this Agreement, provided that Buyer Parent shall cause the relevant Buying Party to provide Seller with reasonable access rights for each portion of land so removed, and provided, further that the aggregate amount of land removed from the Timberlands shall be at least 20 acres.

(e) Claims brought pursuant to this Section 13.5 that constitute Third Party Claims shall be subject to the terms and conditions for indemnification set forth in Section 13.4.

Section 13.6 Prohibited Disclosure.

No Buying Party shall, or shall cause any other Person to provide or disclose to any Person or Governmental Authority, any information in any form, including reports, analyses, sampling results or data, relating to any Adverse Environmental Condition which Section 13.5 requires Seller to investigate, remediate, or indemnify against, unless (i) requested or consented to by Seller, (ii) Seller is in default (after notice and a reasonable opportunity to cure) of obligations imposed by this Section 13.6, (iii) Buyer Parent has agreed in writing that Seller has completed the obligations imposed by this Section 13.6 or (iv) such disclosure is required by applicable Law. To the extent Buyer Parent believes in good faith that such Person is required by applicable Law to disclose such information, such Person shall timely inform Seller of any such belief and, in the event Seller declines to consent to the disclosure of such information, Seller shall indemnify and hold harmless each Buying Party, pursuant to this Section 13.6, from any claim of violation of applicable Law for failure to disclose such information, provided that where such applicable Law provides criminal sanctions for failure to disclose such information, such Person may disclose such information to the extent required by such applicable Law, but only after providing Seller prompt notice of such intent to disclose such information. Buyer Parent shall not, and shall not cause any other Person to, provide or disclose any such information under any circumstances with the intent of or for the purpose of inducing, encouraging or soliciting any (A) Governmental Authority to require investigation, remediation or corrective action or (B) Third Party Claim indemnifiable under this Section 13.6.

Section 13.7 Accepted Buyer Title Objection Indemnification.

Notwithstanding anything in this Agreement to the contrary, Seller shall indemnify and hold harmless the Buyer Indemnitees from and against any liability for Accepted Buyer Parent Title Objections pursuant to Section 2.3(b)(iii); provided that Seller’s obligation to indemnify the Buyer Indemnitees in respect of any Accepted Parent Buyer Title Objection shall not exceed the fair market value of the portion of the Owned Timberlands subject to such Accepted Buyer Parent Title Objections (which fair market value shall be calculated in accordance with the first sentence of Section 2.3(b)(iv)). To the extent that an indemnification obligation pursuant to this Section 13.7 may overlap with any other indemnification obligation pursuant to this Article XIII, the provisions of this Section 13.7 shall control.

Section 13.8 Adjustments to Purchase Price.

Any payments made pursuant to the indemnification provisions of this Article XIII shall be deemed to be adjustments to the Purchase Price and the Parties shall treat them as such for all purposes.

ARTICLE XIV

TERMINATION AND AMENDMENT

Section 14.1 Termination.

This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a) by mutual written consent of Seller and Buyer Parent; or

(b) by either Seller or Buyer Parent, if the Closing has not occurred within 90 days of the date of this Agreement; provided, however, that (i) the termination date may be extended, at the option of Seller, for up to two additional periods of 60 days each, and (ii) Seller shall exercise its option to extend the termination date pursuant to clause (i) of this Section 14.1(b) if, at the date this Agreement would otherwise be terminable pursuant to this Section 14.1(b), the Title Company, following inquiry by Seller, advises Seller that additional Title Commitments will be made available with respect to the Timberlands (such date, including any such permitted extensions thereof, the “Termination Date”); and provided, further, that the right to terminate this Agreement pursuant to this Section 14.1(b) shall not be available to any Party whose failure to perform any of its obligations under this Agreement primarily contributes to the failure of the Closing to have occurred by such time;

(c) by Seller pursuant to Section 9.3;

(d) by Seller upon a breach or violation of any representation, warranty, covenant or agreement on the part of any Buying Party set forth in this Agreement, which breach or violation would result in the failure to satisfy the conditions set forth in Section 12.3(b) or Section 12.3(c) and, in any such case, such breach or violation shall be incapable of being cured by the Termination Date, or Buyer Parent shall not be using on a continuous basis all commercially reasonable efforts to cure in all material respects such breach or violation after the giving of written notice thereof by any of the Selling Parties to Buyer Parent of such violation or breach; and

(e) by Buyer Parent upon a breach or violation of any representation, warranty, covenant or agreement on the part of the Selling Parties set forth in this Agreement, which breach or violation would result in the failure to satisfy the conditions set forth in Section 12.2(b) or Section 12.2(c) and, in any such case, such breach or violation shall be incapable of being cured by the Termination Date, or Seller shall not be using on a continuous basis all commercially reasonable efforts to cure in all material respects such breach or violation after the giving of written notice thereof by Buyer Parent to Seller of such violation or breach.

Section 14.2 Effect of Termination.

In the event of any termination of this Agreement as provided in Section 14.1, the obligations of the Parties hereunder shall terminate and there shall be no liability on the part of any Party hereto with respect thereto, except for the provisions of Section 3.4, Section 10.1, this Section 14.2, Article XV and the final sentence of Section 9.4(a); provided, however, that in no case shall any Party be relieved or released from any liability or damages arising from a willful breach of any provision of this Agreement (including any failure to consummate the transactions contemplated by this Agreement unless an express condition to such Party’s obligation to consummate such transactions has not been satisfied).

ARTICLE XV

GENERAL PROVISIONS

Section 15.1 Notice.

(a) Any notice given pursuant to this Agreement shall be given in writing and delivered in person, by overnight courier, by facsimile (with a copy sent by regular mail) or by registered or certified mail, postpaid, return receipt requested, addressed as follows:

If to the Selling Parties, to:

International Paper Company

6400 Poplar Avenue, Tower III

Memphis, Tennessee 38197

Attention:    General Counsel

Facsimile:     (901) 419-3818

with copies to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:   Jeffrey J. Rosen, Esq.

                   William D. Regner, Esq.

Facsimile:  (212) 909-6836

If to any Buying Party to:

Timberstar Southwest Parent LLC

c/o iStar Financial Inc.

1114 Avenue of the Americas

27th Floor

New York, NY 10036

Attention:      President and CEO

Facsimile:       (212) 930-9494

with a copy to:

Timberstar Southwest Parent LLC

c/o TimberStar Operating Partnership, L.P.

1600 River Edge Parkway

Suite 810

Atlanta, Georgia 30328

Attention:      Jerrold Barag

Facsimile:      (678) 339-2071

with a copy to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, IL 60661-3693

Attention:        Kenneth M. Jacobson, Esq.

Facsimile:        (312) 577-8646

Such notices, if delivered personally or by overnight courier service, shall be deemed given at the time of delivery; if sent by registered or certified mail, shall be deemed given two days after the time of mailing; and if sent by facsimile, shall be deemed given on the next day following the day on which such facsimile was sent, provided that a copy is also sent by regular mail.

(b) Notwithstanding the foregoing, solely for the purpose of giving Title Commitment notices under this Agreement, such notices shall be delivered by electronic mail to the electronic addresses set forth below:

JBarag@timberstar.com

NMatis@iStarfinancial.com

MPottorff@SGRlaw.com

Leta.Principe@kattenlaw.com

Any notice delivered by electronic mail pursuant to this Section 15.1(b) shall be deemed given on the date sent.

Section 15.2 Legal Holidays.

If any date herein set forth for the performance of any obligation by any Party, or for the delivery of any instrument or notice as herein provided, should be a Saturday, Sunday or legal holiday, the compliance with such obligation or delivery shall be deemed acceptable on the next day which is not a Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or federal holiday for which financial institutions or post offices are generally closed in the State of New York for observance thereof.

Section 15.3 Further Assurances.

Each of the Parties shall execute such further Conveyance Instruments and such other documents, instruments of transfer or assignment (including a real estate excise Tax affidavit) and do such other acts or things as may be reasonably required or desirable to carry out the intent of the Parties hereunder and the provisions of this Agreement and the transactions contemplated hereby.

Section 15.4 Assignment; Binding Effect.

This Agreement shall not be assignable or otherwise transferable (a) by Buyer Parent without the prior written consent of Seller (other than a collateral assignment to any Lender), and (b) by any of the Selling Parties without the prior written consent of Buyer Parent; provided, however, that (x) any of the Selling Parties may, by written notice to Buyer Parent, assign all or any portion of its rights and obligations under this Agreement to any Affiliate thereof (provided that no such assignment shall relieve Seller of its obligations under Article XIII) and (y) any Lender may succeed to the rights and obligations of Buyer Parent upon foreclosure of the Timberlands subject to the requirements and restrictions set forth in the Support Agreements and the Fiber Supply Agreements. Any attempt to assign this Agreement without the prior written consent required by this Section 15.4 shall be void. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 15.5 Entire Agreement.

This Agreement (including the Exhibits and schedules hereto), the Seller’s Disclosure Letter and the Confidentiality Agreement (each of which is incorporated herein by reference) and the other Transaction Documents constitute the entire agreement and understanding of the Parties and supersede any prior agreements or understandings, whether written or oral, among the Parties with respect to the subject matter hereof.

Section 15.6 Amendments; Waivers.

This Agreement may not be amended or modified in any manner other than by an agreement in writing signed by Seller and Buyer Parent or their respective successors or permitted assigns. No waiver under this Agreement shall be valid or binding unless set forth in a writing duly executed and delivered by the Party against whom enforcement of such waiver is sought. Neither the waiver by any of the Parties of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

Section 15.7 Confidentiality.

Except as otherwise provided or permitted in Section 9.3, each Party will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information confidential in accordance with the terms of the Confidentiality Agreement. Except with Seller’s prior written approval, but subject to the exceptions set forth in the Confidentiality Agreement, no Buying Party shall disclose to any third party any non-public information regarding the Timber Notes, Buyer or the structure for issuance of the Timber Notes and the Letters of Credit. Seller will not unreasonably withhold its consent under this paragraph to the extent the lead arrangers of the syndication referenced under section 9.1(d) reasonably deem such information necessary in connection with such syndication.

Section 15.8 No Third Party Beneficiaries.

Nothing in this Agreement or any Ancillary Agreements, whether express or implied, is intended or shall be construed to confer upon or give to any Person, other than the Parties hereto, the Buyer Indemnitees and the Seller Indemnitees (with respect to Article XIII), any rights, remedies or other benefits under or by reason of this Agreement.

Section 15.9 Severability of Provisions.

If any provision of this Agreement (including any phrase, sentence, clause, Section or subsection) is inoperative, invalid, illegal or unenforceable for any reason, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon any such determination, the Parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 15.10 Governing Law.

(A) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH OF THE PARTIES HEREBY (I) IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE, CITY AND COUNTY OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (III) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A NEW YORK STATE COURT OR FEDERAL COURT LOCATED IN THE STATE, CITY AND COUNTY OF NEW YORK. EACH OF THE PARTIES HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTY AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 15.1, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF ON SUCH PARTY.

(b) EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND

THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HEREBY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OF THE ANCILLARY AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

Section 15.11 Counterparts.

This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and, when taken together, shall constitute one agreement.

Section 15.12 Headings.

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 15.13 Construction.

This Agreement shall not be construed more strictly against one Party than against any other merely by virtue of the fact that it may have been prepared by counsel for one of the Parties, it being recognized that both the Selling Parties and Buyer Parent have contributed substantially and materially to the preparation of this Agreement. When appearing in this Agreement, the term “including” shall be deemed to be immediately followed by the term “but not limited to.”

Section 15.14 Reimbursement of Legal Fees.

In the event any legal proceeding should be brought to enforce the terms of this Agreement or for breach of any provision of this Agreement, the non-prevailing Party shall reimburse the prevailing Party for all reasonable actual costs and expenses of the prevailing Party (including its attorneys’ fees and disbursements).

Section 15.15 Specific Performance.

The Parties acknowledge that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the Parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.

Section 15.16 Additional Buying Parties.

Not later than 30 days prior to the Closing Date, Buyer Parent shall form the Cash Entities and Buyer Affiliates and shall cause each of the Cash Entities and Buyer Affiliates to execute, and to deliver to Seller, an instrument or instruments duly executed by each of the Cash Entities and Buyer Affiliates, in form and substance reasonably satisfactory to Seller and Buyer, pursuant to which each of the Cash Entities and Buyer Affiliates will become a Party to this Agreement. Upon execution and delivery of such instruments, each Cash Entity and Buyer Affiliate shall be deemed a “Buying Party” for all purposes under this Agreement.

ARTICLE XVI

DEFINITIONS

Section 16.1 Definitions.

The terms set forth below shall have the following meanings:

“2006 Harvest Plan” means the harvest plan for the Timberlands set forth in Exhibit L.

“Accepted Buyer Parent Title Objections” has the meaning specified in Section 2.3(b)(iii).

“Adverse Environmental Condition” means, with respect to any of the Timberlands, the existence of an Environmental Matter.

“Affected Land” has the meaning specified in Section 13.5(a).

“Affiliate” of any Person means another Person which, directly or indirectly, controls, is controlled by, or is under common control with, the first Person.

“Aggregate Excess Harvest Value” means the sum of the Excess Harvest Values, if any, for each Merchantable Timber Category relating to the Timberlands.

“Aggregate Reduced Harvest Value” means the sum of the Reduced Harvest Values, if any, for each Merchantable Timber Category relating to the Timberlands.

“Agreement” has the meaning specified in the Preamble.

“Ancillary Agreements” has the meaning specified in Section 5.1(a)(ii).

“Apportionments” has the meaning specified in Section 2.4.

“Assignment and Assumption of Real Property Leases” has the meaning specified in Section 3.2(a)(iv).

“Assignment and Assumption of Timberland Lease” has the meaning specified in Section 3.2(a)(iii).

“Assignment of Buyer Parent Timber Entity Interests” has the meaning specified in Section 3.2(a)(xiv).

“Assignment of Buyer Timber Entity Interests” has the meaning specified in Section 3.2(a)(xiv).

“Assumed Liabilities” has the meaning specified in Section 1.8(a).

“Basket Amount” has the meaning specified in Section 13.2(b)(i)(B).

“Blue Sky Timberlands” has the meaning specified in Section 1.1(a).

“Books and Records” has the meaning specified in Section 9.4(a).

“Buyer” has the meaning specified in the preamble.

“Buyer Affiliate” means each entity to be formed by the Buyer Parent pursuant to Section 15.16 for the purposes described in Section 1.3, and any successor to each such entity. Each Buyer Affiliate will be wholly owned by Buyer Parent.

“Buyer Affiliate Assets” has the meaning specified in Section 1.3.

“Buyer Damages” has the meaning specified in Section 13.2(a).

“Buyer Easements” means such access easements across property owned by the Selling Parties as may be reasonably necessary to allow any Cash Entity or any Timber Entity and their respective Affiliates, successors and assigns to use any portion of the Timberlands for its intended purposes.

“Buyer Indemnitees” has the meaning specified in Section 13.2(a).

“Buyer Parent” has the meaning specified in the Preamble.

“Buyer Parent Instrument of Assumption” has the meaning specified in Section 1.8(a).

“Buyer Parent Title Objection” or “Buyer Parent’s Title Objections” has the meaning specified in Section 2.3(b)(i).

“Buyer Parent’s Disclosure Letter” has the meaning specified in the preamble to Article VIII.

“Buying Party” means, (i) as of the date of this Agreement, any of Buyer Parent or Buyer (ii) as of the date the Cash Entities, Timber Entities and Buyer Affiliates are added as parties to the Agreement pursuant to Section 15.16, any of Buyer Parent, Buyer, any Cash Entity or any Buyer Affiliate, and (iii) on and after the Closing, any of Buyer Parent, Buyer, any Cash Entity, any Buyer Affiliate or any Timber Entity.

“Cap” has the meaning specified in Section 13.2(b)(ii).

“Cash Assets” means all of the Purchased Assets in respect of which Buyer shall pay to Seller the Cash Purchase Price and which are identified in Section 2.2(b) of the Seller’s Disclosure Letter.

“Cash Entities” means each limited liability company or limited partnership to be formed by the Buyer Parent pursuant to Section 15.16 for the purposes of acquiring ownership of the property described in Section 1.1, and any successor to each such entity. Each Cash Entity will be wholly owned by Buyer Parent.

“Cash Entity Purchased Assets” has the meaning specified in Section 1.1.

“Cash Leasehold Interests” has the meaning specified in Section 1.1(b).

“Cash Licenses” has the meaning specified in Section 1.1(d).

“Cash Purchase Price” means the portion of the Purchase Price payable by Buyer Parent to Seller on behalf of the Selling Parties in consideration for the Cash Assets.

“Cash Purchase Price Allocation” has the meaning specified in Section 2.2(b)(ii).

“Cash Purchased Condemnations” has the meaning specified in Section 1.1(g).

“Cash Purchased Contracts” has the meaning specified in Section 1.1(e).

“Cash Real Property Leases” has the meaning specified in Section 1.1(f).

“Cash Timberland Leases” has the meaning specified in Section 1.1(b).

“Cash Timberlands” means, collectively, the Owned Cash Timberlands and the Cash Leasehold Interests.

“Casualty Losses” means any physical damage to or loss of the timber on any portion of the Timberlands by fire, earthquake, flood or other casualty occurring prior to the Closing.

“Claims” means, with respect to the Purchased Assets, all claims, demands, investigations, causes of action, suits, defaults, assessments, litigation or other proceedings, including administrative proceedings, third party actions, arbitral proceedings and proceedings by or before any Governmental Authority.

“Closing” has the meaning specified in Section 3.1.

“Closing Date” has the meaning specified in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Mediation Rules” means the commercial mediation rules of the American Arbitration Association, as in effect from time to time.

“Condemnation” means any condemnation proceeding filed or threatened in writing by any Governmental Authority or any exercise, by a Governmental Authority, of eminent domain powers (or notice of the exercise thereof) with respect to the Timberlands.

“Confidentiality Agreement” means the confidentiality agreement dated November 16, 2005 among Seller, TimberStar GP, LLC and iStar Financial Inc.

“Conforming Title Commitment” means any Title Commitment in respect of the Timberlands that does not contain the following exceptions: (i) a Title Failure, (ii) a Monetary Lien (subject to Seller’s right to cure), (iii) a timber deed under which a Selling Party has conveyed to a third party title to a material amount of the timber on a portion or parcel of the Timberlands covered by such Title Commitment or title to a material portion or parcel of the Timberlands covered by such Title Commitment or (iv) an option or right of a third party to purchase a material portion of the timber or a material portion or parcel of the Timberlands covered by such Title Commitment; other than, in the case of subsections (iii) and (iv), timber deeds or options of their parties associated with the Purchased Contracts described in Section 1.1(e) of the Seller’s Disclosure Letter.

“Continuing Agreements” has the meaning specified in Section 9.7.

“Contract” means any agreement, lease, license, evidence of debt, mortgage, deed of trust, note, bond, indenture, security agreement, commitment, instrument, understanding or other contract, obligation or arrangement of any kind.

“Conveyance Instruments” means such deeds, assignments of leases, and/or other instruments necessary or appropriate under applicable Laws to convey (i) to the Cash Entities fee simple title to the Owned Cash Timberlands and (ii) to the Timber Entities fee simple title to the Owned Installment Note Timberlands, in each case with covenants of limited or special warranty as to title, or (x) to the Cash Entities leasehold title to the Cash Leasehold Interests and (y) to the Timber Entities leasehold title to the Timber Entity Leasehold Interests, in each case subject to the Permitted Exceptions.

“Conveyed Cash Minerals” has the meaning specified in Section 1.1(c).

“Conveyed Minerals” means, collectively, the Conveyed Cash Minerals and the Conveyed Timber Entity Minerals.

“Conveyed Timber Entity Minerals” has the meaning specified in Section 1.2(c).

“Credit Enhancement Banks” means one or more banks or other financial institutions selected by Buyer Parent having credit ratings of not less than AA-/Aa3 (and reasonably acceptable to Seller) to provide the standby Letters of Credit required by

Section 2.5(a) as credit enhancement for the Timber Notes.

“Deeds” has the meaning specified in Section 3.2(a)(viii).

“Eligible Employees” has the meaning specified in Section 7.2(b).

“Environmental Carveout” has the meaning specified in Section 13.5(a).

“Environmental Laws” means any United States federal, state or local Laws and the regulations promulgated thereunder, in existence on the date hereof, relating to pollution or protection of the environment or to threatened or endangered species, including the federal Endangered Species Act, Laws relating to wetlands protection, Laws relating to reclamation of land and waterways and Laws relating to emissions, discharges, disseminations, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water, soil, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

“Environmental Matters” means any violation of any applicable Environmental Law by Seller, any Other Selling Party or any Affiliate of a Selling Party (provided such Other Selling Party or Affiliate was an Affiliate of Seller at the time of the violation) at or on the Timberlands existing as of (x) the date hereof and as of the Closing Date, for purposes of Section 6.4, and (y) the Closing Date, for purposes of Sections 13.5 and 13.6, relating to (i) emissions, discharges, disseminations, releases or threatened releases of Hazardous Substances into air, surface water, ground water, soil, land surface or subsurface strata, buildings or facilities or (ii) otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances by Seller, any Other Selling Party or any Affiliate of a Selling Party (provided such Other Selling Party or Affiliate was an Affiliate of Seller at the time of the violation) at the Timberlands prior to the date hereof, provided that only such violations that cannot be reasonably cured by any Buying Party for $500,000 or less will be deemed “Environmental Matters.”

“Environmental Minimum Claim Amount” has the meaning specified in Section 13.5(c)(iii).

“Environmental Permits” means all permits approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

“ERISA” means Employee Retirement Income Security Act of 1974, as amended.

“Estimated Timberland Acreage” means the total acreage of all Timberlands (excluding any portion of the Timberlands that is reasonably expected to constitute a Title Failure Carveout or Environmental Carveout) that, from time to time, Seller estimates in good faith will be included in the Timberlands delivered under this Agreement.

“Excess Harvest” means a harvest of any merchantable timber described in a Merchantable Timber Category during the Timber Adjustment Period exceeding the Harvest Range (prorated for any portion of a calendar year) for such Merchantable Timber Category set forth in the applicable annual harvest plan.

“Excess Harvest Value” means, for each Merchantable Timber Category for which there was an Excess Harvest, the product of (i) the difference between the Harvest Amount for such Merchantable Timber Category and the highest timber volume in the Harvest Range for such Merchantable Timber Category and (ii) (a) in the case of Pulpwood, the Weighted Average Price for such Merchantable Timber Category or (b) in the case of Saw Logs, the Transfer Price for such Merchantable Timber Category.

“Excluded Assets” has the meaning specified in Section 1.6.

“Excluded Lease” has the meaning specified in Section 2.3(d)(i).

“Excluded Lease Independent Appraiser” has the meaning specified in Section 2.3(d)(ii).

“Excluded Liabilities” has the meaning specified in Section 1.8(c).

“Fiber Supply Agreements” has the meaning specified in Section 3.2(a)(x).

“FMAs” means the following three distinct forest management areas of the Timberlands: Nacogdoches, Texarkana and West Louisiana.

“Forestry Consultant” has the meaning specified in Section 2.3(a)(ii).

“General Assignment and Assumption” has the meaning specified in Section 3.2(a)(ii)(A).

“General Buyer Affiliate Assignment and Assumption” has the meaning specified in Section 3.2(a)(ii)(C).

“General Timber Entity Assignment and Assumption” has the meaning specified in Section 3.2(a)(ii)(B).

“Governmental Authority” means any federal, state, local or foreign government or any court or any administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority.

“Habitat Conservation Plans” has the meaning specified in Section 1.7(e).

“Harvest Amount” has the meaning specified in Section 2.3(a)(i).

“Harvest Range” means the range 10% above and below the volume of timber set forth on the 2006 Harvest Plan attached as Exhibit K that the Selling Parties shall be permitted to remove from the Timberlands during the Timber Adjustment Period by FMA and Merchantable Timber Category.

“Harvest Statement” has the meaning specified in Section 2.3(a)(i).

“Hazardous Substances” means any chemical, compound, constituent, material, waste, contaminant (including petroleum, crude oil or any fraction thereof) or other substance, defined as hazardous or toxic, or otherwise regulated by any of the following Laws and regulations promulgated thereunder as amended from time to time prior to the Closing Date: (i) the Comprehensive Environmental Response, Compensation and Liability Act (as amended by the Superfund Amendments and Reauthorization Act), 42 U.S.C. § 9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; (iv) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; (v) the Clean Water Act, 33 U.S.C. § 1251 et seq.; (vi) the Clean Air Act, 42 U.S.C. § 1857 et seq.; and (vii) with respect to the Timberlands located in such state[s], all Laws of the state[s] based on, or substantially similar to, the federal statutes listed in parts (i) through (vi) of this subparagraph.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Income Tax” or “Income Taxes” means all Taxes based upon, measured by, or calculated with respect to (i) gross or net income or gross or net receipts or profits (including any capital gains, minimum taxes and any Taxes on items of preference, but not including sales, use, goods and services, real or personal property transfer or other similar Taxes), (ii) net worth, capital, or capital stock (including any corporate franchise, business activity, doing business or occupation Taxes), (iii) multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in (i) above, or (iv) withholding taxes measured by, or calculated with respect to, any payments or distributions (other than wages).

“Indemnity Period” has the meaning specified in Section 13.1.

“Independent Appraiser” has the meaning specified in Section 2.3(b)(iv).

“Initial Closing” has the meaning specified in Section 12.4.

“Installment Note Purchase Price” means the portion of the Purchase Price payable by Buyer to Seller in consideration for the Installment Note Timberlands.

“Installment Note Purchase Price Allocation” has the meaning specified in Section 2.2(b)(i).

“Installment Note Purchased Condemnations” has the meaning specified in Section 1.2(g).

“Installment Note Timberland Leases” has the meaning specified in Section 1.2(b).

“Installment Note Timberlands” means those portions of the Timberlands (including all timber growing thereon), described in Section 2.2(b) of the Seller’s Disclosure Letter, provided, that any buildings, roads, bridges or other improvements and fixtures thereon and any other assets or rights appurtenant thereto shall be treated as Cash Assets and shall not be included within the definition of Installment Note Timberlands.

“L/C Amount” has the meaning specified in Section 10.12(c).

“L/C Commitment Letter” has the meaning specified in Section 10.12(c).

“Landowner” means, collectively, each Timber Entity and each Cash Entity.

“Law” means any rule, regulation, statute, order, ordinance, guideline, code or other legally enforceable requirement, including common law, state and federal laws or securities laws and laws of foreign jurisdictions.

“Leasehold Interests” means, collectively, the Cash Leasehold Interests and the Timber Entity Leasehold Interests.

“Lender” means any of the following:

(i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan;

(ii) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended;

(iii) an institution substantially similar to any of the entities described in clauses (i) or (ii) of this definition;

(iv) any entity controlled by, controlling or under common control with any of the entities described in clauses (i) or (ii) of this definition; or

(v) any trustee in connection with a securitization of, the creation of collateralized debt obligations secured by, or a financing through an “owner trust” of, a note or loan.

“Letters of Credit” means the standby letters of credit in support of Buyer’s payment obligations under the Timber Notes.

“Licenses” means, collectively, the Cash Licenses and the Timber Entity Licenses.

“Lien” means any mortgage, lien, charge, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, assessment, adverse claim, levy, preference or priority or other security agreement of any kind or nature whatsoever (whether voluntary or involuntary, affirmative or negative (but excluding all negative pledges), and whether imposed or created by operation of law or otherwise) in, on or with respect to, or pledge of, any Purchased Assets, or any other interest in the Purchased Assets, designed to secure the repayment of debt or any other obligation, whether arising by Contract, operation of law or otherwise.

“Log Supply Agreement” has the meaning specified in Section 3.1(a)(x).

“Log Support Agreement” has the meaning specified in Section 3.1(a)(x).

“Master Stumpage Agreements” means the agreements to sell timber on the stump between the relevant Buying Party, as seller, and Supply Designee, as purchaser, which will provide for the sale of stumpage sufficient to permit Supply Designee to meet the volume requirements set forth in the Supply Agreements. The form of the Master Stumpage Agreement is attached as Exhibit M.

“Material Adverse Effect” means any event, occurrence, condition, fact or change that has a material and adverse effect on the Purchased Assets taken as a whole; provided, that (i) any changes in economic conditions in the timber industry, the forest products industry, the pulp and paper industry or the United States generally, (ii) any continuation of an adverse trend or condition, (iii) any change in Law, rule or regulation or interpretations thereof applicable to any Selling Party or Buying Party or (iv) any effect resulting from actions to be taken pursuant to this Agreement or any Ancillary Agreement, or which are primarily attributable to the announcement of this Agreement and the transactions contemplated hereby, shall not be considered when determining whether a “Material Adverse Effect” has occurred.

“Merchantable Timber Category” means a category of merchantable timber identified by type and FMA and further divided into Installment Note Timberlands or Cash Timberlands as described on Exhibit K.

“Merrill Lynch Debt Commitment” means the debt commitment letter from Merrill Lynch to iStar Financial Inc. dated as of the date hereof to provide Buyer Parent $702,000,000 in debt financing in connection with the transactions contemplated by this Agreement.

“Mineral Rights” has the meaning specified in Section 10.5(c).

“Mineral Sale Agreement” has the meaning specified in Section 10.5(c).

“Minimum Claim Amount” has the meaning specified in Section 13.2(b)(i)(A).

“Monetary Liens” has the meaning specified in Section 2.3(b)(i).

“Note Documents” has the meaning specified in Section 10.12.

“Note Parties” has the meaning specified in Section 10.12.

“Objection Notice” has the meaning specified in Section 2.3(a)(i).

“Other Selling Parties” has the meaning specified in the Preamble.

“Owned Cash Timberlands” has the meaning specified in Section 1.1(a).

“Owned Installment Note Timberlands” has the meaning specified in Section 1.2(a).

“Owned Timberlands” means, collectively, the Owned Cash Timberlands and the Owned Installment Note Timberlands.

“Partial Closing Plan” has the meaning specified in Section 12.4.

“Parties” has the meaning specified in the Preamble.

“Permitted Exceptions” has the meaning specified in Section 1.7.

“Person” means an individual, partnership, limited partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Personalty Assets” has the meaning specified in Section 1.1(h).

“Personal Property Leases” has the meaning specified in Section 1.1(h).

“Phase I Report” means an environmental site assessment with respect to the Timberlands prepared in general accordance with a modified version of ASTM 1527-00, 1527-05 or ASTM 1528-00 and environmental site assessments prepared in general accordance with ASTM E 2247-02 Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process for Forestland or Rural Property, and as limited by such conditions or other qualifying statements as set forth in such assessment.

“Phase II Report” means an investigation and written report conducted by an environmental professional that further evaluates an REC identified in a Phase I Report or other transaction screen process for the purpose of proving additional information regarding the nature and extent of environmental contamination associated with an REC conducted in general accordance with ASTM Standard E1903 (2002) “Standard Guide for Environmental Site Assessments: Phase II Environmental Site Assessment Process.”

“Plans” has the meaning specified in Section 7.4(a).

“Post-Closing Buyer Easement” has the meaning specified in Section 10.6(c).

“Post-Closing Reserved Easement” has the meaning specified in Section 10.6(b).

“Pre-Adjustment Purchase Price” has the meaning specified in Section 2.1.

“Pre-Closing Tax Period” means a Tax period (or any portion thereof) ending on or prior to the Closing Date.

“Pulpwood” means roundwood intended to be chipped, shredded, flaked, ground, or otherwise converted to make pulp, paper or composite panel products.

“Pulpwood Supply Agreement” has the meaning specified in Section 3.1(a)(x).

“Pulpwood Support Agreement” has the meaning specified in Section 3.1(a)(x).

“Purchase Price” has the meaning specified in Section 2.1.

“Purchase Price Allocation” has the meaning specified in Section 2.2(b).

“Purchased Assets” means, collectively, the Cash Entity Purchased Assets, the Timber Entity Interests, the Timber Entity Assets and the Buyer Affiliate Assets.

“Purchased Cash Real Property Assets” means, collectively, the Conveyed Cash Minerals and the Cash Timberlands.

“Purchased Condemnations” means, collectively, the Cash Purchased Condemnations and the Installment Note Purchased Condemnations.

“Purchased Contracts” means the Contracts in effect on the Closing Date that (i) exclusively relate to all or any portion of the Purchased Real Property Assets or the forest operations conducted on such Purchased Real Property Assets, but excluding the rights of the Selling Parties under(A) the Fiber Supply Agreements or any other Ancillary Agreements and (B) any Timberland Leases, Real Property Leases and Personal Property Leases or (ii) are described in Section 1.1(f) of the Seller’s Disclosure Letter.

“Purchased Personal Assets” has the meaning specified in Section 1.1(h)(ii).

“Purchased Real Property Assets” means, collectively, the Purchased Cash Real Property Assets and Purchased Timber Entity Real Property Assets.

“Purchased Timber Entity Real Property Assets” means, collectively, the Conveyed Timber Entity Minerals and the Installment Note Timberlands.

“Real Property Leases” means, collectively, the Cash Real Property Leases and the Installment Note Real Property Leases.

“REC” means the presence or likely presence of any Hazardous Substance or petroleum products on a property under conditions that indicated an existing release, a past release, or a material threat of a release of any Hazardous Substance or petroleum product into structures on the property or in the ground, groundwater or surface water of the property.

“Reduced Harvest” means a harvest of any merchantable timber described in a Merchantable Timber Category during the Timber Adjustment Period which is less than the Harvest Range (pro-rated for any portion of a calendar year) for such Merchantable Timber Category.

“Reduced Harvest Value” means, for each Merchantable Timber Category for which there was a Reduced Harvest, the product of (i) the difference between the Harvest Amount for such Merchantable Timber Category and the lowest timber volume in the Harvest Range for such Merchantable Timber Category and (ii) (a) in the case of all Pulpwood, the Weighted Average Price for such Merchantable Timber Category or (b) in the case of Saw Logs, the Transfer Price for such Merchantable Timber Category.

“Regulatory Law” means the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, and all federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment, (ii) foreign exchange or currency control or (iii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

“Remediation” means any investigation, removal, cleanup or remediation that is required by any Governmental Authority having and asserting jurisdiction pursuant to any Environmental Law, with respect to any Environmental Matter.

“Remediation Standard” means a numerical standard (whether resulting from an enacted statute, promulgated regulation, guidance or policy document issued by a regulatory agency, or developed on a case-by-case basis through a risk assessment or other methodology authorized pursuant to an applicable Environmental Law and acceptable to the applicable Governmental Authority) that defines the concentrations of Hazardous Substances that may be permitted to remain in any environmental media after an investigation, Remediation or containment of a release of Hazardous Substances.

“Reserved Easements” means, collectively, the easements in respect of the Owned Cash Timberlands described in

Section 1.1(a)(2) of the Seller’s Disclosure Letter, together with the easements in respect of the Owned Installment Note Timberlands described in Section 1.1(b) of the Seller’s Disclosure Letter.

“Reserved Mineral and Gas Rights” means:

(i) all executory rights, including the right to convey or execute leases, and other rights presently owned or held by the Selling Parties or any of their Affiliates with respect to the interests of any parties in any and all Reserved Minerals and Gases, together with full rights of ingress and egress and use of the surface to the extent reasonably necessary for the purposes of exploring, drilling, mining (including shaft, in situ, open pit, surface or strip mining), developing, producing, storing, removing, treating, transporting and owning all of the Reserved Minerals and Gases;

(ii) all rights in and to all personal property, fixtures and improvements appurtenant to the Reserved Minerals and Gases and used or obtained in connection with the operation of the wells, or leases, or with the production, sale or disposal of hydrocarbons or water produced thereby or attributable thereto, including pipelines, pipeline systems, gathering systems or compression facilities;

(iii) all property, rights, privileges, benefits in any way belonging, incidental to, or pertaining to the Reserved Minerals and Gases, and to the extent transferable, all exploration agreements, letter agreements, product purchase and sale contracts, surface gathering contracts, processing agreements, compression agreements, equipment leases, permits, gathering lines, rights-of-way, licenses, farmouts and farmins, options, orders, pooling, spacing agreements, operating agreements, and all other agreements related to oil and gas exploration or production; and

(iv) the right to sequester carbon dioxide or other greenhouse gas emissions in the surface soils and subsurface of the Owned Timberlands, including oil and gas reservoirs, coal seams, and other geological formations, together with the rights of ingress and egress necessary to field test and employ carbon sequestration technology in the surface soils and the subsurface of the Owned Timberlands, and to separate, transport and store carbon dioxide and greenhouse gas emissions prior to sequestration in surface soils or the subsurface of the Owned Timberlands.

“Reserved Minerals and Gases” means:

(i) the oil and gas and associated hydrocarbons and any and all gaseous hydrocarbons, as well as their constituent products (including condensate, casinghead gas, distillate and natural gas liquids) on, in or under the Owned Timberlands located in the States of Arkansas, Louisiana and Texas;

(ii) coal and lignite on, in or under the Owned Timberlands located in the States of Arkansas, Louisiana and Texas;

(iii) coalbed methane and coalseam gas on, in or under the Owned Timberlands located in the States of Arkansas, Louisiana and Texas; and

(iv) geothermal energy resources (including hydropressured reservoirs, geopressured reservoirs, steam and other gases, hot water, hot brine, heat, natural gas dissolved in formation water and any associated energy found in such formation water) and other fissionable materials on, in or under the Owned Timberlands located in the States of Arkansas, Louisiana and Texas.

“Reserved Water Rights” means all rights to withdraw groundwater from the Gulf Coast Aquifer appurtenant to the Timberlands located in the State of Texas and all rights to reasonable access to the Gulf Coast Aquifer appurtenant to the Timberlands located in the State of Texas for the production, use, commercial development and sale of such groundwater, including the use of existing roads and the right to construct future roads and pipelines.

“Saw Logs” means all large sawtimber, medium sawtimber, small sawtimber, plyblocks, chip-n-saw, canterwood, or other timber used to manufacture lumber or other wood products.

“SEC” means the Securities and Exchange Commission.

“Seller” has the meaning specified in the Preamble.

“Seller Damages” has the meaning specified in Section 13.3(a).

“Seller Indemnitees” has the meaning specified in Section 13.3(a).

“Seller’s Disclosure Letter” has the meaning specified in Article V.

“Selling Parties” has the meaning specified in the Preamble.

“Selling Parties’ Knowledge” means actual knowledge possessed by any or all of the Persons set forth on Exhibit N, without any duty on the part of such individuals to investigate or inquire into any particular matter.

“Services Agreement” has the meaning specified in Section 12.3(g).

“Special Places in the Forest” has the meaning specified in Section 10.4.

“Subsidiary” means, with respect to any Person, any other Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by such Person or (ii) such Person is entitled, directly or indirectly, to appoint a majority of the board of directors or managers or comparable supervisory body of the other Person.

“Subsurface Geosequestration Rights” means the subsurface geosequestration rights set forth in subsection (iv) of the definition of Reserved Mineral and Gas Rights with respect to the Owned Timberlands, but excluding any rights pertaining to biological sequestration above the surface of the Owned Timberlands.

“Supply Designee” means the purchaser party in the Master Stumpage Agreements.

“Support Agreements” has the meaning specified in Section 3.2(a)(x).

“Surface Use Agreement” has the meaning specified in Section 10.5(a).

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other Tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Authority” means the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration or collection of any Taxes.

“Tax Dispute Accountants” has the meaning specified in Section 2.2(d)(ii).

“Tax Return” means any return, report or similar statement (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return, or declaration of estimated Taxes.

“Termination Date” has the meaning specified in Section 14.1(b).

“Third Party Claim” has the meaning specified in Section 13.4.

“Third Party Sale” has the meaning specified in Section 10.5(c).

“Timber Adjustment Period” means the period from January 1, 2006 through the Closing Date.

“Timber Adjustment Value” means the amount equal to the Aggregate Reduced Harvest Value less the Aggregate Excess Harvest Value.

“Timber Entity” means each Delaware limited liability company or limited partnership to be formed by the Selling Parties immediately prior to the Closing for the purposes described in Section 1.2, and any successor to each such entity. Each Timber Entity will be wholly owned by Buyer.

“Timber Entity Assets” has the meaning specified in Section 1.2.

“Timber Entity Assumed Liabilities” has the meaning specified in Section 1.8(b).

“Timber Entity Instrument of Assumption” or “Timber Entities’ Instruments of Assumption” has the meaning specified in Section 1.8(b).

“Timber Entity Interests” has the meaning specified in Section 1.4.

“Timber Entity Leasehold Interests” has the meaning specified in Section 1.2(b).

“Timber Entity Licenses” has the meaning specified in Section 1.2(d).

“Timber Entity Purchased Contracts” has the meaning specified in Section 1.2(e).

“Timber Entity Real Property Leases” has the meaning specified in Section 1.2(f).

“Timber GP” means the Delaware limited liability company to be formed by the Selling Parties prior to the Closing, pursuant to organizational documents reasonably satisfactory to the Selling Parties and the Buying Parties, which will be the general partner of Timber LP Entity, and any successor to such entity.

“Timber LLC Entity” means each Delaware limited liability company to be formed by the Selling Parties prior to the Closing, pursuant to organizational documents reasonably satisfactory to the Selling Parties and the Buying Parties, for the purposes described in Section 1.2, and any successor to such entity.

“Timber LP Entity” means the Delaware limited partnership to be formed by the Selling Parties prior to the Closing, pursuant to organizational documents reasonably satisfactory to the Selling Parties and the Buying Parties, for the purposes described in Section 1.2, and any successor to such entity.

“Timber Note” has the meaning specified in Section 2.5(a).

“Timber Note Indicative Terms” has the meaning specified in Section 12.3(e).

“Timberland Leases” means, collectively, the Cash Timberland Leases and the Installment Note Timberland Leases.

“Timberlands” means the Owned Timberlands and the Leasehold Interests.

“Timberlands Purchase Price” means the sum of (i) the Installment Note Purchase Price and (ii) the portion of the Cash Purchase Price allocated to the Cash Timberlands pursuant to Section 2.2(b).

“Title Basket Amount” has the meaning specified in Section 2.3(b)(i).

“Title Commitment” means a commitment for issuance of a Title Policy by the Title Company.

“Title Company” means First American Title Insurance Company.

“Title Failure” means any portion of the Timberlands (i) which is not or immediately prior to the Closing will not be owned by a Selling Party in fee, in the case of any Owned Timberlands, or (ii) in which a Selling Party does not or immediately prior to the Closing will not have a Leasehold Interest, in the case of any Timberland Leases.

“Title Failure Carveout” has the meaning specified in Section 2.3(b)(ii).

“Title Objection Carveout” has the meaning specified in Section 2.3(b)(iii).

“Title Objection Period” has the meaning specified in Section 2.3(b)(i).

“Title Policies” means, collectively, those standard 1992 ALTA owner’s title policies insuring that, as of the Closing Date, each Cash Entity and each Timber Entity holds fee title (with respect to the Owned Timberlands) or leasehold title (with respect to the Leasehold Interests) in the Timberlands being acquired by such Cash Entity or Timber Entity, as the case may be, in each case subject only to the Permitted Exceptions, and in an amount not less that the amount of the Purchase Price allocated to such Owned Timberlands or Leasehold Interests, as applicable.

“Transaction Documents” means this Agreement, the Timber Notes, the Letters of Credit and any exhibits or schedules thereto or other documents referred to therein, the Fiber Supply Agreements and the Ancillary Agreements.

“Transfer Price” means, for a Saw Log of a given specification, the average price obtained by Seller’s forest resource division for sales of Saw Logs with similar specifications to Seller’s wood products divisions (i) for the period beginning on the date of this Agreement and ending 10 days prior to each date on which any calculation that the Agreement contemplates will be made prior to Closing is made or (ii) for the period beginning on the date of this Agreement and ending on the Closing Date for calculations that the Agreement contemplates will be made after the Closing Date.

“Transfer Taxes” has the meaning specified in Section 3.4(i).

“Treasury Regulations” means the treasury regulations (including temporary regulations) promulgated by the United States Department of Treasury with respect to the Code.

“Trustee” means the trustee party to the Services Agreement.

“Weighted Average Price” has the meaning specified in the Pulpwood Fiber Supply Agreement.

IN WITNESS WHEREOF, the Selling Parties and the Buying Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

INTERNATIONAL PAPER COMPANY

By:	/s/ David A. Liebetreu
Name:	David A. Liebetreu
Title:	Vice President

SUSTAINABLE FORESTS L.L.C.

By:	/s/ David A. Liebetreu
Name:	David A. Liebetreu
Title:	President

SP FORESTS L.L.C.

By:	/s/ David A. Liebetreu
Name:	David A. Liebetreu
Title:	President

BLUE SKY TIMBER PROPERTIES LLC

By:	/s/ David A. Liebetreu
Name:	David A. Liebetreu
Title:	President

TIMBERSTAR SOUTHWEST PARENT LLC

By:	/s/ Jay Nydick
Name:	Jay Nydick
Title:	President

TIMBERSTAR SOUTHWEST LLC

By:	/s/ Jay Nydick
Name:	Jay Nydick
Title:	President

iStar

Exhibit A-1

FORM OF BUYER PARENT INSTRUMENT OF ASSUMPTION

THIS INSTRUMENT OF ASSUMPTION (this “Assumption”) is made on this          day of                             , 2006, to be effective as of 9:00 a.m., New York City time, on the date hereof, by TimberStar Southwest Parent LLC, a Delaware limited liability company (“Buyer Parent”), in favor of International Paper Company (“Seller”) and the “Other Selling Parties” (as such term is defined in that certain Purchase Agreement, dated as of                             , 2006 (the “Purchase Agreement”), among Buyer Parent, Seller, the Other Selling Parties and the other parties named therein or thereafter becoming party thereto in accordance with Section 15.16). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, pursuant to the Purchase Agreement, the Selling Parties have agreed to sell to Buyer Parent or its Affiliate, and Buyer Parent or its Affiliate agreed to purchase from the Selling Parties, the Purchased Assets described in the Purchase Agreement, and pursuant to Section 1.8(a) of the Purchase Agreement, Buyer Parent agreed to deliver an instrument of assumption to assume the Assumed Liabilities to the extent related to the Purchased Assets.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer Parent agrees as follows:

1. Buyer Parent, hereby undertakes, assumes and agrees to perform, pay, become liable for and discharge when due, and hold the Selling Parties and their respective directors, officers, employees, Affiliates, controlling persons, agents and representatives, and their respective successors and assigns, harmless from, any and all Assumed Liabilities to the extent related to the Purchased Assets.

2. Nothing in this Assumption shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement, including without limitation, Sections 1.8(a) and 1.8(c). If any conflict exists between the terms of this Assumption and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

3. This Assumption shall be binding upon the successors and permitted assigns of Buyer Parent and shall inure to the benefit of the successors and permitted assigns of Selling Parties.

4. This Assumption shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any of the conflict of law rules thereof.

IN WITNESS WHEREOF, Buyer Parent has caused this Assumption to be duly executed and delivered as the          day of                     2006 by its officer thereunto duly authorized.

TIMBERSTAR SOUTHWEST PARENT LLC

By:
Name:
Title:

iStar

Exhibit A-2

FORM OF TIMBER ENTITY INSTRUMENT OF ASSUMPTION1

THIS INSTRUMENT OF ASSUMPTION (this “Assumption”) is made on this [•] day of [•], 2006, to be effective as of 9:00 a.m., New York City time, on the date hereof, by [Timber Entity] (“Timber Entity”), in favor of International Paper Company (“Seller”) and the “Other Selling Parties” (as such term is defined in that certain Purchase Agreement, dated as of [•], 2006 (the “Purchase Agreement”), among Timber Entity, Seller, the Other Selling Parties and the other parties named therein or thereafter becoming party thereto in accordance with Section 15.16). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, pursuant to the Purchase Agreement, the Selling Parties have agreed to transfer to Timber Entity the Timber Entity Assets described in Section 1.2 of the Purchase Agreement and conveyed in accordance with Section 1.5 of the Purchase Agreement; and

WHEREAS, in partial consideration therefor, Section 1.8(b) of the Purchase Agreement requires that, upon the Closing, Timber Entity will solely and exclusively undertake, assume and agree to perform, pay, become liable for and discharge when due, and hold the Selling Parties and their respective directors, officers, employees, Affiliates, controlling persons, agents and representatives, and their respective successors and assigns, harmless from the Timber Entity Assumed Liabilities resulting from or related exclusively to the Timber Entity Assets conveyed to Timber Entity.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the terms and conditions of the Purchase Agreement, the parties agree as follows:

1. Timber Entity hereby solely and exclusively undertakes, assumes and agrees to perform, pay, become liable for and discharge when due, and holds the Selling Parties and their respective directors, officers, employees, Affiliates, controlling persons, agents and representatives, and their respective successors and assigns, harmless from, the Timber Entity Assumed Liabilities resulting from or related exclusively to the Timber Entity Assets conveyed to Timber Entity. For the avoidance of doubt, Timber Entity shall not be deemed to have assumed any of the Excluded Liabilities.

2. This Assumption is made pursuant to and subject to the terms of the Purchase Agreement, and nothing in this Assumption shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement, including, without limitation, Sections 1.8(b) and 1.8(c). If any conflict exists between the terms of this Assumption and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

3. This Assumption shall be binding upon Timber Entity and its successors and assigns and shall inure to the benefit of the Selling Parties and their respective successors and assigns.

[1]	Each Timber Entity shall execute a separate agreement.

4. This Assumption shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any of the conflict of law rules thereof.

2

IN WITNESS WHEREOF, Timber Entity has caused this Assumption to be duly executed and delivered as of the date first above written by its officer thereunto duly authorized.

[TIMBER ENTITY]

By:
Name:
Title:

3

Exhibit B

ADJUSTMENT VALUES

See Section 2.3(i) of the Seller’s Disclosure Letter.

Exhibit C

Form of Timber Note

PURCHASE NOTE NO. P-[ 1-    ]

[$ ]	[ , 2006]

FOR VALUE RECEIVED, the undersigned, [BUYER], LLC, a Delaware limited liability company (the “Maker”), hereby promises to pay to the order of [SF, LLC], a Delaware limited liability company (the “Initial Holder”), or its successors, assigns or transferees (the Initial Holder and any such successor, assign or transferee being referred to herein as the “Holder”), in immediately available funds, the principal amount of [                    ] Dollars, together with interest thereon at the Interest Rate (as defined below), such interest payable in arrears on each Interest Payment Date (as defined below) from and including the date hereof to but excluding the date this Purchase Note is paid in full. The principal amount of this Purchase Note is due and payable on [                    ] (the “Original Stated Maturity Date”), subject to extension of maturity as hereinafter provided. In certain events hereinafter described, this Purchase Note may become due and payable prior to its stated maturity.

This Purchase Note is not subject to redemption or prepayment at the election of the Maker prior to maturity, in whole or in part.

This Purchase Note is one of [                    ] Purchase Notes numbered P-1 to P-[    ],1 inclusive, [each in the principal amount of $                    ] (the “Purchase Notes”), delivered by the Maker to the Holder pursuant to the Purchase Agreement.

All payments of principal and interest in respect of this Purchase Note and other amounts owed by the Maker hereunder shall be made in U.S. Dollars in immediately available funds to the order of the Holder by wire transfer to such account as may be specified from time to time by the Holder to the Maker in writing or, at the option of the Holder hereof, by check to such address as the Holder shall have designated to the Maker in writing. If any payment of principal of, or interest on, or any other amount owed by the Maker under this Purchase Note becomes due and payable on a day other than a Business Day (as defined below), the maturity thereof shall be extended to the next succeeding Business Day (unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day). If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

[1]	Drafting Note: Insert references to the Timber Notes issued pursuant to the Purchase Agreement that are supported by letters of credit issued by the same Bank that is the issuer of the letter of credit supporting this Note.

This Purchase Note is entitled to the benefits of the Irrevocable Standby Letter of Credit No.    (the “Letter of Credit”) of [                    ] (the “Bank”) 2, in the initial stated amount of [                    ] and subject to periodic increase and decrease as provided therein. The Letter of Credit expires on [insert date that is [15] days after the Original Stated Maturity Date in paragraph 1 above] unless earlier extended or terminated as set forth therein.

At any time that the long-term unsecured senior debt obligations of the Bank or any Substitute LC Bank (as defined below), as applicable, are no longer rated at least A+ by Standard & Poor’s and A1 by Moody’s (a “Substitution Event”)3, (i) the Holder shall have the right, but not the obligation, to require that the Maker provide a substitute standby letter of credit (the “Substitute LC,” which term shall include any substitute letter of credit issued to renew, extend or replace any Letter of Credit or Substitute LC) issued by a bank or other financial institution (the “Substitute LC Bank”) designated by Holder to replace the Letter of Credit (a Substitute LC provided as contemplated in this clause (i), a “Holder Requested Substitute LC”) and (ii) if the Holder has not exercised its right to require that the Maker provide a Holder Requested Substitute LC within thirty (30) days of receipt of notice from the Maker of the occurrence of a Substitution Event, the Maker shall have the right, but not the obligation, by delivering not less than forty five (45) days prior written notice to the Holder, to provide a Substitute LC issued by a Substitute LC Bank reasonably satisfactory to the Holder (a Substitute LC provided as contemplated in this clause (ii), a “Maker Provided Substitute LC”). If (i) the Holder exercises its right to require that the Maker provide a Holder Requested Substitute LC, (ii) the Holder requires the Maker to provide a Substitute LC on the Original Stated Maturity Date or any Extended Maturity Date (as defined below) or (iii) the Maker exercises its right to provide a Maker Provided Substitute LC:

(a) the Maker shall execute a reimbursement agreement (the “Substitute Reimbursement Agreement”) with the Substitute LC Bank substantially similar in all material respects to that certain Reimbursement Agreement, dated as of [                    ], 2006 (the “Reimbursement Agreement”), between the Maker and the Bank relating to the Letter of Credit (except that the Maker shall be entitled to require the language appearing in Section              of the Reimbursement Agreement and Section          of the Pledge Agreement without modification)4 and execute such

[2]	Drafting Note: Letter of Credit shall be issued by a high credit quality provider, with a senior unsecured rating of at least AA-/Aa3.
[3]	Drafting Note: Substitution Rights to be conformed to Timber Note Indicative Terms as contained in Exhibit J to the Purchase Agreement.
[4]	Drafting Note: Add references to the relevant provisions of the Reimbursement Agreement and the Pledge Agreement stating that the reimbursement obligations of the Bank against the Maker are recourse only against the Collateral Notes.

2

other documents in such form as the Holder or the Substitute LC Bank shall reasonably request, including, without limitation, a pledge agreement (the “Substitute Pledge Agreement”) pursuant to which the Maker shall assign and pledge to the Substitute LC Bank, and grant a security interest to the Substitute LC Bank in, among other things, the Substitute Collateral Note (as defined below), as security for the obligations of the Maker under the Substitute Reimbursement Agreement and the Substitute Pledge Agreement; and

(b) the Maker shall cause the Bank or Substitute LC Bank, as applicable, to release its security interest in the collateral pledged pursuant to the Pledge Agreement (the “Collateral”), and the Maker shall apply the proceeds of the Collateral to acquire a Collateral Note from the Substitute LC Bank (a “Substitute Collateral Note”), in a principal amount equal to the principal amount of this Purchase Note.

If the Letter of Credit is replaced with a Substitute LC, references herein to the Letter of Credit shall be deemed to refer to such Substitute LC, references herein to the Reimbursement Agreement and the Pledge Agreement shall mean the related Substitute Reimbursement Agreement and the related Substitute Pledge Agreement, respectively, and references to the Bank shall be deemed to refer to the related Substitute LC Bank, as the context requires or permits.

If the Holder has exercised its right to require that the Maker provide a Holder Requested Substitute LC and if the Maker is unable to acquire such a Substitute LC on the terms described above (including the acquisition of a Substitute Collateral Note described above), the Holder shall have the right to require the Maker to procure some other form of credit enhancement satisfactory to the Holder (a “Substitute Credit Enhancement”) in lieu of a Substitute LC.

The Holder shall pay all costs and reasonable out-of-pocket expenses incurred by the Maker in connection with (i) the provision by the Maker of a Holder Requested Substitute LC, (ii) the provision by the Maker of a Substitute Credit Enhancement, (iii) the provision by the Maker of a Substitute LC on the Original Stated Maturity Date or any Extended Maturity Date (as defined below) and (iv) the extension or renewal of the Letter of Credit on the Original Stated Maturity Date or any Extended Maturity Date; provided, however, that, the Holder shall only be required to reimburse fees and commissions payable to the Substitute LC Bank or to the provider of Substitute Credit Enhancement, as the case may be, to the extent the net present value of such fees and commissions exceeds the net present value of the fees and commissions remaining to be paid, if any, to the issuer of the Letter of Credit so substituted and provided further that, the amount of costs and expenses to be reimbursed by the Holder shall be reduced by the amount standing to the credit of the Replacement Reserve Account, if any. The Maker shall bear all costs and expenses incurred in connection with the provision of a Maker Provided Substitute LC.

3

Notwithstanding that the Original Stated Maturity Date is [                    ], such maturity date shall automatically, and without any action of the Maker or the Holder, be extended for an additional five years to [insert date that is five years after Original Stated Maturity Date] if (i) on or before [insert date that is 30 days before the Original Stated Maturity Date], (x) the Bank extends or renews the Letter of Credit for an additional five years to [insert date that is five years after LC Maturity Date] and delivers an amendment to the Holder so stating or (y) the Maker provides, or provides for the issuance of, a Substitute LC issued by a Substitute LC Bank or a Substitute Credit Enhancement, expiring no earlier than [insert a date that is five years after LC Maturity Date] and (ii) the Holder does not, prior to [insert date that is 1 year prior to date in clause (i)], deliver to the Maker a notice stating that the Holder elects that the maturity date of this Note not be extended. If the maturity date of this Note is extended pursuant to the preceding sentence, in like manner the maturity date may be extended on each fifth anniversary of the Original Stated Maturity Date for an additional five-year period or until [                    ] whichever is earlier, subject to (i) (x) the Letter of Credit being extended or renewed on or before the date that is 30 days before such anniversary for an additional five years or (y) the Maker providing, or providing for the issuance of, a Substitute LC issued by a Substitute LC Bank or a Substitute Credit Enhancement on or before the date that is 30 days before such anniversary for an additional five years and (ii) no notice being delivered by the Holder on or before one year prior to such anniversary stating that it elects that the maturity date not be so extended. In no event shall the maturity date of this Note be extended beyond the 30th (thirtieth) anniversary of the date of this Purchase Note. The Maker agrees to request the Bank to extend or renew the Letter of Credit within an adequate period, and, in any event, no less than 90 days, prior to the relevant maturity date described in the preceding two sentences. In the event that the Bank is not willing to extend or renew the Letter of Credit on the same terms as those on which the Letter of Credit was originally provided, the Holder shall have the right to require that the Maker provide a Substitute LC issued by a Substitute LC Bank or a Substitute Credit Enhancement in the manner provided above.

If any of the following events (each, an “Event of Default”) occurs and is continuing for any reason (and whether such occurrence is voluntary or involuntary or comes about or is effected by operation of law or otherwise):

(i) default in the payment when due (whether at maturity, by acceleration, upon notice of termination of the Letter of Credit or otherwise) of any principal of or interest on any of the Purchase Notes and, in the case of interest only, continuance of such default for 3 Business Days;

(ii) the filing by the Maker of a petition or answer or consent seeking relief under Title 11 of the United States Code, as now or hereafter in effect, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Maker to the institution of proceedings under such Title 11

4

or any such other law or to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) with respect to the Maker or any part of its property, or the making by the Maker of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as they become due, or the taking of corporate action to authorize any of the foregoing;

(iii) the entry of a decree or order by a court having jurisdiction for relief in respect of the Maker under Title 11 of the United States Code, as now or hereafter in effect, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Maker or any part of its properties, or ordering the winding-up or liquidation of the affairs of the Maker;

(iv) commencement of an involuntary case or other proceeding against the Maker under Title 11 of the United States Code, as now or hereafter in effect, or any other applicable federal or state bankruptcy, insolvency or other similar law which is not dismissed within 60 days of the commencement of the case or other proceeding;

(v) receipt of notice from the Bank of repudiation or termination of the Letter of Credit prior to payment in full of this Purchase Note (other than termination of the Letter of Credit upon issuance of a Substitute LC to replace such Letter of Credit);

(vi) failure by the Maker to comply with any other covenant or agreement contained herein (including failure of the Maker to provide a Substitute LC in accordance with the terms hereof after designation of a Substitute LC Bank by the Holder), if such failure shall continue unremedied for 30 days after actual knowledge of such failure by the Maker;

(vii) the occurrence of an Event of Default under any other Note; or

(viii) the insolvency, receivership, conservatorship, reorganization, winding-up, liquidation or other similar occurrence in respect of the Bank under any applicable law;

then, and in every such Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may, at its option and in addition to any other available remedy, by notice in writing to the Maker, declare this Purchase Note to be immediately due and payable, together with all interest accrued hereon and any other amounts owed by the Maker hereunder, and on delivery of such a notice, the unpaid principal amount of this Purchase Note and all interest accrued to such date, and any other amounts owed by the Maker hereunder, shall forthwith become immediately due

5

and payable without the necessity of any presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Maker; provided, however, that if any Event of Default specified in paragraph (ii), (iii) or (iv) above occurs, this Purchase Note shall forthwith automatically become immediately due and payable, both as to principal and interest, and as to any such other amounts, without any action on the part of the Holder; and provided further, however, that if the Event of Default specified in paragraph (v) above occurs, this Purchase Note shall forthwith automatically become due and payable, both as to principal and interest, and as to any such other amounts, on the fifteenth (15th) calendar day following delivery of the notice referred to in paragraph (v) without any action on the part of the Holder unless such notice is rescinded by the Bank prior to such fifteenth (15th) calendar day.

If the Maker shall default in the payment of the principal of or interest on this Purchase Note or any other amount becoming due hereunder, by acceleration or otherwise, the Maker shall, on demand from the Holder, from time to time, pay interest on such defaulted principal and, to the extent permitted by law, defaulted interest and any other amounts due hereunder, up to the date of actual payment (after as well as before judgment) at a per annum rate equal to the Interest Rate then in effect plus 2% per annum. In addition, the Maker shall pay to the Holder hereof on demand such additional amounts as shall be sufficient to pay the Holder’s costs and expenses of collection, including without limitation reasonable attorneys’ fees.

In the event of surrender of this Purchase Note to the Bank upon a drawing under the Letter of Credit, if such a surrender is required, any claim for unpaid interest following the honoring of such drawing shall survive such surrender.

The Maker shall deliver to the Holder:

(x) as soon as available and in any event within 60 days after the end of each fiscal quarter of the Maker, an unaudited balance sheet of the Maker as of the end of such fiscal quarter and the related statements of income and cash flows for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter in the previous fiscal year or the required period, all certified as to fairness of presentation, preparation in accordance with generally accepted accounting principles and consistency by the chief financial officer, treasurer or chief accounting officer of the Maker or of the controlling member of the Maker; and

(y) as soon as available and in any event within 120 days after the end of each fiscal year of the Maker, an unaudited balance sheet of the Maker as of the end of such fiscal year and the related statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year or other required period, all certified as to fairness of presentation, preparation in accordance with generally accepted accounting

6

principles and consistency by the chief financial officer, treasurer or chief accounting officer of the Maker or of the controlling member of the Maker.

For so long as Maker Parent owns all of the outstanding interests in the Maker, Maker Parent shall treat this Purchase Note as indebtedness of Maker Parent for all applicable income tax purposes.

The Maker shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

The Maker shall take all steps required by the LLC Agreement to continue the Maker’s identity as a separate legal entity and to make it apparent to other Persons that the Maker is an entity with assets and liabilities distinct from those of any other Person and shall comply with all of its other obligations under the LLC Agreement and the Purchase Agreement.

The Maker will not create, incur, assume or permit to exist any indebtedness, except for (i) indebtedness hereunder and incurred in connection with the Letter of Credit, (ii) other promissory notes (the “Other Notes”) delivered pursuant to the Purchase Agreement as well as indebtedness incurred in connection with any letter of credit related to such Other Notes and (iii) any indebtedness incurred pursuant to interest rate protection agreements, if any, entered in respect of interest payable under this Purchase Note or any Other Note.

The Maker will not take any action to create or encourage the making of a market in this Purchase Note or the listing or trading of this Purchase Note on an “established securities market” or otherwise take any action to render this Purchase Note “readily tradable in an established securities market” within the meaning of Treasury Regulation § 15A.453-1(e)(4).

This Purchase Note may, without restriction, be assigned, pledged, hypothecated or otherwise transferred by the Holder by endorsement or assignment and delivery. The Holder shall promptly notify the Maker of the name and address of any assignee or other transferee.

No delay, omission or waiver on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Except as otherwise set forth herein, the rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies the Holder would otherwise have.

7

The Maker hereby waives diligence, presentment, demand, protest, notice of dishonor and notice of any kind whatsoever, other than those notices specifically required by this Purchase Note.

The Maker’s obligations hereunder are absolute and unconditional and shall not be affected by any circumstance whatsoever, and the Maker hereby agrees to make all payments hereunder in full and when due, whether in respect to principal, interest or any other amount owed by the Maker hereunder, without notice, demand, counterclaim, setoff, deduction, defense, abatement, suspension, limitation, deferment, diminution, recoupment or other right that the Maker may have against the Holder hereof or any other person or entity, and the Maker hereby waives and agrees not to assert any defense (other than payment in accordance with the terms hereof), right of counterclaim, setoff or recoupment, or other right which it may have against the Holder hereof or any other person or entity.

The Maker shall not take any action which would cause any Letter of Credit to terminate prior to the LC Maturity Date.

As used in this Purchase Note, the following terms shall have the following meanings:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

“Business Day” means any day except (i) a Saturday, Sunday or other day on which commercial banks in New York, New York are required or authorized by law to close, and (ii) a day on which commercial banks are not open for international business (including dealings in dollar deposits) in London.

“Collateral Note” means a collateral note, deposit or similar instrument issued by the Bank or Substitute LC Bank, as applicable, or an Affiliate of the Bank or Substitute LC Bank, as applicable, which (i) bears interest based on the LIBO Rate for an interest period of six months set [two] Business Days prior to the commencement of the relevant interest period, and (ii) provides for payment of interest 15 days prior to the dates set forth for payment of interest under this Purchase Note.

“Interest Payment Date” means the last day of each Interest Period and any other date on which the principal and interest on this Purchase Note is due and payable in full.

8

“Interest Period” means (i) initially, the period commencing on the date hereof and ending on [            ] and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period and ending six months thereafter. The determination of Interest Periods shall be subject to the following provisions:

(i) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(ii) if any Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Business Day of a calendar month; and

(iii) no Interest Period shall extend beyond the stated maturity date hereof.

“Interest Rate” means (i) for the first Interest Period     % per annum and (ii) for each Interest Period thereafter a rate per annum equal to the LIBO Rate for such Interest Period plus the Margin. Interest shall be computed based on the actual number of days in an Interest Period divided by 360.

“LIBO Rate” means, for any Interest Period, an interest rate per annum appearing on page 3750 on the Moneyline Telerate Inc. (“Page 3750”) (or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars) at approximately 11:00 a.m., London time, on the day that is [two] Business Days prior to the commencement of such Interest Period for United States dollar deposits having a tenor equal to the duration of such Interest Period, or in the event such offered rate is not available from Page 3750, the average of the rate per annum at which United States dollar deposits are offered to the Bank, as determined by the Bank in accordance with its usual procedures, in the London interbank market at approximately 11:00 a.m., London time, on the day that is [two] Business Days prior to the commencement of such Interest Period for a period equal to such Interest Period; provided, however, that, if a rate cannot be determined pursuant to the foregoing provisions, the LIBO Rate for such Interest Period shall be equal to the rate of interest announced publicly by the Bank in New York, New York from time to time as the Bank’s base rate.

“LLC Agreement” means the Limited Liability Company Agreement of the Maker dated as of [            ].

“Maker Parent” means [            ].

“Margin” means [    .        ]%, provided that if the maturity date of this Note is extended beyond the Original Stated Maturity Date as contemplated herein, on the date of such extension, the Margin will be recomputed and will equal (i) if the Maker has

9

provided a Substitute LC, the margin with respect to the LIBO Rate payable on the Substitute Collateral Notes supporting such Substitute LC (which may be a negative number) and (ii) if the Maker has provided a Substitute Credit Enhancement, such margin as agreed between the Holder and the Maker at the time to reflect the rate of return on the collateral supporting such Substitute Credit Enhancement.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Person” means any individual, corporation, partnership, joint stock company, association, trust, joint venture or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Purchase Agreement” means the Purchase Agreement dated as of [            ], 2006 among [Buyer], [Buyer], [Buyer Parent], [Buyer Parent], [Buyer Affiliate], [the Other Selling Parties] and International Paper Company.

“Replacement Reserve Account” means the escrow account of the Maker into which the Maker shall deposit, or cause to be deposited, an amount equal to the cash flow generated by any Collateral Note in excess of the cash flow required to pay interest on this Purchase Note, if any.5

“Standard & Poor’s” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and delivered by hand or by registered or certified mail, or by recognized overnight delivery service, if to the Maker, to:

Buyer, LLC

c/o [Insert Address]

and if to the Holder hereof, to such address as may be furnished by such Holder to the Maker in writing with copies to:

SF, LLC

c/o International Paper Company

6400 Poplar Avenue, Tower III

Memphis, Tennessee 38197

Attention:                      General Counsel

[5]	Drafting Note: Definition may be modified to refer to specific account maintained pursuant to the Trust Agreement or otherwise.

10

Facsimile:

with copies to:                  Treasurer

Facsimile:

or to such other address as may be designated in writing by the Maker or the Holder hereof.

In case any one or more of the provisions hereof should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

This Purchase Note shall bind the Maker and the successors of the Maker, and the term “Maker” herein shall include the successors of the Maker.

The terms of this Purchase Note may be amended from time to time only by the written agreement of the Maker and the Holder.

Notwithstanding anything to the contrary contained in this Purchase Note, but subject to the last sentence of this paragraph, in any action or proceeding brought to enforce any obligation of the Maker under this Purchase Note or to exercise any right or remedy contained in this Purchase Note, no judgment, decree or other remedy shall be enforceable against, nor shall there be any recourse to, nor shall any such judgment or decree be subject to the execution or lien on, (i) any assets of any affiliate of the Maker, (ii) any assets of any manager, trustee, administrator, officer, director, agent or other representative, stockholder, equity holder, or member (whether direct or indirect) of the Maker or any of their respective successors or assigns (each, a “Maker Party”) or (iii) any assets of any manager, trustee, administrator, officer, director, agent, other representative, stockholder, equity holder, or member (whether direct or indirect) of any Maker Party or any of their respective successors or assigns, nor shall the Holder seek any other relief with respect to Persons described in clauses (i) through (iii) of this paragraph, it being specifically understood and agreed that such Persons shall have no personal liability for the payment of any obligations of the Maker under this Purchase Note. Notwithstanding anything to the contrary contained in this Purchase Note, but subject to the last sentence of this paragraph, the Holder agrees that neither it, nor any Person acting on its behalf, may assert any claim or cause of action for payment of any of the obligations of the Maker hereunder against any Maker Party or any manager, trustee, administrator, officer, director, agent, other representative, stockholder, equity holder, member (whether direct or indirect) of any Maker Party or any of their respective successors or assigns. Nothing in this paragraph shall limit the Holder’s rights and remedies with respect to the Member Note or Transferee Member Note (each as defined in the LLC Agreement).

This Purchase Note and the rights and the duties of the Maker and the Holder hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

11

[BUYER], LLC

By:	[ ], LLC,
its sole member

	By:	[ ], LLC, as Agent

By:
Name:
Title:

12

iStar

Exhibit D-1

FORM OF GENERAL ASSIGNMENT AND ASSUMPTION1

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is entered into on             , 2006, to be effective as of 9:00 a.m., New York City time, on the date hereof (the “Effective Date”), by and among [CASH ENTITY], a [•] limited liability company (“Cash Entity”), INTERNATIONAL PAPER COMPANY, a New York corporation (“Seller”), the Other Selling Parties (as such term is defined in that certain Purchase Agreement, dated as of                         , 2006 (the “Purchase Agreement”), among Cash Entity, Seller, the Other Selling Parties and the other parties named therein or thereafter becoming party thereto in accordance with Section 15.16. Seller and the Other Selling Parties are herein collectively referred to as the “Selling Parties”).

WHEREAS, pursuant to the Purchase Agreement, the Selling Parties have agreed to assign to Cash Entity, and Cash Entity has agreed to assume from the Selling Parties, for the consideration and upon the terms and conditions set forth in the Purchase Agreement, all of the Selling Parties’ right, title and interest in and to, and liabilities and obligations in connection with, the Cash Purchased Contracts, Cash Licenses and Cash Purchased Condemnations described in Section 1.1 and conveyed to such Cash Entity as described in Section 1.5 of the Purchase Agreement, as such terms are defined in the Purchase Agreement (collectively, the “Assigned Assets”).

WHEREAS, the Selling Parties have agreed to deliver to Cash Entity such instruments of sale, transfer, conveyance, assignment and delivery as are required to vest in Cash Entity all of the Selling Parties’ right, title and interest in and to the Assigned Assets; and

WHEREAS, Cash Entity desires to deliver to the Selling Parties such instruments as are required in order to effectuate and evidence the assumption by Cash Entity of the liabilities and obligations in connection with the Assigned Assets;

NOW, THEREFORE, pursuant to the Purchase Agreement and in consideration of the mutual promises contained therein, and for other good and valuable consideration, the receipt and sufficiency of which the Selling Parties and Cash Entity each acknowledge, the parties agree as follows:

1.	Each capitalized term used but not defined in this Agreement shall have the meaning ascribed to it in the Purchase Agreement.

2.	Effective as of the Effective Date, the Selling Parties hereby sell, transfer, assign, convey and deliver to Cash Entity, and Cash Entity hereby accepts the sale, transfer, assignment, conveyance and delivery of, all of the Selling Parties’ right, title and interest in, to and under all of the Assigned Assets.[2]

[1]	Form to be modified to include such non-substantive revisions as may be required to comply with local law.
[2]	Issue re: proper entity conveying relevant assets to be revisited prior to closing if such issue is problematic to Buyer’s lenders.

3.	Effective as of the Effective Date, and subject to the provisions of the Purchase Agreement, Cash Entity hereby assumes and agrees to undertake, assume, perform, pay, become liable for and discharge when due, all of the Selling Parties’ liabilities and obligations, whether accrued or unaccrued, absolute or contingent, known or unknown, asserted or unasserted, resulting from or related to the Assigned Assets, other than the Excluded Liabilities.

4.	Nothing in this Agreement shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement. If any conflict exists between the terms of this Agreement and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

5.	This Agreement shall be binding upon and inure to the benefit of Cash Entity and Selling Parties and their respective successors and permitted assigns.

6.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

iStar

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

INTERNATIONAL PAPER COMPANY

By:
Name:
Title:

OTHER SELLING PARTIES

By:
Name:
Title:

[CASH ENTITY]

By:
Name:
Title:

Signature Page to General Assignment and Assumption

iStar

Exhibit D-2

FORM OF GENERAL TIMBER ENTITY ASSIGNMENT AND ASSUMPTION1

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is entered into on                     , 2006, to be effective as of 9:00 a.m., New York City time, on the date hereof (the “Effective Date”), by and among [TIMBER ENTITY], a [•] limited liability company (“Timber Entity”), INTERNATIONAL PAPER COMPANY, a New York corporation (“Seller”), the Other Selling Parties (as such term is defined in that certain Purchase Agreement, dated as of                     , 2006 (the “Purchase Agreement”), among Timber Entity, the Other Selling Parties and the other parties named therein or thereafter becoming party thereto in accordance with Section 15.16. Seller and the Other Selling Parties are herein collectively referred to as the “Selling Parties”).

WHEREAS, pursuant to the Purchase Agreement, the Selling Parties have agreed to assign to Timber Entity and Timber Entity has agreed to assume from the Selling Parties, for the consideration and upon the terms and conditions set forth in the Purchase Agreement, all of the Selling Parties’ right, title and interest in and to, and liabilities and obligations in connection with, the Timber Entity Purchased Contracts, Timber Entity Licenses and the Installment Note Purchased Condemnations described in Section 1.2 of the Purchase Agreement and conveyed to such Timber Entity as described in Section 1.5 of the Purchase Agreement, as such terms are defined in the Purchase Agreement (collectively, the “Assigned Assets”).

WHEREAS, the Selling Parties have agreed to deliver to Timber Entity such instruments of sale, transfer, conveyance, assignment and delivery as are required to vest in Timber Entity all of the Selling Parties’ right, title and interest in and to the Assigned Assets; and

WHEREAS, Timber Entity desires to deliver to the Selling Parties such instruments as are required in order to effectuate and evidence the assumption by Timber Entity of the liabilities and obligations in connection with the Assigned Assets;

NOW, THEREFORE, pursuant to the Purchase Agreement and in consideration of the mutual promises contained therein, and for other good and valuable consideration, the receipt and sufficiency of which the Selling Parties and Timber Entity each acknowledge, the parties agree as follows:

1.	Each capitalized term used but not defined in this Agreement shall have the meaning ascribed to it in the Purchase Agreement.

2.	Effective as of the Effective Date, the Selling Parties hereby sell, transfer, assign, convey and deliver to Timber Entity, and Timber Entity hereby accepts the sale, transfer, assignment, conveyance and delivery of, all of the Selling Parties’ right, title and interest in, to and under all of the Assigned Assets.[2]

[1]	Form to be modified to include such non-substantive revisions as may be required to comply with local law.
[2]	Issue re: proper entity conveying relevant assets to be revisited prior to closing if such issue is problematic to Buyer’s lenders.

3.	Effective as of the Effective Date, and subject to the provisions of the Purchase Agreement, Timber Entity hereby assumes and agrees to undertake, assume, perform, pay, become liable for and discharge when due, all of the Selling Parties’ liabilities and obligations, whether accrued or unaccrued, absolute or contingent, known or unknown, asserted or unasserted, resulting from or related to the Assigned Assets, other than the Excluded Liabilities.

4.	Nothing in this Agreement shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement. If any conflict exists between the terms of this Agreement and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

5.	This Agreement shall be binding upon and inure to the benefit of Timber Entity and Selling Parties and their respective successors and permitted assigns.

6.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

iStar

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

INTERNATIONAL PAPER COMPANY

By:
Name:
Title:

OTHER SELLING PARTIES

By:
Name:
Title:

[TIMBER ENTITY]

By:
Name:
Title:

Signature Page to General Timber Entity Assignment and Assumption

iStar

Exhibit D-3

FORM OF GENERAL BUYER AFFILIATE ASSIGNMENT AND ASSUMPTION1

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is entered into on                     , 2006, to be effective as of 9:00 a.m., New York City time, on the date hereof (the “Effective Date”), by and among [[BUYER AFFILIATE], a [•] corporation (“Buyer Affiliate”)] [[CASH ENTITY], a [•] limited liability company], INTERNATIONAL PAPER COMPANY, a New York corporation (“Seller”), the Other Selling Parties (as such term is defined in that certain Purchase Agreement, dated as of                     , 2006 (the “Purchase Agreement”), among TimberStar Southwest Parent LLC, a Delaware limited liability company (“Buyer Parent”), TimberStar Southwest LLC, a Delaware limited liability company and a wholly owned subsidiary of Buyer Parent, Seller, the Other Selling Parties and the other parties named therein or thereafter becoming party thereto in accordance with Section 15.16. Seller and the Other Selling Parties are herein collectively referred to as the “Selling Parties”).

WHEREAS, pursuant to the Purchase Agreement, the Selling Parties have agreed to assign to [Buyer Affiliate] [Cash Entity], and [Buyer Affiliate] [Cash Entity] has agreed to assume from the Selling Parties, for the consideration and upon the terms and conditions set forth in the Purchase Agreement, all of the Selling Parties’ right, title and interest in and to, and liabilities and obligations in connection with, the [Personal Property Leases] [Cash Purchased Condemnations] conveyed to such [Buyer Affiliate] [Cash Entity] as described in Section 1.5 of the Purchase Agreement, as such terms are defined in the Purchase Agreement (collectively, the “Assigned Assets”).

WHEREAS, the Selling Parties desire to deliver to [Buyer Affiliate] [Cash Entity] such instruments of sale, transfer, conveyance, assignment and delivery as are required to vest in [Buyer Affiliate] [Cash Entity] all of the Selling Parties’ right, title and interest in and to the Assigned Assets; and

WHEREAS, [Buyer Affiliate] [Cash Entity] desires to deliver to the Selling Parties such instruments as are required in order to effectuate and evidence the assumption by [Buyer Affiliate] [Cash Entity] of the liabilities and obligations in connection with the Assigned Assets;

NOW, THEREFORE, pursuant to the Purchase Agreement and in consideration of the mutual promises contained therein, and for other good and valuable consideration, the receipt and sufficiency of which the Selling Parties and [Buyer Affiliate] [Cash Entity] each acknowledge, the parties agree as follows:

1.	Each capitalized term used but not defined in this Agreement shall have the meaning ascribed to it in the Purchase Agreement.

[1]	Form to be modified to include such non-substantive revisions as may be required to comply with local law.

2.	Effective as of the Effective Date, the Selling Parties hereby sell, transfer, assign, convey and deliver to [Buyer Affiliate] [Cash Entity], and [Buyer Affiliate] [Cash Entity] hereby accepts the sale, transfer, assignment, conveyance and delivery of, all of the Selling Parties’ right, title and interest in, to and under all of the Assigned Assets.[2]

3.	From and after the date hereof and subject to the provisions of the Purchase Agreement, [Buyer Affiliate] [Cash Entity] hereby assumes and agrees to undertake, assume, perform, pay, become liable for and discharge when due, all of the Selling Parties’ liabilities and obligations, whether accrued or unaccrued, absolute or contingent, known or unknown, asserted or unasserted, resulting from or related to the Assigned Assets, other than the Excluded Liabilities.

4.	Nothing in this Agreement shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement. If any conflict exists between the terms of this Agreement and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

5.	This Agreement shall be binding upon and inure to the benefit of [Buyer Affiliate] [Cash Entity] and Selling Parties and their respective successors and permitted assigns.

6.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[2]	Issue re: proper entity conveying relevant assets to be revisited prior to closing if such issue is problematic to Buyer’s lenders.

iStar

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

INTERNATIONAL PAPER COMPANY

By:
Name:
Title:

OTHER SELLING PARTIES

By:
Name:
Title:

[BUYER AFFILIATE] [CASH ENTITY]

By:
Name:
Title:

Signature Page to General Buyer Affiliate Assignment and Assumption

iStar

Exhibit D-4

[TEXAS FORM]

FORM OF ASSIGNMENT AND ASSUMPTION OF TIMBERLAND LEASE1

THIS ASSIGNMENT AND ASSUMPTION OF TIMBERLAND LEASE (the “Assignment”) is made and entered into as of this                      day of                     , 2006, by and among                     , a                      (“Assignor”), and [CASH ENTITY] [TIMBER ENTITY], a [•] limited liability company (“Assignee”).

W I T N E S S E T H

WHEREAS, in conjunction with that certain Purchase Agreement, dated as of                     , 2006 (the “Purchase Agreement”), among TimberStar Southwest Parent LLC, a Delaware limited liability company (“Buyer Parent”), TimberStar Southwest LLC, a Delaware limited liability company and a wholly owned subsidiary of Buyer Parent, the other Buying Parties becoming party thereto in accordance with Section 15.16 thereof, Assignor and the other Selling Parties, Assignor has agreed to sell, assign, transfer and convey to Assignee all of Assignor’s right, title and interest in and to that certain [Cash Timberland Lease] [Installment Note Timberland Lease] described on Exhibit A attached hereto (the “Subject Timberland Lease”), and Assignee has agreed to undertake, assume and agree to perform, pay, become liable for and discharge when due any and all liabilities and obligations under the Subject Timberland Lease. Capitalized terms used but not defined in this Assignment shall have the meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Assignor hereby sells, assigns, transfers and conveys all of Assignor’s right, title and interest in and to the Subject Timberland Lease and the [Cash Leasehold Interest] [Timber Entity Leasehold Interest] associated with the Subject Timberland Lease (the “Subject Leasehold Interest”).

2.	Subject to the terms of the Purchase Agreement, Assignee hereby purchases, acquires and accepts from Assignor all of Assignor’s rights, title and interests in and to the Subject Timberland Lease and the Subject Leasehold Interest, and, effective as of the date hereof, Assignee hereby undertakes, assumes and agrees to perform, pay and become liable for and discharge when due any and all liabilities and obligations, whether accrued or unaccrued, absolute or contingent, known or unknown, asserted or unasserted, resulting from or related to or arising under, the Subject Timberland Lease and the Subject Leasehold Interest.

[1]	Form to be modified to include such non-substantive revisions as may be required to comply with local law.

3.	This Assignment is subject to the indemnification provisions of Article XIII of the Purchase Agreement.

4.	The rights and obligations of the parties under this Assignment with respect to the Subject Timberland Lease and the Subject Leasehold Interest are subject to the terms of the Purchase Agreement, and such rights and obligations shall survive the Closing.

5.	Nothing in this Assignment shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement. If any conflict exists between the terms of this Assignment and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

6.	This Assignment may not be amended or modified in any manner other than by an agreement in writing signed by the parties or their respective successors or permitted assigns. No waiver under this Assignment shall be valid or binding unless set forth in a writing duly executed and delivered by the party against whom enforcement of such waiver is sought. Neither the waiver by any of the parties of a breach or default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Assignment or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

7.	THIS ASSIGNMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

8.	This Assignment shall not be assignable or otherwise transferable (a) by Assignee without the prior written consent of Assignor, to the extent required pursuant to the Purchase Agreement, and (b) by Assignor without the prior written consent of Assignee to the extent permitted pursuant to the Purchase Agreement; provided, however, that Assignor may, by written notice to Assignee, assign all or any portion of its rights and obligations under this Assignment to any Affiliate thereof to the extent permitted pursuant to the Purchase Agreement. Any attempt to assign this Assignment without the prior written consent required by this Section 8 shall be void. This Assignment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

9.	This Assignment and the Purchase Agreement constitutes the entire agreement and understanding of the parties, and supersedes any prior agreements or understandings, whether written or oral, among the parties, with respect to the subject matter hereof.

10.	This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and, when taken together, shall constitute one agreement.

11.	Any notice given pursuant to this Assignment shall be given in writing and delivered in person, by overnight courier, by facsimile (with a copy sent by regular mail) or by registered or certified mail, postpaid, return receipt requested, addressed as follows:

If to Assignor, to:

International Paper Company

6400 Poplar Avenue, Tower III

Memphis, Tennessee 38197

Attention: General Counsel

Facsimile:

with copies to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:  Jeffrey J. Rosen, Esq.

                    William D. Regner, Esq.

Facsimile: (212) 909-6836

If to Assignee to:

[•]

with a copy to:

[•]

Such notices, if delivered personally or by overnight courier service, shall be deemed given at the time of delivery; if sent by registered or certified mail, shall be deemed given two days after the time of mailing; and if sent by facsimile, shall be deemed given on the next day following the day on which such facsimile was sent, provided that a copy is also sent by regular mail.

[Signatures appear on next page]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Timberland Lease, effective as the date first stated above.

ASSIGNOR:

, a

By:
Name:
Title:

STATE OF                     , COUNTY OF

Before me, the undersigned, a Notary Public of the State and County aforesaid, duly commissioned and qualified, personally appeared                                                                       with whom I am personally acquainted, (or proved to me on the basis of satisfactory evidence) and who, upon oath, acknowledged himself to be the                              of                                  the within named bargainor, a corporation, and that he as such                                 , executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as                                         .

WITNESS my hand and Official Seal this      day of                     , 20    .

Notary Public

My Commission expires:

ASSIGNEE:

[CASH ENTITY] [TIMBER ENTITY]

By:
Name:
Title:

STATE OF                     , COUNTY OF

Before me, the undersigned, a Notary Public of the State and County aforesaid, duly commissioned and qualified, personally appeared                                                                               with whom I am personally acquainted, (or proved to me on the basis of satisfactory evidence) and who, upon oath, acknowledged himself to be the                      of                              the within named bargainor, a corporation, and that he as such                                     , executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as                                                  .

WITNESS my hand and Official Seal this          day of                     , 20    .

Notary Public

My Commission expires:

EXHIBIT A

DESCRIPTION OF TIMBERLAND LEASE

[LOUISIANA FORM]2

STATE OF LOUISIANA

PARISH OF

FORM OF ASSIGNMENT AND ASSUMPTION OF TIMBERLAND LEASE3

THIS ASSIGNMENT AND ASSUMPTION OF TIMBERLAND LEASE (the “Assignment”) is made and entered into as of this                      day of                     , 2006, by and among                     , a                      (“Assignor”), and [CASH ENTITY] [TIMBER ENTITY], a [•] [limited liability company] (“Assignee”).

W I T N E S S E T H

WHEREAS, in conjunction with that certain Purchase Agreement, dated as of                         , 2006 (the “Purchase Agreement”), among TimberStar Southwest Parent LLC, a Delaware limited liability company (“Buyer Parent”), TimberStar Southwest LLC, a Delaware limited liability company and a wholly owned subsidiary of Buyer Parent, the other Buying Parties becoming party thereto in accordance with Section 15.16 thereof, Assignor and the other Selling Parties, Assignor has agreed to sell, assign, transfer and convey to Assignee all of Assignor’s right, title and interest in and to that certain [Cash Timberland Lease] [Installment Note Timberland Lease] described on Exhibit A attached hereto (the “Subject Timberland Lease”), and Assignee has agreed to undertake, assume and agree to perform, pay, become liable for and discharge when due any and all liabilities and obligations under the Subject Timberland Lease. Capitalized terms used but not defined in this Assignment shall have the meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Assignor hereby sells, assigns, transfers and conveys all of Assignor’s right, title and interest in and to the Subject Timberland Lease and the [Cash Leasehold Interest] [Timber Entity Leasehold Interest] associated with the Subject Timberland Lease (the “Subject Leasehold Interest”).

2.	Subject to the terms of the Purchase Agreement, Assignee hereby purchases, acquires and accepts from Assignor all of Assignor’s rights, title and interests in and to the Subject Timberland Lease and the Subject Leasehold Interest, and, effective as of the date hereof, Assignee hereby undertakes, assumes and agrees to perform, pay and become liable for

[2]	Subject to changes to satisfy Louisiana law and other customs and laws.
[3]	Form to be modified to include such non-substantive revisions as may be required to comply with local law.

and discharge when due any and all liabilities and obligations, whether accrued or unaccrued, absolute or contingent, known or unknown, asserted or unasserted, resulting from or related to or arising under, the Subject Timberland Lease and the Subject Leasehold Interest.

3.	This Assignment is subject to the indemnification provisions of Article XIII of the Purchase Agreement.

4.	The rights and obligations of the parties under this Assignment with respect to the Subject Timberland Lease and the Subject Leasehold Interest are governed by the terms of the Purchase Agreement, and nothing in this Assignment shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement. If any conflict exists between the terms of this Assignment and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

5.	This Assignment may not be amended or modified in any manner other than by an agreement in writing signed by the parties or their respective successors or permitted assigns. No waiver under this Assignment shall be valid or binding unless set forth in a writing duly executed and delivered by the party against whom enforcement of such waiver is sought. Neither the waiver by any of the parties of a breach or default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Assignment or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

6.	THIS ASSIGNMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF LOUISIANA, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

7.	This Assignment shall not be assignable or otherwise transferable (a) by Assignee without the prior written consent of Assignor, to the extent required pursuant to the Purchase Agreement, and (b) by Assignor without the prior written consent of Assignee to the extent permitted pursuant to the Purchase Agreement; provided, however, that Assignor may, by written notice to Assignee, assign all or any portion of its rights and obligations under this Assignment to any Affiliate thereof to the extent permitted pursuant to the Purchase Agreement. Any attempt to assign this Assignment without the prior written consent required by this Section 7 shall be void. This Assignment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

8.	This Assignment and the Purchase Agreement constitutes the entire agreement and understanding of the parties, and supersedes any prior agreements or understandings, whether written or oral, among the parties, with respect to the subject matter hereof.

9.	This Assignment may be signed in any number of counterparts, each of which shall be deemed an original and, when taken together, shall constitute one agreement.

10.	Any notice given pursuant to this Assignment shall be given in writing and delivered in person, by overnight courier, by facsimile (with a copy sent by regular mail) or by registered or certified mail, postpaid, return receipt requested, addressed as follows:

If to Assignor, to:

International Paper Company

6400 Poplar Avenue, Tower III

Memphis, Tennessee 38197

Attention: General Counsel

Facsimile:

with copies to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Jeffrey J. Rosen, Esq.

                    William D. Regner, Esq.

Facsimile: (212) 909-6836

If to Assignee to:

[•]

with a copy to:

[•]

Such notices, if delivered personally or by overnight courier service, shall be deemed given at the time of delivery; if sent by registered or certified mail, shall be deemed given two days after the time of mailing; and if sent by facsimile, shall be deemed given on the next day following the day on which such facsimile was sent, provided that a copy is also sent by regular mail.

[Signatures appear on next page]

THUS DONE AND PASSED in                     ,                     , on the      day of                     , 2006, in the presence of the undersigned competent witnesses and Notary Public.

WITNESSES:	ASSIGNOR:

, a

By:
Printed Name:	Name:
Title:

Printed Name:

NOTARY PUBLIC
Printed Name:
Notary No.

THUS DONE AND PASSED in                                 ,                                 , on the                          day of                         , 2006, in the presence of the undersigned competent witnesses and Notary Public.

WITNESSES:	ASSIGNEE:

[CASH ENTITY][TIMBER ENTITY], a [•]

By:
Printed Name:	Name:
Title:

Printed Name:

NOTARY PUBLIC
Printed Name:
Notary No.

EXHIBIT A

DESCRIPTION OF TIMBERLAND LEASE

iStar

Exhibit D-5

Form of Assignment and Assumption of Real Property Leases

iStar

ASSIGNMENT AND ASSUMPTION OF REAL PROPERTY LEASES1

THIS ASSIGNMENT AND ASSUMPTION OF REAL PROPERTY LEASES (the “Assignment”) is made and entered into as of this      day of             , 2006, by and among INTERNATIONAL PAPER COMPANY, a New York corporation (“Assignor”), the parties listed on the signature pages hereto (the “Other Assigning Parties”, and, collectively with Assignor, the “Assigning Parties”), and [CASH ENTITY] [TIMBER ENTITY], a [•] limited liability company (“Assignee”).

W I T N E S S E T H

WHEREAS, in conjunction with that certain Purchase Agreement dated as of                     , 2006 (the “Purchase Agreement”), among TimberStar Southwest Parent LLC, a Delaware limited liability company (“Buyer Parent”), TimberStar Southwest LLC, a Delaware limited liability company and a wholly owned subsidiary of Buyer Parent, the other Buying Parties becoming party thereto in accordance with Section 15.16 thereof, Assignor and the Other Selling Parties, the Assigning Parties have agreed to sell, assign, transfer and convey to Assignee all of the Assigning Parties’ rights, title and interests in, to and under the [Cash Real Property Leases] [Timber Entity Real Property Leases] (the “Subject Real Property Leases”), and Assignee has agreed to undertake, assume and agree to perform, pay, become liable for and discharge when due any and all liabilities and obligations under the Subject Real Property Leases. Capitalized terms used but not defined in this Assignment shall have the meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The Assigning Parties hereby sell, assign, transfer and convey all of the Assigning Parties’ right, title and interest in and to the Subject Real Property Leases and purchase options, prepaid rents, security deposits and leasehold improvements relating thereto in accordance with the Purchase Agreement (collectively, the “Lease Rights”).

2.	Subject to the terms of the Purchase Agreement, Assignee hereby purchases, acquires and accepts from the Assigning Parties all of the Assigning Parties’ rights, title and interests in and to the Subject Real Property Leases and the Lease Rights and, effective as of the date hereof, undertakes, assumes and agrees to perform, pay and become liable for and discharge when due any and all liabilities and obligations, whether accrued or unaccrued, absolute or contingent, known or unknown, asserted or unasserted, resulting from or related to or arising under, the Subject Real Property Leases.

3.	This Assignment is subject to the indemnification provisions of Article XIII of the Purchase Agreement.

[1]	Form to be modified to include such non-substantive revisions as may be required to comply with local law.

4.	The rights and obligations of the parties under this Assignment with respect to the Subject Real Property Leases and the Lease Rights are subject to the terms of the Purchase Agreement, and such rights and obligations shall survive the Closing.

5.	Nothing in this Agreement shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement. If any conflict exists between the terms of this Agreement and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

6.	This Assignment may not be amended or modified in any manner other than by an agreement in writing signed by the parties or their respective successors or permitted assigns. No waiver under this Assignment shall be valid or binding unless set forth in a writing duly executed and delivered by the party against whom enforcement of such waiver is sought. Neither the waiver by any of the parties of a breach or default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Assignment or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

7.	This Assignment shall not be assignable or otherwise transferable (a) by Assignee without the prior written consent of Assignor, to the extent required pursuant to the Purchase Agreement, and (b) by any of the Assigning Parties without the prior written consent of Assignee to the extent permitted pursuant to the Purchase Agreement; provided, however, that any of the Assigning Parties may, by written notice to Assignee, assign all or any portion of its rights and obligations under this Assignment to any Affiliate thereof to the extent permitted pursuant to the Purchase Agreement. Any attempt to assign this Assignment without the prior written consent required by this Section 8 shall be void. This Assignment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

8.	This Assignment and the Purchase Agreement constitutes the entire agreement and understanding of the parties, and supersedes any prior agreements or understandings, whether written or oral, among the parties, with respect to the subject matter hereof.

9.	This Assignment may be signed in any number of counterparts, each of which shall be deemed an original and, when taken together, shall constitute one agreement.

10.	Any notice given pursuant to this Assignment shall be given in writing and delivered in person, by overnight courier, by facsimile (with a copy sent by regular mail) or by registered or certified mail, postpaid, return receipt requested, addressed as follows:

If to the Assigning Parties, to:

International Paper Company

6400 Poplar Avenue, Tower III

Memphis, Tennessee 38197

Attention: General Counsel

Facsimile:

with copies to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Jeffrey J. Rosen, Esq.

        William D. Regner, Esq.

Facsimile: (212) 909-6836

If to Assignee to:

[•]

with a copy to:

[•]

Such notices, if delivered personally or by overnight courier service, shall be deemed given at the time of delivery; if sent by registered or certified mail, shall be deemed given two days after the time of mailing; and if sent by facsimile, shall be deemed given on the next day following the day on which such facsimile was sent, provided that a copy is also sent by regular mail.

[Signatures appear on next page]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Real Property Leases, effective as the date first stated above.

ASSIGNOR:

INTERNATIONAL PAPER COMPANY, a New York corporation

By:
Name:
Title:

OTHER ASSIGNING PARTIES:

_______________, a

_________________

By:
Name:
Title:

_______________, a

_______________

By:
Name:
Title:

ASSIGNEE:

[CASH ENTITY] [TIMBER ENTITY], a [•]

By:
Name:
Title:

iStar

Exhibit E

FORM OF BILL OF SALE1

THIS BILL OF SALE (“Bill of Sale”) is made on this      day of             , 2006, to be effective as of 9:00 a.m., New York City time, on the date hereof (the “Effective Date”), by and among INTERNATIONAL PAPER COMPANY, a New York corporation (“Seller”), the Other Selling Parties and [Cash Entity (the “Cash Entity”)] [(Buyer Affiliate (“Buyer Affiliate”)].2

WHEREAS, pursuant to that certain Purchase Agreement, dated as of                     , 2006 (the “Purchase Agreement”), among TimberStar Southwest Parent LLC, a Delaware limited liability company (“Buyer Parent”), TimberStar Southwest LLC, a Delaware limited liability company and a wholly owned subsidiary of Buyer Parent, the other Buying Parties becoming party thereto in accordance with Section 15.16 thereof, Seller and the Other Selling Parties, the Selling Parties have agreed to sell to [the Cash Entity] [Buyer Affiliate], and [the Cash Entity] [Buyer Affiliate] has agreed to purchase from the Selling Parties, for the consideration and upon the terms and conditions set forth in the Purchase Agreement, certain personal property defined therein as the [Purchased Personal Assets] [Buyer Affiliate Assets] and identified as such in Section 1.5 of the Seller’s Disclosure Letter (the “Subject Personalty Assets”); and

WHEREAS, the Selling Parties have agreed to deliver to [the Cash Entity] [Buyer Affiliate] such instruments of sale, transfer, conveyance, assignment and delivery as are required to vest in Buyer all of the right, title and interest of the Selling Parties in and to the Subject Personalty Assets;

NOW, THEREFORE, pursuant to the Purchase Agreement and in consideration of the mutual promises it contains, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1.	Capitalized terms used herein but not otherwise defined in this Bill of Sale shall have the meanings ascribed to such terms in the Purchase Agreement.

2.	Effective as of the [Effective Date], the Selling Parties hereby sell, transfer, assign, convey and deliver to [the Cash Entity] [Buyer Affiliate] all of the right, title and interest of the Selling Parties in and to all of the Subject Personalty Assets, free and clear of all Liens.

3.	Nothing in this Bill of Sale shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement. If any conflict exists between the terms of this Bill of Sale and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

[1]	Form to be modified to include such non-substantive revisions as may be required to comply with local law.
[2]	Party dependent on the entity to which the subject assets are transferred.

4.	This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.	This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed and delivered as of the date first above written.

Seller:

INTERNATIONAL PAPER COMPANY

By:
Name:
Title:

Other Selling Parties:

SUSTAINABLE FORESTS L.L.C.

By:
Name:
Title:

SP FORESTS L.L.C.

By:
Name:
Title:

BLUE SKY TIMBER PROPERTIES LLC

By:
Name:
Title:

[Timber Entity:] [Buyer Affiliate:]

[ ]

By:
Name:
Title:

Signature Page to Bill of Sale

iStar

Exhibit F-1

PULPWOOD SUPPLY AGREEMENT

BY AND BETWEEN

INTERNATIONAL PAPER CO (“BUYER”)

AND

[                    ] (“SELLER”)

INDEX

PARAGRAPH	PAGE

1. Definitions	3
2. Term	5
3. Volumes	5
4. Specifications	6
5. Price Schedule	6
6. Delivery, Scaling and Weighing	8
7. Defaults; Limitation of Damages	8
8. Payment	9
9. Assignment and Termination	9
10. Independent Contractor Status	10
11. Indemnity	11
12. Attorneys’ Fees and Costs	11
13. Management Obligation	11
14. Insurance	12
15. Warranty and Taxes	13
16. Compliance with Laws, Rules and Regulations	13
17. Force Majeure	13
18. Succession	14
19. Notices	14
20. Dispute Resolution	14
21. Confidentiality	15
22. Sale of Timberlands	16
23. Complete Agreement	16
24. Governing Law	16
25. Miscellaneous	16
26. Right to Access and Audit	16

SCHEDULES

Schedule 1	Minimum Harvest Plan
Schedule 1(t)	Zones
Schedule 3(f)	2006 Harvest Plan
Schedule 4	Specifications
Schedule 5	Freight Adjustment Table

EXHIBITS

Exhibit A	Timberlands Description
Exhibit A-Annex 1	Mill Locations
Exhibit A-Annex 2	Former Blue Sky Timberlands
Exhibit A-Annex 3	Timberlands in Other iStar FMAs
Exhibit B	Stumpage Agreement
Exhibit C	Support Agreement
Exhibit D	Memorandum of Agreement

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Pulpwood Supply Agreement

INTERNATIONAL PAPER COMPANY, a New York corporation (“BUYER”) with an address at 6400 Poplar Ave., Memphis, Tennessee, and                     , a [Delaware] corporation (“SELLER”) with an address at                                         , do enter into and execute this Pulpwood Supply Agreement (this “Agreement”) as of this      day of             , 2006.

RECITALS

WHEREAS: BUYER is desirous of acquiring, and SELLER is desirous of providing, Pulpwood (as defined herein) and biomass from the timberlands described in Exhibit A (the “Timberlands”), to service for a period of years paper mills located at the locations set forth in Exhibit A – Annex 1 (the “Mills”) and such other facilities, locations, or end users as BUYER may, in its sole discretion, from time to time designate;

WHEREAS:                     , a              (“PARENT”),             , a Delaware limited partnership (“TIMBER LP”), and             , Delaware limited liability company (“TIMBER LLC” and, together with Parent and Timber LP, “LANDOWNER”), and SELLER are simultaneously entering into a master stumpage agreement in substantially the form set forth in Exhibit B (as in effect and as from time to time amended, the “Stumpage Agreement”), pursuant to which, among other things, LANDOWNER is required to make available to SELLER cutting rights on the Timberlands sufficient to permit SELLER to satisfy its obligations under this Agreement; and

WHEREAS: BUYER and LANDOWNER are simultaneously entering into a support agreement in substantially the form set forth in Exhibit C (as in effect and as from time to time amended, the “Support Agreement”), pursuant to which, among other things, LANDOWNER provides certain assurances and agreements with respect to the availability of the cutting rights referred to above and agrees to certain restrictions on transfers of the Timberlands and assignment of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions forth herein and other good and valuable consideration, the parties hereto agree as follows:

1. DEFINITIONS:

When used in this Agreement, the words and phrases set forth below shall have the following meanings:

a.	“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the ownership of not less than 50% of the ownership interests in such Person and the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

b.	“Annual Harvest Plan” means the annual harvest plan established from year to year as described in paragraph 3(c).

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c.	“Base Volume” means the minimum volume of each Product from the Timberlands, based on a percentage of Minimum Harvest Plan volume of each Product from the Timberlands, that SELLER is required to deliver to BUYER and BUYER is required to purchase pursuant to paragraph 3(a), which percentages are set out in Schedule 1.

d.	“Biomass” means standing trees and/or vegetation that can be preharvested, or standing and down woody material and/or debris from a post harvesting operation. Typically, it is chipped on site and then taken to a utilizing mill where it is ground, pulverized or otherwise processed to be used as alternative fuel source.

e.	“Delivery Point” means the location at which the Wood is delivered by SELLER, as shall be designated by BUYER in BUYER’s sole discretion.

f.	“Effective Date” means , 2006.

g.	“Elected Excess Option Volume” means that portion of the Excess Harvest Volume which BUYER elects to purchase pursuant to paragraph 3(d).

h.	“Elected Option Volume” means that portion of the Option Volume which BUYER elects to purchase pursuant to paragraph 3(b).

i.	“Ending Date” means , 2056.

j.	“Excess Harvest Volume” is defined in paragraph 3(d) and represents the volumes of Product from the Timberlands, that BUYER may elect to purchase pursuant to paragraph 3(d)

k.	“Harvest Year” means a calendar year beginning on January 1 and ending on December 31. The first full “Harvest Year” of this Agreement shall begin on January 1, 2007 and end on December 31, 2007. The periods from the Effective Date to December 31, 2006 and from January 1, 2055 to the Ending Date shall be deemed partial “Harvest Years.”

l.	“Minimum Harvest Plan” means, (i) for the first 30 years, the harvest plans for the Timberlands set out in Schedule 1, which harvest plans set forth the minimum volumes of Product to be harvested by SELLER on the Timberlands during such period and (ii) thereafter, the harvest plans for the Timberlands agreed upon in good faith by the parties prior to the expiration of such period, which harvest plans shall set forth the minimum volumes of Product to be harvested by SELLER on the Timberlands during the remainder of the Term.

m.	“Option Volume” means the volumes of each Product from the Timberlands, based on a percentage of Minimum Harvest Plan volume of each Product from the Timberlands, that BUYER may elect to purchase pursuant to paragraph 3(b), which percentages are set out in Schedule 1.

n.	“Person” means any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association.

o.	“Product” means the products set out in Schedule 1.

p.	“Pulpwood” means roundwood intended to be chipped, shredded, flaked, ground, or otherwise converted to make pulp, paper, or composite panel products.

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q.	“Term” means the period of time from and including the Effective Date through and including the Ending Date as described in paragraph 2, including any extensions pursuant to paragraph 2.

r.	“Termination Date” means the date of termination of this Agreement in accordance with its terms by BUYER or SELLER at any time other than the Ending Date.

s.	“Wood”, unless otherwise indicated, means Base Volume, Elected Option Volume and Elected Excess Option Volume.

t.	“Yard Transactions” means Mill deliveries from a woodyard system.

u.	“Zone” means those common areas, based on geographical or mileage characteristics, as set out on Schedule 1(t).

2. Term:

Unless sooner terminated as hereinafter provided, the term of this Agreement shall commence on the Effective Date and extend for fifty (50) years, ending on the Ending Date.

3. Volumes:

(a) Over the Term, BUYER covenants and agrees to purchase and accept from SELLER and SELLER covenants and agrees to sell and deliver to BUYER at the Delivery Point(s) specified by BUYER for the prices set out herein and at the times hereinafter provided, the Base Volume as established by the Minimum Harvest Plan applicable for each Harvest Year.

(b) BUYER may, at its option, elect to purchase all or part of the Option Volume for any Product for any Harvest Year during the Term by notifying SELLER in writing of such election no later than October 1 of the year preceding such Harvest Year. Such election notice shall specify the percentage, for each Product, of Option Volume that BUYER is electing to purchase. Except as otherwise provided herein, upon such election, the Elected Option Volume shall be treated in the same manner as Base Volume for that Harvest Year.

(c) SELLER shall provide to BUYER a written Annual Harvest Plan for each Harvest Year detailing the planned harvest volume and tract locations for each of the Products no later than one hundred twenty (120) days prior to January 1 of such Harvest Year. Each Annual Harvest Plan shall include stand data and a map of each tract, it being understood that such stand data represents SELLER’s best estimates at the time and that Wood may eventually come from stands and tracts other than those indicated in such Annual Harvest Plan. BUYER and SELLER shall mutually agree upon the Delivery Plan (as defined in paragraph 6) for each Harvest Year. The Annual Harvest Plan harvest volumes for each Product for each Harvest Year of the Term shall be in amounts not less than those set forth in the Minimum Harvest Plan.

(d) In the event that (i) SELLER submits an Annual Harvest Plan providing for planned harvest volume for any Product in excess of the Minimum Harvest Plan harvest volume for such Product, or (ii) during any Harvest Year, SELLER harvests in excess of such Minimum Harvest Plan harvest volume for any Product (in either case, the volume of any such Product exceeding Minimum Harvest Plan harvest volume, the “Excess Harvest Volume”), BUYER shall have the option to purchase any and all of such Excess Harvest Volume. SELLER shall give BUYER thirty (30) days advance notice of any expected Excess Harvest Volume under clause (ii) above. BUYER shall notify SELLER of its election to purchase any portion of the

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Excess Harvest Volume no later than (A) thirty (30) days after receipt of the Annual Harvest Plan, in the case of clause (i) above, or (B) fifteen (15) days after receipt of notice of any expected Excess Harvest Volume, in the case of clause (ii) above. Any election made pursuant to this paragraph 3(d) shall be treated as Elected Option Volume. The parties shall work together to adjust the Delivery Plan to accommodate the additional volume.

(e) BUYER and SELLER acknowledge that the ability of SELLER to deliver to BUYER a portion of the Base Volume as chips depends on the availability of the necessary machinery, facilities and work forces (collectively, “Chip Crews;” individually “Chip Crew”). To the extent a Chip Crew is readily and reasonably available to the Tracts being harvested and the engagement of such Chip Crew is mutually agreeable to SELLER and such Chip Crew, SELLER shall deliver that portion of the Base Volume as chips as is requested by BUYER in writing, with the commencement of such delivery occurring no earlier than thirty (30) days after SELLER’s receipt of BUYER’s request for chips, unless otherwise agreed to by SELLER and BUYER. In the event BUYER requests in writing that a portion of the Base Volume be delivered to BUYER as chips and a Chip Crew is not readily or reasonably available to the Tracts being harvested or SELLER cannot reach a mutually agreeable engagement with such Chip Crew, SELLER shall use commercially reasonable efforts to establish a new Chip Crew, and, upon establishment of said Chip Crew, deliver that portion of the Base Volume as chips as requested by BUYER in writing, with such delivery commencing no earlier than one hundred eighty (180) days after SELLER’s receipt of BUYER’s request for chips, unless otherwise agreed to by SELLER. The parties shall negotiate in good faith to establish mutually agreeable pricing, delivery and other applicable terms for chips pursuant to this paragraph (collectively, the “Chipping Terms”). In the event SELLER is to deliver chips pursuant to this paragraph, BUYER agrees to honor the Chipping Terms until all such terms have been satisfied, and BUYER shall not have the right to change the Chipping Terms without SELLER’s prior written consent.

(f) It is understood and agreed that BUYER’s harvest plan for 2006, as set out in Schedule 3(f), pro-rated to adjust for harvest occurring through the Effective Date, shall serve as the Delivery Plan for the partial Harvest Year beginning on the Effective Date and ending on December 31, 2006. The parties will work together to effectuate a smooth and orderly transition and continual and even wood flow to BUYER.

4. Specifications:

SELLER agrees that all Wood delivered shall meet BUYER’s specifications (for each Delivery Point) as may be applicable from time to time. Attached as Schedule 4 are current specifications. BUYER shall provide at least thirty (30) days prior notice to SELLER of any changes to such specifications, provided that no such change shall materially adversely affect SELLER’s ability to comply with its obligations hereunder. BUYER has the right to reject any or all Wood not meeting BUYER’s specifications at the time of delivery, provided SELLER has received notification of such specifications at least thirty (30) days prior to delivery. Wood rejected for failure to meet specifications shall not be included in calculating whether SELLER met its required Base Volume and Option Volumes. In the event BUYER rejects any or all Wood not meeting BUYER’s specifications, BUYER may reload, or cause to be reloaded, the rejected Wood onto SELLER’s trailer. SELLER shall remove and dispose of any rejected Wood at SELLER’s sole cost, risk and expense.

5. Price Schedule:

(a) Except as set forth in subparagraphs (b), (c) and (d) below, pricing for all Products shall be equal to the previous calendar quarter’s weighted average delivered cost, FOB the relevant Mill or Delivery Point specified on Exhibit A – Annex 1 (excluding Yard Transactions, transactions with SELLER, internal transactions with Buyer or its Affiliates, timber deeds and supply agreements in excess of one year

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containing pricing based on a mill weighted average cost, index, or other such indicator), by Product, Zone and transportation method. This calculation, which shall establish the price to be paid to SELLER for all Wood for the upcoming quarter, shall be determined using a mid-month time frame to allow sufficient time to calculate and implement the changed price. For example, pricing for the period July 1 through September 30 will be based on deliveries from March 15 to June 15. Pricing shall be applicable to all Wood. In the event BUYER constructs, purchases or leases any mill, yard or facility, the parties shall negotiate in good faith to establish a zone structure for such mill or Delivery Point.

(b) Pricing for all Biomass Products shall be at such prices, set quarterly, as the parties mutually agree. The biomass price for the upcoming quarter shall be established by the parties no later than fifteen (15) days prior to the start of such quarter.

(c) In the event that (i) a minimum of two thousand five hundred (2,500) tons of quarterly comparable sales information, representing not less than four transactions with different suppliers, is not available for a particular quarter for deliveries of softwood Pulpwood to a Mill or Delivery Point specified on Exhibit A – Annex 1 from a particular Zone, or (ii) a minimum of one thousand (1,000) tons of quarterly comparable sales information is not available for a particular quarter for deliveries of hardwood Pulpwood to a Mill or Delivery Point specified on Exhibit A – Annex 1 from a particular Zone, pricing for the next closest Zone meeting such minimum threshold shall be used and adjusted for freight according to the Freight Adjustment Table set out in Schedule 5. In the event the delivery destination is not a Mill, but is instead another facility, location or end user as BUYER may designate from time to time, then pricing for the Zone closest to the shipping zone that meets the minimum threshold shall be used and adjusted for freight according to the Freight Adjustment Table set out in Schedule 5.

(d) Pricing for any Products supplied from the Timberlands described on Exhibit A – Annex 2 or from the Timberlands set forth on Exhibit A – Annex 3 (to the extent permitted under paragraph 22) shall be equal to the volume weighted average price paid to SELLER hereunder for Wood supplied from the Timberlands (other than under this subparagraph (d)) during the Mill’s previous calendar quarter, determined by Product. This calculation shall also be determined using a mid-month time frame to allow sufficient time to calculate and implement the changed price as described above. The parties agree that the intent of this provision is to ensure that the inclusion of Wood from the lands described on Exhibit A – Annex 2 or Exhibit A – Annex 3 does not increase BUYER’s average cost for Wood, and in the event sufficient sales are not available to make the calculations contemplated hereunder the price shall instead be BUYER’s weighted average cost for the Product in question hereunder, exclusive of freight, plus BUYER’s weighted average cost of freight deliveries of such Product hereunder to the Delivery Point (exclusive of sales described in this subparagraph (d)).

(e) BUYER shall provide to SELLER such documentation supporting the calculations described in this paragraph 5 as SELLER may from time to time reasonably request, provided, however, such requests shall be made no more frequently than quarterly.

(f) SELLER shall make every commercially reasonable attempt to eliminate unnecessary freight cost to BUYER by first dispatching Wood from forest operations that are closest to the designated Delivery Point. The parties shall work together to mutually resolve costs relating to extraordinary requirements or unusual circumstances, including any such costs incurred by SELLER as a result of the redirection by BUYER of Wood to additional Delivery Points.

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6. Delivery, Scaling and Weighing:

(a) The parties recognize a mutual benefit to produce and accept Wood on an even flow basis, with appropriate consideration given to weather limitations on harvesting and trucking, and mill inventory constraints. BUYER and SELLER shall work together to develop quarterly delivery schedules for each upcoming Harvest Year (the “Delivery Plan”) based on the parameter set out herein, which Delivery Plan shall be mutually agreed upon no later than sixty (60) days prior to the beginning of such Harvest Year. SELLER shall make every commercially reasonable attempt to proportion deliveries by season for the various products as follows or as otherwise mutually agreed to by the parties:

January – March	__	%
April – June	__	%
July – September	__	%
October – December	__	%

(b) Deliveries shall be dispatched on a relatively even flow basis within each quarter. It is understood and agreed that material deviations to the Delivery Plan may occur due to weather conditions or other unforeseen events. In such event, quarterly deliveries may vary from the Delivery Plan by up to twenty (20) percent of the quarterly plan, provided, however, that the annual variance does not exceed five (5) percentage of the annual Delivery Plan. If the annual negative variance is five (5) percentage points or less at the end of any Harvest Year, SELLER shall be required, if requested by BUYER, to deliver such variance (the “Carryover Volume”) in the first quarter of the following Harvest Year, at a price equal to the lowest quarterly price for all quarters during the previous Harvest Year in which there was a negative variance, excluding the price for any such quarter in such year prior to a quarter in which all prior negative variances were brought current. Any deliveries in the following Harvest Year will first be counted towards meeting the Carryover Volume requirement. Deliveries during the fourth quarter shall only be applied against the then current Harvest Year’s delivery requirements. The parties shall work together to adjust delivery schedules to accommodate temporary or unforeseen hardships for either party. Each party shall notify the other party of any anticipated delays as soon as such delay is anticipated.

(c) All Wood delivered hereunder by SELLER shall be scaled or weighed by BUYER, or its designee, upon delivery at the respective Delivery Points, which data shall be recorded by the scaler (or weigher) on scale or weight tickets and a copy of each ticket shall be given to SELLER or its designated representative. Additional information reasonably required by the parties from time to time or by state law, including but not limited to origin of delivered Wood, shall also be included on the scale ticket or provided in such other format as may be reasonably requested by BUYER. SELLER shall (i) adhere to BUYER’s requirements for delivery as are established from time to time to conform with changes in law, forestry practices and BUYER’s operational requirements, provided such adjustments are comparable to industry standards and are similar to those required by BUYER of its other suppliers and (ii) comply with all applicable laws, rules and regulations.

7. Default; Limitation of Damages:

(a) A party shall be in default under this Agreement if such party fails to comply with its obligations under this Agreement in any material respect after written notice thereof (i) within a period of 15 days after such notice if compliance is commercially practicable within 15 days, or (ii) within a reasonable period after such written notice if compliance is not commercially practicable within 15 days and such party begins to comply within 15 days

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(b) In the event of a default in payment for delivered Wood, SELLER’s remedy shall be limited to the unpaid Agreement price, together with such incidental damages, if any, as allowed by section 2-710 of the Uniform Commercial Code; provided, however, that (i) SELLER may terminate this Agreement by written notice to BUYER if BUYER shall have failed to make when due four (4) consecutive weekly payments and shall not have cured such failure within 15 days of notice thereof and (ii) in the event BUYER fails to make any payment due hereunder and shall not have cured such failure within 15 days of notice thereof, SELLER may, during the continuation of any such failure, suspend deliveries of Wood hereunder.

(c) In the event of any default other than as set out in paragraph 7(b) above, the non-defaulting party’s damages shall be limited to the difference between the market or cover price and the unpaid Agreement price, provided, however, that such damages shall not be in excess of $25.00 per ton of Wood delivered during the first year of the Term. Thereafter, the maximum damage amount of $25.00 per ton of Wood delivered will be adjusted annually by the percentage increase in the Producer Price Index (“PPI”) for Industrial Commodities (not seasonally adjusted) as published by the United States Department of Labor, Bureau of Labor Statistics. Under no circumstances shall BUYER be liable to SELLER, or SELLER be liable to BUYER, for any other form of damages, including consequential damages, punitive damages or the reimbursement of expenses, other than attorney fees as set out in paragraph 12, incurred in connection with such party’s performance under this Agreement.

(d) Notwithstanding anything in the foregoing to the contrary, in the event SELLER shall fail to perform any of its material obligations under this Agreement and such failure shall remain uncured for thirty (30) days after notice thereof, SELLER shall, not later than five (5) days after receiving a written request from BUYER (unless SELLER shall have cured such breach within five (5) days), assign to BUYER all of SELLER’s rights, interests and obligations in and under the Stumpage Agreement, provided, however, that SELLER shall remain responsible (and BUYER shall not be responsible) for any obligations of SELLER thereunder arising prior to such assignment. Notwithstanding the foregoing, BUYER may, at BUYER’s option, elect to pay any outstanding invoices payable by SELLER under the Stumpage Agreement, in which event BUYER shall have recourse against SELLER for any amounts so paid, including, without limitation, the right to offset any such amounts against amounts payable by BUYER to SELLER hereunder.

(e) SELLER acknowledges and agrees that BUYER would be damaged irreparably in the event the provisions of paragraph 7(d) of this Agreement requiring assignment of the Stumpage Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, SELLER agrees that BUYER shall be entitled to enforce specifically such provisions of paragraph 7(d) in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which BUYER may be entitled at law or in equity.

8. Payment:

Payments by BUYER to SELLER shall be made within ten (10) days after the date of delivery of Products delivered to BUYER.

9. Assignment and Termination:

(a) Except as otherwise provided herein or in the Support Agreement, neither party may assign this Agreement without the prior written consent of the other party. Upon any assignment permitted hereunder or under the Support Agreement, (i) all of the terms and provisions of this Agreement binding upon, or inuring to the benefit of, the assigning party shall be binding upon, and inure to the benefit of, its successor or assign, provided, however, the assignee shall assume in writing the obligations of the assigning party, and (ii) the assigning party shall be released from all further obligations hereunder, and the other party shall thereafter look only to such assignee for performance under this Agreement.

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(b) Notwithstanding anything herein to the contrary, it is understood and agreed that BUYER’s Wood usage requirements would be greatly diminished in the event of (i) a closing of a Mill or an operating line within a Mill, (ii) a change in the species of Wood used by BUYER at a Mill or (iii) a material decrease in BUYER’s requirements for Wood as a result of a material change of manufacturing process (each of the foregoing, a “Change Event”, and the amount of reduction in Wood usage resulting from a Change Event, a “Wood Reduction”). If a Change Event occurs and BUYER has not redirected the Wood Reduction amount to another Delivery Point, SELLER or BUYER may, at its option and upon at least sixty (60) days prior written notice, terminate its rights and obligations under this Agreement as relates to all or a portion of the Wood Reduction and SELLER and BUYER shall be released from all future obligations hereunder for such portion of the Wood Reduction.

(c) Notwithstanding the terms of subparagraph 9(b), in the event of the sale of a Mill, BUYER shall, at its option, either (i) redirect the Wood Reduction amount to another Delivery Point or (ii) transfer all of its rights and obligations under this Agreement relative to the Wood Reduction, together with the ownership of a Mill, provided such transferee (“New Buyer”) (x) has the same or better financial capacity as the present financial capacity of BUYER, (y) has experience in operating a paper mill of the size and type of the Mill being sold and (z) assumes in writing all of BUYER’s duties and obligations hereunder arising after such transfer. Upon such assumption in writing by such New Buyer of BUYER’s duties and obligations hereunder relative to the Wood Reduction applicable to the Mill being sold, BUYER shall be released from all such future obligations hereunder, and SELLER shall thereafter look only to such New Buyer for such future performance under this Agreement. BUYER shall provide SELLER with written notice of any such proposed transfer not less than sixty (60) days prior to the transfer, which notice shall include reasonably detailed information concerning the financial capacity and experience of the New Buyer, and shall provide such other information as SELLER may reasonably request. SELLER shall make any objection that such transfer does not comply herewith not later than twenty (20) days after SELLER’s receipt request of such notice. If BUYER so requests under this subparagraph and under Section 4.8 of the Support Agreement, SELLER and LANDOWNER shall subdivide the Stumpage Agreement and the Support Agreement, and shall negotiate with BUYER and New Buyer in good faith to prepare and execute a new master stumpage agreement and a new support agreement relating in each case to the portion of this Agreement that has been assigned and the related Timberlands; provided, that no such subdivision of the Stumpage Agreement and Support Agreement shall have the effect of increasing the volume requirements included in this Agreement.

(d) In the event LANDOWNER grants a mortgage, deed of trust or other similar lien on the Timberlands to any financial institution in conformity with Section 3.2(a) of the Support Agreement in connection with any mortgage loan, SELLER may, to further secure such loan, make a collateral assignment of this Agreement to such financial institution.

10. Independent Contractor Status:

No relationship of employer-employee or master and servant is intended, nor shall it be construed, to exist between BUYER and any other party, or between BUYER and any servant, agent, employee or supplier of any other party, by reason of this Agreement. SELLER shall select and pay its own servants, agents, employees, and suppliers and neither SELLER nor its servants, agents, employees or suppliers shall be subject to any orders, supervision or control of BUYER.

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11. Indemnity:

SELLER shall indemnify, reimburse and hold BUYER harmless from and against any and all claims, losses, demands, liens, causes of action or suits, judgments, fines, assessments, liabilities, damages and injuries (including death) of whatever kind or nature, including to all persons or property, arising out of, on account of, or as a result of, directly or indirectly, SELLER’s or its agents or subcontractors’ operations, performance or nonperformance under this Agreement, whether or not caused or alleged to have been caused, in whole or in part, by the negligence of BUYER. At BUYER’s request, SELLER shall afford to BUYER, at SELLER’s expense, a complete defense of any such claim, demand, cause of action or suit; and (whether or not SELLER undertakes said defense) SELLER shall bear all attorneys’ fees, costs of preparation and maintenance of the defense, all court costs and expert, discovery and investigative fees, and any associated appeal costs, to the end that BUYER shall incur no cost whatsoever as a result of such claim, demand, cause of action or suit, or ensuring compliance with this indemnity provision. BUYER expressly reserves the right to be represented by counsel of its own selection, at SELLER’S expense. The exercise of BUYER’s right to select its own attorneys shall in no way detract from or release SELLER from SELLER’S obligation to indemnify and hold BUYER harmless hereunder.

BUYER agrees to indemnify, reimburse and hold SELLER harmless from and against any and all claims, losses, demands, liens, causes of action or suits, judgments, fines, assessments, liabilities, damages and injuries (including death) of whatever kind or nature, including to all persons or property, arising out of, on account of, or as a result of, directly or indirectly, BUYER’s or its agents or subcontractors’ operations, performance or nonperformance under this Agreement, whether or not caused or alleged to have been caused, in whole or in part, by the negligence of SELLER. At SELLER’S request, BUYER shall afford to SELLER, at BUYER’s expense, a complete defense of any such claim, demand, cause of action or suit; and (whether or not BUYER undertakes said defense) BUYER shall bear all attorneys’ fees, costs of preparation and maintenance of the defense, all court costs and expert, discovery and investigative fees, and any associated appeal costs, to the end that SELLER shall incur no cost whatsoever as a result of such claim, demand, cause of action or suit, or ensuring compliance with this indemnity provision. SELLER expressly reserves the right to be represented by counsel of its own selection, at BUYER’s expense. The exercise of SELLER’S right to select its own attorneys shall in no way detract from or release BUYER from BUYER’s obligation to indemnify and hold SELLER harmless hereunder.

12. Attorneys’ Fees and Costs:

In the event that any suit, action or other proceeding is instituted, pursuant to paragraph 20, by any of the parties hereto to enforce or interpret any of the terms or provisions of this Agreement, the prevailing party shall be entitled to reimbursement from the other party for its reasonable attorneys’ fees, court costs and litigation expenses therein.

13. Management Obligation:

SELLER shall be responsible for the timing of harvesting, logging and transportation to each Delivery Point and for all other activities associated therewith. SELLER conduct harvesting activities in accordance with applicable state Best Management Practices for Forestry and in a manner that meets the minimum requirements for compliance with Sustainable Forestry Initiative Standard 2005-2009, (SFIS), or such other successor standard to the extent commercially reasonable, including providing third party certification of same, or such other third party certification program as is approved in writing from time to time by BUYER. SELLER hereby certifies that logging professionals which produce and deliver Wood under this Agreement shall maintain logger training and continuing education requirements in accordance with Sustainable Forestry Initiative State Implementation Committee (SIC) standards, or such other third party certification

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organization standards approved in writing by BUYER, and shall be in compliance with applicable state Best Management Practices for Forestry. When requested by BUYER, SELLER shall collect and provide BUYER wood source information. SELLER shall keep evidence of compliance of the terms of this paragraph 13 during the Term, which shall include, as applicable, copies of education certificates and self assessment checklists as agreed to between BUYER and SELLER, and any other appropriate evidence of compliance.

14. Insurance:

SELLER shall procure and shall maintain, during the Term, the following insurance coverages:

(a) Commercial General Liability (CGL) insurance on an Occurrence Form with limits not less than one million dollars ($1,000,000.00) per occurrence, one million dollars ($1,000,000.00) Personal and Advertising Injury, and one million dollars ($1,000,000.00) Products/Completed Operations aggregate. The CGL policy shall be endorsed to: (i) name BUYER, including all subsidiaries, as Additional Insureds for all losses in whole or in part arising out of SELLER’S services, operations or products; (ii) make the SELLER’S CGL policy primary for all losses for the full limits of insurance purchased by SELLER, regardless of the minimum limits included in this Agreement, recognizing any insurance purchased by BUYER as excess and non-contributory; and (iii) include an unconditional waiver of subrogation in favor of BUYER and all subsidiaries.

(b) Commercial Auto Liability insurance with limits not less than one million dollars ($1,000,000.00) combined single limit insuring Any Auto or All Owned Autos plus Hired Autos plus Non-owned Autos.

(c) Worker’s Compensation insurance covering all employees, including owners, partners and executive officers, with limits not less than the statutory limits of the state where the work is being performed and/or where the products are being delivered. The Worker’s Compensation policy shall be endorsed to waive all rights of subrogation against BUYER and all subsidiaries where allowed by law, and policies shall include excess and stop-gap Worker’s Compensation coverage for all contractors and subcontractors of SELLER.

(d) Employer’s Liability Insurance with limits not less than one hundred thousand dollars ($100,000.00) each accident, five hundred thousand dollars ($500,000.00) disease – policy limits, and one hundred thousand dollars ($100,000.00) disease – each employee.

SELLER shall provide to BUYER acceptable evidence of all insurance required hereunder, and evidence of all renewals or replacements shall be provided at least fifteen (15) days prior to the expiration. SELLER shall require its insurance agent or broker to provide written notice to BUYER immediately upon receipt of any notice of cancellation or non-renewal of any required coverages by the insurers.

Notwithstanding the provisions of paragraph 20, BUYER shall have the right to withhold any and all payments for Wood provided hereunder if SELLER does not procure the insurance coverage required hereunder, allows coverage required hereunder to lapse or be cancelled, or does not upon BUYER’s request provide evidence of insurance required hereunder satisfactory to BUYER.

BUYER may, at its option and upon at least ninety (90) days written notice to SELLER, amend the terms of this paragraph 14 without the consent of SELLER, provided, however that such amended terms are substantially similar to the coverage requirements imposed generally in BUYER’s then current pulpwood supply agreements.

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15. Warranty and Taxes:

SELLER warrants to BUYER, as of each delivery of Wood hereunder, that (i) it owns and is delivering good and marketable title to the Wood; and (ii) it is legally entitled to sell the Wood delivered and that all Wood is free from all liens and encumbrances. SELLER DISCLAIMS ALL OTHER WARRANTIES OF ANY KIND INCLUDING (WITHOUT LIMITATION) THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SELLER shall pay, or cause to be paid, all severance taxes or other levies upon or incident to the production and delivery of Wood hereunder which will or may constitute a lien thereon or on any products manufactured therefrom.

16. Compliance with Laws, Rules and Regulations:

SELLER shall secure and keep in effect all necessary licenses and permits incident to its operations in the performance of this Agreement, and shall cause all Wood sold and delivered to BUYER hereunder to be produced in compliance with all applicable state, federal and local laws, rules and regulations.

17. Force Majeure:

(a) In the event that either BUYER or SELLER shall be prevented from performing its respective obligations hereunder by reason of fire, flood, riots, civil commotion, war, labor strikes or work stoppages, contingencies of transportation, embargoes or any cause or causes (whether or not of a similar nature) beyond the reasonable control of such party, or an act of God (each of the foregoing a “Force Majeure Event”), such party shall not be held in breach hereof, but shall be excused for such nonperformance to the extent and during such time that such Force Majeure Event exists. Each party shall use commercially reasonable efforts to minimize the duration and consequences of any failure or delay in delivery or acceptance of delivery resulting from a Force Majeure Event and shall give notice of the occurrence of a Force Majeure Event as soon as commercially practicable after the occurrence thereof, which notice shall include the time when the party affected by such Force Majeure Event is no longer anticipated to be affected thereby.

(b) Notwithstanding anything herein to the contrary, if, as a result of a Force Majeure Event pursuant to which a delay in SELLER’S performance is excused hereunder, or for any other reason deliveries from SELLER are reduced to the extent the BUYER cannot maintain its scheduled Wood inventory at any of the Mills, BUYER shall have the right to obtain Wood, or substitutes therefor (in either case “Substitute Products”), from sources other than SELLER until such time as SELLER is again able to commence the delivery of Wood to BUYER. After SELLER gives notice to BUYER that it is again able to commence delivery of Wood to BUYER pursuant to the terms of this Agreement, BUYER shall notify SELLER of any commitments for Substitute Products that BUYER has entered into. BUYER shall not be required to accept delivery from SELLER of the amount by which the delivery was reduced until such time as BUYER has accepted delivery of all Substitute Products contracted by BUYER, provided that no such Agreement for Substitute Products shall be for a term longer than two (2) months without consent of SELLER, which consent shall not be unreasonably withheld, conditioned or delayed. BUYER’s obligation to accept Wood hereunder (and SELLER’S obligation to deliver such Wood) shall be reduced, at BUYER’s election, by the quantity of all such Substitute Products.

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(c) Notwithstanding anything herein to the contrary, if, as a result of a Force Majeure Event pursuant to which BUYER cannot accept the quantity of Wood provided for herein, BUYER shall promptly so notify SELLER, and SELLER shall thereafter have the right to Agreement for the sale of any such Wood BUYER is unable to accept. Upon notice from BUYER to SELLER that BUYER is again able to accept delivery of such Wood, SELLER will notify BUYER of any commitments for the sale of Wood that SELLER has entered into and SELLER shall not be required to again deliver such Wood to BUYER until SELLER has delivered all Wood contracted by SELLER, provided that no such Agreement shall be entered into for a term longer than two (2) months without the written consent of BUYER, which consent shall not be unreasonably withheld, conditioned or delayed. SELLER’S obligation to deliver Wood hereunder (and BUYER’s obligation to accept such Wood) shall be reduced, at SELLER’S election, by the quantity of all such Wood contracted by SELLER to alternate buyers.

(d) If a Force Majeure Event prevents operation of a Mill or any portion thereof, BUYER will use commercially reasonable efforts, within sixty (60) days of such event or as soon thereafter as reasonably practicable, to notify SELLER of whether BUYER intends to continue operations of the Mill and the anticipated date such operations will begin. In the event BUYER has not reassigned some or all of the Wood Reduction, as defined in paragraph 9(b), applicable to a Mill to another location, then, within six (6) months after the shutdown of such Mill or portion thereof, either BUYER or SELLER may terminate its rights and obligations under this Agreement as relates to the applicable Wood Reduction upon 30 days written notice.

(e) In the event BUYER is required to reduce its purchases of wood as a result of a Force Majeure Event it will use commercially reasonable efforts to allocate such reduction among long term suppliers in a manner that reflects its relative purchase commitments with such suppliers.

(f) Notwithstanding anything herein to the contrary, a “Force Majeure Event” shall not include (i) adverse financial or market conditions, (ii) a party’s financial inability to perform, or (iii) an act, omission or circumstance arising from the negligence or willful misconduct of the party claiming that a Force Majeure Event has occurred.

18. Succession:

Wherever the word SELLER or BUYER occurs in this Agreement, it shall be deemed to refer to its successors and, when assignable, to the permitted assigns of such party, as the case may be.

19. Notices:

Any notices sent by the parties to this Agreement shall be in writing and sent by hand delivery, nationally recognized overnight courier service or U.S. Mail (postage prepaid, return receipt requested), directed to the street address listed below, or to such other address as the parties may designate in writing. For purposes of this Agreement, such notices shall be deemed to have been received as follows: (A) if sent by hand delivery, when sent; and (B) if sent by nationally recognized overnight courier service, the day after notice is sent and (C) if by U.S. Mail (postage prepaid, return receipt requested), upon actual receipt. Notices sent to BUYER shall be sent to: President, International Paper Company, International Place Towers, 6400 Poplar, Memphis, TN 38197, with copy to Senior Vice-President, General Counsel, International Place Towers, 6400 Poplar, Memphis, TN 38197, ATTN: Legal Department. Notices sent to SELLER shall be sent to:                                         , ATTN:                     .

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20. Dispute Resolution:

(a) In the event of any dispute, claim, question or disagreement arising from or relating to this Agreement or the breach thereof, each party shall use its commercially reasonable efforts to settle the dispute, claim, question or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to the parties. If the parties do not reach such a solution within a period of thirty (30) days after written notice by either party requesting that such discussions be initiated, the parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be submitted to resolution in the following manner:

(i) The parties shall endeavor to resolve the dispute through the use of non-binding mediation or an acceptable alternative dispute resolution procedure. Senior managers of each party shall meet within twenty (20) days after written notice from any party that mediation is desired to discuss the issues and propose solutions.

(ii) If within 30 days after one party notifies the others in writing of the existence of a dispute, either party may, at its option, provide written notice of the intent to arbitrate. Arbitration shall be according to the rules of the American Arbitration Association (but shall not be administered by the American Arbitration Association), except as herein modified by the parties or otherwise as agreed to by the parties. Within 10 days of receipt of such notice of intent to arbitrate, each party will select an arbitrator, and notify the other party of its selection. Within 15 days after such notice, the respective arbitrators shall select a third arbitrator as the Chairman of the panel. Such arbitrators shall have experience in the business of producing, procuring and selling forest products in the state in which the Wood was or is to be delivered. The parties will use commercially reasonable efforts to cause a hearing by the arbitration panel to be held within 30 days after the selection of the Chairman and a majority decision of the panel and resolution to be reached within 30 days of such hearing. Decisions of the panel must be in writing and will be final and binding upon the parties, and judgment may be entered thereon by any court having jurisdiction.

(b) Each party shall bear its own cost of presenting its case, and each party shall bear one-half of the cost incurred by the arbitration panel, the mediation, or an alternative dispute resolution procedure, as the case may be.

(c) Except as otherwise described in paragraph 7 or actions brought to enforce an arbitral award or the provisions of this paragraph 20, the dispute resolution process set out herein shall be the sole mechanism for dispute resolution.

21. Confidentiality:

(a) It is recognized that neither party may disclose to any other party the terms of this Agreement or any other information that the non-disclosing party considers to be confidential and proprietary. The parties agree to maintain the confidentiality of such confidential and proprietary information and to use such information solely for the use, sale and pricing of Wood under this Agreement, and to use commercially reasonable efforts to prevent the disclosure of such information (other than information which is a matter of public knowledge or which has been filed as public information with any government authority) to third parties without prior written consent of the affected party, unless disclosure is required by law.

(b) Notwithstanding anything to the contrary herein, any party may make any such disclosure necessary in connection with a legal action to enforce its rights hereunder, to the extent permitted by this Agreement. Any party may make any such disclosure necessary to a prospective purchaser of the Mills in the case of BUYER or the Timberlands in the case of the SELLER, provided such prospective purchaser enters into a

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confidentiality agreement requiring it to use commercially reasonable efforts to prevent the disclosure of such information (other than information which is a matter of public knowledge or which has been filed as public information with any government authority) to third parties without prior written consent of the affected party unless disclosure is required by law.

(c) No party shall, without prior notice to and consultation with the other party, issue any press release or otherwise make any public announcements pertaining to this Agreement and the transactions contemplated hereby, subject to any applicable disclosure requirements mandated by law or by any regulatory agency under which any party is subject.

22. Sale of Timberlands:

It is mutually understood and agreed that the Wood contemplated to be delivered by SELLER to BUYER will be supplied from the Timberlands subject to the Stumpage Agreement. It is the intent of the parties that this Agreement should run with the land up to the earlier of the Termination Date or the Ending Date, except to the extent otherwise provided in the Support Agreement. In the event of any Transfer (as defined in the Support Agreement) permitted under the Support Agreement, the parties shall cooperate and work in good faith to facilitate the entry into a new pulpwood supply agreement or other arrangements contemplated by Section 3.2 or 3.3(c) of the Support Agreement. In the event SELLER wishes to supply wood hereunder from a source other than the Timberlands, SELLER must obtain the prior written consent of BUYER which may be granted, conditioned or withheld by BUYER in its sole discretion, provided, however, that SELLER may, without the prior written consent of BUYER, substitute Wood from the timberlands set forth on Exhibit A – Annex 3 for so long as Landowner and such timberlands are owned directly or indirectly by [iStar].

23. Complete Agreement:

This Agreement, including any exhibits, schedules, attachments, purchase orders or addendums hereto, and the Stumpage Agreement and the Support Agreement constitute the entire contractual relationship between the parties relating to the purchase of Wood by BUYER from SELLER, all previous negotiations, contracts and representations having been merged herein. This Agreement may be amended only by a written instrument signed by both parties hereto.

24. Governing Law:

This Agreement shall be construed and enforced in accordance with the laws of the state within which the Wood was or is to by delivered, without regard to the principles of conflict of laws thereof.

25. Miscellaneous

Any party may record a Memorandum of Agreement in substantially the form set forth in Exhibit D in connection herewith, provided that such Memorandum of Agreement is limited to the following information: (a) notice of the existence of this Agreement and such other agreements as are disclosed herein, (b) identification of the parties to this Agreement, (c) identification of the real property subject to this Agreement, and (d) identification of the time period of this Agreement.

26. Right to Access and Audit

(a) Each party shall have the right to audit the other party’s compliance with the terms of this Agreement, including but not limited to the terms of paragraphs 3, 4, 5, 6, and 13, by notifying the other party of its

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exercise of such right within six (6) months after the end of the Harvest Year for which the requesting party intends to exercise such right. Each party will provide the other reasonable access during normal business hours to all records and other information necessary to complete such audit as are commercially reasonable.

(b) BUYER shall have reasonable rights of ingress and egress to the Timberlands for purposes of monitoring the performance of SELLER’s obligations pursuant to the terms herein, including but not limited to the right to audit.

(The remainder of this page is left blank intentionally)

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed by persons authorized to sign on their respective behalf, all as of the day and date first above set out.

“BUYER”	“SELLER”

INTERNATIONAL PAPER COMPANY

By:	By:
Its:	Its:

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SCHEDULE 1

Minimum Harvest Plan

SCHEDULE 1(t)

Zones

Zones will be unique to each FMA.

SCHEDULE 3(f)

2006 Harvest Plan

(2006 Harvest Plan includes tracts in certain Blue Sky Timberlands. It is anticipated these tracts will be subject to this Agreement for the remainder of the 2006 Harvest Year. They will not be subject to the terms of this Agreement after harvest of the tracts. The applicable tracts will be specified in the Agreement.)

SCHEDULE 4

Specifications

SCHEDULE 5

Incremental miles to Destination	Freight Adjustment Table cost per ton
	Diesel fuel cost per gallon
	Range	Range	Range	Range	Range	Range	Range	Range	Range
	$1.13-$1.37	$1.38-$1.62	$1.63-$1.87	$1.88-$2.12	$2.13-$$2.37	$2.38-$2.62	$2.63-$2.87	$2.88-$3.12	$3.13-$3.37

	Mid Point	Mid Point	Mid Point	Mid Point	Mid Point	Mid Point	Mid Point	Mid Point	Mid Point
Miles	$1.25	$1.50	$1.75	$2.00	$2.25	$2.50	$2.75	$3.00	$3.25
-41-50	-$3.98	-$4.17	-$4.35	-$4.54	-$4.73	-$4.91	-$5.10	-$5.28	-$5.47
-31-40	-$3.10	-$3.24	-$3.39	-$3.53	-$3.68	-$3.82	-$3.96	-$4.11	-$4.25
-21-30	-$2.05	-$2.19	-$2.34	-$2.48	-$2.63	-$2.77	-$2.91	-$3.06	-$3.20
-11-20	-$1.33	-$1.39	-$1.45	-$1.51	-$1.58	-$1.64	-$1.70	-$1.76	-$1.82
-0-10	-$0.44	-$0.46	-$0.48	-$0.50	-$0.53	-$0.55	-$0.57	-$0.59	-$0.61
0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
0-10	$0.44	$0.46	$0.48	$0.50	$0.53	$0.55	$0.57	$0.59	$0.61
11-20	$1.33	$1.39	$1.45	$1.51	$1.58	$1.64	$1.70	$1.76	$1.82
21-30	$2.21	$2.32	$2.42	$2.52	$2.63	$2.73	$2.83	$2.93	$3.04
31-40	$3.10	$3.24	$3.39	$3.53	$3.68	$3.82	$3.96	$4.11	$4.25
41-50	$3.98	$4.17	$4.35	$4.54	$4.73	$4.91	$5.10	$5.28	$5.47

Note: This table shall be reviewed annually by SELLER and BUYER and adjusted per mutual agreement to reflect the prevailing market for transportation costs. In the event of longer distances or extraordinary shipping methods, SELLER and BUYER shall negotiate in good faith any necessary extrapolation or adjustments to the foregoing.

EXHIBIT A

Timberlands Description

[Timberland descriptions will be attached utilizing legal descriptions and Timberlands and will include Blue Sky lands.]

EXHIBIT A – ANNEX 1

Mill Locations

EXHIBIT A – ANNEX 2

Blue Sky Timberlands

EXHIBIT A – ANNEX 3

Timberlands in Other iStar FMAs

EXHIBIT B

Stumpage Agreement

EXHIBIT C

Support Agreement

EXHIBIT D

Memorandum of Agreement

iStar

Exhibit F-2

LOG SUPPLY AGREEMENT

BY AND BETWEEN

INTERNATIONAL PAPER CO (“BUYER”)

AND

[                    ] (“SELLER”)

INDEX

PARAGRAPH	PAGE

1. Definitions	3
2. Term	4
3. Volumes	4
4. Specifications	5
5. Price Schedule	6
6. Delivery, Scaling and Weighing	6
7. Defaults; Limitation of Damages	7
8. Payment	8
9. Assignment and Termination	8
10. Independent Contractor Status	9
11. Indemnity	9
12. Attorneys’ Fees and Costs	9
13. Management Obligation	10
14. Insurance	10
15. Warranty and Taxes	11
16. Compliance with Laws, Rules and Regulations	11
17. Force Majeure	11
18. Succession	12
19. Notices	12
20. Dispute Resolution	13
21. Confidentiality	14
22. Sale of Timberlands	14
23. Complete Agreement	14
24. Governing Law	15
25. Miscellaneous	15
26. Right to Access and Audit	15

SCHEDULES

Schedule 1	Master Harvest Plan
Schedule 3(c)	2006 Harvest Plan

EXHIBITS

Exhibit A	Timberlands Description
Exhibit A-Annex 1	Mill Locations
Exhibit B	Stumpage Agreement
Exhibit C	Support Agreement
Exhibit D	Memorandum of Agreement

2

Log Supply Agreement

INTERNATIONAL PAPER COMPANY, a New York corporation (“BUYER”) with an address at 6400 Poplar Ave., Memphis, Tennessee, and                     , a [Delaware] corporation (“SELLER”) with an address at                                 , do enter into and execute this Log Supply Agreement (this “Agreement”) as of this      day of             , 2006.

RECITALS

WHEREAS: BUYER is desirous of acquiring, and SELLER is desirous of providing, Logs (as defined herein) from the timberlands described in Exhibit A (the “Timberlands”), to service for a period of years saw mills and other wood product facilities located at the locations set forth in Exhibit A – Annex 1                                          (the “Mills”) and such other facilities, locations, or end users as BUYER may, in its sole discretion, from time to time designate;

WHEREAS:                     , a              (“PARENT”),                 , a Delaware limited partnership (“TIMBER LP”), and             , Delaware limited liability company (“TIMBER LLC” and, together with Parent and Timber LP, “LANDOWNER”), and SELLER are simultaneously entering into a master stumpage agreement in substantially the form set forth in Exhibit B (as in effect and as from time to time amended, the “Stumpage Agreement”), pursuant to which, among other things, LANDOWNER is required to make available to SELLER cutting rights on the Timberlands sufficient to permit SELLER to satisfy its obligations under this Agreement; and

WHEREAS: BUYER and LANDOWNER are simultaneously entering into a Support Agreement in substantially the form set forth in Exhibit C (as in effect and as from time to time amended, the “Support Agreement”), pursuant to which, among other things, LANDOWNER provides certain assurances and agreements with respect to the availability of the cutting rights referred to above and agrees to certain restrictions on transfers of the Timberlands and assignment of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions forth herein and other good and valuable consideration, the parties hereto agree as follows:

1. DEFINITIONS:

When used in this Agreement, the words and phrases set forth below shall have the following meanings:

a.	“Annual Harvest Plan” means the annual harvest plan established from year to year as described in paragraph 3(b).

b.	“Delivery Point” means the location at which Logs are delivered by SELLER, as shall be designated by BUYER in BUYER’s sole discretion; provided, however, that BUYER shall not designate a Delivery Point other than a facility, yard or location owned or leased by BUYER, or supplied by BUYER under a supply arrangement preexisting at the time of designation, unless the delivery of Logs to such other Delivery Point is reasonably related to BUYER’s procurement activities for facilities owned, leased or supplied by BUYER.

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c.	“Effective Date” means , 2006.

d.	“Ending Date” means , 2036.

e.	“Harvest Year” means a calendar year beginning on January 1 and ending on December 31. The first full “Harvest Year” of this Agreement shall begin on January 1, 2007 and end on December 31, 2007. The periods from the Effective Date to December 31, 2006 and from January 1, 2036 to the Ending Date shall be deemed partial “Harvest Years.”

f.	“Logs” means the following: all large sawtimber, medium sawtimber, small sawtimber, plyblocks, chip-n-saw, canterwood, and any other timber produced from either harvest or thinnings operations and used to manufacture lumber or other wood products (excluding poles).

g.	“Master Harvest Plan” means the harvest plans for the Timberlands set out in Schedule 1, which harvest plans shall set forth the total volumes of Logs to be harvested by Seller on the Timberlands during the Term.

h.	“Obligated Tract” means a Tract that SELLER is obligated to deliver and sell all Logs meeting BUYER’ specifications, and BUYER is obligated to accept and purchase such Logs from SELLER.

i.	“Obligated Volume” means the total Log volume on all Obligated Tracts for a Harvest Year that SELLER is obligated to deliver and sale to BUYER and that BUYER is obligated to accept and purchase from SELLER.

j.	“Person” means any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association.

k.	“Term” means the period of time from and including the Effective Date through and including the Ending Date as described in paragraph 2, including any extensions pursuant to paragraph 2.

l.	“Termination Date” means the date of termination of this Agreement in accordance with its terms by BUYER or SELLER at any time other than the Ending Date.

m.	“Tract” means a specific area of the Timberlands designated for harvesting Logs during any Harvest Year, pursuant to paragraph 3(b).

n.	“Tract Selection” means the process by which the Obligated Tracts are determined.

2. Term:

Unless sooner terminated as hereinafter provided, the term of this Agreement shall commence on the Effective Date and extend for thirty (30) years, ending on the Ending Date.

3. Volumes:

(a) Over the Term, BUYER covenants and agrees to purchase and accept from SELLER and SELLER covenants and agrees to sell and deliver to BUYER at the Delivery Point(s) specified by BUYER for the prices set out herein and at the times hereinafter provided, the Logs harvested from each Obligated Tract for each Harvest Year.

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(b) SELLER shall provide to BUYER a written Annual Harvest Plan for each Harvest Year detailing the planned harvest volume for Logs no later than September 1 of the year preceding such Harvest Year. The Annual Harvest Plan will contain information for each individual Tract on the Timberlands that is scheduled for the harvest of Logs during the Harvest year, including average Diameter at Breast Height (“DBH”) of Logs, volume of Logs, and a map showing Tract location. The Annual Harvest Plan for each Harvest Year shall be in substantially the same amounts as in the Master Harvest Plan set out in Schedule 1, provided, however, that in no event shall the actual amount made available for harvest in any given Harvest Year be less than eighty percent (80%) of the Master Harvest Plan volumes. SELLER and BUYER shall meet no sooner than thirty (30) days after receipt of the Annual Harvest Plan, but in no event later than forty-five days (45) prior to January 1 of each Harvest Year, for Tract Selection. From the written Annual Harvest Plan of all Tracts submitted by SELLER, BUYER shall first designate an individual Tract to be included as an Obligated Tract, with SELLER next designating an individual Tract to be excluded as an Obligated Tract. BUYER and SELLER shall continue to take turns designating Tracts for inclusion and exclusion as Obligated Tracts until the total Log volume on all Obligated Tracts designated by BUYER collectively equals (i) for the 2007 Harvest Year, not less than 30%, and not more than 60%, of the Annual Harvest Plan for such year (as determined by Buyer in its sole discretion), and (ii) for each Harvest Year after 2007, a percentage of the Annual Harvest Plan volume (as determined by Buyer in its sole discretion) that is within a range of 15 percentage points above or below the percentage of Annual Harvest Plan volume selected by Buyer in the previous Harvest Year, provided that the volume determined by Buyer shall be not less than 30%, and not more than 60%, of the Annual Harvest Plan for the current Harvest Year. If the list of all Tracts in the Annual Harvest Plan is exhausted and the total Log volume of all Obligated Tracts designated by BUYER is not equal to the maximum volume percentage available for selection for the applicable Harvest Year, then BUYER may request SELLER to selectively designate additional Tracts from its previously excluded list to be added to BUYER’s list of designated Tracts until the total Log volume on all of BUYER’s designated Obligated Tracts equals the maximum volume percentage available for selection. The total Log volume on all Obligated Tracts for a Harvest Year is the Obligated Volume of Logs of that Harvest Year that SELLER must deliver to BUYER and that BUYER must accept from SELLER, except that in the event the total Log volume on all Obligated Tracts exceeds the Obligated Volume for such Harvest Year, then SELLER may prorate Log deliveries from the last Tract selected so that the total Log volume delivered to BUYER equals the Obligated Volume for such Harvest Year. In the event that the total Log volume from all Obligated Tracts delivered to BUYER does not equal the total Log volume represented by SELLER to exist on all of the Obligated Tracts, then BUYER may request SELLER to deliver the additional volume of Logs from other Tract(s) on the Timberlands to BUYER necessary to fulfill the total Log volume represented by BUYER to exist on all of the Obligated Tracts. Such additional Log volume shall be substantially similar in size, quality, and distance from the mill as the original volume.

(c) It is understood and agreed that BUYER’s harvest plan for 2006, as set out in Schedule 3(c), pro-rated to adjust for harvest occurring through the Effective Date, shall serve as the Delivery Plan for the partial Harvest Year beginning on the Effective Date and ending on December 31, 2006. All Tracts in such Delivery Plan shall be deemed to be Obligated Tracts. The parties will work together to effectuate a smooth and orderly transition and continual and even wood flow to BUYER.

4. Specifications:

SELLER agrees that all Logs delivered shall meet BUYER’s specifications (for each Delivery Point) as are established in conjunction with Tract Selection. All deliveries shall include the “butt cut” from the tree, provided such meets BUYER’s specifications. BUYER has the right in its reasonable discretion to reject any or

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all Logs not meeting BUYER’s specifications at the time of delivery. Logs rejected for failure to meet specifications shall not be included in calculating whether SELLER met its required Obligated Volume commitments. In the event BUYER rejects any or all Logs not meeting BUYER’s specifications, BUYER may reload, or cause to be reloaded, the rejected Logs onto SELLER’s trailer. SELLER shall remove and dispose of any rejected Logs at SELLER’s sole cost, risk and expense.

5. Price Schedule:

The parties shall meet no later than thirty (30) days prior to the start of each calendar quarter to negotiate delivered prices for each Obligated Tract, or portion thereof, which could be delivered during the quarter to meet the Delivery Plan. The parties shall negotiate in good faith to mutually agree upon pricing. In the event an agreement on pricing has not been reached within fifteen (15) days, pricing shall be determined in accordance with the dispute resolution process set out in paragraph 20(b) below. SELLER shall be obligated to continue to deliver and BUYER shall be obligated to accept Logs pending the resolution of quarterly pricing. During such period as pricing is undetermined, BUYER shall pay SELLER for such delivered Logs the mid point between the pricing proposed by BUYER and SELLER. Upon completion of the arbitration process set out in paragraph 20(b)(iii), BUYER shall add or deduct from the next scheduled payment to SELLER such amounts of over or under payment that may be applicable.

6. Delivery, Scaling and Weighing:

(a) Immediately upon conclusion of Tract Selection, BUYER and SELLER shall mutually develop and agree upon appropriate quarterly delivery schedules (the “Delivery Plan”) of the Obligated Volume based upon the Annual Harvest Plan. The parties recognize a mutual benefit to produce and accept Logs as consistently as possible with such delivery schedules, with appropriate consideration given to weather limitations on harvesting, trucking, and mill inventory constraints. In the event the parties are unable to agree upon the Delivery Plan prior to the start of the Harvest Year, Logs shall be delivered in equal installments on a quarterly basis until such time as a Delivery Plan is mutually agreed upon or arrived at pursuant to the dispute resolution process set out in paragraph 20.

(b) Deliveries shall be dispatched on a relatively even flow basis within each quarter. It is understood and agreed that material deviations to the Delivery Plan may occur due to weather conditions or other unforeseen events. In such event, quarterly deliveries may vary from the Delivery Plan by up to twenty (20) percent of the quarterly plan, provided, however, that the annual variance does not exceed five (5) percent of the annual Delivery Plan. If the annual negative variance is five (5) percentage points or less at the end of any Harvest Year, SELLER shall be required, if requested by BUYER, to deliver such variance (the “Carryover Volume”) in the first quarter of the following Harvest Year, at a price equal to the lowest negotiated quarterly price for such Tract during the previous Harvest Year. Any deliveries in the following Harvest Year will first be counted towards meeting the Carryover Volume requirement. Deliveries during the fourth quarter shall only be applied against the then current Harvest Year’s delivery requirements. The parties shall work together to adjust delivery schedules to accommodate temporary or unforeseen hardships for either party. Each party shall notify the other party of any anticipated delays as soon as such delay is anticipated.

(c) All Logs delivered hereunder by SELLER shall be scaled or weighed by BUYER, or its designee, upon delivery at the respective Delivery Points, which data shall be recorded by the scaler (or weigher) on scale or weight tickets and a copy of each ticket shall be given to SELLER or its designated representative. Each load shall be identified by giving the scaler (or weigher) at the Delivery Point the contract number shown at

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the top of this Agreement for insertion on the scale or weight ticket. Additional information reasonably required by the parties from time to time or by state law, including but not limited to origin of delivered Logs, shall also be included on the scale ticket or provided in such other format as may be reasonably requested by BUYER. SELLER shall (i) adhere to BUYER’s requirements for delivery as are established from time to time to conform with changes in law, forestry practices and BUYER’s operational requirements, provided such adjustments are comparable to industry standards and are similar to those required by BUYER of its other suppliers and (ii) comply with all applicable laws, rules and regulations.

7. Default; Limitation of Damages:

(a) A party shall be in default under this Agreement if such party fails to comply with its obligations under this Agreement in any material respect after written notice thereof (a) within a period of 15 days after such notice if compliance is commercially practicable within 15 days, or (b) within a reasonable period after such written notice if compliance is not commercially practicable within 15 days and such party begins to comply within 15 days.

(b) In the event of a default in payment for delivered Logs, SELLER’s remedy shall be limited to the unpaid contract price, together with such incidental damages, if any, as allowed by section 2-710 of the Uniform Commercial Code; provided, however, that (i) SELLER may terminate this Agreement by written notice to BUYER if BUYER shall have failed to make when due four (4) consecutive weekly payments and shall not have cured such failure within 15 days of notice thereof and (ii) in the event BUYER fails to make any payment due hereunder and shall not have cured such failure within 15 days of notice thereof, SELLER may, during the continuation of any such failure, suspend deliveries of Logs hereunder.

(c) In the event of any default other than as set out in paragraph 7(b) above, the non-defaulting party’s damages shall be limited to the difference between the market or cover price and the unpaid contract price for the Logs as to which the other party is in default, provided, however, that such damages shall not be in excess of $25.00 per ton of Logs delivered during the first year of the Term. Thereafter, the maximum damage amount of $25.00 per ton of Logs delivered will be adjusted annually by the percentage increase in the Producer Price Index (“PPI”) for Industrial Commodities (not seasonally adjusted) as published by the United States Department of Labor, Bureau of Labor Statistics. Under no circumstances shall BUYER be liable to SELLER, or SELLER be liable to BUYER, for any other form of damages, including consequential damages, punitive damages or the reimbursement of expenses, other than attorney fees as set out in paragraph 12, incurred in connection with such party’s performance under this Agreement.

(d) Notwithstanding anything in the foregoing to the contrary, in the event SELLER shall fail to perform any of its material obligations under this Agreement and such failure shall remain uncured for thirty (30) days after notice thereof, SELLER shall, not later than five (5) days after receiving a written request from BUYER (unless SELLER shall have cured such breach within five (5) days), assign to BUYER all of SELLER’s rights, interests and obligations in and under the Stumpage Agreement, provided, however, that SELLER shall remain responsible (and BUYER shall not be responsible) for any obligations of SELLER thereunder arising prior to such assignment. Notwithstanding the foregoing, BUYER may, at BUYER’s option, elect to pay any outstanding invoices payable by SELLER under the Stumpage Agreement, in which event BUYER shall have recourse against SELLER for any amounts so paid, including, without limitation, the right to offset any such amounts against amounts payable by BUYER to SELLER hereunder.

(e) SELLER acknowledges and agrees that BUYER would be damaged irreparably in the event the provisions of paragraph 7(d) of this Agreement requiring assignment of the Stumpage Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, SELLER agrees that BUYER shall be entitled to enforce specifically such provisions of paragraph 7(d) in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which BUYER may be entitled at law or in equity.

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8. Payment:

Payments by BUYER to SELLER shall be made weekly within ten (10) days after the date of delivery of Products delivered to BUYER.

9. Assignment and Termination:

(a) Except as otherwise provided herein or in the Support Agreement, neither party may assign this Agreement without the prior written consent of the other party. Upon any assignment permitted hereunder or under the Support Agreement, (i) all of the terms and provisions of this Agreement binding upon, or inuring to the benefit of, the assigning party shall be binding upon, and inure to the benefit of, its successor or assign, provided, however, the assignee shall assume in writing the obligations of the assigning party, and (ii) the assigning party shall be released from all further obligations hereunder, and the other party shall thereafter look only to such assignee for performance under this Agreement.

(b) Notwithstanding anything herein to the contrary, it is understood and agreed that BUYER’s Logs usage requirements would be greatly diminished in the event of (i) a closing of a Mill or an operating line within a Mill, (ii) a change in the species of Logs used by BUYER at a Mill or (iii) a material decrease in BUYER’s requirements for Logs as a result of a material change of manufacturing process (each of the foregoing, a “Change Event”, and the amount of reduction in Logs usage resulting from a Change Event, a “Logs Reduction”). If a Change Event occurs and BUYER has not redirected the Logs Reduction amount to another Delivery Point, BUYER or SELLER may, at its option and upon at least sixty (60) days prior written notice, terminate its rights and obligations under this Agreement as relates to all or a portion of the Logs Reduction and BUYER and SELLER shall be released from all future obligations hereunder for such portion of the Logs Reduction.

(c) Notwithstanding the terms of subparagraph 9(b), in the event of the sale of a Mill, BUYER shall, at its option, either (i) redirect the Logs Reduction amount to another Delivery Point or (ii) transfer all of its rights and obligations under this Agreement relative to the Logs Reduction, together with the ownership of a Mill, provided such transferee (“New Buyer”) (x) has the same or better financial capacity as the present financial capacity of BUYER, (y) has experience in operating sawmill or wood product facility of the size and type of the Mill being sold, and (z) assumes in writing all of BUYER’s duties and obligations hereunder arising after such transfer. Upon such assumption in writing by such New Buyer of BUYER’s duties and obligations hereunder relative to the Logs Reduction applicable to the Mill being sold, BUYER shall be released from all such future obligations hereunder, and SELLER shall thereafter look only to such New Buyer for such future performance under this Agreement. BUYER shall provide SELLER with written notice of any such proposed transfer not less than sixty (60) days prior to the transfer, which notice shall include reasonably detailed information concerning the financial capacity and experience of the New Buyer, and shall provide such other information as SELLER may reasonably request. SELLER shall make any objection that such transfer does not comply herewith not later than twenty (20) days after SELLER’s receipt request of such notice. If BUYER so requests under this subparagraph and under Section 4.8 of the Support Agreement, SELLER and LANDOWNER shall subdivide the Stumpage Agreement and the Support Agreement, and shall negotiate with BUYER and New Buyer in good faith to prepare and execute a new master stumpage agreement and a new support agreement relating in each case to the portion of this Agreement that has been assigned and the related Timberlands; provided, that no such subdivision of the Stumpage Agreement and Support Agreement shall have the effect of increasing the volume requirements included in this Agreement.

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(d) In the event LANDOWNER grants a mortgage, deed of trust or similar lien on the Timberlands to any financial institution in conformity with Section 3.2(a) of the Support Agreement in connection with any mortgage loan, SELLER may, to further secure such loan, make a collateral assignment of this Agreement to such financial institution.

10. Independent Contractor Status:

No relationship of employer-employee or master and servant is intended, nor shall it be construed, to exist between BUYER and any other party, or between BUYER and any servant, agent, employee or supplier of any other party, by reason of this Agreement. SELLER shall select and pay its own servants, agents, employees, and suppliers and neither Seller nor its servants, agents, employees or suppliers shall be subject to any orders, supervision or control of BUYER.

11. Indemnity:

SELLER shall indemnify, reimburse and hold BUYER harmless from and against any and all claims, losses, demands, liens, causes of action or suits, judgments, fines, assessments, liabilities, damages and injuries (including death) of whatever kind or nature, including to all persons or property, arising out of, on account of, or as a result of, directly or indirectly, SELLER’s or its agents or subcontractors’ operations, performance or nonperformance under this Agreement, whether or not caused or alleged to have been caused, in whole or in part, by the negligence of BUYER. At BUYER’s request, SELLER shall afford to BUYER, at SELLER’s expense, a complete defense of any such claim, demand, cause of action or suit; and (whether or not SELLER undertakes said defense) SELLER shall bear all attorneys’ fees, costs of preparation and maintenance of the defense, all court costs and expert, discovery and investigative fees, and any associated appeal costs, to the end that BUYER shall incur no cost whatsoever as a result of such claim, demand, cause of action or suit, or ensuring compliance with this indemnity provision. BUYER expressly reserves the right to be represented by counsel of its own selection, at SELLER’s expense. The exercise of BUYER’s right to select its own attorneys shall in no way detract from or release SELLER from SELLER’s obligation to indemnify and hold BUYER harmless hereunder.

BUYER agrees to indemnify, reimburse and hold SELLER harmless from and against any and all claims, losses, demands, liens, causes of action or suits, judgments, fines, assessments, liabilities, damages and injuries (including death) of whatever kind or nature, including to all persons or property, arising out of, on account of, or as a result of, directly or indirectly, BUYER’s or its agents or subcontractors’ operations, performance or nonperformance under this Agreement, whether or not caused or alleged to have been caused, in whole or in part, by the negligence of SELLER. At SELLER’s request, BUYER shall afford to SELLER, at BUYER’s expense, a complete defense of any such claim, demand, cause of action or suit; and (whether or not BUYER undertakes said defense) BUYER shall bear all attorneys’ fees, costs of preparation and maintenance of the defense, all court costs and expert, discovery and investigative fees, and any associated appeal costs, to the end that SELLER shall incur no cost whatsoever as a result of such claim, demand, cause of action or suit, or ensuring compliance with this indemnity provision. SELLER expressly reserves the right to be represented by counsel of its own selection, at BUYER’s expense. The exercise of SELLER’s right to select its own attorneys shall in no way detract from or release BUYER from BUYER’s obligation to indemnify and hold SELLER harmless hereunder.

12. Attorneys’ Fees and Costs:

In the event that any suit, action or other proceeding is instituted, pursuant to paragraph 20, by any of the parties hereto to enforce or interpret any of the terms or provisions of this Agreement, the prevailing party shall be entitled to reimbursement from the other party for its reasonable attorneys’ fees, court costs and litigation expenses therein.

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13. Management Obligation:

SELLER shall be responsible for the timing of harvest, logging and transportation to each Delivery Point and for all other associated activities. SELLER shall conduct harvesting activities in accordance with applicable state Best Management Practices for Forestry and in a manner that meets the minimum requirements for compliance with Sustainable Forestry Initiative Standard 2005-2009, (SFIS), or such other successor standard to the extent commercially reasonable, including providing third party certification of same, or such other third party certification program as is approved in writing from time to time by BUYER. SELLER hereby certifies that logging professionals which produce and deliver Logs under this Agreement shall maintain logger training and continuing education requirements in accordance with Sustainable Forestry Initiative State Implementation Committee (SIC) standards, or such other third party certification organization standards approved in writing by BUYER, and shall be in compliance with applicable state Best Management Practices for Forestry. When requested by BUYER, SELLER shall collect and provide BUYER wood source information. SELLER shall keep evidence of compliance of the terms of this paragraph 13 during the Term, which shall include, as applicable, copies of education certificates and self assessment checklists as agreed to between BUYER and SELLER, and any other appropriate evidence of compliance.

14. Insurance:

SELLER shall procure and shall maintain, during the Term, the following insurance coverages:

(a) Commercial General Liability (CGL) insurance on an Occurrence Form with limits not less than one million dollars ($1,000,000.00) per occurrence, one million dollars ($1,000,000.00) Personal and Advertising Injury, and one million dollars ($1,000,000.00) Products/Completed Operations aggregate. The CGL policy shall be endorsed to: (i) name BUYER, including all subsidiaries, as Additional Insureds for all losses in whole or in part arising out of SELLER’s services, operations or products; (ii) make the SELLER’s CGL policy primary for all losses for the full limits of insurance purchased by SELLER, regardless of the minimum limits included in this Agreement, recognizing any insurance purchased by BUYER as excess and non-contributory; and (iii) include an unconditional waiver of subrogation in favor of BUYER and all subsidiaries.

(b) Commercial Auto Liability insurance with limits not less than one million dollars ($1,000,000.00) combined single limit insuring Any Auto or All Owned Autos plus Hired Autos plus Non-owned Autos.

(c) Worker’s Compensation insurance covering all employees, including owners, partners and executive officers, with limits not less than the statutory limits of the state where the work is being performed and/or where the products are being delivered. The Worker’s Compensation policy shall be endorsed to waive all rights of subrogation against BUYER and all subsidiaries where allowed by law, and policies shall include excess and stop-gap Worker’s Compensation coverage for all contractors and subcontractors of SELLER.

(d) Employer’s Liability Insurance with limits not less than one hundred thousand dollars ($100,000.00) each accident, five hundred thousand dollars ($500,000.00) disease – policy limits, and one hundred thousand dollars ($100,000.00) disease – each employee.

SELLER shall provide to BUYER acceptable evidence of all insurance required hereunder, and evidence of all renewals or replacements shall be provided at least fifteen (15) days prior to the expiration. SELLER shall require its insurance agent or broker to provide written notice to BUYER immediately upon receipt of any notice of cancellation or non-renewal of any required coverages by the insurers.

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Notwithstanding the provisions of paragraph 20, BUYER shall have the right to withhold any and all payments for Logs provided hereunder if and for so long as SELLER does not procure the insurance coverage required hereunder, allows coverage required hereunder to lapse or be cancelled, or does not upon BUYER’s request provide evidence of insurance required hereunder satisfactory to BUYER.

BUYER may, at its option and upon at least ninety (90) days written notice to SELLER, amend the terms of this paragraph 14 without the consent of SELLER, provided, however that such amended terms are substantially similar to the coverage requirements imposed generally in BUYER’s then current log supply agreements.

15. Warranty and Taxes:

SELLER warrants to BUYER, as of each delivery of Logs hereunder, that (i) it owns and is delivering good and marketable title to the Logs; and (ii) it is legally entitled to sell the Logs delivered and that all Logs are free from all liens and encumbrances. SELLER DISCLAIMS ALL OTHER WARRANTIES OF ANY KIND INCLUDING (WITHOUT LIMITATION) THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SELLER shall pay, or cause to be paid, all severance taxes or other levies upon or incident to the production and delivery of Logs hereunder which will or may constitute a lien thereon or on any products manufactured therefrom.

16. Compliance with Laws, Rules and Regulations:

SELLER shall secure and keep in effect all necessary licenses and permits incident to its operations in the performance of this Agreement, and shall cause all Logs sold and delivered to BUYER hereunder to be produced in compliance with all applicable state, federal and local laws, rules and regulations.

17. Force Majeure:

(a) In the event that either BUYER or SELLER shall be prevented from performing its respective obligations hereunder by reason of fire, flood, riots, civil commotion, war, labor strikes or work stoppages, contingencies of transportation, embargoes or any cause or causes (whether or not of a similar nature) beyond the reasonable control of such party, or an act of God (each of the foregoing a “Force Majeure Event”), such party shall not be held in breach hereof, but shall be excused for such nonperformance to the extent and during such time that such Force Majeure Event exists. Each party shall use commercially reasonable efforts to minimize the duration and consequences of any failure or delay in delivery or acceptance of delivery resulting from a Force Majeure Event and shall give notice of the occurrence of a Force Majeure Event as soon as commercially practicable after the occurrence thereof, which notice shall include the time when the party affected by such Force Majeure Event is no longer anticipated to be affected thereby.

(b) Notwithstanding anything herein to the contrary, if, as a result of a Force Majeure Event pursuant to which a delay in SELLER’s performance is excused hereunder, or for any other reason deliveries from SELLER are reduced to the extent the BUYER cannot maintain its scheduled Logs inventory at any of the Mills, BUYER shall, upon notice to SELLER, have the right to obtain Logs, or substitutes therefor (in either case “Substitute Products”), from sources other than SELLER until such time as SELLER is again able to commence the delivery of Logs to BUYER. After SELLER gives notice to BUYER that it is again able to commence delivery of Logs to BUYER pursuant to the terms of this Agreement, BUYER shall notify SELLER of any commitments

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for Substitute Products that BUYER has entered into. BUYER shall not be required to accept delivery from SELLER of the amount by which the delivery was reduced until such time as BUYER has accepted delivery of all Substitute Products contracted by BUYER, provided that no such contract for Substitute Products shall be for a term longer than two (2) months without consent of SELLER, which consent shall not be unreasonably withheld, conditioned or delayed. BUYER’s obligation to accept Logs hereunder (and SELLER’s obligation to deliver such Logs) shall be reduced, at BUYER’s election, by the quantity of all such Substitute Products.

(c) Notwithstanding anything herein to the contrary, if, as a result of a Force Majeure Event pursuant to which BUYER cannot accept the quantity of Logs provided for herein, BUYER shall promptly so notify SELLER, and SELLER shall thereafter have the right to contract for the sale of any such Logs BUYER is unable to accept. Upon notice from BUYER to SELLER that BUYER is again able to accept delivery of such Logs, SELLER will notify BUYER of any commitments for the sale of Logs that SELLER has entered into and SELLER shall not be required to again deliver such Logs to BUYER until SELLER has delivered all Logs contracted by SELLER, provided that no such Agreement shall be entered into for a term longer than two (2) months without the written consent of BUYER, which consent shall not be unreasonably withheld, conditioned or delayed. SELLER’s obligation to deliver Logs hereunder (and BUYER’s obligation to accept such Logs) shall be reduced, at SELLER’s election, by the quantity of all such Logs contracted by SELLER to alternate buyers.

(d) If a Force Majeure Event prevents operation of a Mill or any portion thereof, BUYER will use commercially reasonable efforts, within sixty (60) days of such event or as soon thereafter as reasonably practicable, to notify SELLER of whether BUYER intends to continue operations of the Mill and the anticipated date such operations will begin. In the event BUYER has not reassigned some or all of the Logs Reduction, as defined in paragraph 9(b), applicable to a Mill to another location, then, within six (6) months after the shutdown of such Mill or portion thereof, either BUYER or SELLER may terminate its rights and obligations under this Agreement as relates to the applicable Logs Reduction upon 30 days written notice.

(e) In the event BUYER is required to reduce its purchases of logs as a result of a Force Majeure Event it will use commercially reasonable efforts to allocate such reduction among long term suppliers in a manner that reflects its relative purchase commitments with such suppliers.

(f) Notwithstanding anything herein to the contrary, a “Force Majeure Event” shall not include (i) adverse financial or market conditions, (ii) a party’s financial inability to perform, or (iii) an act, omission or circumstance arising from the negligence or willful misconduct of the party claiming that a Force Majeure Event has occurred.

18. Succession:

Wherever the word SELLER or BUYER occurs in this Agreement, it shall be deemed to refer to its successors and, when assignable, to the permitted assigns of such party, as the case may be.

19. Notices:

Any notices sent by the parties to this Agreement shall be in writing and sent by hand delivery, nationally recognized overnight courier service or U.S. Mail (postage prepaid, return receipt requested), directed to the street address listed below, or to such other address as the parties may designate in writing. For purposes of this Agreement, such notices shall be deemed to have been received as follows: (A) if sent by hand delivery, when sent; and (B) if sent by nationally recognized overnight courier service, the day after notice is sent and (C) if by U.S. Mail (postage prepaid, return receipt requested), upon actual receipt. Notices sent to BUYER shall be sent to: President, International Paper Company, International Place Towers, 6400 Poplar, Memphis, TN 38197, with copy to Senior Vice-President, General Counsel, International Place Towers, 6400 Poplar, Memphis, TN 38197, ATTN: Legal Department. Notices sent to SELLER shall be sent to:                                                                                                   , ATTN:                     .

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20. Dispute Resolution:

(a) In the event of any dispute, claim, question or disagreement arising from or relating to this Agreement or the breach thereof, each party shall use commercially reasonable efforts to settle the dispute, claim, question or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to the parties. If the parties do not reach such a solution within a period of thirty (30) days after written notice by either party requesting that such discussions be initiated, the parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be submitted to resolution in the following manner:

(i) The parties shall endeavor to resolve the dispute through the use of non-binding mediation or an acceptable alternative dispute resolution procedure. Senior managers of each party shall meet within twenty (20) days after written notice from any party that mediation is desired to discuss the issues and propose solutions.

(ii) If within 30 days after one party notifies the others in writing of the existence of a dispute, either party may, at its option, provide written notice of the intent to arbitrate. Arbitration shall be according to the rules of the American Arbitration Association (but shall not be administered by the American Arbitration Association), except as herein modified by the parties or otherwise as agreed to by the parties. Within 10 days of receipt of such notice of intent to arbitrate, each party will select an arbitrator, and notify the other party of its selection. Within 15 days after such notice, the respective arbitrators shall select a third arbitrator as the Chairman of the panel. Such arbitrators shall have experience in the business of producing, procuring and selling forest products in the state in which the Logs were or are to be delivered. The parties will use their diligent efforts to cause a hearing by the panel to be held within 30 days after the selection of the Chairman and a majority decision of the panel and resolution to be reached within 30 days of such hearing. Decisions of the panel must be in writing and will be final and binding upon the parties, and judgment may be entered thereon by any court having jurisdiction.

(b) Notwithstanding the above, in the event arbitration is a result of the parties’ inability to agree upon quarterly pricing pursuant to paragraph 5, the following process will be followed:

(i) Within 15 days following the appointment of the panel, each party will submit to the panel the price that such party desires to apply to the Logs involved and any materials such party wishes to submit supporting the use of the proposed price. This documentation shall be kept confidential by the panel with respect to any third party.

(ii) Within 15 days following the submission of the prices by each party, the panel will choose between the two submitted prices based upon the panel’s determination of the price that better reflects the actual market price for the subject Logs. If only one proposed price is submitted, the panel will choose such price.

(iii) The panel will deliver the decision in writing to each if the parties within 3 days following the date of its determination and shall assess the costs of the arbitration and reasonable attorney fees against the party whose prices was not chosen or who did not submit a price.

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(c) Other than as set forth in paragraph 20(b)(iii), each party shall bear its own cost of presenting its case, and each party shall bear one-half of the cost incurred by the panel, the mediation, or an alternative dispute resolution procedure, as the case may be.

(d) Except as otherwise described in paragraph 7 or actions brought to enforce an arbitral award or the provisions of this paragraph 20, the dispute resolution process set out herein shall be the sole mechanism for dispute resolution.

21. Confidentiality:

(a) It is recognized that neither party may disclose to any other party the terms of this Agreement or any other information that the non-disclosing party considers to be confidential and proprietary. The parties agree to maintain the confidentiality of such confidential and proprietary information and to use such information solely for the use, sale and pricing of Logs under this Agreement, and to use their diligent efforts to prevent the disclosure of such information (other than information which is a matter of public knowledge or which has been filed as public information with any government authority) to third parties without prior written consent of the affected party, unless disclosure is required by law.

(b) Notwithstanding anything to the contrary herein, any party may make any such disclosure necessary in connection with a legal action to enforce its rights hereunder, to the extent permitted by this Agreement. Any party may make any such disclosure necessary to a prospective purchaser of the Mills in the case of BUYER or the Timberlands in the case of the SELLER, provided such prospective purchaser enters into a confidentiality agreement requiring it to use commercially reasonable efforts to prevent the disclosure of such information (other than information which is a matter of public knowledge or which has been filed as public information with any government authority) to third parties without prior written consent of the affected party unless disclosure is required by law.

(c) No party shall, without prior notice to and consultation with the other party, issue any press release or otherwise make any public announcements pertaining to this Agreement and the transactions contemplated hereby, subject to any applicable disclosure requirements mandated by law or by any regulatory agency under which any party is subject.

22. Sale of Timberlands:

It is mutually understood and agreed that the Logs contemplated to be delivered by SELLER to BUYER will be supplied from the Timberlands subject to the Stumpage Agreement. It is the intent of the parties that this Agreement should run with the land up to the earlier of the Termination Date or the Ending Date, except to the extent otherwise provided in the Support Agreement. In the event of any Transfer (as defined in the Support Agreement) permitted under the Support Agreement, the parties shall cooperate and work in good faith to facilitate the entry into a new log supply agreement or other arrangements contemplated by Section 3.2 or 3.3(c) of the Support Agreement. In the event SELLER wishes to supply logs hereunder from a source other than the Timberlands, SELLER must obtain the prior written consent of BUYER which may be granted, conditioned or withheld by BUYER in its sole discretion.

23. Complete Agreement:

This Agreement, including any exhibits, schedules, attachments, purchase orders or addendums hereto, and the Stumpage Agreement and the Support Agreement constitute the entire contractual relationship between the parties relating to the purchase of Logs by BUYER from SELLER, all previous negotiations, contracts and representations having been merged herein. This Agreement may be amended only by a written instrument signed by both parties hereto.

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24. Governing Law:

This Agreement shall be construed and enforced in accordance with the laws of the state within which the Log were or are to be delivered, without regard to the principles of conflict of laws thereof.

25. Miscellaneous

Any party may record a Memorandum of Agreement in substantially the form set forth in Exhibit D in connection herewith, provided that such Memorandum of Agreement is limited to the following information: (a) notice of the existence of this Agreement and such other agreements as are disclosed herein, (b) identification of the parties to this Agreement, (c) identification of the real property subject to this Agreement, and (d) identification of the time period of this Agreement.

26. Right to Access and Audit

(a) Each party shall have the right to audit the other party’s compliance with the terms of this Agreement, including but not limited to the terms of paragraphs 3, 4, 5, 6, and 13, by notifying the other party of its exercise of such right within six (6) months after the end of the Harvest Year for which the requesting party intends to exercise such right. Each party will provide the other reasonable access during normal business hours to all records and other information necessary to complete such audit as are commercially reasonable.

(b) BUYER shall have reasonable rights of ingress and egress to the Timberlands for purposes of monitoring the performance of SELLER’s obligations pursuant to the terms herein, including but not limited to the right to audit.

(The remainder of this page is left blank intentionally)

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IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed by persons authorized to sign on their respective behalf, all as of the day and date first above set out.

“BUYER”	“SELLER”

INTERNATIONAL PAPER COMPANY

By:	By:

Its:	Its:

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SCHEDULE 1

Master Harvest Plan

SCHEDULE 3(c)

2006 Harvest Plan

(2006 Harvest Plan includes tracts in certain Blue Sky Timberlands. It is anticipated these tracts will be subject to this Agreement for the remainder of the 2006 Harvest Year. They will not be subject to the terms of this Agreement after harvest of the tracts. The applicable tracts will be specified in the Agreement.)

EXHIBIT A

Timberlands Description

Timberland descriptions will be attached utilizing legal descriptions.

EXHIBIT A – ANNEX 1

Mill Locations

EXHIBIT B

Stumpage Agreement

EXHIBIT C

Support Agreement

EXHIBIT D

Memorandum of Agreement

iStar

Exhibit F-3

PULPWOOD SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of             , 2006, by and between                     , a                     (“Buyer Cash Landowner”),                     , a Delaware limited liability company (“Timber LLC”),                         , a Delaware limited partnership (“Timber LP” and, together with Buyer Cash Landowner and Timber LLC, “Landowner”), and International Paper Company, a New York corporation (“IP”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement dated as of                     , 2006 by and between IP, Buyer Cash Landowner and             (as in effect and as from time to time amended, the “Purchase Agreement”), IP has on or prior to the date hereof conveyed to Buyer Cash Landowner, Timber LLC and Timber LP the Timberlands described on Exhibit A hereto (the “Timberlands”);

WHEREAS, pursuant to the Purchase Agreement, IP has on the date hereof conveyed to an Affiliate of Buyer Cash Landowner all of the ownership interests in Timber LLC and Timber LLP;

WHEREAS, IP and                     , a [Delaware] corporation and an Affiliate of Buyer Cash Landowner (“TimberCo”), are simultaneously entering into a pulpwood supply agreement (as in effect and as from time to time amended, the “Pulpwood Supply Agreement”) pursuant to which, among other things, TimberCo is obligated to sell to IP pulpwood harvested from the Timberlands in the amounts and on the terms therein set forth;

WHEREAS, Landowner and TimberCo, are simultaneously entering into a master stumpage agreement (as in effect and as from time to time amended, the “Stumpage Agreement”) pursuant to which, among other things, Landowner is required to make available to TimberCo cutting rights on the Timberlands sufficient to permit TimberCo to satisfy its obligations under the Pulpwood Supply Agreement;

WHEREAS, IP wishes to obtain certain assurances and agreements from Landowner with respect to the availability of the cutting rights referred to above; and

WHEREAS, Landowner is willing to provide such assurances;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in the Purchase Agreement and in this Agreement, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the ownership of not less than 50% of the ownership interests in such Person and the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Adverse Effect” means any Change that might reasonably be expected to make it materially more difficult for IP to purchase pulpwood in the volumes, from the lands and at the prices contemplated, and as otherwise contemplated, by the Pulpwood Supply Agreement as in effect immediately prior to such Change, including any Change that could reasonably expected adversely to affect the sufficiency (including any excess amount or “cushion” to such sufficiency) of the cutting or other rights available following such Change to Persons obligated to provide pulpwood under the Pulpwood Supply Agreement, or any successor agreement, to IP.

“Agreement” means this Support Agreement as in effect and as from time to time amended.

“Blue Sky Lands” means the Timberlands identified on Exhibit A – Annex 1 hereof.

“Buyer Cash Landowner” has the meaning set forth in the Preamble hereto.

“Change” means any event, change, circumstance, impact or consequence.

“IP” has the meaning set forth in the Preamble hereto.

“Landowner” has the meaning set forth in the Preamble hereto.

“Lender” means any of the following: (i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan; (ii) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended; (iii) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) of this definition; (iv) any entity controlled by, controlling or under common control

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with any of the foregoing entities described in clauses (i) or (ii) of this definition; or (v) any trustee in connection with a securitization of, the creation of collateralized debt obligations secured by, or a financing through an “owner trust” of, a note or loan.

“Maximum Saleable Acreage” means, for any year, the cumulative number of acres of Timberlands set forth on Exhibit B for such year.

“Minimum Dividable Acreage” means, during the period from             , 2006 through             , 2031, 100,000 acres and during the period from             , 2031 through             , 2056, 75,000 acres.

“Person” means any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association.

“Pulpwood Supply Agreement” has the meaning set forth in the Recitals hereto.

“Purchase Agreement” has the meaning set forth in the Preamble hereto.

“Stumpage Agreement” has the meaning set forth in the Recitals hereto.

“TimberCo” has the meaning set forth in the Recitals hereto.

“Timber LLC” has the meaning set forth in the Preamble hereto.

“Timber LP” has the meaning set forth in the Preamble hereto.

“Transfer” means, with respect to any asset, including any Timberlands, any direct or indirect transfer, sale, assignment, pledge, hypothecation or other disposition of ownership or control thereof; provided that immaterial transfers of interests in property such as hunting leases and ordinary course easements shall not be deemed Transfers.

Section 1.2 Other Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pulpwood Supply Agreement.

Section 1.3 Other Definitional Provisions.

(a) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

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(c) Whenever the context so requires, gender-specific pronouns include the neuter, masculine and feminine.

(d) The term “including” shall be deemed to be immediately followed by the term “but not limited to”.

(e) References to a Person include such Person and its successors and assigns.

ARTICLE II

GENERAL UNDERTAKINGS OF LANDOWNER

Section 2.1 Compliance with Stumpage Agreement. Landowner shall comply with all of its obligations under the Stumpage Agreement including (i) providing TimberCo with the right to sever and remove timber sufficient to permit TimberCo to satisfy its obligations to supply Wood under the Pulpwood Supply Agreement; and (ii) managing the Timberlands and harvesting operations in accordance with applicable state Best Management Practices for Forestry and in a manner that meets the minimum requirements for compliance with Sustainable Forestry Initiative Standard 2005-2009, or such other successor standard approved by IP to the extent commercially reasonable and reasonably consistent with this Agreement and the Pulpwood Supply Agreement, including providing to IP third party certification of such compliance.

Section 2.2 Access to Information. Landowner shall provide IP with such information as IP shall request (to the extent such information is reasonably pertinent to IP’s rights under this Agreement or the Pulpwood Supply Agreement) with respect to the Timberlands, Landowner’s silviculture and harvesting activities or the Annual Harvest Plan. Landowner shall promptly inform IP of the occurrence of any Change that could constitute an Aggregate Adverse Effect.

Section 2.3 Access to Timberlands.

(a) Landowner shall provide IP with such rights to inspect the Timberlands and operations thereon as IP may reasonably request for the purpose of monitoring (i) Landowner’s compliance with this Agreement and (ii) TimberCo’s compliance with the Pulpwood Supply Agreement and the Stumpage Agreement.

(b) In the event of any breach by Landowner of this Agreement or by TimberCo of the Pulpwood Supply Agreement, Landowner hereby consents to the assignment to IP of such rights of TimberCo under the Stumpage Agreement as IP requests, in each case when and as contemplated by paragraph [    ] of the Pulpwood Supply Agreement.

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ARTICLE III

RESTRICTIONS ON TRANSFER

Section 3.1 In General. Landowner shall not Transfer the Timberlands, any portion thereof, or any interest therein, except as expressly permitted in this Agreement. Any attempt to Transfer the Timberlands not in compliance with all applicable provisions of this Agreement shall be null and void.

Section 3.2 Permitted Transfers. The foregoing notwithstanding,

(a) Landowner may grant mortgage, deed of trust or other similar liens on the Timberlands to any Lender to secure indebtedness for borrowed funds incurred by Landowner or its Affiliates, so long as (i) such liens are expressly subject and subordinate to this Agreement and the Stumpage Agreement, (ii) any subsequent Transfer of Timberlands upon the execution by any such Lender of any rights under such liens would be subject and subordinate to this Agreement and the Stumpage Agreement and the transferee would therefore take the Timberlands subject to such agreements and (iii) Landowner gives written notice of such proposed liens at least ten days prior to the effective date thereof. No advance notice to, or consent from, IP with respect to an acquisition of the Timberlands, the Pulpwood Supply Agreement or this Agreement by any Lender through foreclosure, deed in lieu of foreclosure or other remedial actions (or transfers in lieu of such remedial actions) shall be required; provided that such Lender shall take the Timberlands subject to the terms of this Agreement and the Stumpage Agreement and may thereafter assign them consistent herewith. Ownership interests in Landowner or any entity that directly or indirectly owns an interest in the Timberlands may be pledged to any Lender to secure indebtedness for borrowed funds incurred by Landowner or its Affiliates, so long as such pledge is permitted under the terms of the Purchase Agreement.

(b) Landowner may, without any correlative assignment of all or any portion of this Agreement or the Stumpage Agreement, Transfer [20,444 acres] [West Louisiana] [59,903 acres] [Nacogdoches] [90,322 acres] [Texarkana] of the Timberlands; provided that (i) as a result of such Transfer the total acreage of all Timberlands that are not Blue Sky Lands Transferred under this subparagraph on or prior to the date of Transfer would not exceed the Maximum Saleable Acreage for the year in which the Transfer takes place; and (ii) such sale shall not materially impair TimberCo’s ability to comply with its obligations under the Pulpwood Supply Agreement or (except with respect to the Blue Sky Lands) otherwise constitute an Aggregate Adverse Effect. In the event of any Transfer under this subparagraph, Landowner shall give IP not less than 20 days prior written notice of the Transfer specifying the parcels and acreage to be Transferred, the aggregate number of acres of Timberlands theretofore Transferred under this subparagraph, the aggregate number of acres included therein that were not Blue Sky Lands and the identity of the proposed transferee.

(c) In the event of a Wood Reduction under Section 9(b) of the Pulpwood Supply Agreement that results in the termination of the rights and obligations

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under such agreement as it relates to all or a portion of the Wood Reduction, Landowner may, without any correlative assignment of all or any portion of this Agreement or the Stumpage Agreement, Transfer those specific Timberlands or that acreage of Timberlands that the parties agree, after good faith negotiations, would, as a result of such termination of rights and obligations relating to such Wood Reduction, no longer be required to fulfill Landowner’s obligations under the Stumpage Agreement.

(d) Landowner may Transfer all of the Timberlands in a single transaction to a single transferee who shall as part of such transaction either (i) assume all of Landowner’s obligations under this Agreement and the Stumpage Agreement, in which case the Pulpwood Supply Agreement shall remain in full force and effect; (ii) assume all of Landowners obligations under this Agreement and enter into a new stumpage agreement substantially identical to the Stumpage Agreement with a Person who shall (x) enter into a new pulpwood supply agreement substantially identical to the Pulpwood Supply Agreement with IP and (y) have the financial and operational resources and capacity to meet the obligations of TimberCo thereunder; or (iii) make other arrangements reasonably satisfactory to IP to permit IP to continue to purchase pulpwood in the volumes, from the lands and at the prices contemplated, and as otherwise contemplated, by the Pulpwood Supply Agreement as in effect immediately prior to such Transfer.

(e) Landowner may Transfer Timberlands to an Affiliate of Landowner so long as such Affiliate assumes and agrees to become jointly and severally liable, with Landowner, for all of Landowners obligations under this Agreement and the Stumpage Agreement and so long as such Transfer is permitted by Section 10.9 of the Purchase Agreement.

(f) Landowner may Transfer Timberlands with the consent of IP, which, except as provided in Section 3.3, may be granted or withheld in IP’s sole discretion.

Section 3.3 Consent. Unless IP reasonably determines that a Transfer of the Timberlands would constitute an Aggregate Adverse Effect, IP shall consent to a Transfer that meets all of the following conditions:

(a) Following such Transfer each separately owned parcel of Timberlands would exceed the Minimum Dividable Acreage.

(b) Landowner and Landowner’s transferee agree (following consultation with IP) to subdivide the Minimum Harvest Plan (and, on such basis, to subdivide the Stumpage Agreement) between the retained Timberlands and the Transferred Timberlands in a manner that would not constitute an Aggregate Adverse Effect; it being understood that, following the Transfer, Landowner’s remaining obligations under the Stumpage Agreement shall relate only to the Timberlands retained by Landowner.

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(c) Landowner and Landowner’s transferee agree (following consultation with IP) to subdivide this Agreement between the retained Timberlands and the Transferred Timberlands and to divide between themselves the unused Maximum Saleable Acreage in a manner consistent with subparagraph (b) above; it being understood that, following the Transfer, Landowner’s remaining obligations under this Agreement shall relate only to the Timberlands retained by Landowner.

(d) As part of such Transfer, the transferee would enter into (x) a new stumpage agreement with TimberCo substantially identical to the Stumpage Agreement but relating to the pertinent portion of the Minimum Harvest Plan determined under subparagraph (b) above, as well as all Excess Option Volume and (y) a new support agreement with IP substantially similar to this Agreement (except as provided in subparagraph (c) above) with respect to such new stumpage agreement; and the Pulpwood Supply Agreement shall remain in full force and effect;

(e) No more than two Transfers described in this Section 3 have been consented to and consummated.

Section 3.4 Procedural Matters Relating to Transfers.

(a) The restrictions set forth in this Agreement shall be recorded and filed in a Memorandum of Agreement in substantially the form set forth in Exhibit C hereof.

(b) Landowner shall provide IP with all information reasonably requested by IP regarding any proposed Transfer and related arrangements.

(c) In connection with any Transfer permitted hereunder, (i) IP shall provide Landowner with such documentation, if necessary in recordable form, as shall be reasonably required to effectuate the Transfer, and (ii) the parties shall cooperate in good faith to negotiate, prepare and execute the stumpage, support and related agreements contemplated hereunder, including the release of any Memorandum of Agreement filed in connection with this Agreement, provided that IP shall have no obligation to agree to any arrangement or provision that would constitute an Aggregate Adverse Effect.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Termination. This Agreement shall terminate upon the termination of the Stumpage Agreement and the Pulpwood Supply Agreement.

Section 4.2 Direct and Indirect Transfers. The parties acknowledge and agree, on behalf of themselves and their Affiliates, that the restrictions on Transfer contained herein are intended to prohibit, restrict or permit, as the case may be, Transfers of direct interests in the Timberlands and also Transfers of the entities that directly or indirectly own interests in the Timberlands. To that end, no Transfer of any entity that directly or indirectly owns an interest in the Timberlands shall be permitted if the result

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of such Transfer is a Transfer of Timberlands not permitted hereunder. In no event shall anything in this Section 4.2 prohibit either (a) Transfers of direct or indirect interests in TimberStar Southwest Holdco LLC (the parent of TimberStar Southwest Parent LLC) or (b) Transfers among parent and subsidiary entities.

Section 4.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of              applicable to agreements to be performed entirely within such state, including all matters of construction, validity and performance, without regard to principles of conflicts of law thereof.

Section 4.4 Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five Business Days following sending by registered or certified mail, postage prepaid, (b) (b) when delivered, if delivered personally to the intended recipient and (c) one Business Day following sending by overnight delivery via a national courier service (two Business Days following sending by overnight international delivery via international courier service), in each case addressed to a party at the following address for such party:

[                        ]

Section 4.5 Entire Agreement. This Agreement, the Stumpage Agreement and the Pulpwood Supply Agreement contain the entire understanding of the parties hereto and thereto with respect to the subject matters contained herein and therein, supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

Section 4.6 Amendment; Waiver. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any covenant or agreement contained herein. Any of the parties hereto may: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto or (b) waive compliance by the other party with any of the agreements contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument. The failure of a party to assert any of its rights hereunder shall not constitute a waiver of such rights nor in any way affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every provision of this Agreement. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

Section 4.7 Headings; References. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect

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in any way the meaning or interpretation of this Agreement. All references herein to “Articles”, “Sections” or “Exhibits” shall be deemed to be references to Articles or Sections hereof or Exhibits hereto, unless otherwise indicated.

Section 4.8 Counterparts. This Agreement may be executed in multiple counterparts (including via facsimile), and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

Section 4.9 Assignment. This Agreement may be assigned (i) by IP to any party to whom IP’s rights under the Pulpwood Supply Agreement are assigned, in whole or in part, or any Affiliate thereof and (ii) by Landowner as expressly contemplated by Article III hereof. Otherwise this Agreement may not be assigned without the written consent of the parties. In the event of any partial assignment of the Pulpwood Supply Agreement by IP under Section 9(c) thereof, if IP so requests under this subparagraph and under Section 9(c) of the Pulpwood Supply Agreement, TimberCo and Landowner shall subdivide the Stumpage Agreement and this Agreement, and shall negotiate with IP and New Buyer in good faith to prepare and execute a new stumpage agreement and a new supply agreement relating in each case to the portion of the Pulpwood Supply Agreement that has been assigned and the related Timberlands.

Section 4.10 Severability; Enforcement. The invalidity of any portion of this Agreement shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

Section 4.11 Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

[Signature Pages to Come]

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EXHIBIT A

Timberlands

EXHIBIT A – ANNEX 1

Blue Sky Lands

EXHIBIT B

Maximum Saleable Acreage

West Louisiana

Year	Cumulative Acres
1-5	16,347
Thereafter	20,444

Nacogdoches

Year	Cumulative Acres
1-5	10,341
6-10	20,682
11-15	31,023
Thereafter	59,903

Texarkana

Year	Cumulative Acres
1-5	11,716
6-10	23,432
11-15	35,148
Thereafter	90,322

EXHIBIT C

Memorandum of Agreement

iStar

Exhibit F-4

LOG SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of                     , 2006, by and between                         , a                         (“Buyer Cash Landowner”),                     , a Delaware limited liability company (“Timber LLC”),                     , a Delaware limited partnership (“Timber LP” and, together with Buyer Cash Landowner and Timber LLC, “Landowner”), and International Paper Company, a New York corporation (“IP”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement dated as of                     , 2006 by and between IP, Buyer Cash Landowner and             (as in effect and as from time to time amended, the “Purchase Agreement”), IP has on or prior to the date hereof conveyed to Buyer Cash Landowner, Timber LLC and Timber LP the Timberlands described on Exhibit A hereto (the “Timberlands”);

WHEREAS, pursuant to the Purchase Agreement, IP has on the date hereof conveyed to an Affiliate of Buyer Cash Landowner all of the ownership interests in Timber LLC and Timber LLP;

WHEREAS, IP and                     , a [Delaware] corporation and an Affiliate of Buyer Cash Landowner (“TimberCo”), are simultaneously entering into a log supply agreement (as in effect and as from time to time amended, the “Log Supply Agreement”) pursuant to which, among other things, TimberCo is obligated to sell to IP logs harvested from the Timberlands in the amounts and on the terms therein set forth;

WHEREAS, Landowner and TimberCo, are simultaneously entering into a master stumpage agreement (as in effect and as from time to time amended, the “Stumpage Agreement”) pursuant to which, among other things, Landowner is required to make available to TimberCo cutting rights on the Timberlands sufficient to permit TimberCo to satisfy its obligations under the Log Supply Agreement;

WHEREAS, IP wishes to obtain certain assurances and agreements from Landowner with respect to the availability of the cutting rights referred to above; and

WHEREAS, Landowner is willing to provide such assurances;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in the Purchase Agreement and in this Agreement, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the ownership of not less than 50% of the ownership interests in such Person and the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Adverse Effect” means any Change that might reasonably be expected to make it materially more difficult for IP to purchase logs in the volumes, from the lands and at the prices contemplated, and as otherwise contemplated, by the Log Supply Agreement as in effect immediately prior to such Change, including any Change that could reasonably expected adversely to affect the sufficiency (including any excess amount or “cushion” to such sufficiency) of the cutting or other rights available following such Change to Persons obligated to provide logs under the Log Supply Agreement, or any successor agreement, to IP.

“Agreement” means this Support Agreement as in effect and as from time to time amended.

“Buyer Cash Landowner” has the meaning set forth in the Preamble hereto.

“Change” means any event, change, circumstance, impact or consequence.

“IP” has the meaning set forth in the Preamble hereto.

“Landowner” has the meaning set forth in the Preamble hereto.

“Lender” means any of the following: (i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan; (ii) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended; (iii) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) of this definition; (iv) any entity controlled by, controlling or under common control with any of the foregoing entities described in clauses (i) or (ii) of this definition; or (v) any trustee in connection with a securitization of, the creation of collateralized debt obligations secured by, or a financing through an “owner trust” of, a note or loan.

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“Person” means any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association.

“Log Supply Agreement” has the meaning set forth in the Recitals hereto.

“Pulpwood Support Agreement” means the Pulpwood Support Agreement, dated as of the date hereof, by and between Landowner and IP (as in effect and as from time to time amended).

“Purchase Agreement” has the meaning set forth in the Preamble hereto.

“Stumpage Agreement” has the meaning set forth in the Recitals hereto.

“TimberCo” has the meaning set forth in the Recitals hereto.

“Timber LLC” has the meaning set forth in the Preamble hereto.

“Timber LP” has the meaning set forth in the Preamble hereto.

“Transfer” means, with respect to any asset, including any Timberlands, any direct or indirect transfer, sale, assignment, pledge, hypothecation or other disposition of ownership or control thereof; provided that immaterial transfers of interests in property such as hunting leases and ordinary course easements shall not be deemed Transfers.

Section 1.2 Other Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Log Supply Agreement.

Section 1.3 Other Definitional Provisions.

(a) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c) Whenever the context so requires, gender-specific pronouns include the neuter, masculine and feminine.

(d) The term “including” shall be deemed to be immediately followed by the term “but not limited to”.

(e) References to a Person include such Person and its successors and assigns.

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ARTICLE II

GENERAL UNDERTAKINGS OF LANDOWNER

Section 2.1 Compliance with Stumpage Agreement. Landowner shall comply with all of its obligations under the Stumpage Agreement including (i) providing TimberCo with the right to sever and remove timber sufficient to permit TimberCo to satisfy its obligations to supply Logs under the Log Supply Agreement; and (ii) managing the Timberlands and harvesting operations in accordance with applicable state Best Management Practices for Forestry and in a manner that meets the minimum requirements for compliance with Sustainable Forestry Initiative Standard 2005-2009, or such other successor standard approved by IP to the extent commercially reasonable and reasonably consistent with this Agreement and the Log Supply Agreement, including providing to IP third party certification of such compliance.

Section 2.2 Access to Information. Landowner shall provide IP with such information as IP shall request (to the extent such information is reasonably pertinent to IP’s rights under this Agreement or the Log Supply Agreement) with respect to the Timberlands, Landowner’s silviculture and harvesting activities or the Annual Harvest Plan. Landowner shall promptly inform IP of the occurrence of any Change that could constitute an Aggregate Adverse Effect.

Section 2.3 Access to Timberlands.

(a) Landowner shall provide IP with such rights to inspect the Timberlands and operations thereon as IP may reasonably request for the purpose of monitoring (i) Landowner’s compliance with this Agreement and (ii) TimberCo’s compliance with the Log Supply Agreement and the Stumpage Agreement.

(b) In the event of any breach by Landowner of this Agreement or by TimberCo of the Log Supply Agreement, Landowner hereby consents to the assignment to IP of such rights of TimberCo under the Stumpage Agreement as IP requests, in each case when and as contemplated by paragraph [    ] of the Log Supply Agreement.

ARTICLE III

RESTRICTIONS ON TRANSFER

Section 3.1 In General. Landowner shall not Transfer the Timberlands, any portion thereof, or any interest therein, except as expressly permitted in this Agreement. Any attempt to Transfer the Timberlands not in compliance with all applicable provisions of this Agreement shall be null and void.

Section 3.2 Permitted Transfers. The foregoing notwithstanding,

(a) Landowner may grant mortgage, deed of trust or other similar liens on the Timberlands to any Lender to secure indebtedness for borrowed funds incurred by Landowner or its Affiliates, so long as (i) such liens are expressly subject and subordinate

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to this Agreement and the Stumpage Agreement, (ii) any subsequent Transfer of Timberlands upon the execution by any such Lender of any rights under such liens would be subject and subordinate to this Agreement and the Stumpage Agreement and the transferee would therefore take the Timberlands subject to such agreements and (iii) Landowner gives written notice of such proposed liens at least ten days prior to the effective date thereof. No advance notice to, or consent from, IP with respect to an acquisition of the Timberlands, the Pulpwood Supply Agreement or this Agreement by any Lender through foreclosure, deed in lieu of foreclosure or other remedial actions (or transfers in lieu of such remedial actions) shall be required; provided that such Lender shall take the Timberlands subject to the terms of this Agreement and the Stumpage Agreement and may thereafter assign them consistent herewith. Ownership interests in Landowner or any entity that directly or indirectly owns an interest in the Timberlands may be pledged to any Lender to secure indebtedness for borrowed funds incurred by Landowner or its Affiliates, so long as such pledge is permitted under the terms of the Purchase Agreement.

(b) In the event of a Logs Reduction under Section 9(b) of the Log Supply Agreement that results in the termination of the rights and obligations under such agreement as it relates to all or a portion of the Logs Reduction, Landowner may, without any correlative assignment of all or any portion of this Agreement or the Stumpage Agreement, Transfer those specific Timberlands or that acreage of Timberlands that the parties agree, after good faith negotiations, would, as a result of such termination of rights and obligations relating to such Logs Reduction, no longer be required to fulfill Landowner’s obligations under the Stumpage Agreement.

(c) Landowner may Transfer all of the Timberlands in a single transaction to a single transferee who shall as part of such transaction either (i) assume all of Landowner’s obligations under this Agreement and the Stumpage Agreement, in which case the Log Supply Agreement shall remain in full force and effect; (ii) assume all of Landowners obligations under this Agreement and enter into a new stumpage agreement substantially identical to the Stumpage Agreement with a Person who shall (x) enter into a new log supply agreement substantially identical to the Log Supply Agreement with IP and (y) have the financial and operational resources and capacity to meet the obligations of TimberCo thereunder; or (iii) make other arrangements reasonably satisfactory to IP to permit IP to continue to purchase logs in the volumes, from the lands and at the prices contemplated, and as otherwise contemplated, by the Log Supply Agreement as in effect immediately prior to such Transfer.

(d) Landowner may Transfer Timberlands to an Affiliate of Landowner so long as such Affiliate assumes and agrees to become jointly and severally liable, with Landowner, for all of Landowners obligations under this Agreement and the Stumpage Agreement and so long as such Transfer is permitted by Section 10.9 of the Purchase Agreement.

(e) Landowner may, without any correlative assignment of all or any portion of this Agreement or the Stumpage Agreement, Transfer Timberlands provided that such Transfer (i) takes place without any correlative assignment of all or any portion

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of the Pulpwood Support Agreement or the Stumpage Agreement pursuant to the terms of the Pulpwood Support Agreement and (ii) would not constitute an Aggregate Adverse Effect.

(f) Landowner may Transfer Timberlands with the consent of IP, which, except as provided in Section 3.3, may be granted or withheld in IP’s sole discretion.

Section 3.3 Consent. IP shall consent to a Transfer that meets all of the following conditions:

(a) Landowner and Landowner’s transferee agree (following consultation with IP) to subdivide the Master Harvest Plan (and, on such basis, to subdivide the Stumpage Agreement) between the retained Timberlands and the Transferred Timberlands in a manner that would not constitute an Aggregate Adverse Effect; it being understood that, following the Transfer, Landowner’s remaining obligations under the Stumpage Agreement shall relate only to the Timberlands retained by Landowner.

(b) Landowner and Landowner’s transferee agree (following consultation with IP) to subdivide this Agreement between the retained Timberlands and the Transferred Timberlands; it being understood that, following the Transfer, Landowner’s remaining obligations under this Agreement shall relate only to the Timberlands retained by Landowner.

(c) As part of such Transfer, the transferee would enter into (x) a new master stumpage agreement with TimberCo substantially identical to the Stumpage Agreement but relating to the pertinent portion of the Master Harvest Plan determined under subparagraph (b) above and (y) a new support agreement with IP substantially similar to this Agreement (except as provided in subparagraph (b) above) with respect to such new stumpage agreement, in which case the Log Supply Agreement shall remain in full force and effect;

Section 3.4 Procedural Matters Relating to Transfers.

(a) The restrictions set forth in this Agreement shall be recorded and filed in a Memorandum of Agreement in substantially the form set forth in Exhibit B.

(b) Landowner shall provide IP with all information reasonably requested by IP regarding any proposed Transfer and related arrangements.

(c) In connection with any Transfer permitted hereunder, (i) IP shall provide Landowner with such documentation, if necessary in recordable form, as shall be reasonably required to effectuate the Transfer, and (ii) the parties shall cooperate in good faith to negotiate, prepare and execute the stumpage, support and related agreements contemplated hereunder, including the release of any Memorandum of Agreement filed in connection with this Agreement, provided that IP shall have no obligation to agree to any arrangement or provision that would constitute an Aggregate Adverse Effect.

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(d) No Transfer of Timberlands hereunder, whether permitted under this Agreement or with the consent of IP, shall be deemed to relieve Landowner of its obligations to provide cutting rights under the Master Stumpage Agreement sufficient to permit TimberCo to fulfill its obligations under the Log Supply Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Termination. This Agreement shall terminate upon the termination of the Log Supply Agreement.

Section 4.2 Direct and Indirect Transfers. The parties acknowledge and agree, on behalf of themselves and their Affiliates, that the restrictions on Transfer contained herein are intended to prohibit, restrict or permit, as the case may be, Transfers of direct interests in the Timberlands and also Transfers of the entities that directly or indirectly own interests in the Timberlands. To that end, no Transfer of any entity that directly or indirectly owns an interest in the Timberlands shall be permitted if the result of such Transfer is a Transfer of Timberlands not permitted hereunder. In no event shall anything in this Section 4.2 prohibit either (a) Transfers of direct or indirect interests in TimberStar Southwest Holdco LLC (the parent of TimberStar Southwest Parent LLC) or (b) Transfers among parent and subsidiary entities.

Section 4.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of                      applicable to agreements to be performed entirely within such state, including all matters of construction, validity and performance, without regard to principles of conflicts of law thereof.

Section 4.4 Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five Business Days following sending by registered or certified mail, postage prepaid, (b) (b) when delivered, if delivered personally to the intended recipient and (c) one Business Day following sending by overnight delivery via a national courier service (two Business Days following sending by overnight international delivery via international courier service), in each case addressed to a party at the following address for such party:

[                    ]

Section 4.5 Entire Agreement. This Agreement, the Stumpage Agreement and the Log Supply Agreement contain the entire understanding of the parties hereto and thereto with respect to the subject matters contained herein and therein, supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

Section 4.6 Amendment; Waiver. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by a written

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instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any covenant or agreement contained herein. Any of the parties hereto may: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto or (b) waive compliance by the other party with any of the agreements contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument. The failure of a party to assert any of its rights hereunder shall not constitute a waiver of such rights nor in any way affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every provision of this Agreement. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

Section 4.7 Headings; References. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to “Articles”, “Sections” or “Exhibits” shall be deemed to be references to Articles or Sections hereof or Exhibits hereto, unless otherwise indicated.

Section 4.8 Counterparts. This Agreement may be executed in multiple counterparts (including via facsimile), and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

Section 4.9 Assignment. This Agreement may be assigned (i) by IP to any party to whom IP’s rights under the Log Supply Agreement are assigned, in whole or in part, or any Affiliate thereof and (ii) by Landowner as expressly contemplated by Article III hereof. Otherwise this Agreement may not be assigned without the written consent of the parties. In the event of any partial assignment of the Log Supply Agreement by IP under Section 9(c) thereof, if IP so requests under this subparagraph and under Section 9(c) of the Log Supply Agreement, TimberCo and Landowner shall subdivide the Stumpage Agreement and this Agreement, and shall negotiate with IP and New Buyer in good faith to prepare and execute a new master stumpage agreement and a new supply agreement relating in each case to the portion of the Log Supply Agreement that has been assigned and the related Timberlands.

Section 4.10 Severability; Enforcement. The invalidity of any portion of this Agreement shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

Section 4.11 Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by

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whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

[Signature Pages to Come]

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EXHIBIT A

Timberlands

EXHIBIT B

Memorandum of Agreement

iStar

Exhibit G

Form of Title Affidavit

iStar

SELLER/OWNER AFFIDAVIT1

                    , 2006

I,                     , as                      of                      (“Owner”), the owner2 of the property3 listed on Exhibit A (the “Property”) certify that the following statements are true to the best of the knowledge of the undersigned:

A. POSSESSION: As of today, to the knowledge of the undersigned, there are no tenants or other persons who are in possession or, have a right to possession of the Property unless listed on Exhibit B attached and none of those tenants has a purchase option, right of first refusal or other similar right or option.

B. MECHANICS’ LIENS: Except as set forth on Exhibit C attached hereto, for more than eight (8) months prior to the date hereof, no material or labor has been furnished under the authority and on behalf of the Owner in connection with said Property, other than those for which the bills have been paid or will be paid prior to Closing.

C. PENDING LITIGATION: To the best of the knowledge of the undersigned, there is no pending litigation or outstanding judgments against the Owner that could give rise to a lien or charge against the Property, unless listed on Exhibit B attached.

D. MUNICIPAL ASSESSMENTS: The undersigned, to the best of its knowledge, is unaware of any outstanding municipal assessments against the Property, subsequent to the effective date of the title commitment issued by First American Title Insurance Company and identified on Exhibit A hereof (“the Title Commitment”).

[1]	Form may be modified to include such revisions and additions as are reasonably required by the Title Company in connection with the issuance of the coverages contemplated by Section 10.7 of the Purchase Agreement.
[2]	The undersigned’s certification that Owner is the owner of the Property is based solely on the title commitment(s) covering the Property and prepared by First American Title Insurance Company and the undersigned’s knowledge that no conveyances of the property by Owner have occurred subsequent to the date of such commitment(s).
[3]	The certifications and statements made herein relate to the surface of the Property only and do not relate to the oil, gas or other minerals (as defined by the law of the state where the Property lies) lying in, on or under the Property or any mineral leases.

iStar

E. UNRECORDED MATTERS: To the best of the knowledge of the undersigned, there are no unrecorded instruments, facts, matters or conditions affecting title to the Property other than those (i) set out in Exhibit B attached hereto, or (ii) set out in the Title Commitment.

F.	ACCESS ISSUES: To the best of its knowledge, Owner discloses the following as it relates to access issues:

(a) No Access: Tracts With No Legal, Historic or Verbal Access: The properties so designated on Exhibit D hereof do not front on a public road, are not benefited by a recorded easement providing ingress or egress to and from a public road or to and from another easement owned by the undersigned that provides access to a public road, are not contiguous to another parcel owned by the undersigned, are not subject to Historic or Prescriptive Access (as defined below), and are not subject to Verbal Access (as defined below).

(b) Uncontested Historic Access: The properties so designated on Exhibit D hereof and described or shown on the corresponding plats attached thereto do not front on a public road, are not benefited by a recorded easement providing ingress or egress to and from a public road and are not contiguous to another Tract owned by the undersigned, but are subject to “Historic or Prescriptive Access.” As used herein the term “Historic or Prescriptive Access” shall mean that Owner and/or its predecessors-in-title to the Property: (i) has obtained ingress and egress to and from the tract by way of the road identified on the plat attached for at least the past              (            ) years, with that road having a point of beginning (“POB”) at an intersection of a public road, another Tract owned by the undersigned, or another easement owned by the undersigned that provides access to a public road, and a point of terminus (“POT”) on the Tract having Historic or Prescriptive Access; and, (ii) has utilized uncontested access to said properties during the last              (            ) years by way of the applicable road identified on the plat attached.

(c) Verbal Access: The properties so designated on Exhibit D hereof do not front on a public road, are not benefited by a recorded easement providing ingress or egress to and from a public road, are not contiguous to another Tract owned by the undersigned, and are not subject to Historic or Prescriptive Access, but are subject to “Verbal Access.” As used herein, the term “Verbal Access” shall mean that the undersigned seeks verbal permission for all use of such Tract by Owner prior to accessing the Tract by way of the road identified on the plat attached hereto, with that road having a point of beginning (“POB”) at an intersection of a public road, another Tract owned by the undersigned, or another easement owned by the undersigned that provides access to a public road, and a point of terminus (“POT”) on said properties having Verbal Access.

G. AD VALOREM TAXES: To the knowledge of the undersigned, there are no delinquent ad valorem taxes or assessments for the Property for the assessment year as of                     .

iStar

H. CLAIMS TO TITLE: To the knowledge of the undersigned, there has been no claim made or dispute with respect to the title of the Property during the twenty (20) year period prior to the date of this Affidavit, except as may be set forth on Exhibit B attached.

The phrase “to the best of the knowledge of the undersigned” or “to the knowledge of the undersigned” or “to the best of its knowledge” means actual knowledge of an officer holding the position of Vice President or higher, and is based on representations made to such officer by selected employees involved in the due diligence process described in the following paragraph.

Owner designed and undertook a due diligence process for the purpose of gathering factual information of interest to Purchasers of the Property including tracts that may lack legal access. Information concerning the Property was collected from selected employees of Owner or Owner’s affiliates knowledgeable about the Property and is the basis of this affidavit.

The undersigned understands that First American Title Insurance Company and any other title company providing reinsurance with respect to such policy, will rely upon the truth of the statements made in this certificate when it issues its policy or policies of title insurance insuring the title to this Property.

By:
Title:

STATE	OF )

COUNTY	(PARISH) OF )

I,                     , a Notary Public in and for said County (Parish), in said State, hereby certify that                     , whose name as                      of                     , is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that being informed of the contents of said instrument, he/she, in such capacity and with full authority, executed the same voluntarily for and as the act of said                     .

Given under my hand and seal of office this, the                      day of             , 2006.

Notary Public

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Exhibit A

Those certain tracts or parcels of land that are particularly described in the following title commitment or commitments issued by First American Title Insurance Company:

[List commitments that apply, with reference number; may want to also include State and County, Effective Date, etc.]

iStar

Exhibit B

[This exhibit will pull and list from the Allforms, under separate headings: Rent-Lease; 3rd Party Uses; Hunt Club Leases; Disputes-Encroachments; Bulk Sale Timber Contracts; Cemeteries; Plantation Contracts; Cell Tower Leases; and Research Studies. It relates to Paragraphs A, C, E and H of the Affidavit.]

iStar

Exhibit C

[Labor or Materials Furnished; Unpaid; Paragraph B of Affidavit]

Exhibit D

[Access Issues, relating to Paragraph F of the Affidavit]

(a)	No Access: Tracts With No Legal, Historic or Verbal Access:

[Tracts will be identified as per the listing on the Allforms detail sheet so that a title exception can be made in the same way; no plats will be attached.]

(b)	Uncontested Historic Access:

[Tracts will be identified as per the listing on the Allforms detail sheet and plats will be attached, as described in the Affidavit. It is anticipated that buyer will request title insurance coverage for this category.]

(c)	Verbal Access:

[Tracts will be identified as per the listing on the Allforms detail sheet so that a title exception can be made in the same way; no plats will be attached.]

iStar

Exhibit H-1

FORM OF ASSIGNMENT OF BUYER TIMBER ENTITY INTERESTS

THIS ASSIGNMENT OF BUYER TIMBER ENTITY INTERESTS AGREEMENT (this “Agreement”) is entered into as of [•], 2006, by and among TimberStar Southwest LLC, a Delaware limited liability company (“Buyer”) and [•], a [•] (“Selling Party”).

W I T N E S S E T H

WHEREAS, the Selling Party is a party to that certain limited liability company agreement or limited partnership agreement, in each case dated as of [•], 2006, pursuant to which the Selling Party formed the [Timber Entities, the partnership and/or membership interests of which are being assigned and transferred pursuant to this Agreement] (collectively, the “Timber Entities”), the partnership and/or membership interests of which are being assigned and transferred pursuant to this Agreement;

WHEREAS, the Selling Party is the sole member of, and owns all of the outstanding partnership interests and membership interests, as applicable, of the Timber Entities;

WHEREAS, Buyer, International Paper Company, the Other Selling Parties (as defined in the Purchase Agreement) and the other parties named therein or thereafter becoming party thereto in accordance with Section 15.16 have entered into a Purchase Agreement, dated as of [•], 2006 (the “Purchase Agreement”), providing for the sale by the Selling Parties (as defined in the Purchase Agreement) of, inter alia, certain real property and mineral rights, certain other assets, inventory and rights under certain continuing leases, contracts and other agreements to the Timber Entities and the purchase and assumption of such property, rights and assets by Buyer;

WHEREAS, in partial consideration therefor, the Purchase Agreement requires that at the Closing, the Selling Party will transfer to Buyer all of the outstanding limited partnership interests and membership interests, as applicable, in the Timber Entities;

WHEREAS, the parties hereto wish to provide for the assignment to Buyer of all of the outstanding limited partnership interests and membership interests, as applicable in the Timber Entities; and

WHEREAS, capitalized terms used and not otherwise defined in this Agreement have the respective meanings given in the Purchase Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Purchase Agreement, Buyer and the Selling Party hereby agree as follows:

1. Assignment of Timber Entity Interests. The Selling Party hereby assigns, transfers, conveys and delivers to Buyer all of the Selling Party’s right, title and interest in, to and under all of the outstanding partnership interests and membership interests, as applicable, in the Timber Entities.

2. Acceptance and Assumption of Timber Entity Interests Subject to the provisions of the Purchase Agreement, Buyer hereby accepts the assignment, transfer, conveyance and delivery of such limited partnership interests and membership interests, as applicable, in the Timber Entities and expressly assumes and covenants in favor of the Selling Party to discharge and perform, as and when due, all obligations of the Selling Party accruing, arising out of, or relating to events or occurrences on and after the Closing Date with respect to such limited partnership interests and membership interests, as applicable, in the Timber Entities.

3. Purchase Agreement Controls. Nothing in this Agreement shall be deemed to supersede, enlarge or modify the scope of the rights of any party to the Purchase Agreement that are contained in the Purchase Agreement. If there is a conflict or an apparent conflict between the provisions of this Agreement and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall control.

4. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures on this Agreement shall be deemed to be original signatures.

5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the date first above written.

TIMBERSTAR SOUTHWEST LLC

By:
Name:
Title:

[SELLING PARTY]

By:
Name:
Title:

iStar

Exhibit H-2

FORM OF ASSIGNMENT OF BUYER PARENT TIMBER ENTITY INTERESTS

THIS ASSIGNMENT OF BUYER PARENT TIMBER ENTITY INTERESTS AGREEMENT (this “Agreement”) is entered into as of [•], 2006, by and among TimberStar Southwest Parent LLC, a Delaware limited liability company (“Buyer Parent”) and [•], a [•] (“Selling Party”).

W I T N E S S E T H

WHEREAS, the Selling Party is a party to that certain limited liability company agreement or limited partnership agreement, in each case dated as of [•], 2006, pursuant to which the Selling Party formed the [Timber Entities, the partnership and/or membership interests of which are being assigned and transferred pursuant to this Agreement] (collectively, the “Timber Entities”), the partnership and/or membership interests of which are being assigned and transferred pursuant to this Agreement;

WHEREAS, the Selling Party is the sole member of, and owns all of the outstanding partnership interests and membership interests, as applicable, of the Timber Entities;

WHEREAS, Buyer Parent, International Paper Company, the Other Selling Parties (as defined in the Purchase Agreement) and the other parties named therein or thereafter becoming party thereto in accordance with Section 15.16 have entered into a Purchase Agreement, dated as of [•], 2006 (the “Purchase Agreement”), providing for the sale by the Selling Parties (as defined in the Purchase Agreement) of, inter alia, certain real property and mineral rights, certain other assets, inventory and rights under certain continuing leases, contracts and other agreements to the Timber Entities and the purchase and assumption of such property, rights and assets by Buyer Parent;

WHEREAS, in partial consideration therefor, the Purchase Agreement requires that at the Closing, the Selling Party will transfer to Buyer Parent all of the outstanding limited partnership interests and membership interests, as applicable, in the Timber Entities;

WHEREAS, the parties hereto wish to provide for the assignment to Buyer Parent of all of the outstanding limited partnership interests and membership interests, as applicable in the Timber Entities; and

WHEREAS, capitalized terms used and not otherwise defined in this Agreement have the respective meanings given in the Purchase Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Purchase Agreement, Buyer Parent and the Selling Party hereby agree as follows:

1. Assignment of Timber Entity Interests. The Selling Party hereby assigns, transfers, conveys and delivers to Buyer Parent all of the Selling Party’s right, title and interest in, to and under all of the outstanding partnership interests and membership interests, as applicable, in the Timber Entities.

2. Acceptance and Assumption of Timber Entity Interests. Subject to the provisions of the Purchase Agreement, Buyer Parent hereby accepts the assignment, transfer, conveyance and delivery of such limited partnership interests and membership interests, as applicable, in the Timber Entities and expressly assumes and covenants in favor of the Selling Party to discharge and perform, as and when due, all obligations of the Selling Party accruing, arising out of, or relating to events or occurrences on and after the Closing Date with respect to such limited partnership interests and membership interests, as applicable, in the Timber Entities.

3. Purchase Agreement Controls. Nothing in this Agreement shall be deemed to supersede, enlarge or modify the scope of the rights of any party to the Purchase Agreement that are contained in the Purchase Agreement. If there is a conflict or an apparent conflict between the provisions of this Agreement and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall control.

4. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures on this Agreement shall be deemed to be original signatures.

5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the date first above written.

TIMBERSTAR SOUTHWEST PARENT LLC

By:
Name:
Title:

[SELLING PARTY]

By:
Name:
Title:

Exhibit I

Surface Use Agreement

SURFACE USE AGREEMENT

This SURFACE USE AGREEMENT (this “Agreement”), dated as of [                    ], 2006 (“Effective Date”), is among [BUYER], a [•] [corporation] (“Buyer”), [TIMBER LLC], a [•] limited liability company (“Timber LLC”), and INTERNATIONAL PAPER COMPANY, a New York corporation (“Seller” and, collectively with Buyer and Timber LLC, the “Parties”).

RECITALS

WHEREAS, pursuant to that certain Purchase Agreement dated as of                             , 2006 (the “Purchase Agreement”) among Buyer, [BUYER PARENT], a [•] [corporation], Seller and the Other Selling Parties (as defined therein), the Selling Parties (as defined in the Purchase Agreement) have sold, assigned and transferred to Buyer and/or Timber LLC, among other assets and properties, the property described on Exhibit A attached hereto (the “Property”);

WHEREAS, the Selling Parties have retained and reserved to Seller the Reserved Minerals and Gases and the Reserved Mineral and Gas Rights, which are located in and under the Property, the foregoing rights being more particularly defined on Exhibit B attached hereto;

WHEREAS, the Parties desire to enter into this Surface Use Agreement in order to set forth the Parties’ rights and obligations with respect to the Property and the Reserved Minerals and Gases and Reserved Mineral and Gas Rights;

NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the Parties agree as follows:

(1) Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement. “Mineral Owner” as used herein shall mean Seller and Seller’s successors and assigns. “Mineral Operator” as used herein shall mean Seller, its successors and assigns, Seller’s lessees and their successors and assigns, and Seller’s operators and their successors and assigns, but only, in each instance, if and to the extent any such entities are conducting Operations on all or any portion of the Property. “Operations” as used herein shall mean all operations after the Effective Date by Mineral Operator on the Property in connection with the Reserved Minerals and Gases and Reserved Mineral and Gas Rights, including, without limitation: (a) surveying, inspecting, reconnaissance, drilling, mining, exploring, developing, producing, pumping, processing, cleaning, storing, removing, treating, transporting, conducting seismic activities, excavating pits, constructing and maintaining roads, pipelines and locations, gathering line construction, drilling water wells, using sand and gravel for the purposes of constructing and maintaining roads and locations, and all other related activities; and (b) without limiting the foregoing in any way, with respect to coal and lignite, to make and use openings, to dispose of, use and pile up the overburden and other substances removed in surface mining, to store in and upon the Property coal and lignite mined and overburden removed from the Property, to erect, use and maintain on the Property such buildings, reservoirs, engines, machinery, railroad tracks, conveyors, shops, ditches, power and communications lines and other equipment and facilities necessary for the mining and sale of coal and lignite, but specifically excluding any plants, equipments or facilities designed for the burning of coal for power generation, or other ultimate use of coal on the Property. “Surface Owner” as used herein shall mean the Buyer, its successors and assigns with respect to the Property on Exhibit A designated as being owned by Buyer, and Timber LLC, its successors and assigns with respect to the Property on Exhibit A designated as being owned by Timber LLC.

(2) General. Except as expressly contemplated by this Agreement, Mineral Owner and Surface Owner shall conduct their respective operations on the Property so as not to unreasonably interfere with the operations or activities of the other Party. Mineral Operator shall conduct all Operations in full compliance with all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction over the Property, including, but not limited to those laws, rules, regulations and orders for protection of the environment, prevention of water pollution and prevention and suppression of forest fires. Mineral Operator shall protect and prevent the Property from being contaminated or damaged by hazardous substances in such manner as may be required by governmental regulations. Unless first consented to in writing by Surface Owner, no new oil or gas well shall be drilled nearer than 200 feet to any then inhabited structure now or hereafter placed on the Property.

(3) Reserved Water Rights. Surface Owner and Mineral Owner acknowledge and agree that the Reserved Water Rights apply only to those portions of the Property located within the State of Texas (the “Texas Property”). Without limiting anything in the Section (2) above, with respect to Reserved Water Rights, Surface Owner agrees that Surface Owner shall not: (a) unreasonably interfere with or oppose Mineral Operator’s Reserved Water Rights; (b) sell or donate groundwater from any portion of the Texas Property to any third party; (c) cause or permit any third party to transport captured or collected groundwater from any portion of the Texas Property; (d) intentionally take or permit any action reasonably expected to cause damage to any underground water formation on the Texas Property other than damages that may occur in connection with Surface Owner’s reasonable silviculture operations or Surface Owner’s drilling of water wells for non-commercial on-site use on the Texas Property; and (e) inject (or expressly permit Surface Owner’s Affiliates or any third party to inject) wastewater or waste material, Hazardous Substances or salt water into any formation on the Texas Property. Surface Owner shall not authorize its Affiliates or third parties to inject wastewater or waste material, Hazardous Substances or salt water into any underground formation on the Texas Property. Surface Owner acknowledges that future operations related to Mineral Operator’s Reserved Water Rights and the Operations on the Texas Property with respect to the Reserved Water Rights may interfere with surface activities on the Texas Property, provided, such interference shall not unreasonably and adversely interfere with surface activities on the Texas Property. Mineral Owner hereby agrees that Surface Owner and its assigns, shall be permitted to: (x) use the groundwater of the Texas Property for silviculture operations in compliance with all applicable laws, including Environmental Laws, including the right to drill water wells and maintain such wells and ancillary equipment necessary for groundwater withdrawal; (y) with respect to any portion of the Texas Property transferred in accordance with the terms of the Support Agreement by and between the Parties of even date herewith (the “Support Agreement”), the New Owner (as defined in the Support Agreement) may use the groundwater under such portion of the Texas Property for its own agricultural operations, provided such use shall comply with best water management practices and with all applicable laws, including Environmental Laws, including the right to drill water wells and maintain such wells and ancillary equipment necessary for groundwater withdrawal, (subsections (x) and (y) collectively referred to as “Permitted Uses”) and (z) use the groundwater of the Texas Property for non-commercial on-site use in compliance with all applicable law, including Environmental Laws, including the right to drill water wells and maintain such wells and ancillary equipment necessary for groundwater withdrawal; provided, however, that Surface Owner, on its behalf and on behalf of its Affiliates, agrees that Mineral Owner’s Reserved Water Rights supersede Surface Owner’s permitted uses of groundwater on the Texas Property hereunder and that, in the event all available groundwater resources are needed for the full exercise of Mineral Operator’s Reserved Water Rights, the authorized uses by Surface Owner and its Affiliates (and New Owner, if applicable) of groundwater on the Texas Property hereunder, other than Permitted Uses, may be terminated, either temporarily or permanently, by Mineral Operator, upon forty-five (45) days advance written notice to Surface Owner. The foregoing shall not be deemed to waive any rights of Surface Owner under Texas Law. Surface Owner shall indemnify, defend and hold Mineral Owner harmless from and against any and all claims, demands, losses, expenses, damages, costs and liabilities, suffered or incurred by any third party or by Mineral Operator or Mineral Operator’s employees, agents, Affiliates or representatives that are attributable to the acts or omissions of Surface Owner and its employees, agents, Affiliates or representatives arising in connection with the permitted uses by Surface Owner and its Affiliates of groundwater on the Texas Property as described in this Agreement. “Affiliate” as used herein shall mean, with respect to any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association (“Person”), any other Person directly or indirectly controlling, controlled by or under common control with such Person. “Control” when used with respect to any Person means the ownership of not less than 50% of the ownership interest in such Person and the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

(4) Subsurface Geosequestration Rights. Surface Owner and Mineral Owner acknowledge that the Subsurface Geosequestration Rights (as defined hereinafter) apply only to those portions of the Property located within the States of Arkansas, Louisiana, and Texas. Mineral Operator shall have the right to use, inject and sequester carbon dioxide and other greenhouse gases in the surface soils and subsurface of the Property, including, without limitation, oil and gas reservoirs, coal seams, and other geological formations, together with the access rights of ingress and egress necessary to utilize these rights, including, without limitation, the right to field test and employ these rights in the surface soils or the subsurface of the Property and to separate, transport and store carbon dioxide and greenhouse gas emissions in surface soils or the subsurface of the Property. These rights also shall include all property, rights, privileges, and benefits in any way belonging, incidental or pertaining to these rights, including, without limitation, the right to any past, present and future tax or other credits related to carbon dioxide or other greenhouse gas use, injection and sequestration. Mineral Operator acknowledges and agrees that Surface Owner has the rights to any biological sequestration above the land surface with respect to the Property. Surface Owner shall not (a) sequester carbon dioxide or other greenhouse gas emissions in the surface soils or subsurface of the Property; (b) engage in field testing relating to carbon dioxide or other greenhouse gas emissions in the surface soils or subsurface of the Property; (c) employ carbon sequestration technology in the surface soils or subsurface of the Property; or (d) separate, transport or store carbon dioxide or other greenhouse gas emissions on the Property.

(5) Notice. Mineral Operator shall give at least thirty (30) days prior written notice to Surface Owner for all new Operations to be conducted on the Property. During such 30-day period, Surface Owner has the opportunity, but not the obligation, to salvage timber on the portion of the Property that may be harvested or damaged as the result of such Operations. Each such notice shall contain a map or plat showing the location on the Property of the Operations to be conducted, including, but not limited to, the location of any existing or proposed roads and pipelines that will be used in connection with such Operations, a full description of such Operations, a description of any timber that may be cut and removed from the Property in connection therewith and a timetable showing the anticipated dates on which Operations are expected to commence. It is understood and agreed that activities associated with, related to, in furtherance or continuance of or resulting from operations previously noticed to Surface Owner shall not be considered a new Operation for purposes of this paragraph.

(6) Roads and Pipelines. With respect to Operations under oil, gas and mineral leases executed after the Effective Date, Mineral Operator shall build and use only such roads and pipelines as are reasonably necessary to conduct its Operations on the Property, with the understanding that the Mineral Operator shall use commercially reasonable efforts to minimize damage to the Property, and the Roads must be built and maintained to applicable road construction and maintenance standards (the “Road Standards”), including but not limited to compliance with best management practices of the state in which the roads are located. During such Operations, Mineral Operator shall maintain such roads at its sole cost and expense to the Road Standards. Surface Owner shall have the right in common with Mineral Operator to use any such roads in such a manner so as not to interfere unreasonably with the Operations of Mineral Operator. All roads constructed by Mineral Operator shall become the property of Surface Owner and Surface Owner accepts responsibility for the road maintenance following completion of the Operations of Mineral Operator. With respect to Operations under oil, gas and mineral leases executed before the Effective Date, roads and pipelines shall be built and maintained as required under the applicable agreement and as required by law. When requested by Surface Owner, with respect to Operations under oil, gas and mineral leases executed after the Effective Date, Mineral Operator shall bury pipelines to below ordinary plow depth or to such greater depth that Surface Owner deems necessary for its timber operations. With respect to Operations under oil, gas and mineral leases executed after the Effective Date, all pipelines buried after the Effective Date shall be marked at road crossings and constructed with sufficient strength to permit the passing of heavy equipment over the road without damage to the pipeline.

(7) Payments.

Mineral Owner shall promptly pay to Surface Owner the following:

(i) With respect to damages to lands and appurtenances of the Property as a result of Operations under leases or other agreements executed before the Effective Date, Surface Owner shall be entitled to damages as provided under such agreements. Mineral Owner shall pay for all damages to lands and appurtenances of the Property caused by or arising out of Operations on the Property under oil, gas and mineral leases executed after the Effective Date, as set forth below.

(ii) Mineral Owner shall pay for all damage to timber and for loss of use by Surface Owner for timber growing purposes of the Property used by Mineral Owner or Mineral Operator in their Operations: (a) related to oil, gas, and liquid hydrocarbons as more fully described in subsection (i) on Exhibit B in an amount as determined pursuant to clauses (iv) and (v) below, and (b) related to coal, lignite, coalbed methane, coalseam gas and geothermal energy resources as more fully described in subsections (ii), (iii), and (iv) on Exhibit B in an amount as determined pursuant to clauses (iv) and (vi) below.

(iii) If Mineral Owner or Mineral Operator conducts any seismic operations on the Property, Mineral Owner or Mineral Operator shall pay Surface Owner in respect of any seismic operation $5,000 per square mile in the case of a 3-D seismic operation and $2,500 per linear mile in the case of a 2-D seismic operation.

(iv) In the event Operations result in injury or damage to any standing or down timber, and/or crops thereon, Mineral Owner shall pay to Surface Owner, as its sole remedy and compensation for the loss of such timber and/or crops the fair market value of such timber/crops at the time of damage. If the Mineral Owner and the Surface Owner cannot agree upon such fair market value within thirty (30) days after the damage, then fair market value shall be determined by a qualified independent timber appraiser mutually acceptable to both Mineral Owner and Surface Owner with costs of such appraisal to be split equally between the Parties. In the event that the Mineral Owner and Surface Owner cannot agree upon a qualified independent timber appraiser, then the Mineral Owner and the Surface Owner shall each appoint a qualified independent timber appraiser at each party’s own cost and the two appraisers thus appointed shall appoint a third qualified independent timber appraiser who shall determine the fair market value at the time of the damage with costs of such appraisal to be split equally between the parties. Upon the payment by Mineral Owner to the Surface Owner of damages as contemplated by this section, the timber/crops so damaged shall become the property of the Mineral Owner. With respect to merchantable timber, fair market value shall be determined by calculating the net present value of the expected future operating cash flow from the then existing crop, if any, using fair market prices, costs and discount rates. With respect to pre-merchantable timber, fair market value shall be determined by calculating the net present value of the expected future operating cash flow from the then existing crop, if any, using fair market prices, costs and discount rates.

(v) For loss of use by Surface Owner for timber growing purposes of the Property used by Mineral Owner or Mineral Operator in its Operations related to oil, gas, and hydrocarbons as more fully described in subsection (i) on Exhibit B (excluding seismic operations which are covered by clause (iii) above), Mineral Owner shall pay $5,000 for the surface area used by Mineral Owner or Mineral Operator plus, if the area used exceeds five acres, $1,000 for each acre or portion of an acre in excess of five acres. The payment due pursuant to this clause for use of land for pipelines and utility lines shall be calculated based upon the area used. With respect to any surface area, the sum payable under this clause is a one-time sum and no additional payment under this clause (v) shall be required either periodically or for an additional or different use of the same surface area.

(vi) For loss of use by Surface Owner for timber growing purposes of the Property used by Mineral Owner or Mineral Operator in its Operations related to coal, lignite, coalbed methane, coalseam gas and geothermal energy resources as more fully described in subsections (ii), (iii) and (iv) on Exhibit B (excluding seismic operations which are covered by clause (iii) above), Mineral Owner shall pay Surface Owner the amount set forth below:

For loss of use commencing within five (5) years following the Effective Date, a one time payment of $500.00 per acre for each acre that is actually disturbed and unavailable for use by Surface Owner for timber growing purposes;

For loss of use commencing more than five (5) years following the Effective Date, the one time payment of $500.00 per acre set forth above shall be adjusted if at all as per clause (vii) below.

Upon the payment by Mineral Owner to the Surface Owner of damages as contemplated by this Paragraph (7), any timber/crops damaged shall become the property of the Mineral Owner. With respect to any surface area, the sum payable under this clause (vi) is a one-time sum and no additional payment under this clause (vi) shall be required either periodically or for an additional or different use of the same surface area.

(vii) For damages in clauses (iii) and (v) above incurred more than five (5) years following the Effective Date, the payment amount specified shall be increased or decreased annually on the anniversary of the Effective Date by multiplying the then current value by the percent of change in the Producer Price Index. For damages in clause (vi) above commencing more than five (5) years following the Effective Date, the payment amount specified shall be increased or decreased annually on the anniversary of the Effective Date by multiplying the then current value by the percent of change in the Producer Price Index. The percent of change in the Producer Price Index will be computed by comparing the Producer Price Index published for the month prior to the beginning of the annual period with the Producer Price Index published for the month prior to the end of such annual period. The Producer Price Index will be measured by the U.S. Department of Labor revised Producer Price Index for for all commodities as published by the Bureau of Labor Statistics. If the Producer Price Index shall hereafter be converted to a different standard base or otherwise revised, the determination of the Producer Price Index shall be made with the use of such conversion factor, formula or table for converting the Producer Price Index as may be published by the Bureau of Labor Statistics or, if such Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by any nationally recognized publisher of similar statistical information chosen by Surface Owner and Mineral Owner.

(viii) All damage payments by Mineral Owner required under this Agreement shall be delivered to the Surface Owner at the address set forth in Paragraph (12) below.

(8) Conduct of Operations by Third Parties. Mineral Owner agrees to use reasonable efforts to cause each Mineral Operator to conduct its Operations in accordance with the terms and conditions of this Agreement; provided, however, that nothing contained herein shall relieve Mineral Owner from the obligations of Mineral Operator hereunder.

(9) Taxes. Mineral Owner and Mineral Operator shall be responsible for and shall pay any and all taxes that may be levied or assessed against the Reserved Minerals and Gases and the Reserved Mineral and Gas Rights.

(10) Insurance. Before conducting any Operations, Mineral Owner shall obtain and maintain, or shall cause the Mineral Operator to obtain and maintain, insurance policies as may be reasonable and customary for the industry, which policies shall name Surface Owner as an additional insured thereunder.

(11) Dispute Resolution. In the event of any dispute, claim, question, disagreement or controversy arising from or relating to this Agreement or the breach thereof, Mineral Owner and Surface Owner shall use their reasonable efforts to settle the dispute, claim, question or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to the parties. If Mineral Owner and Surface Owner do not reach such a solution within a period of 30 days after written notice by either Mineral Owner or Surface Owner requesting that such discussions be initiated, the parties agree that any and all disputes, claims, questions, disagreements or controversies arising from or relating to this Agreement or the breach thereof, shall be submitted to non-binding, voluntary mediation. Either Mineral Owner or Surface Owner may commence mediation by providing Surface Owner (in the case of Mineral Owner) or Mineral Owner (in the case of Surface Owner) with a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties will cooperate with one another in selecting a single mediator, and in promptly scheduling the mediation proceedings. If the parties cannot agree upon a mediator, they shall appoint the American Arbitration Association as a mediation body (which shall in turn select a single mediator), and shall implement the Commercial Mediation Rules. All settlement offers, promises, conduct and statements, whether oral or written, made in the course of the settlement and mediation process by either Mineral Owner or Surface Owner, their agents, employees, experts and attorneys, and by the mediator, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties; provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its disclosure during settlement or mediation efforts. During the pendency of the settlement and mediation process, the parties agree to forebear from filing or otherwise proceeding with litigation; provided, however, that either Mineral Owner, on the one hand, or Surface Owner, shall be entitled to seek a temporary restraining order or preliminary injunction to prevent the breach of the Mineral Owner’s or Surface Owner’s obligations, as the case may be, under this Agreement. If the agreement of the parties to use mediation breaks down and a later litigation is commenced or application for an injunction is made, the parties will not assert a defense of laches or statute of limitations based upon the time spent in mediation. Either Mineral Owner or Surface Owner may initiate litigation with respect to the matters submitted to mediation at any time following 60 days after the initial mediation session or 90 days after the date of sending the written request for mediation, whichever occurs first. The mediation may continue after the commencement of litigation if Mineral Owner and Surface Owner so mutually elect in writing. The provisions of this Section 11 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the party against whom enforcement is ordered.

(12) Notice. Any notice given pursuant to this Agreement shall be given in writing and delivered in person, by overnight courier, by facsimile (with a copy sent by regular mail) or by registered or certified mail, postpaid, return receipt requested, addressed as follows:

If to the Mineral Owner, to:

International Paper Company

6400 Poplar Avenue, Tower III

Memphis, Tennessee 38197

Attention: General Counsel

Facsimile:

with copies to:

If to Surface Owner to:

[•]

with a copy to:

[•]

Such notices, if delivered personally or by overnight courier service, shall be deemed given at the time of delivery; if sent by registered or certified mail, shall be deemed given two days after the time of mailing; and if sent by facsimile, shall be deemed given on the next day following the day on which such facsimile was sent, provided that a copy is also sent by regular mail.

(13) Further Assurances. Each of the parties shall execute such further conveyance instruments and such other documents or instruments and do such other acts or things as may be reasonably required or desirable to carry out the intent of the parties hereunder and the provisions of this Agreement and the transactions contemplated hereby.

(14) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

(15) Amendment and Waiver. This Agreement may not be amended or modified in any manner other than by an agreement in writing signed by Mineral Owner and Surface Owner or their respective successors or assigns. No waiver under this Agreement shall be valid or binding unless set forth in a writing duly executed and delivered by the party against whom enforcement of such waiver is sought. Neither the waiver by any of the parties of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

(16) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH OF THE PARTIES HEREBY (I) IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED (THE “SUBJECT STATE”) AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SUBJECT STATE FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (III) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN A SUBJECT STATE COURT OR FEDERAL COURT LOCATED IN THE SUBJECT STATE. EACH OF THE PARTIES HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTY AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 12, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF ON SUCH PARTY.

EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HEREBY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

(17) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and, when taken together, shall constitute one agreement.

(18) Legal Fees. In the event any legal proceeding should be brought to enforce the terms of this Agreement or for breach of any provision of this Agreement, the non-prevailing party shall reimburse the prevailing party for all reasonable costs and expenses of the prevailing party (including its attorneys’ fees and disbursements).

IN WITNESS WHEREOF, the Mineral Owner and Surface Owner, have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

INTERNATIONAL PAPER COMPANY

By:
Name:
Title:

[BUYER]

By:
Name:
Title:

[TIMBER LLC]

By:
Name:
Title:

Exhibit J

International Paper:

Timber Note Indicative Terms

Pursuant to the Purchase Agreement, dated April 4, 2006, between International Paper Company and certain of its affiliates (collectively, “IP”), and TimberStar Southwest Parent LLC (“Buyer Parent”), TimberStar Southwest LLC (“Buyer”) and the other parties named therein, IP will convey certain timberlands to Buyer in exchange for one or more long-term notes of Buyer (each, a “Timber Note”). IP will first convey such timberlands to newly formed, wholly owned, special purpose subsidiaries (collectively, “Timber LLC”) and convey the ownership interests in Timber LLC to Buyer in exchange for the Timber Notes. Each Timber Note will be credit-enhanced by an irrevocable standby letter of credit (the “L/C”) from an issuer with a credit rating of at least AA-/Aa3 (the “L/C Issuer”). Buyer will be required to provide the L/C Issuer with acceptable collateral (the “Collateral Notes”) to secure the L/C in the form of debt securities of the L/C Issuer, which may include certificates of deposit. Buyer will acquire such Collateral Notes with equity funds contributed from Buyer Parent. It will be the responsibility of Buyer Parent and Buyer to arrange terms of the L/C with the Bank(s) engaged by Buyer Parent/Buyer.

Timber Note:

•	Interest:

•	For the first 10 years: six month LIBOR + [ ] bps (same margin as Collateral Notes).

•	Payable semi-annually in arrears 15 days after payment dates on the Collateral Notes (e.g., July 15 and January 15).

•	The applicable six month LIBOR rate shall be set [2] days prior to the beginning of the relevant six month accrual period.

•	If the maturity is extended (see “Term / Maturity Date”), interest rate will be reset at the end of year 10 and every fifth anniversary thereafter to a market rate of interest based on the market rate of interest associated with the Collateral Notes held by Buyer (reduced by any L/C fees if not paid directly by IP).

•	Term/Maturity Date:

•	An initial term of 10 years, subject to extension for up to 4 five-year periods; resulting in a maximum term of 30 years.

•	Credit Enhancement:

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•	The holder of the Timber Notes (the “Holder”) will benefit from an L/C issued by a high credit quality provider (i.e., with a senior unsecured rating of at least “AA-/Aa3”) with respect to each Timber Note.

•	The Holder will agree for the benefit of Buyer Parent and its senior lenders (for so long as Buyer Parent owns Buyer) that, following a payment default under the Timber Note, it will first request a draw on the L/C prior to asserting any enforcement or foreclosure action with respect to the Buyer Parent promissory note described below or Buyer’s interest in Timber LLC.

•	No Prepayability:

•	The Timber Notes may not be prepaid in whole or in part prior to maturity.

Letter of Credit:

•	Description:

•	The L/C guarantees timely payment of all principal and interest payable on the relevant Timber Note.

•	Collateral:

•	Buyer’s reimbursement obligations to the L/C Issuer will be secured by a pledge of and limited in recourse to the Collateral Notes and all proceeds thereon and the L/C Escrow.

•	At the maturity of the Timber Note, the Collateral Notes will be released and repaid to an account of Buyer maintained by a trustee (as described below) in order to enable Buyer to repay the Timber Note. Interest paid on the Collateral Notes will also be released and repaid to such account of Buyer in order to enable Buyer to pay interest on the Timber Note; provided, however, that if Buyer elects to enter into a LIBOR hedging arrangement (the “Interest Rate Arrangement”) to match the LIBOR applicable to the Collateral Notes to the LIBOR applicable to the Timber Note, then interest on the Collateral Notes will be released to such account of Buyer to make payments to the Interest Rate Arrangement counterparty, and payments made to such account of Buyer under the Interest Rate Arrangement will be used by Buyer to pay interest on the Timber Note.

•	Fees:

•	At closing, Buyer Parent will contribute to Buyer funds sufficient to pay the L/C fees (and related expenses) for the initial 10-year term. Such funds shall be placed in escrow (the “L/C Escrow”) as security for the L/C Issuer and invested in debt securities agreed to by Buyer and L/C Issuer, which may be certificates of deposit.

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•	Right of Substitution:

•	The Holder shall have the right, but not the obligation, to terminate the L/C if the credit rating of the L/C Issuer drops below A+ or A1 (a “Substitution Event”).

•	If a Substitution Event occurs, the Holder will have the right to designate a replacement L/C Issuer. Following such a substitution of L/C Issuers, the original L/C Issuer shall thereafter not be entitled to receive any L/C fees and any funds in the L/C Escrow can thereafter be used to fund L/C fees payable to the replacement L/C Issuer.

•	Buyer shall also have the right to request a replacement of the L/C Issuer if the Holder has not done so within 30 days following notice to the Holder of the occurrence of a Substitution Event, subject to obtaining a replacement L/C on terms and conditions reasonably satisfactory to the Holder.

•	Notwithstanding the foregoing, for so long as Buyer is owned directly or indirectly by TimberStar Southwest Holdco LLC, Buyer shall have the right during the 14 day period following the occurrence of a Substitution Event to designate a replacement L/C Issuer that is reasonably satisfactory to the Holder and not prohibited by the terms of any financing document relating to the Timber Note to which the Holder is a party.

•	Any cost or expense incurred in obtaining a replacement L/C Issuer shall be for the account of the person requesting such replacement.

Collateral Notes:

•	Amount:

•	Principal amount of the Timber Note.

•	The Collateral Notes will have the same rating as the rating of the relevant L/C Issuer.

•	Interest:

•	Six month LIBOR + [ ] bps (same margin as Timber Note). Interest margin for the particular L/C Issuer will be set forth in the relevant L/C commitment letter.

•	Payable semi-annually in arrears (e.g., June 30 and December 31).

•	The applicable six month LIBOR rate shall be set [2] days prior to the beginning of the relevant six month accrual period.

•	Term:

•	The Collateral Notes are expected to be 6 month certificates of deposit. L/C Issuer will agree to renew the Collateral Notes at the fixed margin provided above, and Buyer will agree to reinvest, during the 10 year term of the L/C. The Collateral Notes may not be prepaid in whole or in part prior to maturity except in connection with a replacement of the L/C as described above.

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•	No Direct Payment Arrangement:

•	Buyer will not be allowed to instruct the L/C Issuer to apply interest or principal on the Collateral Notes to satisfy interest or principal on the Timber Notes. Instead, such interest or principal payments will be made directly to a third-party trustee that will act on behalf of Buyer in paying amounts due under the Timber Notes.

Buyer:

•	Initial Contribution:

•	Buyer Parent shall contribute to Buyer (A) cash funds equal to the sum of (i) 101% of the principal amount of the Timber Notes and (ii) the cost of the L/C for the initial ten-year term and (B) a promissory note of Buyer Parent bearing a market rate of interest in an amount equal to 2% of the principal amount of the Timber Notes. The Buyer Parent note will be a demand note and will not contain financial or operating covenants.

•	The contributed proceeds will be invested by Buyer as follows: (i) an amount equal to the principal amount of each Timber Note will be invested in Collateral Notes and (ii) all remaining funds will be invested in Permitted Investments.

•	“Permitted Investments” shall include U.S. Government obligations or other high-quality debt securities.

•	Covenants:

•	Buyer shall agree (i) not to distribute or otherwise dispose of its equity in Timber LLC (or cause or permit Timber LLC to distribute or otherwise dispose of its timber assets) to Buyer Parent or a related party for at least 1 year following closing, (ii) not to incur any liabilities or liens other than in connection with the Timber Notes and L/Cs, and (iii) to observe standard separateness covenants, including to maintain one independent member of its board of managers.

•	Buyer Parent shall agree (i) to observe standard separateness covenants, (ii) not to dispose of its interest in or equity of Buyer to L/C Issuer or an affiliate thereof at any time after closing, (iii) not to permit Buyer to elect to be taxed as a corporation and (iv) not to dispose of its interest in or equity of Buyer for at least 1 year following closing.

•	Additional covenants of Buyer Parent and Buyer are as set forth in the Purchase Agreement and form of Buyer LLC agreement.

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•	Replacement of L/C:

•	If the Holder requests an extension or replacement of the L/C upon a Substitution Event, Buyer will agree to negotiate in good faith to accomplish such extension or replacement and will agree to execute an extension or replacement on terms substantially similar to the original L/C arrangements so long as such extension or replacement does not result in additional cost to Buyer that the Holder is unwilling to bear.

•	Trustee Arrangement:

•	Buyer will engage a third-party trustee to make payments of amounts due and payable under the Timber Notes (and to provide such other services as the parties agree) pursuant to a customary trust arrangement for so long as the Timber Notes and L/Cs remain outstanding, provided that the annual trustee fees shall not exceed .002% of the aggregate principal amount of the Timber Notes. The trustee fees beyond the initial ten-year maturity of the Timber Notes shall be for the account of the Holder.

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EXHIBIT K

LIMITED LIABILITY COMPANY AGREEMENT

OF

TIMBERSTAR SOUTHWEST LLC1

This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of TIMBERSTAR SOUTHWEST LLC (the “Company”), is entered into by TIMBERSTAR SOUTHWEST PARENT LLC, a Delaware limited liability company, as the sole equity member (the “Initial Member” and together with its successors and assigns that are admitted to the Company as a member, the “Member”), and                     , as the Independent Manager (as defined on Schedule A hereto). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

The Initial Member, by execution of this Agreement, hereby forms the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), and this Agreement, and the Member and the Independent Manager hereby agree as follows:

Section 1. Name.

The name of the limited liability company formed hereby is TIMBERSTAR SOUTHWEST LLC, and its business shall be carried on in such name with such variations and changes as the board of managers of the Company (each member of which, a “Manager” and collectively, the “Managers” or the “Board of Managers”) shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.

Section 2. Principal Business Office.

The principal business office of the Company shall be located at                     , or such other location as may hereafter be determined by the Board of Managers.

[1]	The parties to the Purchase Agreement agree that, as of the date of the attachment of this Agreement as Exhibit K to the Purchase Agreement, this Agreement is in draft form and remains subject to further negotiation and revision, including, without limitation, such revisions as are necessary to address the reasonable requirements of (i) any LOC Provider, (ii) any equity investor acquiring a direct or indirect ownership interest in the Company and/or in the Initial Member, and (iii) the Company’s local counsel, to the extent any revisions requested by any of the foregoing parties are consistent with the terms of the transaction contemplated pursuant to the Purchase Agreement, as now or hereafter amended.

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Section 3. Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

Section 4. Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

Section 5. Members.

(a) The mailing address of the Member is set forth on Schedule B attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

(b) Subject to Section 10, the Member may approve a matter or take any action at a meeting or without a meeting by the written consent of the Member pursuant to subparagraph (c) below. Meetings of the Member may be called at any time by the Member.

(c) Any action may be taken by the Member without a meeting if authorized by the written consent of the Member. In no instance where action is authorized by written consent of the Member will a meeting of the Member be called or notice be given. A copy of the action taken by written consent shall be filed with the records of the Company.

(d) Liability of the Member.

(i) Except as otherwise provided in the Act, all debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Member.

(ii) Except as otherwise expressly required by applicable law, the Member shall not have any liability in excess of the amount of its unpaid capital contribution to the Company and the amount of any distributions distributed to it in violation of this Agreement or applicable law.

(e) The Member shall not, in its capacity as a Member, take part in the management or control of the business of the Company, transact any business in the name of the Company, have the power or authority to bind the Company or to sign any agreement or document in the name of the Company, or have any power or authority with respect to the Company except as expressly provided in this Agreement.

(f) Except as provided in Sections 24 and 25, new Members shall not be admitted to the Company.

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(g) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the prior or simultaneous admission of the transferee pursuant to Section 24, or (ii) the resignation of the Member and the prior or simultaneous admission of an additional member of the Company pursuant to Section 25), each Person acting as an Independent Manager pursuant to Section 14 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Manager pursuant to Section 14; provided, however, each Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each Person acting as an Independent Manager pursuant to Section 14 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each Person acting as an Independent Manager pursuant to Section 14 shall not be a member of the Company.

(h) Restrictions on Debt Financing.

(i) The Member shall cause each Person that lends money to, or is lending money to another Person the repayment of which is guaranteed by, the Member to agree in writing for the benefit of the Company that neither it nor any Person acting on its behalf shall commence any case or proceeding against the Company under Title 11 of the United States Code, as now or hereafter in effect, or any other applicable federal or state bankruptcy, insolvency or similar law.

(ii) The Member shall not enter into any debt financing or other arrangement that imposes financial or other obligations on the Company or that obligates the Company to take any action that violates, or would, at the time that such financing or other arrangement is entered into, reasonably be expected to result in a violation of, the terms of this Agreement, the Purchase Agreement, the Timber Note, the LOC or the Basic Documents.

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Section 6. Certificates.

The Member is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware on March 30, 2006 and the Member shall continue as the designated “authorized person” within the meaning of the Act. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7. Purpose.

(a) The purpose to be conducted or promoted by the Company is to engage in the following activities:

(i) acquiring, owning and disposing of the outstanding limited liability company and/or partnership interests, as the case may be, in the Timber Entities; provided, however, that all references in this Agreement to limited liability company and/or partnership interests in the Timber Entities shall be deemed to include those interests, if any, in any limited partnerships that are indirectly wholly owned by the Company and that are organized inter alia for the purpose of owning and/or operating the Timberlands located in the State of Texas;

(ii) serving as a member or limited partner, as the case may be, of the Timber Entities;

(iii) entering into the Basic Documents and performing the obligations thereunder;

(iv) acquiring and owning the Collateral Notes, cash and cash items;

(v) acquiring and owning the Member Note and the Transferee Member Note;

(vi) engaging in any lawful act or activity and exercising any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

(b) The Company is hereby authorized to execute, deliver and perform, or to cause an Affiliate of the Company to execute, deliver and perform, and the Board of Managers is hereby authorized to execute and deliver, or cause an Affiliate of the Company to execute and deliver, the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement.

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Section 8. Powers.

Subject to the limitations contained herein (including, without limitation, Section 10), the Company, and the Board of Managers on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7, and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act, together with any powers incidental thereto, including such powers and privileges as are necessary, appropriate or advisable by the Board of Managers in furtherance of the Company’s business. Subject to the limitations contained herein, the Company shall have the power to take any and all actions incidental and necessary or desirable to engage in the following activities:

(a) to enter into the Purchase Agreement, and to enter into and consummate the transactions and other agreements contemplated by the Purchase Agreement;

(b) to acquire, hold and dispose of the outstanding limited liability company and/or partnership interests, as the case may be, of the Timber Entities and to take such actions and engage in such activities as may be necessary or appropriate in connection therewith;

(c) to distribute to the Member (A) all cash distributions received by the Company directly or indirectly from the Timber Entities (the “Timber Entity Distributions”), and (B) all other available cash to the extent that such distributions of other available cash are not prohibited by applicable law, by this Agreement or by the Basic Documents;

(d) to execute and deliver the Timber Note;

(e) to obtain the LOC and to enter into any agreements and to execute such other documents as may be necessary or desirable in connection therewith, including, without limitation, the LOC Reimbursement Agreement, the Collateral Notes Pledge, and any agreement to pledge the assets of the Company (including without limitation funds held by the Trustee pending disbursement to the Seller on the Timber Note) as security for the Company’s obligations to reimburse the LOC Provider(s);

(f) to apply certain amounts of cash available to it to purchase one or more collateral notes, certificates of deposits or similar instruments (each, a “Collateral Note”) from the LOC Provider or an Affiliate of the LOC Provider, to enter into one or more agreements in connection with the purchase of such Collateral Notes and to enter into and consummate the transactions and agreements contemplated thereby;

(g) to enter into the Trustee Agreement, and to enter into and consummate the transactions and agreements contemplated thereby, including, without limitation, directing the LOC Provider to pay interest and principal on the Collateral Notes to the trustee under the Trust Agreement (“Trustee”);

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(h) in connection with the Trustee Agreement, to direct Trustee to pay interest and principal on the Timber Note to Seller;

(i) to enter into that certain Escrow Agreement dated as of                     , 2006, by and among the Company and [identify Escrow Agent] (the “Escrow Agent”), and any amendments, supplements or restatements thereof or replacements therefor (the “Escrow Agreement”), with respect to certain funds contributed to the Company by the Initial Member for the purposes of paying fees and expenses related to the LOC and the Timber Note (the “Escrowed Amount”) and to enter into and consummate the transactions and agreements contemplated thereby (including without limitation any pledge of the account holding the Escrowed Amount);

(j) to invest the excess of (A) the amount contributed to the Company by the Initial Member in cash, over (B) to the extent there is no duplication, the sum of (i) the amount paid to the LOC Provider as consideration for the Collateral Notes, (ii) the amount paid to the counterparty under any interest rate hedge agreement, and (iii) the Escrowed Amount (such excess, if any, the “Excess Capital”) in obligations of the United States government or other high-quality securities that, so long as the Company is directly or indirectly owned by the Initial Member or any Person that has elected to be treated as a “real estate investment trust” under the Code, qualify as Government Securities or cash items for purposes of Section 856 of the Internal Revenue Code of 1986, as amended, and to hold the Member Note and the Transferee Member Note;

(k) to Transfer the limited liability company and/or partnership interests, as the case may be, of the Timber Entities to an unrelated third party at any time on or after the date hereof, to Transfer the limited liability company and/or partnership interests of the Timber Entities to a related party (including the Member) at any time after the one year anniversary of the date hereof, or to consummate any other Timber Entity Membership Interest Transfer hereunder;

(l) to enter into that certain [identify interest rate hedge agreement] in respect of interest payable on the Timber Note;

(m) to pay the organizational, start-up and routine transactional and maintenance expenses of the Company, including the creation, assumption or incurrence of obligations to pay service providers to the Company and other ordinary course expenses of maintaining its existence and carrying out its various purposes under this Agreement, not evidenced by a promissory note and subject to Section 8 of this Agreement, incurred in the ordinary course of business which does not exceed, at any time, a maximum aggregate amount equal to $[                    ] and provided that, when incurred, such debt is anticipated to be paid within sixty (60) days of the date invoiced to the Company (other than amounts being disputed in good faith);

(n) to enter into and perform its obligations under this Agreement, each document referred to in items (a) through (m) above and any other supplemental or related document or instrument; and

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(o) to engage in any other lawful activities which are necessary to accomplish the foregoing or are incidental thereto or necessary in connection therewith; provided, however, that after the payment in full of the Timber Note at its final maturity and the satisfaction of all obligations pursuant to the LOC and the LOC Reimbursement Agreement (collectively, a “Timber Note Payment Event”), the Company may engage or participate in any other lawful business activity permitted under the Act, and this Agreement, including without limitation Section 7, shall be thereupon deemed amended to permit all such activities.

Section 9. Management.

(a) The management of the Company is fully vested in its Board of Managers, which shall consist of up to five (5) “managers”, which shall include, as long as any Obligation is outstanding, an Independent Manager, and, except as provided in this Section 9, the Company shall not have any other “managers”, as that term is used in the Act. The powers of the Company shall be exercised by or under the authority of, and the daily business and affairs of the Company shall be managed under the direction of, the Board of Managers, which shall make all decisions and take all actions for the Company. Subject to Sections 10(c) and 26(f), actions taken by the Board of Managers shall be approved by not less than a majority of the members present and voting. In managing the business and affairs of the Company and exercising its powers, the Board of Managers may, in addition to those actions contemplated pursuant to Section 9(c), act through resolutions adopted by written consents. Decisions or actions taken by the Board of Managers in accordance with this Agreement shall constitute decisions or actions by the Company and shall be binding on the Company. Except as otherwise provided herein, the vote of the Independent Manager shall not be required for any action to be taken by the Board of Managers of the Company. The Board of Managers may authorize any one or more of its members or any other authorized officer or officers of the Company to execute documents approved by the Board of Managers on behalf of the Company. The Managers are “managers” of the Company within the meaning of the Act.

(b) The Board of Managers shall mean the Board of Managers initially appointed by this Agreement and any replacement members of the Board of Managers that are appointed by (i) the vote of 50% or more of the then existing Board of Managers or (ii) the Member, with the Member having priority in the event that there is a conflict with the Board of Managers in the appointment of a replacement member of the Board of Managers. Each member of the Board of Managers so appointed shall serve until such Manager shall resign, be removed, be disqualified to serve, or until such Manager’s successor shall have been appointed and qualified. The Member shall also have the power to remove any member of the Board of Managers, provided that, for so long as any Obligation is outstanding, the Board of Managers shall always contain not less than one Independent Manager. Subject to Section 14, members of the Board of Managers may resign upon giving sixty (60) days written notice to the Member. The Board of Managers shall initially consist of the following individuals: (i)             , (ii)             , (iii)             , (iv)             , and (v)             , as the Independent Manager.

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(c) Meetings and Quorum.

(i) The meetings of the Board of Managers shall be held at the offices of the Member, unless some other place is designated in the notice of the meeting. Meetings of the Board of Managers shall be held at such times and with such frequency as is otherwise determined by the Board of Managers. Accurate minutes of any meeting of the Board of Managers shall be maintained by a Manager designated by the Board of Managers for such purpose.

(ii) Special meetings of the Board of Managers for any purpose may be called at any time by any member of the Board of Managers. At least three (3) business days’ notice of the time and place of a special meeting of the Board of Managers shall be delivered personally to the members of the Board of Managers at their last known business addresses as shown on the records of the Company or personally communicated to them by a member of the Board of Managers by telephone, electronic mail, facsimile or hand delivery. Such electronic mailing, telephoning, faxing or hand delivery shall be considered due, legal and personal notice to such member of the Board of Managers.

(iii) Subject to Sections 10(c) and 26(f), the transactions carried out at any special meeting of the Board of Managers, however called and noticed or wherever held, shall be as valid as though agreed to at a meeting regularly called and noticed if: (i) all members of the Board of Managers are present at the meeting or (ii) a majority of the members of the Board of Managers are present and if, either before or after the meeting, those not present signed a waiver of notice of such meeting, a consent to holding the meeting or an approval of the minutes thereof, which waiver, consent or approval shall be filed with the other records of the Company or made a part of the minutes of the meeting.

(iv) Any action required or permitted to be taken by the Board of Managers may be taken without a meeting and will have the same force and effect as if taken by a vote of the Board of Managers at a meeting properly called and noticed, if authorized by the written consent of such number of the members of the Board of Managers as would be required to approve such action at a meeting of the Board of Managers. In no instance where action is authorized by written consent need a meeting of the Board of Managers be called or noticed. A copy of the action taken by written consent shall be filed with the records of the Company. The written consent may be executed in one or more counterparts and by facsimile, and each such consent so executed shall be deemed an original.

(v) A majority of incumbent members of the Board of Managers present in person or by proxy shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board of Managers. Except as otherwise provided in this Agreement or by the Act, the action of a

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majority of the members of the Board of Managers present in person or by proxy at any meeting at which there is a quorum, when duly assembled, is valid. Subject to Sections 10(c) and 26(f), a meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of any of the members of the Board of Managers, if any action taken is approved by a majority of the required quorum for such meeting.

(vi) Members of the Board of Managers may participate in a meeting of the Board of Managers by means of a telephone conference call or similar method of communication so long as all Persons participating in the meeting can hear one another. Participation in a telephonic meeting of the Board of Managers constitutes presence in person at the meeting.

(d) To the fullest extent permitted by law, including, without limitation Section 18-1101(c) of the Act, the Board of Managers shall consider only the interests of the Company and its creditors. Except as provided in the preceding sentence, in exercising its rights and performing its duties under this Agreement, each member of the Board of Managers shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. Any resignation or removal of a member of the Board of Managers may be accomplished in accordance with Section 9(b), and no appointment of a successor member shall be effective until the successor member shall have accepted his or her appointment by a written instrument.

Section 10. Limitations on the Company’s Activities.

(a) This Section 10 is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company shall not:

(i) transfer the limited liability company and/or partnership interests, as the case may be, of any Timber Entity except as permitted by Section 8(k); or

(ii) except as provided in that certain [Master Stumpage Agreement], dated the date hereof, between the Timber Entities and [Buyer TRS], cause or permit any Timber Entity to distribute, transfer or otherwise dispose of any of its interest in the Timberlands to the Member (or any Person related to the Member), or commit to do so, until after the one year anniversary of the date hereof.

(b) The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definitions of “Independent Manager” or “Special Member” or Sections 5(g) 7, 8, 9, 10, 11, 12, 13, 14, 19, 23, 24, 25, 26, 27, 28, 33 or Schedule A of this Agreement without the written consent of the Independent Manager unless the Approval Condition is satisfied. Subject to this Section 10, the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 33.

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(c) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, any Manager or any other Person, so long as any Obligation is outstanding, without the prior unanimous written consent of the Board of Managers, including the Independent Manager, the Company shall not take, nor shall the Member, any Manager, or any other Person be authorized or empowered to cause the Company to take, any Material Action; provided, however, that for so long as any Obligation is outstanding, the Board of Managers may not authorize the taking of any such Material Action unless there is at least one Independent Manager then serving in such capacity.

(d) The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. So long as any Obligation is outstanding, the Company shall at all times:

(i) maintain its own separate books, accounting records, bank accounts, and other entity documents and records separate from those of the Member or any Affiliate thereof;

(ii) at all times hold itself out to the public as a legal entity separate from the Member, any Affiliate thereof or any other Person;

(iii) file its own tax returns, if any, as may be required under applicable law, and pay any taxes so required to be paid under applicable law;

(iv) not commingle its assets with assets of the Member, any Affiliate thereof or any other Person and not hold itself out as being liable for the debts of another;

(v) conduct its business in its own name and through its own authorized officers and agents and strictly comply with all organizational formalities necessary to maintain its existence;

(vi) maintain and provide when requested separate financial statements, (which may be unaudited), showing its assets and liabilities separate and apart from those of any other Person, and not to have its assets listed on the financial statement of any other Person; provided however that the Company may report its financial statements on a consolidated basis with one or more Affiliates as may be required or permitted by generally accepted accounting principles;

(vii) separately manage its liabilities from those of the Member or any Affiliate thereof and pay its own liabilities, obligations and indebtedness of any kind, including all administrative expenses, from its own separate assets, provided that the Initial Member or any Affiliate thereof may pay certain

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of the organizational costs of the Company, and the Company shall reimburse the Member or any such Affiliate thereof for its fairly allocable portion of shared expenses paid by the Member or such Affiliate thereof;

(viii) maintain an arm’s length relationship with its Affiliates and enter into transactions with Affiliates only on a commercially reasonable basis;

(ix) pay the salaries of its own employees, if any, from its own assets;

(x) not hold out its credit or assets as being available to satisfy the obligations of others;

(xi) allocate fairly and reasonably any overhead for shared office space;

(xii) use separate stationery, invoices and checks bearing its own name;

(xiii) except as contemplated by the Basic Documents, not pledge its assets for the benefit of any other Person, or create, incur or permit to exist any lien on its assets (including, without limitation, the limited liability company and/or partnership interests, as the case may be, of the Timber Entities while owned by the Company), or enter into any guarantees or otherwise become liable for the obligations of any other Person;

(xiv) correct any known misunderstanding regarding its separate identity;

(xv) refrain from engaging in any business activities without having adequate capital in light of its contemplated business purpose, operations, transactions and liabilities, provided that the foregoing shall not require the Member to make any capital contribution to the Company in excess of the capital contributions made on the date hereof as described in Section 16;

(xvi) not acquire any securities of its Member; provided however that the Company may hold the Member Note and the Transferee Member Note;

(xvii) maintain at least one Independent Manager in accordance with Section 14;

(xviii) not cause or permit any provision of the Trustee Agreement or, for so long as the Company owns the limited liability company and/or partnership interests of any Timber Entity, the organizational or governing document of such Timber Entity to be amended, modified, waived or terminated without the prior written consent of Seller, provided that Seller shall not unreasonably withhold or delay its consent to an amendment, modification, waiver or termination of any provision of the organizational or governing document of such Timber Entity other than [identify separateness covenants];

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(xix) for so long as the Company owns the limited liability company and/or partnership interests, as the case may be, of any Timber Entity, not cause or permit such Timber Entity to make any distribution to the Company other than in the form of cash or, subject to Section 8(k), equity interests in other Timber Entities; and

(xx) have a Board of Managers separate from that of the Member and any other Person and cause the Board of Managers to observe all other limited liability company formalities, including maintenance of current minute books.

(e) The Company shall not assume the liabilities of the Member or any Affiliate thereof and shall not guarantee the liabilities of the Member or any Affiliate thereof.

Failure of the Company, the Member or the Board of Managers on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member.

(f) So long as any Obligation is outstanding, the Company shall not:

(i) except as contemplated by the Basic Documents, guarantee any obligation of any Person, including any Affiliate;

(ii) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7, the Basic Documents or this Section 10;

(iii) incur, create or assume any indebtedness other than (i) the loan evidenced by the Timber Note, (ii) the Company’s obligations under the LOC Reimbursement Agreement, (iii) the Company’s obligations under the Trustee Agreement and Escrow Agreement (iv) filing, accounting, or attorneys’ fees, (v) the Company’s obligations under interest rate protection agreements with respect to its obligations under the Timber Note or (vi) such other indebtedness as may be expressly permitted under the Basic Documents;

(iv) except in connection with the Collateral Notes, the Member Note and the Transferee Member Note, make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person (other than limited liability company and/or partnership interests, as the case may be, in the Timber Entities), except that the Company may invest in those investments permitted under the Basic Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Basic Documents and permit the same to remain outstanding in accordance with such provisions;

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(v) engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than (1) a Timber Entity Membership Interest Transfer permitted under Section 8(k), and (2) such other activities as are expressly permitted pursuant to any provision of the Basic Documents; provided, however, that the foregoing prohibition shall not apply with respect to any dissolution arising or occurring pursuant to Section 18-802 of the Act or otherwise required to occur pursuant to any applicable law; or

(vi) except for the Timber Entities and as otherwise contemplated or permitted by the Basic Documents, form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

Section 11. Continuation. Subject to the provisions of Section 26 hereof, the Company shall have perpetual existence.

Section 12. Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) for financial statement and accounting purposes shall end on the 31st day of December in each year.

Section 13. Title to Company Property. Title to all assets owned by the Company, whether tangible or intangible, shall be held by the Company as an entity and no Member, individually, shall have any direct ownership of any such asset. The Company may hold any of its assets in its own name or in the name of a nominee, which nominee may be one or more individuals, corporations, trusts or other entities.

Section 14. Independent Manager(s). As long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least one Independent Manager who will be appointed by the Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Manager(s) shall consider only the interests of the Company, and its creditors, in acting or voting with respect to any matter under this Agreement, including the matters referred to in Sections 10(b) and 10(c). No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective unless accomplished in accordance with Sections 9(b) and 9(e) and unless such successor Independent Manager shall have first executed a counterpart to this Agreement as required pursuant to Section 5(g). In the event of a vacancy in the position of Independent Manager, the Member shall, promptly appoint a successor Independent Manager. All right, power and authority of the Independent Manager(s) shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement and the Independent Manager(s) shall have no authority to bind the Company. No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

Section 15. Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Member nor any

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Independent Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Independent Manager of the Company.

Section 16. Capital Contributions.

On the date hereof, the Member has contributed to the capital of the Company (i) cash in the amount of $                    2 and (ii) a promissory note of the Member, a copy of which is attached hereto, in the amount of $                    3 (the “Member Note”), each as listed on Schedule B attached hereto. The Member hereby represents and warrants to the Company that it has a net worth at least equal to the Required Net Worth and, for so long as the Member holds its interest in the Company, the Member shall maintain the Required Net Worth and shall deliver to the Company or Seller such information as the Company or Seller may reasonably request from time to time to verify such net worth. Upon any Transfer of its interest in the Company, the Member Note shall be distributed to the Member if so requested by the Member, but only if such transferee executes and delivers to the Company (i) a promissory note, in form substantially identical to the Member Note and in an identical principal amount and bearing a market rate of interest (together with any such note of any subsequent transferee, the “Transferee Member Note”) (the principal amount of which may be reduced by the amount of any cash contributed by the Member or transferee to the Company in connection with such Transfer) and (ii) such information as is reasonably sufficient to verify that such transferee has a net worth at least equal to the Required Net Worth (such determination to be approved by the Board of Managers) and such transferee agrees to maintain such Required Net Worth and provide information pursuant to this Section 16 as if such transferee were the Member. For purposes of this Agreement, (i) the “Required Net Worth” shall equal (A) 100% of the amount of the Member Note or Transferee Member Note if the Member (or transferee) owns the limited liability company and/or partnership interests, as the case may be, of the Timber Entities and (B) 110% of the amount of the Member Note or Transferee Member Note in all other cases, and (ii) the “net worth” of the Member (or any transferee) shall be determined without regard to the Member Note or Transferee Member Note, as the case may be, and without regard to the value of the Member’s (or such transferee’s) interest in the Company, except that, for so long as the Company owns the limited liability company and/or partnership interests, as the case may be, of the Timber Entities, the value of such Timber Entity limited liability company and/or partnership interests shall be taken into account. In lieu of distributing the Member Note upon a Transfer, the Member may elect to repay the outstanding principal of and accrued interest on the Member Note in cash. If such Member Note is repaid in cash in full prior to a Transfer, the transferee shall not be required to certify or maintain the Required Net Worth unless such transferee subsequently desires to cause the Company to make a loan to such transferee in an amount equal to the original principal amount of the Member Note. Such loan may only be made if such transferee executes and delivers (i) to the Company, the Transferee Member Note and (ii) to the Company and Seller, such information as is reasonably sufficient to verify that such transferee has a net worth at least

[2]	Equal to 101% of the Timber Notes principal amount, plus LC fee escrow and Trustee fee escrow and cost of the Interest Rate hedge agreement, if any.
[3]	Equal to 2% of the Timber Notes principal amount.

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equal to the Required Net Worth (such determination to be approved by the Board of Managers and Seller) and such transferee agrees to maintain such Required Net Worth and provide information pursuant to this Section 16 as if such transferee were the Member. For the avoidance of doubt, this Section 16 shall apply to all successive Transfers and transferees, it being understood that in connection with each such Transfer the transferring Member shall be required to comply with the obligations of the Member set forth herein, and the successor transferee shall be required to comply with the obligations of the transferee set forth herein. A capital account shall be maintained for the Member, to which contributions and profits shall be credited and against which distributions and losses shall be charged. Neither any Special Member, in accordance with Section 5(g), nor the Member, in accordance with Section 17, shall be required to make any further capital contributions to the Company.

Section 17. Additional Contributions.

The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement. The provisions of this Agreement, including this Section 17, are intended to benefit the Member and the Special Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (other than a Covered Person) (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 18. Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated to the Member.

Section 19. Distributions.

(a) Subject to the remainder of this Section 19 and the other provisions of this Agreement, distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board of Managers including, without limitation, distributions of the Timber Entity Distributions to the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any Basic Document.

(b) The Company shall not make any distributions to the Member (other than (i) Timber Entity Distributions, (ii) distributions of amounts paid as interest on the Member Note, (iii) distributions of the Member Note in connection with the contribution of the Transferee Member Note as contemplated by Section 16, and (iv) distributions of the limited liability company and/or partnership interests, as the case may be, of the Timber Entities as permitted by Section 8(k)) unless, immediately after giving effect to such distributions, the amount by which

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the fair market value of the Company’s assets (excluding, for this purpose, the value of the Timber Entity limited liability company and/or partnership interests, as the case may be) exceeds the amount of the Company’s liabilities is at least 3 percent of the aggregate principal amount of the Timber Note (such determination to be approved by the Board of Managers). For purposes of the determination referred to in the prior sentence, the Member Note or Transferee Member Note (as the case may be) shall be valued at face value, so long as the Member (or any transferee) provides to the Board of Managers and Seller a current certification of the Required Net Worth and such supporting documentation as is reasonably sufficient for the Board of Managers and Seller to verify such net worth and a certification that such Member or transferee is not aware of any liabilities, claims or obligations (contingent or otherwise) not otherwise taken into account in determining the Required Net Worth that, individually or in the aggregate, would reasonably be expected to result in the net worth of such Member or transferee being less than the Required Net Worth.

Section 20. Books and Records.

The Member and its duly authorized representatives shall have the right to examine the Company’s books, records and documents during normal business hours. The Company’s books of account shall be kept using the generally accepted accounting principles in the United States as in effect from time to time. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 21. Intentionally Omitted.

Section 22. Other Business.

Notwithstanding any duty otherwise existing at law or in equity, the Member, the Special Member and any Independent Manager and any Affiliate of the Member or the Special Member or the Independent Managers may engage in or possess an interest in other business ventures of every kind and description, independently or with others, provided that the Company shall insure that no violation of Section 10(d) is thereby caused. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 23. Exculpation and Indemnification.

(a) To the fullest extent permitted by applicable law, neither the Member nor any Special Member or Manager nor any Independent Manager nor any officer, director, manager, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

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(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 23 by the Company shall be provided out of and to the extent of Company assets only, and neither Member, any Manager, nor any Special Member shall have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from assets of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 23 shall be payable from assets in which any other Person has an interest pursuant to the Basic Documents.

(c) To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 23.

(d) Notwithstanding anything herein to the contrary, the obligations under Sections 23(b) and 23(c) shall be subordinated to the Company’s obligations under the Timber Note, the LOC and the LOC Reimbursement Agreement and shall not be paid (other than from funds available for distributions to Member pursuant to Section 19(b)) until the Obligations have been fully paid and the LOC has been cancelled.

(e) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(f) The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to the Company or its members otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

(g) The foregoing provisions of this Section 23 shall survive any termination of this Agreement.

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Section 24. Transfers; Assignments.

(a) The Member shall not sell, transfer, assign or otherwise dispose of (each, a “Transfer,” with such term excluding an “Encumbrance,” which is governed by Section 24(d)) its interest in the Company except in accordance with the provisions of this Agreement. Any purported Transfer by the Member (including any transferee thereof) of any interest not made strictly in accordance with the provisions of this Agreement shall, to the fullest extent permitted by law, be entirely null and void ab initio.

(b) So long as any Obligation is outstanding, the Member shall not Transfer its interest in the Company to the LOC Provider or any Affiliate thereof at any time.

(c) The Member shall not Transfer its interest in the Company to any other Person until a period of one year has elapsed from the Closing Date. Any Transfer by the Member (or any subsequent transferee) of its interest in the Company following such one year period shall be of its entire interest and shall be made only upon such transferee having executed and delivered (i) to the Company, (x) an agreement to be bound by this Agreement reasonably satisfactory in form and substance to the Board of Managers and (y) if the Member Note (or the Transferee Member Note in the case of a Member other than the Initial Member) is to be distributed to the Member in connection with such Transfer, the Transferee Member Note as described in Section 16, together with such information regarding such transferee’s net worth as is required by Section 16; (ii) to Seller, pursuant to the Purchase Agreement, a written agreement, reasonably satisfactory in form and substance, of such transferee [to cause the Company to comply with all of its obligations, covenants and representations under this Agreement, the Purchase Agreement and the Basic Documents and to comply with the obligations of the Initial Member under Sections 10.9, 10.10 and 15.7 of the Purchase Agreement as if such transferee were the Initial Member][to comply thereafter with the obligations, covenants and representations of the Initial Member under this Agreement, and with the obligations of the Initial Member under Sections 10.9, 10.10 and 15.7 of the Purchase Agreement applicable to the Company and the Initial Member in its capacity as the Member],4 and such evidence as Seller may reasonably require to confirm that such transferee has met all of the requirements for a Transfer hereunder; and (iii) to Seller and to the LOC Provider (A) a certificate of the transferee that it is solvent on a pro forma basis as of the consummation of the Transfer and (B) a legal opinion in customary form that the transferee, as a debtor in bankruptcy, would not be substantively consolidated with the Company. Upon such execution and delivery, such transferee shall be admitted to the Company as a member of the Company and have all of the rights and be bound by all of the obligations hereunder of the Member and immediately following such admission the transferring Member shall cease to be a member of the Company.

(d) So long as any Obligation is outstanding, the Member shall not pledge, grant a security interest in or otherwise encumber (each, an “Encumbrance”) its interest in the Company without the prior written consent of Seller and the LOC Provider.

[4]	Open business issue, including as to whether Section 10.9 should be mentioned.

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(e) Notwithstanding anything to the contrary contained herein, no Transfer or Encumbrance of any interest in the Company shall be permitted if such Transfer or Encumbrance would cause the Company to be treated as an association taxable as a corporation for U.S. federal income tax purposes, including pursuant to Section 7704 of the Internal Revenue Code of 1986, as amended.

Section 25. Resignation.

So long as any Obligation is outstanding, other than in connection with a Transfer pursuant to Section 24 of the Member’s entire limited liability company interest, the Member may not resign, except as permitted under the Basic Documents and if the Approval Condition and Section 26(f) are satisfied. If the Member is permitted to resign pursuant to this Section 25, an additional member of the Company shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement and satisfaction of the conditions to a Transfer of limited liability company interests to such additional member as set forth in Section 24. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 26. Dissolution.

(a) The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) following a Timber Note Payment Event, the Board of Managers, acting together, unanimously vote for dissolution; (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act; or (iii) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event that terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement (including, without limitation Section 5(g)) or the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the prior or simultaneous admission of the transferee pursuant to Section 24, or (ii) the resignation of the Member and the prior or simultaneous admission of an additional member of the Company pursuant to Section 25), and further provided that, if any Obligation then remains outstanding, the Independent Manager has not been admitted to the Company as a Special Member pursuant to Section 5(g), then, to the fullest extent permitted by law, the personal representative of such last remaining member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

(b) Subject to the provisions of the Act and, so long as any Obligation is outstanding, with the affirmative vote of the Independent Manager, the Board of Managers shall have the

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right to wind up the Company’s affairs in accordance with Section 18-803 of the Act (and shall promptly do so upon dissolution of the Company in accordance with Section 26(a)) and shall also have the right to act as or appoint a liquidating trustee in connection therewith.

(c) Upon the winding up of the Company, the assets shall be distributed in the manner provided in Section 18-804 of the Act.

(d) Upon the completion of the winding up of the Company and the distribution of the Company’s assets, the Member shall execute and file a Certificate of Cancellation in accordance with Section 18-203 of the Act.

(e) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution. Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

(f) Except in the case of an assignment of its limited liability company interest to a new Member, the Member may not resign from the Company without the affirmative vote of all of the members of the Board of Managers, including, so long as any Obligation is outstanding, the Independent Manager.

(g) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(h) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 27. Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and each Special Member and Independent Manager hereby irrevocably waives any right or power that such Person might have to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 19 hereof. The interest of the Member in the Company is personal property.

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Section 28. Benefits of Agreement.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company (other than Seller) or by any creditor of the Member or a Special Member. The Member acknowledges and agrees that Covered Persons and Seller shall be intended beneficiaries of the provisions of this Agreement and that Seller may assign its rights hereunder to any subsequent holder of the Timber Note.

Section 29. Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 30. Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 31. Binding Agreement.

Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 14, 19, 23, 24, 25, 26, 27, 28, and 33, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member in accordance with its terms.

Section 32. Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 33. Amendments.

Subject to Section 10, this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Approval Condition is satisfied except to cure any ambiguity.

Section 34. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

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Section 35. Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 36. Effectiveness.

Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of [                    ].

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the          day of                     , 2006.

MEMBER:

TIMBERSTAR SOUTHWEST PARENT LLC, a Delaware limited liability company

By:
Name:
Title:

INDEPENDENT MANAGER:

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ACCEPTING THEIR APPOINTMENT AS MANAGERS:

[TimberStar Board Member]

[MSD Board Member]

[Perry Board Member]

[York Board Member]

[Name of Independent Manager]

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SCHEDULE A

Definitions

A. Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Approval Condition” means (i) prior to the payment in full of all obligations pursuant to the LOC and the LOC Reimbursement Agreement, to the extent required by the terms and conditions of the LOC Documents, the related LOC Provider has consented in writing to such action, and (ii) prior to payment in full of the Timber Note, Seller has consented in writing to such action.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Basic Documents” means, collectively, the IP Documents, and the LOC Documents.

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“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on March 30, 2006, as amended or amended and restated from time to time.

“Closing Date” shall mean the date on which the [initial] closing occurs under the Purchase Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means TimberStar Southwest LLC, a Delaware limited liability company.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 23.

“Collateral Notes” has the meaning set forth in Section 8(f).

“Collateral Notes Pledge” shall mean a pledge or pledges by the Company to the LOC Provider of the Collateral Notes as additional security for the Company’s obligations under the LOC Documents.

“Escrow Agent” has the meaning set forth in Section 8(i).

“Escrow Agreement” has the meaning set forth in Section 8(i).

“Escrowed Amount” has the meaning set forth in Section 8(i).

“Excess Capital” has the meaning set forth in Section 8(j).

“Independent Manager” means a natural person who shall be a duly appointed manager who is not at such time, and shall not have been at any time during the preceding five (5) years, (a) a director, officer or employee of the Member or an Affiliate thereof, or of any major creditor thereof, (b) a supplier (other than an Independent Manager provided by a corporate services company that provides independent directors in the ordinary course of its business), an immediate family member (i.e. parent, descendant, spouse or sibling), manager or contractor of the Member or an Affiliate thereof, (c) the direct or indirect beneficial owner, at the time of such person’s appointment as a Independent Manager or at any time thereafter while serving as Independent Manager, of any of the limited liability company interests in the Member or more than 10% of the outstanding equity interests of an Affiliate thereof, or (d) a person who Controls, is Controlled by or under common Control with, whether directly, indirectly or otherwise, the Member, an Affiliate or any major creditor, supplier, employee, officer, director, manager or contractor of the Member or an Affiliate. The term “major creditor” shall mean a Person to

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which the Member or an Affiliate thereof has outstanding indebtedness for borrowed money in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Manager adversely to the interests of the Member when such Person’s interests are adverse to those of the Member or an Affiliate thereof.

“IP Documents” means, collectively, (i) the Purchase Agreement, (ii) the Timber Note, (iii) the Trustee Agreement, and (iv) such other assignments, certificates, instruments, agreements, or other documents as may be required to effectuate the transactions contemplated by the Purchase Agreement.

“LOC” shall mean the letter(s) of credit to be obtained by the Company to secure the Company’s obligations under the Timber Note and to support the timely payment of principal and interest on the Timber Note.

“LOC Documents” shall mean any and all assignments, certificates, instruments, agreements, or other documents that may be required by the LOC Provider in connection with the issuance of the LOC, including, without limitation, the LOC Reimbursement Agreement and the Collateral Notes Pledge.

“LOC Provider” shall mean any issuer of an LOC.

“LOC Reimbursement Agreement” shall mean any agreement by and between the Company and the LOC Provider pursuant to which the Company agrees to reimburse the LOC Provider for any draws on the LOC.

“Material Action” means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or to dissolve or liquidate the Company (provided, however, that the foregoing shall not apply with respect to any dissolution arising or occurring pursuant to Section 18-802 of the Act or otherwise required to occur pursuant to any applicable law), or to take any action or expressly consent to any omission which action or omission would reasonably be expected to result in the acceleration or early maturity of the Timber Note. For the purposes of this Agreement, neither a Timber Entity Membership Interest Transfer nor a Collateral Notes Pledge shall be deemed a Material Action.

“Member” means TimberStar Southwest Parent LLC, a Delaware limited liability company, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include any Special Member.

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“Member Note” has the meaning set forth in Section 16.

“Obligation” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with the Timber Note or the LOC Documents as of any date of determination.

“Purchase Agreement” shall mean a purchase agreement to be entered into with Seller pursuant to which the Company and/or certain Affiliates of the Company shall agree to purchase the Timberlands and any amendments, supplements or restatements thereof or replacements therefor 5.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Required Net Worth” has the meaning set forth in Section 16.

“Seller” means [                    ], and any successor holder of the Timber Note, provided that the Company has been given written notice by the last holder thereof as to the identity and address of the successor holder, with the Company being entitled to rely, without further inquiry, upon any such written notice.

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(g), a person acting as Independent Manager, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Timber Entities” means the entities that are formed for the purposes described in Section 1.2 of the Purchase Agreement, and any successor to each such entity.

“Timber Entities Distributions” has the meaning set forth in Section 8(c).

“Timber Entity Membership Interest Transfer” means any Transfer by the Company of all or part of the limited liability company and/or partnership interests, as the case may be, in the Timber Entities from and after the first (1st) anniversary of the Closing Date.

“Timber Note” means one or more installment notes payable to Seller representing a portion of the purchase price payable under the Purchase Agreement.

“Timber Note Payment Event” has the meaning set forth in Section 8(o).

[5]	Drafting Note: Revise to refer to Purchase Agreement as executed.

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“Timberlands” means certain timberlands located in Arkansas, Texas, and Louisiana and other related personal and real property to be conveyed by Seller or its affiliates to the Timber Entities pursuant to the Purchase Agreement.

“Transfer” has the meaning set forth in Section 24(a).

“Transferee Member Note” has the meaning set forth in Section 16.

“Trustee” means [                    ].

“Trustee Agreement” shall mean that certain agreement, dated as of                     , 2006, by and among the Company, the LOC Provider and the Trustee, and any amendments, supplements or restatements thereof or replacements therefor.

B. Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

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SCHEDULE B

Member

Name	Mailing Address	Capital Contribution		Membership Interest
TimberStar Southwest Parent LLC FEI #20-4615869		[	]	100%

Exhibit L

2006 HARVEST PLAN

See Section 2.3(ii) of the Seller’s Disclosure Letter.

iStar

Exhibit M

MASTER STUMPAGE AGREEMENT

THIS MASTER STUMPAGE AGREEMENT (the “Stumpage Agreement”) made and entered into on this, the      day of                     , 2006, by and between TSM I, LLC, a Delaware limited liability company (herein called the “Seller”), and TIMBERSTAR TRS, INC., a Delaware corporation (herein called the “Buyer”).

W I T N E S S E T H:

That for and in consideration of the sum of Ten Dollars and other good and valuable considerations exchanged the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1: SALE OF MERCHANTABLE TIMBER. Seller contracts and agrees to sell to Buyer, and Buyer contracts and agrees to buy from Seller, the merchantable pulpwood, logs, timber and other forest products (“Timber”) in the volumes required for Buyer to meet its obligations under the [Log Supply Agreement] [Pulpwood Supply Agreement], dated as of the date hereof, among Buyer, Seller and International Paper Company (the “Supply Agreement”), which Timber shall be harvested from the timberlands set forth on Exhibit B attached hereto and incorporated herein by reference (the “Timberlands”).

SECTION 2: CUTTING AND REMOVAL OF TREES. Seller contracts and agrees that Buyer shall have the right to cut and remove, and Buyer contracts and agrees to so cut and remove, the Timber in the volumes herein contemplated from the Timberlands.

SECTION 3: PER-UNIT PURCHASE PRICE AND PAYMENT PROCEDURE. The per-unit prices of the Timber shall be as set forth on Exhibit C attached hereto and incorporated herein by reference and as shall be adjusted from time to time. The parties agree that the prices on Schedule C shall be adjusted to reflect market changes not less frequently than price adjustments called for under the Supply Agreement, and in any event, not less than once each year. To the extent the parties are unable to agree upon the adjusted prices, the disputed items shall be settled by binding arbitration.

(a) Retained Economic Interest by Seller. Buyer shall pay Seller for the Timber cut by Buyer at the per-unit rates stated above as follows:

(i) Determination of Monthly Cutting. Buyer shall deliver to Seller monthly, within seventeen (17) days of the end of the month following the month during which cut Timber has been sold, weight tickets, scale tickets or such other documents as shall be necessary to determine the volume of Timber cut by Buyer under this Stumpage Agreement and sold during such month. The consideration allocable to the Timber sold during such monthly period owing by Buyer to Seller shall then be computed by the parties by multiplying the per-unit prices set forth on Exhibit C times the number of units sold for each product listed on Exhibit A during such monthly period.

(ii) Payment Procedure. Buyer shall pay to Seller monthly, on or before the seventeenth (17th) of such month the consideration allocable to the cut Timber sold two months previously determined as set forth in subparagraph (i) above. For example, payment for cut Timber sold during the month of October shall be due on or before December 17.

SECTION 4: CUTTING SPECIFICATION. For purposes of this Stumpage Agreement, the Timber specifications shall be as set forth on Exhibit A attached hereto and incorporated herein by reference.

SECTION 5: CUTTING PERIOD. This Stumpage Agreement shall terminate and expire upon the expiration or termination of the Supply Agreement unless the parties otherwise agree in writing.

SECTION 6: FAILURE TO CUT TIMBER. In the event that Buyer fails or refuses to cut and remove all of the timber made available to Buyer under this Stumpage Agreement, Buyer shall pay to Seller a sum of money equal to              of the value of all such unharvested timber, based on those prices as set forth Exhibit C. The volume of such unharvested timber by species and products shall be determined by timber cruise performed by Seller or its agent. The amount so determined to be due from Buyer shall be due immediately. It is expressly covenanted and agreed that the amount required to be paid by Buyer to Seller under this Paragraph 6 is a reasonable estimate of the probable damages to be suffered by Seller as a result of the failure by Buyer to cut those trees to be sold hereunder, and it shall not be construed as or be held to be in the nature of a penalty.

SECTION 7: FAILURE TO PAY FOR TIMBER CUT. In the event Buyer should fail to pay to Seller any amounts due for timber cut hereunder, the volume of such timber by species and products shall be determined by a timber cruise performed by Seller, or its agent, the cost thereof to be paid by Buyer. The amount so determined to be due from Buyer to Seller for such cut but unpaid for timber shall be based on those prices as set forth on Exhibit C.

SECTION 8: RETENTION OF TITLE BY SELLER. Seller shall retain title to each tree subject to this Stumpage Agreement until such time as such tree is severed by Buyer. Until passage of title to Buyer hereunder, Seller shall bear all risks of loss or damage to any tree, unless the loss or damage so such tree is caused by Buyer or Buyer’s agent, servant, employees or independent contractors. After severance, title to any tree so cut shall be in Buyer, except that Seller shall retain a lien until the same shall be paid for in full as herein provided. Without releasing the liability of any party to this Agreement, the lien, if any, encumbering the Timber sold to Buyer shall, without further action of the parties, be deemed automatically released with respect to any cut Timber sold to a person or entity not affiliated with the Buyer. Buyer hereby expressly authorizes the Seller to file, from time to time, such Uniform Commercial Code financing statements and continuation statements as Seller may, from time to time, determine is necessary to perfect and continue to perfect its liens.

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SECTION 9: RISK OF LOSS. In the event any tree for sale hereunder is damaged so as to be unmerchantable or is destroyed by fire, wind, flood, lightening, drought, disease, insect attacks, theft, trespass, condemnation or other casualty, the party holding title thereto shall bear the loss resulting from such damage or destruction. In the event such damage or destruction occurs while title to timber so damaged or destroyed is vested in Seller, Buyer shall be relieved of its obligations hereunder to cut and buy the tree so damaged or destroyed and Seller shall be under no obligation to sell, or Buyer to cut and buy, any other trees in lieu of that so damaged or destroyed.

SECTION 10: COVENANTS OF SELLER. Seller covenants (i) that it is fully authorized and empowered to enter into this Stumpage Agreement, and to offer for sale and to sell the Timber subject to this Stumpage Agreement, (ii) that the Timber subject to this Stumpage Agreement is free and clear of all liens and encumbrances, (iii) that it, and its successors and assigns, shall and will forever defend title to the timber subject to this Stumpage Agreement.

SECTION 11: ACCESS TO TIMBER AND LANDS. During the term of this Stumpage Agreement, Seller contracts and agrees that Buyer, its agents, employees, licensees and invitees, shall, for purposes of entering the Timberlands and cutting and removing the trees, and for the further purpose of Buyer meeting its obligations with respect to the maintenance of the lands under the Supply Agreement, have the right of reasonable access, ingress and egress to go over and across (i) the Timberlands and (ii) other lands of Seller as may be reasonably necessary or required by Buyer to cut and remove the trees for sale hereunder and meet its obligations under the Supply Agreement.

SECTION 12: COVENANTS OF BUYER. Buyer covenants and agrees (i) to cut and remove the Timber in a good and workmanlike manner, (ii) to take all reasonable precautions against destructive logging practices and (iii) to utilize every reasonable effort to obtain the maximum yield from each tree.

SECTION 13: FIRE SUPPRESSION AND DAMAGE. Buyer covenants and agrees to take reasonable precautions against fire and to suppress any fire which occurs on the land during the Buyer’s presence on the property. The Buyer shall also accept full and prompt liability for any damages to the Seller occurring as a result of any fire attributable to Buyer’s logging activities.

SECTION 14: ASSIGNMENT BY BUYER. Buyer may assign or transfer any portion of the cutting rights to the Timber to a third party under the full terms and conditions hereof, but Buyer shall, in all events, be directly responsible to Seller for all the actions of any contracting third party, employee, assignee, contractor or subcontractor. Buyer further contracts and agrees to assume all liability for, and shall indemnify, protect and hold harmless the Seller against, all claims, demands, or causes of action, including the cost of defending the same, of every nature whatsoever arising out of or resulting from in any manner the operation of the Buyer or any contracting third party, employee, assignee, contractor or subcontractor under this Stumpage Agreement, and to assume, bear and pay, or have paid, all wages, workmen’s compensation claims, or any and all claims or obligations imposed on it by reason of the Buyer’s operation

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under this Stumpage Agreement. Seller hereby consents to the assignment, under the circumstances set forth in the Supply Agreement, of its rights hereunder to International Paper Company.

SECTION 15: ASSIGNMENT BY SELLER. Seller may, without the consent of the Buyer, assign this Agreement to any person or entity to whom the land described on Exhibit B and the Timber may be mortgaged, sold or transferred.

SECTION 16: NOTICES AND PERMITS. Seller shall be responsible for providing any notices to governmental agencies required in connection with harvesting timber and for obtaining any necessary governmental permits to carry out the purposes of this Agreement.

SECTION 17: INDEMNIFICATION. Buyer shall indemnify and hold Seller harmless from any and all liability whatsoever for damages to any person or thing, and from any loss, damage or expense, including reasonable attorneys’ fees and other costs of litigation, arising out of or connected with the Buyer’s performance of this Stumpage Agreement, including, but not limited to, claims arising from Buyer’s negligence, acts or omissions, or the negligence, acts or omissions of Buyer’s agents, employees, contractors or subcontractors.

SECTION 18: DESTRUCTIVE LOGGING OPERATIONS. If Seller determines that destructive logging operations are occurring, or if ground conditions are such that continued logging operations would cause excessive damage to Seller’s land or timber unless cutting operations are suspended, then Seller shall be entitled, at its election, to postpone cutting operations hereunder by giving a written notice of such postponement to the Buyer.

SECTION 19: LEGAL ACTIONS. In the event that either party hereto shall breach this Stumpage Agreement, the party required to enforce the provisions hereof in any court of law shall be entitled to recover from the defaulting party, in addition to any other damages allowable by law, attorney fees and other costs and expenses incurred.

SECTION 20: ENTIRE UNDERSTANDING. This Stumpage Agreement constitutes the entire understanding between the parties with respect to the subject matter and shall supersede all prior agreements, options and understandings between the parties with respect to such subject matter.

SECTION 21: HEADINGS. The headings of the paragraphs of this Stumpage Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

SECTION 22: This Agreement and the obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the                     .

SECTION 23: Any notice given pursuant to or in connection with this Agreement shall be in writing and delivered by way of (i) first class mail postage prepaid, (ii) recognized national courier, or (iii) facsimile, in each case to the address set forth below for the party to whom it is intended:

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If to Seller:

With a copy to:

With a copy to:

If to Buyer:

With a copy to:

With a copy to:

SECTION 23: SUCCESSORS AND ASSIGNS. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties and their respective successors and assigns as if such were specified at length throughout this Agreement.

SECTION 24: NO THIRD PARTY BENEFICIARY. This Agreement is intended for the exclusive benefit of the parties and their permitted successors and assigns, and nothing herein is intended to confer on any other party any right or remedy, whether as a third party beneficiary or otherwise. The foregoing notwithstanding, International Paper Company is an intended beneficiary of this Agreement.

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SECTION 25: COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument. To expedite the transaction contemplated herein, telecopied or facsimile signatures may be used in place of original signatures on this Agreement. Seller and Purchaser intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

[SIGNATURES ON FOLLOWING PAGE]

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EXHIBIT A

Specifications

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EXHIBIT B

Timberlands

8

EXHIBIT C

Pricing

9

iStar

Exhibit N

Selling Parties’ Knowledge List

Southwest Segment

Hugh McManus